Exhibit 10.1
FIRST AMENDMENT TO CREDIT AGREEMENT
          FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of July 28, 2009 (this “First Amendment”), among WINDY CITY INVESTMENTS, INC., a Delaware corporation (“Holdings”), NUVEEN INVESTMENTS, INC. (F/K/A WINDY CITY ACQUISITION CORP.), a Delaware corporation (the “Borrower”), DEUTSCHE BANK AG NEW YORK BRANCH, as administrative agent (in such capacity, the “Administrative Agent”), various First-Lien Lenders (as defined below) party to the Credit Agreement (as defined below) and the Second-Lien Lenders (as defined below). Unless otherwise indicated, all capitalized terms used herein (including in this preamble and in the recitals hereto) and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement (as amended by this First Amendment). The rules of construction specified in Sections 1.02 through 1.11 of the Credit Agreement shall apply to this First Amendment including the terms defined in the preamble and recitals hereto.
W I T N E S S E T H:
          WHEREAS, Holdings, the Borrower, various lenders from time to time party thereto (each, a “First-Lien Lender” and, collectively, the “First-Lien Lenders”), the Administrative Agent, Deutsche Bank AG New York Branch, as Swingline Lender and an Issuing Bank, Wells Fargo Securities, LLC (as legal successor to Wachovia Capital Markets, LLC), as Syndication Agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley Senior Funding, Inc., as Documentation Agents, are parties to a Credit Agreement, dated as of November 13, 2007 (the “Credit Agreement”);
          WHEREAS, subject to the terms and conditions of this First Amendment, the Borrower has requested that certain lenders (the “Second-Lien Lenders”) make, and each Second-Lien Lender has severally agreed to make, second-lien term loans (the “Second-Lien Term Loans”) to the Borrower in an aggregate principal amount of $450,000,000 pursuant to the terms of this First Amendment, the proceeds of which will be used, among other things, to (i) to prepay existing term loans (the “First-Lien Term Loans”) and (ii) provide the Borrower with additional financing for general corporate purposes, including the refinancing of the Existing Notes due 2010 (the “Second-Lien Term Loan Facility”);
          WHEREAS, the Borrower has requested that the Required Lenders (as defined in the Credit Agreement) and the Administrative Agent effect certain amendments to the Credit Agreement as are necessary and appropriate in connection with the Second-Lien Term Loan Facility, all as more fully described below;
          WHEREAS, subject to the terms and conditions of this First Amendment, the parties hereto wish to amend certain other provisions of, and enter into certain agreements with respect to, the Credit Agreement in connection with the Second-Lien Term Loan Facility, in each case as herein provided;
          NOW, THEREFORE, it is agreed:
I. Amendments to, and Agreements With Respect to, Credit Agreement.
          1. The parties hereto hereby agree that on the First Amendment Effective Date (as defined below), the Credit Agreement is hereby amended to (i) incorporate the blacklined changes shown on the marked copy of the Credit Agreement attached hereto as in the form attached hereto as Annex I (as so amended, the “Amended Credit Agreement”), (ii) replace Exhibits B (Form of Assignment and Acceptance), F-1 (Form of Trademark Security Agreement), F-2 (Form of Patent Security Agreement), F-3 (Form of Copyright Security Agreement) and G-2 (Form of Term Note) attached to the Credit Agreement with Exhibits B, F-1, F-2, F-3 and G-2 as attached hereto as Annex II and (iii) attach a new Exhibit G-3 (Form of Second-Lien Note) to the Credit Agreement in the form attached hereto as Annex III.
          2. The First-Lien Lenders and Second-Lien Lenders hereby consent to the execution and delivery by the First-Lien Collateral Agent (as defined in the Amended Credit Agreement) and the Second-Lien Collateral Agent (as defined in the Amended Credit Agreement) of the Amended and Restated Guarantee and Collateral Agreement in substantially the form of Annex IV hereto (the “Amended and Restated Guarantee and Collateral Agreement”) and the Intercreditor Agreement in substantially the form of Annex V hereto (the “Intercreditor Agreement”).
II. Miscellaneous Provisions.
          1. In order to induce the Administrative Agent, the First-Lien Lenders party hereto and the Second-Lien Lenders to enter into this First Amendment, each Loan Party hereby represents and warrants that:
     (a) the execution, delivery and performance by such Loan Party of this First Amendment has been duly authorized by all necessary corporate (or equivalent) action and each of this First Amendment and the Credit Agreement (as modified by this First Amendment) is the legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium or similar laws relating to or limiting creditors’ rights generally or (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);
     (b) this First Amendment has been duly executed and delivered by such Loan Party;
     (c) both immediately before and immediately after giving effect to this First Amendment, no Default or Event of Default shall have occurred and be continuing under the Credit Agreement or the Credit Agreement (as amended by this First Amendment), as applicable; and

     (d) each of the representations and warranties set forth in Article III of the Credit Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of the First Amendment Effective Date (as defined below) with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date.
          2. The execution, delivery and effectiveness of this First Amendment shall not operate as a waiver of any Default or Event of Default or any right, power or remedy of the Administrative Agent or any First-Lien Lender or any Issuing Bank under the Credit Agreement or any Loan Documents, nor constitute a waiver of any provision of the Credit Agreement or any Loan Documents, except as specifically set forth herein.
          3. This First Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered (whether by mail, facsimile or electronic mail) shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.
          4. THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
          5. This First Amendment shall become effective on the first Business Day (the “First Amendment Effective Date”) when each of the following conditions shall have been satisfied (which in the case of clauses (v), (vi) and (vii) below may be satisfied concurrently with such date) or waived by the Administrative Agent:
     (i) the Administrative Agent shall have received such certificates of resolutions and other action, incumbency certificates and/or other certificates of Responsible Officers of the Borrower and each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with the execution and delivery of this First Amendment;
     (ii) the Administrative Agent shall have received a Borrowing Request from a Responsible Officer of the Borrower substantially in the form of Exhibit C-1 to the Amended Credit Agreement relating to the Second-Lien Term Loans;
     (iii) there shall have been delivered to the Administrative Agent for the account of each Second-Lien Lender that has requested the same an appropriate Note executed by the Borrower, in each case, substantially in the form of Exhibit G-3 to the Amended Credit Agreement;
     (iv) the Administrative Agent shall have received an opinion from Kirkland & Ellis LLP, New York counsel to the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent addressed to the Administrative

Agent, each of the First-Lien Lenders party to the Credit Agreement on the First Amendment Effective Date, and the Second-Lien Lenders, and dated the First Amendment Effective Date covering such matters relating to this First Amendment and the transactions contemplated herein as the Administrative Agent may reasonably request;
     (v) the Borrower shall have paid to the Administrative Agent for the ratable benefit of each Second-Lien Lender an upfront fee in the amount of 10.0% of the aggregate principal amount of all Second-Lien Term Loans made by the Second-Lien Lenders on the First Amendment Effective Date;
     (vi) the Borrower shall have paid to the Administrative Agent and the First-Lien Lenders all reasonable fees, reasonable and out-of-pocket costs and reasonable and out-of-pocket expenses (including, without limitation, reasonable legal fees and reasonable and out-of-pocket expenses) payable to the Administrative Agent and the First-Lien Lenders to the extent then due and invoiced before the First Amendment Effective Date;
     (vii) the Borrower shall have paid an Amendment Fee (as defined below) to each First-Lien Lender which executes and delivers to the Administrative Agent a counterpart hereof in accordance with Section II.6 hereof.
     (viii) each of the Loan Parties, the Administrative Agent, each Second-Lien Lender and the First-Lien Lenders constituting the Required Lenders (as defined in the Credit Agreement prior to giving effect to this First Amendment) shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile or other electronic transmission) the same to the Administrative Agent in accordance with the notice requirements set forth in Section 9.01 of the Credit Agreement.
     (ix) the parties thereto shall have duly executed the Amended and Restated Guarantee and Collateral Agreement substantially in the form attached hereto as Annex IV;
     (x) the parties thereto shall have duly executed the Intercreditor Agreement substantially in the form attached hereto as Annex V; and
     (xi) the Administrative Agent shall be reasonably satisfied that all filings, registrations, recordings and other actions necessary to create, preserve and perfect the security interest granted by the Borrower and each Guarantor to the Second-Lien Collateral Agent for the Second-Lien Lenders in respect of the Collateral shall have been accomplished.
          6. The Borrower hereby covenants and agrees that, on the First Amendment Effective Date, it shall pay to the Administrative Agent for distribution to each First-Lien Lender which executes and delivers to the Administrative Agent (or its designee) a counterpart hereof by 5:00 P.M. (New York City time) on Friday, July 17, 2009, a non-refundable cash fee (the “Amendment Fee”) in Dollars in an amount equal to 50 basis points (0.50%) on an amount equal to the sum of (i) the aggregate principal amount of all First-Lien Term Loans of such First-Lien Lender outstanding on the First Amendment Effective Date prior to any repayment thereof on the First Amendment Effective Date plus (ii) the Revolving Credit Commitment of such First-Lien Lender as in effect on the First Amendment Effective Date. The Amendment Fee shall not be subject to counterclaim or set-off, or be otherwise affected by, any claim or dispute relating to any other matter.
          7. From and after the First Amendment Effective Date, (i) all references in the Credit Agreement and each of the other Loan Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement, as modified hereby and (ii) this First Amendment shall be deemed to constitute a “Loan Document” for all purposes of the Credit Agreement.
* * *

          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this First Amendment as of the date first above written.

WINDY CITY INVESTMENTS, INC., as Guarantor
By:	/s/ Sherri A. Hlavacek
	Name:	Sherri A. Hlavacek
	Title:	Vice President

NUVEEN INVESTMENTS, INC. (F/K/A WINDY CITY ACQUISITION CORP.), as Borrower
By:	/s/ Sherri A. Hlavacek
	Name:	Sherri A. Hlavacek
	Title:	Vice President
[signature page to first amendment to the credit agreement]

DEUTSCHE BANK AG NEW YORK BRANCH, Individually and as Administrative Agent
By:	/s/ Paul O’Leary
	Name:	Paul O’Leary
	Title:	Director

By:	/s/ Omayra Laucella
	Name:	Omayra Laucella
	Title:	Vice President
[signature page to first amendment to the credit agreement]

SIGNATURE PAGE TO THE FIRST
   AMENDMENT TO THE CREDIT
   AGREEMENT DATED AS OF THE DATE
   FIRST WRITTEN ABOVE, AMONG
   WINDY CITY INVESTMENTS, INC.,
    NUVEEN INVESTMENTS, INC. (F/K/A
    WINDY CITY ACQUISITION CORP.),
    THE LENDERS PARTY HERETO FROM
   TIME TO TIME AND DEUTSCHE BANK
   AG NEW YORK BRANCH, AS
   ADMINISTRATIVE AGENT

NAME OF INSTITUTION:

*

By:	*
Name:
Title:

_______________

* Signature pages were delivered by each of the following lender entities:

Deutsche Bank AG New York Branch
Deutsch Bank AG, London Branch
Deutsche Bank Trust Company Americas
ABS Loans 2007 Limited, a subsidiary of Goldman Sachs Institutional Funds II PLC
ACA CLO 2006-1, Ltd.
ACA CLO 2005-1, Ltd.
Airlie CLO 2006-1, Ltd.
Greyrock CDO, Ltd.
Landmark III CDO, Ltd.
Landmark V CDO, Ltd.
Landmark VI CDO, Ltd.
Landmark VII CDO, Ltd.
Landmark VIII CDO, Ltd.
Pacifica CDO IV Ltd.
Pacifica CDO V, Ltd.
Pacifica CDO VI, Ltd.
Westwood CDO I, Ltd.
Westwood CDO II, Ltd.
Allen Arbitrage LP
Allen Arbitrage Offshore
Allstate Insurance Company
AIMCO CLO, 2005-A
Anchorage Crossover Credit Finance, Ltd.
Northwoods Capital IV, Limited
Northwoods Capital V, Limited
Northwoods Capital VI, Limited
Northwoods Capital VII, Limited
Northwoods Capital VIII Limited
Summer Hill Fixed Income AG, LLC
AG Diversified Credit Strategies Master L.P.
AG Global Debt Strategy Partner L.P.
James River Insurance Company
JRG Reinsurance Company, Ltd.
AVENUE CLO Fund, Limited
AVENUE CLO Fund II, Limited
AVENUE CLO Fund III, Limited
AVENUE CLO Fund IV, Limited
AVENUE CLO Fund V, Limited
AVENUE CLO Fund VI, Limited
Artus Loan Fund 2007-I, Ltd.
Babson Loan Opportunity CLO, Ltd.
Babson CLO LTD. 2003-1
Babson CLO LTD 2004-I
Babson CLO LTD. 2004-II
Babson CLO LTD. 2005-I
Babson CLO LTD. 2005-II
Babson CLO LTD. 2005-III
Babson CLO LTD 2006-I
Babson CLO LTD 2006-II
Babson CLO 2007-1
Babson Mid-Market CLO LTD 2007-II
Babson CLO LTD. 2008-1
Babson CLO LTD. 2008-II
OSPREY CDO 2006-1
Sapphire Valley CDO I, Ltd.
Suffield CLO, Ltd.
Mass Mutual Life Insurance Company
Cascade Investment L.L.C.
C.M. Life Insurance Company
Hakone Fund II LLC

JFIN CLO 2007 Ltd.
Maplewood (Cayman) Ltd.
Bill & Melinda Gates Foundation Trust
Vinacasa CLO, Ltd.
XELO VII Limited
Barclays Bank, PLC
BCI 1 Loan Funding LLC
BlackRock Credit Investors Master Fund, L.P.
BlackRock Credit Investors Master Fund II, L.P.
BlackRock Floating Rate Income Trust
BlackRock Defined Opportunity Credit Trust
BlackRock Limited Duration Income Trust
BlackRock Senior Income Series II
BlackRock Senior Income Series IV
BlackRock Senior Income Series V Limited
BlackRock Global Investment Series: Corporate Loan Income Portfolio
BlackRock Global Investment Series: Income Strategies Portfolio
Longhorn COO II Ltd.
Magnetite V CLO, Limited
Master Senior Floating Rate Trust
Missouri State Employees’ Retirement System
Senior Loan Portfolio
BlackRock Senior Floating Rate Portfolio
Essex Park CDO Ltd.
Battalion CLO 2007-I, Ltd.
OCA Brigade credit Fund, LLC
Brigade credit Fund, Ltd.
Brown University
Camulos Loan Vehicle I, Ltd.
Canyon Capital CLO 2004-1, Ltd.
Canyon Capital CLO 2006-1, Ltd.
Canyon Capital CLO 2007-1, Ltd.
Capitalsource Funding III LLC
Carlyle — CSP II CO-Investment
The Carlyle Group Carlyle Strategic Partners II LLC
Del Mar CLO I, Ltd.
Whitney CLO I
Sierra CLO II
Chelsea Park CLO Ltd.
San Gabriel CLO I
Shasta CLO I
CIFC Funding 2006-I, Ltd.
CIT Bank
CIT CLO I LTD.
CIT Group/Equipment Finance Inc.
Citibank, N.A.
Shinnecock 2006-1 CLO
ColumbusNova CLO Ltd. 2006-1
ColumbusNova CLO Ltd. 2006-II
ColumbusNova CLO Ltd. 2007-I
ColumbusNova CLO IV Ltd. 2007-II
Confluent 3 Limited
CS Funding VII Depositor LLC
Hewett’s Island CLO II, Ltd.
Hewett’s Island CLO I-R, Ltd.
Hewett’s Island CLO III, Ltd.
Hewett’s Island CLO IV, Ltd.
Hewett’s Island CLO V, Ltd.
Hewett’s Island CLO VI, Ltd.
Duane Street CLO 1, Ltd.
Duane Street CLO II, Ltd.
Duane Street CLO III, Ltd.

Duane Street CLO IV, Ltd.
Duane Street CLO V, Ltd.
Flagship CLO III
Flagship CLO IV
Flagship CLO V
Flagship VI
Forest Creek CLO, Ltd.
Long Grove CLO Ltd.
Market Square CLO, Ltd.
Cumberland II CLO Ltd.
Marquette Park CLO Ltd.
Bridgeport CLO Ltd.
Schiller Park CLO Ltd.
Burr Ridge CLO Plus Ltd.
Bridgeport II CLO Ltd.
Lincoln Variable Insurance Products Trust-Managed Fund
Delaware VIP Trust — Delaware VIP Limited Term Diversified Income Series
Delaware Group Government Funds – Delaware Core Plus Fund
Delaware Group Limited — Term Government Funds- Delaware Limited — Term Government Fund
Lincoln Variable Insurance Products Trust — Bond Fund
Delaware VIP Trust-Delaware VIP Diversified Income Series
Delaware Corporate Bond Fund, a series of Delaware Group Income Funds
Delaware Extended Duration Bond Fund, a series of Delaware Group
Optimum Trust -Optimum Fixed Income
Optimum Trust — Optimum Fixed Income Fund
The Lincoln National Life Insurance Company Separate account 12
Delaware Group Advisor Funds — Delaware Diversified Income Fund
Delaware Pooled Trust – The Core Plus Fixed Income Portfolio
De Meer Middle Market CLO 2006-1, Ltd.
Denali Capital CLO IV, Ltd.
Denali Capital CLO V, Ltd.
Denali Capital CLO VI, Ltd.
Denali Capital CLO VII, Ltd.
The Norinchukin Bank, New York Branch
Big Sky III Senior Loan Trust
Eaton Vance CDO VII PLC
Eaton Vance CDO VIII, Ltd.
Eaton Vance CDO IX, Ltd.
Eaton Vance CDO X PLC
Eaton Vance Senior Floating-Rate Trust
Eaton Vance Floating-Rate Income Trust
Eaton Vance Senior Income Trust
Eaton Vance Limited Duration Income Fund
Grayson & Co
Senior Debt Portfolio
Eaton Vance VT Floating-Rate Income Fund
Eaton Vance Loan Opportunities Fund, Ltd.
Eaton Vance Medallion Floating-Rate Income Portfolio
Eaton Vance Institutional Senior Loan Fund
Emigrant Bank
Erste Group Bank AG
Evergreen CBNA Loan Funding LLC
Y1 Investors Trust
Y2 Investors Trust
Y3 Investors Trust
Lime Street CLO, Ltd.
Emerson Place CLO, Ltd.
Avery Street CLO, Ltd.
Feingold O’Keeffe Distressed Loan Market Fund, Ltd.
Feingold O’Keeffe Master Fund, Ltd.
Ballyrock CLO II Ltd.
Ballyrock CLO III Ltd.

Ballyrock CLO 2006-1 Ltd.
Ballyrock CLO 2006-2 Ltd.
Fidelity Advisor Series I: Fidelity Advisor Floating Rate High Income Fund
Fidelity Central Investment Portfolios LLC: Fidelity Floating Rate Central Investment Portfolio
Fifth Third Bank
First Trust/Four Corners Senior Floating Rate Income Fund
First Trust/Four Corners Senior Floating Rate Income Fund II
Four Corners CLO 2005-I, Ltd.
Four Corners CLO III, Ltd.
SFR, Ltd.
SF3 Segregated Portfolio
Four Corners CLO II, Ltd.
COA CLO Financing Ltd.
Fraser Sullivan CLO I Ltd.
Fraser Sullivan CLO II Ltd.
Credit Opportunities Associates Funding Ltd.
Credit Opportunity Associates II LP
Genesis CLO 2007-2 Ltd.
Genworth Life and Annuity Insurance Company
Goldentree Loan Opportunities III, Limited
Goldentree Loan Opportunities IV, Limited
Goldentree Loan Opportunities V, Limited
Goldman Sachs Asset Management CLO, Public Limited Company
Goldman Sachs Collective Trust High Yield Implementation Vehicle
Goldman Sachs Lending Partners LLC
Golub Capital Management CLO 2007-1, Ltd.
Golub Capital Senior Loan Opportunity Fund, Ltd.
Floating Rate Senior Loan Funding I LLC
Floating Rate Senior Loan Funding II LLC
GPC 69, LLC
Grand Central Asset Trust KIL Series
Grand Central Asset Trust LBAM Series
Grand Central Asset Trust, STK Series
Grand Central Asset Trust, Cameron I Series
Waterfront 2007-1, Ltd.
GSC Partners CDO Fund V, Limited
GSC Partners CDO Fund VI, Limited
GSC Group CDO Fund VIII, Limited
GSC Investment Corp. CLO 2007 Ltd.
Columbus Park CDO Ltd.
Gale Force 3 CLO, Ltd.
Gale Force 4 CLO, Ltd.
Gulf Stream — Compass 2007SLC
Gulf Stream — Compass CLO 2003, Ltd.
Gulf Stream — Compass CLO 2004, Ltd.
Gulf Stream-Compass 2005-I, Ltd.
Gulf Stream-Compass 2005-II, Ltd.
Gulf Stream — Sextant 2006-1, Ltd.
Gulf Stream-Rashinban 2006-1, Ltd.
Gulf Stream — Sextant 2007-1, Ltd.
Neptune Finance CCS, Ltd.
Harbourmaster CLO 7 B.V
Harbourmaster CLO 8 B.V
Hartford Institutional Trust
The Hartford Floating Rate Fund
Bushnell Loan Fund II, Ltd.
Stedman Loan Fund II, Ltd.
HFR Opal Master Trust
Hillmark Funding Ltd.
Stoney Lane Funding I Ltd.
HSH Nordbank AG, New York Branch
ING Investment Management CLO I, Ltd.

ING Investment Management CLO II, Ltd.
ING Investment Management CLO V, Ltd.
!NG International II Senior Bank Loans Euro
Alzette European CLO S.A.
Avalon Capital Ltd. 3
Belhurst CLO Ltd.
BLT 2009-1 Ltd.
Celts 2007-I Ltd.
Champlain CLO, Ltd.
Charter View Portfolio
AIM Floating Rate Fund
Hudson Canyon Funding II Subsidiary Holding Company II LLC
Katonah V, Ltd.
Loan Funding IX LLC
Limerock CLO I
Moselle CLO S.A.
Nautique Funding Ltd.
Petrusse European CLO S.A.
Sagamore CLO Ltd.
Saratoga CLO I, Limited
Wasatch CLO Ltd.
Alzette European CLO S.A.
Victoria Falls CLO Ltd.
Summit Lake CLO Ltd.
Diamond Lake CLO Ltd.
Clear Lake CLO Ltd.
St. James River Ltd.
JP Morgan Whitefriars Inc.
Managers High Yield Fund
SEI Institutional Managed Trust — High Yield Bond Fund
SEI Institutional Investment Trust — High Yield Bond Fund
NCR Pension Trust
Commingled Pension Trust Fund (Corporate High Yield) of JPMorgan Chase Bank, N.A.
Commingled Pension Trust Fund (Corporate High Yield Opportunity) of JPMorgan Chase Bank, N.A.
JPMorgan Strategic Income Opportunities Fund
JPMorgan Chase Bank, N.A. as Trustee of the JPMorgan Chase Retirement Plan
Katonah VII CLO Ltd.
Katonah VIII CLO Ltd.
Katonah IX CLO Ltd.
Katonah X CLO Ltd.
Katonah 2007-1 CLO Ltd.
Oregon Public Employees Retirement Fund
KKR Financial CLO 2009-1, Ltd.
KKR Financial CLO 2007-A, Ltd.
Lightpoint CLO VII, Ltd.
Raytheon Master Pension Trust, Business Name: Raytheon MPT Logan Floating Rate Portfolio
Lord Abbett Bond Debenture Fund Inc.
Golden Knight II CLO, Ltd.
Lord Abbett Investment Trust — Lord Abbett Floating Rate Fund
Lord Abbett Investment Trust — Lord Abbett High Yield Fund
Lord Abbett Bond Debenture Portfolio
Latitude CLO I, Ltd.
Lydian Global Opportunities Masterfund Ltd.
Magnetar Capital Master Fund, Ltd.
Magnetar Constellation Fund II, Ltd.
Magnetar Constellation Fund, Ltd.
Magnetar Constellation Fund II, Ltd.
Marathon CLO I Ltd.
Marathon CLO II Ltd.
Marlborough Street CLO, Ltd.
Jersey Street CLO, Ltd.
Gannett Peak CLO I, Ltd.

Windriver CLO I Ltd.
Illinois State Board of Investment
Merrill Lynch Cap Corporation
Venture II CDO 2002, Limited
Venture V CDO Limited
Venture VI CDO Limited
Venture VII CDO Limited
Venture VIII CDO, Limited
Venture IX CDO, Limited
Vista Leveraged Income Fund
Veer Cash Flow CLO, Limited
Morgan Stanley Bank, N.A.
Morgan Stanley Senior Funding Inc.
Morgan Stanley Investment Management Mezzano B.V.
Qualcomm Global Trading, Inc.
Morgan Stanley Investment Management Garda B.V.
Morgan Stanley Prime Income Trust
Mountain Capital CLO III, Ltd.
Mountain Capital CLO IV, Ltd.
Mountain Capital CLO V, Ltd.
Nationwide Life Insurance Company
Nationwide Mutual Life Insurance Company
Nationwide Mutual Fire Insurance Company
Newstart Factors, Inc.
NCM FSIM 2008-1 LLC
NOMURA — Calpers
NOMURA — GMAM Inv. Fund Trust
NOMURA — Louisiana state employee
NOMURA — Regents of U of Cal
NOMURA — Sagittarius Fund
NOMURA US Attractive
NOMURA- L3 COMM Corp Master Trust
NCRAM Loan Trust
Clydesdale Strategic CLO I, Ltd.
Clydesdale 2006, Ltd.
Clydesdale 2005, Ltd.
Clydesdale 2004, Ltd.
Clydesdale 2003, Ltd.
Centaurus Loan Trust
NCRAM Senior Loan Trust 2005
Nomura Bond and Loan Fund
O’Connor Credit Opportunity Master Limited
Oakhill Credit Partners II, Limited
Oakhill Credit Partners III, Limited
Oakhill Credit Partners IV, Limited
Oakhill Credit Partners V, Limited
OHA Park Avenue CLO I, Ltd.
OHSF Financing, Ltd.
OHSF II Financing, Ltd.
Oakhill Credit Opportunities Financing, Ltd.
GMAM Group Pension Trust I
OCM Mezzanine Fund II Holdings, L.P.
Olympic CLO I
HarbourView CLO 2006-1
Oppenheimer Master Loan Fund, LLC
Oppenheimer Senior Floating Rate Fund
Orix Finance Corp.
Pacific Life Insurance Company
Pacific Select Fund — High Yield Bond Portfolio
Paulson & Co Inc.
PCI Fund L.L.C.
Pequot Special Opportunities Fund III, L.P.

PIMCO High Yield Fund
PIMCO Private High Yield Portfolio
Loan Funding III (Delaware) LLC
Southport CLO, Limited
Virginia Retirement System
Red River HYPi, L.P.
PIMCO Cayman Global High Income Fund
PIMCO Cayman Bank Loan Fund
Portola CLO Ltd.
Fairway Loan Funding Company
Mayport CLO Ltd.
American Skandia Trust High Yield Portfolio
Serves 2006-1, Ltd.
PPM Grayhawk CLO, Ltd.
Primus CLO I, Ltd.
Primus CLO II, Ltd.
Principal Life Insurance Company
Putnam variable Trust — Pvt High Yield Fund
Putnam High Yield Trust
Putnam Floating Rate Income Fund
Putnam High Yield Advantage Fund
Boston Harbor CLO 2004-I, Ltd.
R2 Top Hat, Ltd.
Prospero CLO I B.V.
Prospero CLO II B.V.
Riverside Park CLO Ltd.
Ameriprise Certificate Company
RiverSource Life Insurance Company
RiverSource Bond Series, Inc.- River Source Floating Rate Fund
RiverSource Strategic Allocation Series Inc.:RiverSource Strategic Income Allocation Fund
RiverSource Institutional Leveraged Loan Fund II, L.P.
Centurion CDO VI, Ltd.
Centurion CDO VII, Limited
Centurion CDO 8, Limited
Cent CDO 12 Limited
Cent CDO 14 Limited
Cent CDO 15 Limited
Virtus High Yield Fund
Virtus High Yield Income Fund
Baker Street Funding CLO 2005-1 Ltd.
Baker Street CLO II Ltd.
Grand Horn CLO Ltd.
MountainView Funding CLO 2006-1 Ltd.
MountainView CLO II Ltd.
MountainView CLO III Ltd.
NOB HILL CLO, Limited
NOB HILL CLO II, Limited
CUNA Mutual Life Insurance
Westbrook CLO, Ltd.
Credos Floating Rate Fund, Ltd.
Fenwick Recovery Master Fund, Inc.
GAM High Yield Inc.
GMAM Investment Funds Trust
Harbor High Yield Bond Fund
Houston Police Officers Pension System
New York City Police Pension Fund
New York City Employees’ Retirement System
Old Westbury Global Opportunities Fund
Primus High Yield Bond Fund, L.P.
Rogerscasey Target Solutions, LLC
State of Connecticut Retirement Plans and Trust Funds
Teachers Retirement System for City Of New York

Teachers’ Retirement System of Louisiana
Trustees Of The University Of Pennsylvania
GMAM Group Pension Trust I
Solar Capital LLC
T.Rowe Price Institutional Floating Rate Fund
ACE Tempest Life Reinsurance Limited
ACE Tempest Reinsurance Limited
Lockheed Martin Corporation Master Retirement Trust
John Hancock Trust-Spectrum Income Trust
John Hancock Funds II -Spectrum Income Fund
Lucent Technologies Inc. Master Pension Trust
T.Rowe Price High Yield Fund, Inc.
T.Rowe Price Institutional High Yield Fund
ING Investors Trust- ING T.Rowe Price Capital Appreciation Portfolio
Penn Series Funds, Inc.- Flexibly Managed Fund
T.Rowe Price Institutional Common Trust Fund- T.Rowe Price Capital Appreciation Trust
John Hancock Trust- Capital Appreciation Value Trust
T.Rowe Price Capital Appreciation Fund
Talon Total Return Partners LP
Talon Total Return QP Partners
Thrivent Financial for Lutherans
Teachers Insurance and Annuity Association of America
Tribeca Park CLO Ltd.
Trimaran CLO IV Ltd.
Trimaran CLO VI Ltd.
Trimaran CLO VII Ltd.
TRS Babson I LLC
U.S. Capital Funding VI. Ltd.
Van Kampen Senior Loan Fund
Van Kampen Senior Income Trust
Van Kampen Dynamic Credit Opportunities Fund
Veritas CLO I, Ltd.
Veritas CLO II, Ltd.
Structured Principal Strategies, LLC
Wachovia Bank, National Association
HiscoxInsuranceCompany(Bermuda)Ltd
Wellington Trust Company, National Association Multiple Common Trust Funds Trust-Opportunistic,
Investment Portfolio
Wellington Trust Company, National Association Multiple Common Trust Funds Trust-Opportunistic
Fixed Income Allocation Portfolio
Symetra Life Insurance Company
UMC Benefit Board, Inc.
Max Bermuda Ltd.
Hiscox Syndicate 33
Wells Capital Management 13702900
Wells Capital Management 13923601
Wells Capital Management 16959700
Wells Capital Management 16959701
Wells Capital Management 18866500
Silverado CLO 2006-1
MT. Wilson CLO, Ltd.
MT. Wilson CLO II, Ltd.
OCEAN TRAILS CLO II
OCEAN TRAILS CLO I
WG HORIZONS CLO I
Whitehorse IV, Ltd.
CFC Inventors Trust
EFC Inventors Trust
FFC Inventors Trust
MASTER I Inventors Trust
AFC Inventors Trust
BFC Inventors Trust
York Capital Management, L.P.
Zodiac Fund-Morgan Stanley US Senior Loan Fund

          Each of the undersigned, each being a Subsidiary Guarantor under, and as defined in, the Credit Agreement hereby consents to the entering into of this First Amendment and agrees to the provisions thereof.

NUVEEN INVESTMENTS INSTITUTIONAL SERVICES GROUP LLC
By:	/s/ Sherri A. Hlavacek
	Name:	Sherri A. Hlavacek
	Title:	Vice President

NUVEEN INVESTMENTS HOLDINGS, INC.
By:	/s/ Sherri A. Hlavacek
	Name:	Sherri A. Hlavacek
	Title:	Vice President

NUVEEN ASSET MANAGEMENT
By:	/s/ Sherri A. Hlavacek
	Name:	Sherri A. Hlavacek
	Title:	Vice President

NUVEEN INVESTMENTS ADVISERS INC.
By:	/s/ Sherri A. Hlavacek
	Name:	Sherri A. Hlavacek
	Title:	Vice President

NUVEEN INVESTMENT SOLUTIONS, INC. (f/k/a RICHARDS & TIERNEY, INC.)
By:	/s/ Sherri A. Hlavacek
	Name:	Sherri A. Hlavacek
	Title:	Vice President

NUVEEN HYDEPARK GROUP, LLC
By:	/s/ Sherri A. Hlavacek
	Name:	Sherri A. Hlavacek
	Title:	Vice President
[signature page to first amendment to the credit agreement]

SYMPHONY ASSET MANAGEMENT LLC
By:	/s/ Sherri A. Hlavacek
	Name:	Sherri A. Hlavacek
	Title:	Vice President

SANTA BARBARA ASSET MANAGEMENT, LLC
By:	/s/ Sherri A. Hlavacek
	Name:	Sherri A. Hlavacek
	Title:	Vice President

NWQ INVESTMENT MANAGEMENT COMPANY, LLC
By:	/s/ Sherri A. Hlavacek
	Name:	Sherri A. Hlavacek
	Title:	Vice President

NWQ HOLDINGS, LLC
By:	/s/ Sherri A. Hlavacek
	Name:	Sherri A. Hlavacek
	Title:	Vice President

TRADEWINDS GLOBAL INVESTORS, LLC
By:	/s/ Sherri A. Hlavacek
	Name:	Sherri A. Hlavacek
	Title:	Vice President

WINSLOW CAPITAL MANAGEMENT, INC.
By:	/s/ Sherri A. Hlavacek
	Name:	Sherri A. Hlavacek
	Title:	Vice President

RITTENHOUSE ASSET MANAGEMENT, INC.
By:	/s/ Sherri A. Hlavacek
	Name:	Sherri A. Hlavacek
	Title:	Vice President

[signature page to first amendment to the credit agreement]

Annex I
Amended Credit Agreement
[See Attached]

~~EXECUTION COPY~~
CREDIT AGREEMENT
dated as of
November 13, 2007,
Among
WINDY CITY INVESTMENTS, INC., as Holdings,
WINDY CITY ACQUISITION CORP.
(to be merged with and into NUVEEN INVESTMENTS, INC.),
as the Merger Sub and Borrower,
THE LENDERS PARTY HERETO
and
DEUTSCHE BANK AG NEW YORK BRANCH,
as Administrative Agent
DEUTSCHE BANK SECURITIES INC.,
WACHOVIA CAPITAL MARKETS, LLC,
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
and
MORGAN STANLEY SENIOR FUNDING, INC.,
as Lead Arrangers and Bookrunners,
WACHOVIA CAPITAL MARKETS, LLC,
as Syndication Agent,
and
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
and
MORGAN STANLEY SENIOR FUNDING, INC.
as Documentation Agents

Page
ARTICLE I Definitions	2

Section 1.01. Defined Terms	2
Section 1.02. Terms Generally	~~57~~62
Section 1.03. Classification of Loans and Borrowings	~~58~~63
Section 1.04. Rounding	~~58~~63
Section 1.05. References to Agreements and Laws	~~58~~63
Section 1.06. Times of Day	~~59~~63
Section 1.07. Timing of Payment or Performance	~~59~~63
Section 1.08. Letter of Credit Amounts	~~59~~64
Section 1.09. Pro Forma Calculations	~~59~~64
Section 1.10. Accounting Terms	~~60~~65
Section 1.11. Certifications	~~61~~65

ARTICLE II The Credits	~~61~~65

Section 2.01. Commitments	~~61~~65
Section 2.02. Loans	~~61~~66
Section 2.03. Borrowing Procedure	~~63~~68
Section 2.04. Evidence of Debt; Repayment of Loans	~~63~~68
Section 2.05. Fees	~~64~~69
Section 2.06. Interest on Loans	~~65~~70
Section 2.07. Default Interest	~~66~~71
Section 2.08. Alternate Rate of Interest	~~66~~71
Section 2.09. Termination and Reduction of Commitments	~~66~~71
Section 2.10. Conversion and Continuation of Borrowings	~~67~~72
Section 2.11. Repayment of Term Borrowings	~~68~~73
Section 2.12. Optional Prepayment	~~70~~75
Section 2.13. Mandatory Prepayments	~~70~~76
Section 2.14. Reserve Requirements; Change in Circumstances	~~73~~82
Section 2.15. Change in Legality	~~75~~83
Section 2.16. Indemnity	~~75~~84
Section 2.17. Pro Rata Treatment; Intercreditor Agreements	~~76~~85
Section 2.18. Sharing of Setoffs	~~77~~86
Section 2.19. Payments	~~78~~87
Section 2.20. Taxes	~~79~~87
Section 2.21. Assignment of Commitments Under Certain Circumstances; Duty to Mitigate	~~81~~89
Section 2.22. Swingline Loans	~~82~~91
Section 2.23. Letters of Credit	~~84~~92
Section 2.24. Incremental Credit Extensions	~~88~~97

(i)

(continued)

Page
ARTICLE III Representations and Warranties	~~90~~99

Section 3.01. Organization; Powers	~~90~~99
Section 3.02. Authorization	~~91~~100
Section 3.03. Enforceability	~~91~~100
Section 3.04. Governmental Approvals	~~91~~100
Section 3.05. Financial Statements	~~91~~101
Section 3.06. No Material Adverse Change	~~92~~101
Section 3.07. Title to Properties	~~92~~101
Section 3.08. Subsidiaries	~~92~~101
Section 3.09. Litigation; Compliance with Laws	~~92~~101
Section 3.10. Use of Proceeds; Federal Reserve Regulations	~~92~~102
Section 3.11. Investment Company Act	~~93~~102
Section 3.12. Taxes	~~93~~102
Section 3.13. No Material Misstatements	~~93~~103
Section 3.14. Employee Benefit Plans	~~94~~103
Section 3.15. Environmental Matters	~~94~~103
Section 3.16. Security Documents	~~94~~104
Section 3.17. Labor Matters	~~95~~104
Section 3.18. Solvency	~~95~~104
Section 3.19. Intellectual Property	~~95~~104
Section 3.20. Subordination of Junior Financing	~~95~~104

ARTICLE IV Conditions of Lending	~~95~~105

Section 4.01. All Credit Events	~~95~~105
Section 4.02. First Credit Event	~~96~~105

ARTICLE V Affirmative Covenants	~~99~~108

Section 5.01. Existence; Compliance with Laws; Businesses and Properties	~~99~~108
Section 5.02. Insurance	~~99~~108
Section 5.03. Taxes	~~100~~109
Section 5.04. Financial Statements; Reports, etc.	~~100~~109
Section 5.05. Notices	~~102~~112
Section 5.06. Information Regarding Collateral	~~103~~112
Section 5.07. Maintaining Records; Access to Properties and Inspections	~~103~~112
Section 5.08. Use of Proceeds	~~103~~112
Section 5.09. Further Assurances	~~103~~113
Section 5.10. Post-Closing Obligations	~~107~~116
Section 5.11. Designation of Subsidiaries	~~107~~116
Section 5.12. Permitted Acquisitions	~~108~~117

(ii)

(continued)

Page
ARTICLE VI Negative Covenants	~~109~~118

Section 6.01. Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock	~~109~~118
Section 6.02. Liens	~~115~~125
Section 6.03. Restricted Payments	~~115~~125
Section 6.04. Fundamental Changes	~~122~~132
Section 6.05. Dispositions	~~125~~135
Section 6.06. Transactions with Affiliates	~~128~~137
Section 6.07. Senior Secured Net Leverage Ratio	~~130~~140
Section 6.08. Restrictive Agreements	~~131~~141
Section 6.09. Limitation on Business of Holdings, the Borrower and Its Restricted Subsidiaries	~~133~~143
Section 6.10. Modification of Junior Financing Documentation	~~134~~143
Section 6.11. Changes in Fiscal Year	~~134~~144
Section 6.12. Acquisitions	~~134~~144

ARTICLE VII Events of Default	~~134~~144

Section 7.01. Events of Default	~~134~~144
Section 7.02. Right to Cure	~~137~~147

ARTICLE VIII The Administrative Agent and the Collateral Agent	~~138~~148

ARTICLE IX Miscellaneous	~~142~~152

Section 9.01. Notices	~~142~~152
Section 9.02. Survival of Agreement	~~144~~154
Section 9.03. Binding Effect	~~144~~155
Section 9.04. Successors and Assigns	~~144~~155
Section 9.05. Expenses; Indemnity	~~149~~159
Section 9.06. Right of Setoff; Payments Set Aside	~~151~~162
Section 9.07. Applicable Law	~~151~~162
Section 9.08. Waivers; Amendment	~~152~~162
Section 9.09. Interest Rate Limitation	~~154~~165
Section 9.10. Entire Agreement	~~154~~165
Section 9.11. WAIVER OF JURY TRIAL	~~155~~166
Section 9.12. Severability	~~155~~166
Section 9.13. Counterparts	~~155~~166
Section 9.14. Headings	~~155~~166
Section 9.15. Jurisdiction; Consent to Service of Process	~~155~~166
Section 9.16. Confidentiality	~~156~~167
Section 9.17. No Advisory or Fiduciary Responsibility	~~157~~168
Section 9.18. Release of Collateral	~~157~~168

(iii)

(continued)

Page
Section 9.19. USA PATRIOT Act Notice	~~158~~169
Section 9.20. Lender Action	~~158~~170
Section 9.21. Effectiveness of Merger	~~158~~170
Section 9.22. Other Liens on Collateral; Terms of Intercreditor Agreement; Etc.	~~158~~170

ARTICLE X Holdings Guaranty	~~159~~171

Section 10.01. Guaranty	~~159~~171
Section 10.02. Nature of Liability	~~159~~171
Section 10.03. Independent Obligation	~~160~~172
Section 10.04. Authorization	~~160~~172
Section 10.05. Reliance	~~161~~173
Section 10.06. Subordination	~~161~~173
Section 10.07. Waiver	~~161~~173
Section 10.08. Payments	~~162~~174
Section 10.09. Maximum Liability	~~162~~174

SCHEDULES

Schedule 1.01(a)	—	Subsidiary Guarantors
Schedule 1.01(b)	—	Immaterial Subsidiaries
Schedule 2.01	—	First-Lien Lenders, Revolving Credit Commitments and First-Lien Term Loan Commitments
Schedule 2.01A	—	Second-Lien Lenders and Second-Lien Term Loan Commitments
Schedule 3.04	—	Governmental Consents
Schedule 3.08	—	Subsidiaries
Schedule 3.09	—	Litigation
Schedule 3.15 Schedule 3.17	— —	Environmental Matters Labor Matters
Schedule 3.19	—	Intellectual Property
Schedule 6.01	—	Existing Indebtedness
Schedule 6.02	—	Existing Liens

EXHIBITS

Exhibit A	—	Form of Administrative Questionnaire
Exhibit B	—	Form of Assignment and Acceptance
Exhibit C-1	—	Form of Borrowing Request
Exhibit C-2	—	Form of Letter of Credit Request
Exhibit D	—	Form of Guarantee and Collateral Agreement
Exhibit E	—	Form of Non-Bank Certificate
Exhibit F-1	—	Form of Trademark Security Agreement
Exhibit F-2	—	Form of Patent Security Agreement
Exhibit F-3	—	Form of Copyright Security Agreement
Exhibit G-1	—	Form of Revolving Credit Note

(iv)

(continued)

Page
Exhibit G-2	—	Form of First-Lien Term Loan Note
Exhibit G-3	—	Form of Second-Lien Term Loan Note
Exhibit H	—	Form of Solvency Certificate
Exhibit I	—	Form of Intercreditor Agreement

(v)

          CREDIT AGREEMENT dated as of November 13, 2007 (this “Agreement”), among WINDY CITY INVESTMENTS, INC., a Delaware corporation (“Holdings”), WINDY CITY ACQUISITION CORP., a Delaware corporation (“Merger Sub”), to be merged with and into NUVEEN INVESTMENTS, INC., a Delaware corporation (the “Company”), the Lenders (as defined herein), DEUTSCHE BANK AG NEW YORK BRANCH (“DBNY”), as Administrative Agent and First-Lien Collateral Agent (in each case, as defined herein) for the First-Lien Lenders (as defined herein), and as Second-Lien Collateral Agent (as defined herein) for the Second-Lien Lenders (as defined herein), DEUTSCHE BANK SECURITIES INC., WACHOVIA CAPITAL MARKETS, LLC, MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED and MORGAN STANLEY SENIOR FUNDING, INC., as lead arrangers (the “Arrangers”) for the Credit Facilities (as defined herein), WACHOVIA CAPITAL MARKETS, LLC, as syndication agent, and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED and MORGAN STANLEY SENIOR FUNDING INC., as documentation agents. Capitalized terms used herein shall have the meanings set forth in Article I.
RECITALS
          A. The Sponsor has formed Holdings which owns all of the Equity Interests of Merger Sub. Immediately following the consummation of the Merger, the Company, shall assume all Indebtedness (as defined herein) with respect to the Credit Facilities and all references to the Borrower shall following such assumption, mean the Company.
          B. To fund a portion of the Merger, the Sponsor, co-investors, affiliates and management will contribute an amount in cash or rollover equity to an entity, which will own directly or indirectly 100% of the outstanding equity of Holdings, which together with the amount of any rollover equity issued to existing shareholders of the Company, shall be no less than 30.0% of the pro forma total consolidated capitalization of Holdings (such contribution and rollover, collectively, the “Equity Investment”).
          C. Pursuant to the Merger Agreement, Holdings will consummate the Merger in accordance with the terms thereof in all material respects and Holdings will acquire substantially all of the capital stock of the Company as a result of a merger by Holdings’ direct subsidiary, Merger Sub with and into the Company, with the Company being the surviving entity.
          D. To consummate, the transactions contemplated by the Merger Agreement, Merger Sub will either (A) issue and sell $785,000,000 in aggregate principal amount of New Senior Notes in a Rule 144A or other private placement on the Closing Date or (B) if and to the extent the Company does not, or is unable to, issue the New Senior Notes in an aggregate principal amount of $785,000,000 in aggregate principal amount on the Closing Date, borrow $785,000,000, less the amount of the New Senior Notes issued on the Closing Date, in loans under a new senior unsecured bridge facility.
          E. The Borrower has requested the First-Lien Lenders to extend credit in the form of (i) a term loan facility in an aggregate principal amount of $2,315,000,000 in U.S. dollars on the Closing Date and (ii) a non-amortizing revolving credit facility in U.S. dollars at any time and from time to time prior to the Revolving Credit Maturity Date, in an aggregate
(1)

principal amount at any time outstanding not in excess of in an aggregate principal amount of $250,000,000.
          F. The Borrower has requested the Second-Lien Lenders to extend credit in the form of a term loan facility in an aggregate principal amount of $450,000,000 in U.S. dollars on the First Amendment Effective Date.
          G. The Lenders are willing to extend such credit to the Borrower and the Issuing Bank is willing to issue Letters of Credit for the account of the Borrower and its subsidiaries, in each case, on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:
ARTICLE I
Definitions
          Section 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:
          “ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
          “Acquired Entity or Business” shall mean either (x) the assets constituting a business division or product line of any Person not already a subsidiary of the Borrower or (y) the Equity Interests of any Person, which Person shall, as a result of the acquisition of such Equity Interests, become a Restricted Subsidiary of the Borrower (or shall be merged with and into the Borrower or another Restricted Subsidiary of the Borrower, with the Borrower or such Restricted Subsidiary being the surviving or continuing Person).
          “Acquired Indebtedness” shall mean, with respect to any specified Person,
          (a) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and
          (b) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.
          “Acquisition” shall mean the acquisition through an Investment in Equity Interests, purchase of assets or by a merger or consolidation resulting in either (i) the acquisition of all or substantially all of the assets or (ii) a 50% or greater interest in Equity Interests (including all earnouts) of an Acquired Entity or Business.
          “Additional Lender” shall have the meaning assigned to such term in Section 2.24(a).
-(2-)

          “Adjusted LIBO Rate” shall mean, (a) with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum equal to the product of (i) the LIBO Rate in effect for such Interest Period and (ii) Statutory Reserves.
          “Administration Fee” shall have the meaning assigned to such term in Section 2.05(b).
          “Administrative Agent” shall mean Deutsche Bank AG New York Branch, in its capacity as administrative agent for the Lenders, and shall include any successor administrative agent appointed pursuant to Article VIII.
          “Administrative Questionnaire” shall mean an Administrative Questionnaire substantially in the form of Exhibit A, or such other form as may be supplied from time to time by the Administrative Agent.
          “Affiliate” shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with the Person specified; provided, however, that no Lender (nor any of its Affiliates) shall be deemed to be an Affiliate of Holdings or any of its subsidiaries by virtue of its capacity as a Lender hereunder.
          “Agents” shall have the meaning assigned to such term in Article VIII.
          “Aggregate Revolving Credit Exposure” shall mean, at any time, the aggregate amount of the Lenders’ Revolving Credit Exposures at such time.
          “Agreement” shall have the meaning assigned to such term in the preamble.
          “AHYDO Catch Up Payment” shall mean any payments in respect of Indebtedness necessary in order to avoid such Indebtedness being characterized as “applicable high yield discount obligations” within the meaning of the Code.
          “Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, as the case may be.
          “Applicable Percentage” shall mean, for any day, (a) with respect to any Eurodollar Loan or ABR Loan that is a Term Loan, the applicable percentage per annum set forth below under the caption “Eurodollar Spread” or “ABR Spread” (based upon the Senior Secured Net Leverage Ratio as of the relevant date of determination):

Senior Secured Net Leverage Ratio	Eurodollar Spread	ABR Spread
Category 1: Greater than 3.75 to 1.00	3.00%	2.00%
Category 2: Less than or equal to 3.75 to 1.00	2.75%	1.75%
-(3-)

~~and~~, (b) with respect to any Swingline Loan, the applicable percentage per annum set forth below under the caption “ABR Spread” and (c) with respect to any Eurodollar Revolving Loan or ABR Revolving Loan, the applicable percentage per annum set forth below under the caption “Eurodollar Spread” or “ABR Spread” (based upon the Senior Secured Net Leverage Ratio as of the relevant date of determination):

Senior Secured Net Leverage Ratio	Eurodollar Spread	ABR Spread
Category 1: Greater than 3.75 to 1.0	3.00%	2.00%
Category 2: Less than or equal to 3.75 to 1.00 but greater than 3.00 to 1.00	2.75%	1.75%
Category 3: Less than or equal to 3.00 to 1.00	2.50%	1.50%
          In respect of clauses (a), (b) and (c) of this definition, each change in the Applicable Percentage resulting from a change in the Senior Secured Net Leverage Ratio shall be effective on and after the date of delivery to the Administrative Agent of the Section 5.04 Financials and a Pricing Certificate indicating such change until and including the date immediately preceding the next date of delivery of such financial statements and the related Pricing Certificate indicating another such change. Notwithstanding the foregoing, until Holdings shall have delivered the Section 5.04 Financials and the related Pricing Certificate covering a period that includes the first full fiscal quarter of Holdings ended after the Closing Date, the Senior Secured Net Leverage Ratio shall be deemed to be in Category 1 for purposes of determining the Applicable Percentage. In addition, at the option of the Administrative Agent and the Required Lenders, (x) at any time during which the Borrower has failed to deliver the Section 5.04 Financials or the related Pricing Certificate by the date required thereunder or (y) at any time after the occurrence and during the continuance of an Event of Default, then the Senior Secured Net Leverage Ratio shall be deemed to be in the then-existing Category for the purposes of determining the Applicable Percentage (but only for so long as such failure or Event of Default continues, after which the Category shall be otherwise as determined as set forth above).
          “Arrangers” shall have the meaning assigned to such term in the preamble.
          “Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent and, to the extent required by Section 9.04(b), consented to by the Borrower, substantially in the form of Exhibit B or such other form as shall be reasonably approved by the Administrative Agent and the Borrower.
          “Auto-Renewal Letter of Credit” shall have the meaning assigned to such term in Section 2.23(c).
          “Bankruptcy Code” shall have the assigned to such term in Section 7.01(g).
-(4-)

          “Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.
          “Borrower” shall mean (a) prior to the consummation of the Merger, Merger Sub and (b) upon and after consummation of the Merger, the Company.
          “Borrower Materials” shall have the meaning assigned to such term in Section 5.04.
          “Borrowing” shall mean (a) Loans of the same Class and Type made, converted or continued on the same date and, in the case of Eurodollar Loans as to which a single Interest Period is in effect, or (b) a Swingline Loan.
          “Borrowing Request” shall mean a request by a Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C-1, or such other form as shall be approved by the Administrative Agent.
          “Broker-Dealer Subsidiary” shall mean any Subsidiary of the Borrower or any other Subsidiary of the Borrower required to be registered as a broker-dealer under the Securities Exchange Act of 1934, as amended.
          “Business Day” shall mean any day other than a Saturday, Sunday or day on which banks in New York City are generally authorized or required by law to close; provided, however, if such day relates to any interest rate settings as to a Eurodollar Loan, any fundings, disbursements, settlements and payments in dollars in respect of any such Eurodollar Loan, or any other dealings in dollars to be carried out pursuant to this Agreement in respect of any such Eurodollar Loan, such day shall be a day on which dealings in deposits in dollars are conducted by and between banks in the London interbank eurodollar market.
          “Capital Expenditures” shall mean, as to any Person for any period, the additions to property, plant and equipment and other capital expenditures of such Person and its subsidiaries that are (or should be) set forth in a consolidated statement of cash flows of such Person.
          “Capital Stock” shall mean:
          (a) in the case of a corporation, corporate stock;
          (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
          (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
          (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
-(5-)

          “Capitalized Lease Obligations” shall mean, as to any Person, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) of such Person in accordance with GAAP.
          “Cash Equivalents” shall mean:
          (a) dollars;
          (b) (i) Sterling, Canadian Dollars, Euro, or any national currency of any participating member state of the EMU; or
          (ii) in the case of the Borrower or a Restricted Subsidiary, such local currencies held by them from time to time in the ordinary course of business;
          (c) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;
          (d) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with (i) any Revolving Credit Lender or an Affiliate thereof or (ii) any commercial bank having capital and surplus of not less than $250,000,000 in the case of U.S. banks and $100,000,000 (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;
          (e) repurchase obligations for underlying securities of the types described in clauses (c), (d) and (f) entered into with any financial institution meeting the qualifications specified in clause (d) above;
          (f) commercial paper rated at least P-2 by Moody’s or at least A-2 by S&P and in each case maturing within 24 months after the date of creation thereof;
          (g) marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof;
          (h) investment funds investing 95% of their assets in securities of the types described in clauses (a) through (g) above;
          (i) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition;
-(6-)

          (j) Indebtedness or Preferred Stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition;
          (k) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated A- (or the equivalent thereof) or better by S&P or A3 (or the equivalent thereof) or better by Moody’s;
          (l) shares of investment companies that are registered under the Investment Company Act of 1940 and substantially all the investments of which are one or more of the types of securities described in clauses (a) through (k) above; and
          (m) in the case of any Foreign Subsidiary, investments of comparable tenure and credit quality to those described in the foregoing clauses (a) through (l) or other high quality short term investments, in each case, customarily utilized in countries in which such Foreign Subsidiary operates for short term cash management purposes.
          Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (a) and (b) above, provided that such amounts are converted into any currency listed in clauses (a) and (b) as promptly as practicable and in any event within 10 Business Days following the receipt of such amounts.
          “Cash Management ~~Creditor” shall mean, with respect to the Cash Management Obligations of a Loan Party, a counterparty that is the Administrative Agent or a Lender or an Affiliate of the Administrative Agent or a Lender as of the Closing Date or at the time such Cash Management Obligation is entered into.“Cash Management Obligations” shall mean, with respect to any Person, the obligations of such Person under~~Agreements” means any agreement or arrangement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.
          “Cash Management Creditor” shall mean (i) each First-Lien Lender or any affiliate thereof (even if the respective First-Lien Lender subsequently ceases to be a First-Lien Lender under the Credit Agreement for any reason) party to a Cash Management Agreement with any Loan Party and (ii) the respective successors and assigns of each such First-Lien Lender, affiliate or other financial institution referred to in clause (i) above; provided that any such obligations of any Loan Party owing to a First-Lien Lender or an affiliate thereof shall only constitute “Cash Management Obligations” hereunder at the option of the Borrower.
          “Cash Management Obligations” shall mean (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including, without limitation, indemnities, fees and interest thereon and all interest that accrues after the commencement of any Insolvency Proceeding at the rate provided for in the respective Cash Management Agreement, whether or not a claim for post-petition interest is allowed in any such Insolvency Proceeding) of each Loan Party owing to the Cash Management Creditors, now
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existing or hereafter incurred under, arising out of or in connection with each Cash Management Agreement (including all such obligations and indebtedness under any guarantee to which each Loan Party is a party) and (ii) the due performance and compliance by each Loan Party with the terms, conditions and agreements of each Cash Management Agreement; provided that any such obligations of any Loan Party owing to ~~the Administrative Agent or a~~any First-Lien Lender or an ~~Affiliate of the Administrative Agent or any~~affiliate of a First-Lien Lender shall only constitute “Cash Management Obligations” hereunder solely at the option of ~~the Borrower~~such Loan Party.
          “Change in Law” shall mean (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.14, by any lending office of such Lender or by such Lender’s or Issuing Bank’s holding company, if any) with any request, guideline or directive of any Governmental Authority made or issued after the date of this Agreement.
          A “Change of Control” shall be deemed to have occurred if:
          (i) any time prior to the consummation of a Qualified Public Offering, and for any reason whatsoever, (A) the Sponsor shall not be entitled to appoint or elect a majority of the Board of Directors of the Borrower or any of its direct or indirect parent entities including Holdings or (B) the Permitted Investors do not own, directly or indirectly, of record and beneficially an amount of Equity Interests of the Borrower or any of its direct or indirect parent entities that is equal to or more than 35% of the amount of Equity Interests of the Borrower or any of its direct or indirect parent entities owned, directly or indirectly, by the Permitted Investors of record and beneficially as of the Closing Date (determined by taking into account any stock splits, stock dividends or other events subsequent to the Closing Date that changed the amount of Equity Interests, but not the percentage of Equity Interests, held by the Permitted Investors) and such ownership by the Permitted Investors represents the largest single block of Equity Interests of the Borrower or any of its direct or indirect parent entities held by any person or related group for purposes of Section 13(d) of the Securities Exchange Act of 1934, or
          (ii) at any time after the consummation of a Qualified Public Offering, and for any reason whatsoever, (A) no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 as in effect on the date hereof, but excluding any employee benefit plan of such Person and its subsidiaries, and any Person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) and excluding the Permitted Investors, shall become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under such Act), directly or indirectly, of more than the greater of (x) 35% of outstanding Equity Interests of the Borrower or any of its direct or indirect parent entities having ordinary voting power and (y) the percentage of the then outstanding Equity Interests of the Borrower or any of its direct or indirect parent entities having ordinary voting power owned, directly or indirectly, beneficially and of record by the Permitted Investors, (B) no “person” or “group” (as defined in clause (A) above) other than the Sponsor shall be entitled to appoint or elect a majority of the Board of Directors of the Borrower or any of its direct or indirect parent
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entities including Holdings and (C) during each period of 12 consecutive months, a majority of the board of directors of Holdings shall consist of the Continuing Directors; or
          (iii) any change in control (or similar event, however denominated) with respect to Holdings or any Restricted Subsidiary shall occur under and as defined in the New Senior Notes Documentation to the extent the New Senior Notes constitute Material Indebtedness of Holdings or any Restricted Subsidiary; or
          (iv) at any time prior to the consummation of a Qualified Public Offering, Holdings shall directly or indirectly own, beneficially and of record, less than 100% of the issued and outstanding Equity Interests of the Borrower.
          “Change of Control Offer” shall have the meaning assigned to such term in Section 2.13(h).
          “Charges” shall have the meaning assigned to such term in Section 9.09.
          “Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, First-Lien Term Loans, Second-Lien Term Loans or Swingline Loans, and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Credit Commitment, First-Lien Term Loan Commitment, Second-Lien Term Loan Commitment or Swingline Commitment.
          “Closing Date” shall mean November 13, 2007.
          “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, or any legislation successor thereto.
          “Collateral” shall mean all property and assets of the Loan Parties, now owned or hereafter acquired, upon which a Lien is or is purported to be created by any Security Document.
           ~~“Collateral Agent” shall mean Deutsche Bank AG New York Branch, in its capacity as collateral agent for the Secured Parties, and shall include any successor collateral agent appointed pursuant to Article VIII.~~
          “Collateral Agents” shall mean the First-Lien Collateral Agent and/or the Second-Lien Collateral Agent, as the context may require.
          “Commitment Fee” shall have the meaning assigned to such term in Section 2.05(a).
          “Commitments” shall mean the Revolving Credit Commitments, Term Loan Commitments, and Swingline Commitment.
          “Company” shall have the meaning assigned to such term in the preamble.
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          “Confidential Information Memorandum” shall mean the Confidential Information Memorandum dated October 2007, relating to the syndication of the Credit Facilities.
          “Consolidated” or “consolidated” with respect to any Person, unless otherwise specifically indicated, refers to such Person consolidated with Holdings and its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.
          “Consolidated Depreciation and Amortization Expense” shall mean, with respect to any Person, for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, bridge, commitment and other financing fees, commission, discounts, yield and other fees and charges (including interest expense) related to any Receivables Facility, and amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.
          “Consolidated Interest Expense” shall mean, with respect to any Person for any period, without duplication, the sum of:
          (a) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (i) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (ii) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (iii) non-cash interest expense (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (iv) the interest component of Capitalized Lease Obligations, (v) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, (vi) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (vii) costs of surety bonds in connection with financing activities and excluding (x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (y) any expensing of bridge, commitment and other financing fees and (z) commission, discounts, yield and other fees and charges (including interest expense) related to any Receivables Facility; plus
          (b) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less
          (c) interest income of such Person and its Restricted Subsidiaries for such period (other than interest income from Seed Capital Investments).
          For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.
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          “Consolidated Net Income” shall mean, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that (without duplication),
          (a) any pro forma after-tax effect (using a reasonable estimate based on applicable tax rates) of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including relating to the Transactions), or any severance costs, integration costs, relocation costs and costs associated with curtailments or modifications to pension and post-retirement employee benefit plans shall be excluded;
          (b) the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;
          (c) any pro forma after-tax effect (using a reasonable estimate based on applicable tax rates) of income (loss) from disposed or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned or discontinued operations shall be excluded;
          (d) any pro forma after-tax effect (using a reasonable estimate based on applicable tax rates) of gains or losses (less all accrued fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, as determined in good faith by the Borrower, shall be excluded;
          (e) the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that, to the extent not already included, Consolidated Net Income of such Person shall be (A) increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to such Person or a subsidiary thereof that is the Borrower or a Restricted Subsidiary in respect of such period (subject in the case of dividends paid or distributions made to a Restricted Subsidiary (other than a Guarantor) to the limitations contained in clause (f) below) and (B) decreased by the amount of any equity of the Borrower in a net loss of any such Person for such period to the extent the Borrower has funded such net loss in cash with respect to such period;
          (f) solely for the purpose of determining the amount available under clause (a) of the definition of Restricted Payment Applicable Amount, the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded if the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived, provided that Consolidated Net Income of the Borrower will be subject to the exclusions in clauses (c) and (d) above, increased by the amount of dividends or other distributions or other
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payments actually paid in cash (or to the extent converted into cash) to the Borrower or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein;
          (g) effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such Person and such subsidiaries) in component amounts required or permitted by GAAP, resulting from the application of purchase accounting in relation to the Transactions or any consummated acquisition or the amortization or write-up, write-down or write-off of any amounts thereof, net of taxes, shall be excluded;
          (h) any pro forma after-tax effect (using a reasonable estimate based on applicable tax rates) of income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded;
          (i) any pro forma after-tax effect (using a reasonable estimate based on applicable tax rates) of any non-cash impairment charge or asset write-off, write-up or write-down, in each case pursuant to GAAP, and the amortization of intangibles arising (including goodwill and organizational costs) pursuant to GAAP (excluding any such non-cash adjustment to the extent that it represents an accrual of or reserve for cash expenditures in any future period except to the extent such adjustment is subsequently reversed), shall be excluded;
          (j) any pro forma after-tax effect (using a reasonable estimate based on applicable tax rates) of non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights shall be excluded;
          (k) any other non-cash charges, expenses or losses including any write-offs or write-downs and any non-cash expense relating to the vesting of warrants, reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated Net Income in such future period to the extent paid, and excluding amortization of a prepaid cash item that was paid in a prior period) shall be excluded;
          (l) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with the Transactions and any acquisition, Investment, Disposition, dividend or similar Restricted Payments, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing or recapitalization transaction or amendment or modification of any debt instrument (in each case including any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded;
          (m) accruals and reserves that are established within twelve months after the Closing Date that are so required to be established as a result of the Transactions in accordance with GAAP shall be excluded; and
          (n) structuring fees and upfront distribution costs paid in the ordinary course of business for closed-end funds, mutual funds, exchange traded funds and other structured products, such as collateralized loan and debt obligations, and payments made to terminate trailer
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fees to underwriters of closed-end funds, mutual funds, exchange traded funds and other structured products, shall be excluded.
          Notwithstanding the foregoing, for the purpose of Section 6.03 only, there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Borrower and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments made by the Borrower and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments made by the Borrower and any Restricted Subsidiary, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under clause (d) of the definition of Restricted Payment Applicable Amount.
          “Consolidated Total Indebtedness” shall mean, as at any date of determination, an amount equal to the sum of (1) the aggregate amount of all outstanding Indebtedness of the Borrower and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, obligations in respect of Capitalized Lease Obligations and debt obligations evidenced by promissory notes and similar instruments (excluding Hedging Obligations) and (2) the aggregate amount of all outstanding Disqualified Stock of the Borrower, all Preferred Stock of its Restricted Subsidiaries and all Designated Preferred Stock on a consolidated basis, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to this Agreement and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the Borrower.
          “Contingent Obligations” shall mean, with respect to any Person, any obligation of such Person guaranteeing or having the economic effect of guaranteeing any leases, dividends or other obligations that, in each case, do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent,
          (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, or
          (b) to advance or supply funds
     (i) for the purchase of payment of any such primary obligation, or
     (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or
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          (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primarily obligor to make payment of such primary obligation against loss in respect thereof, or
          (d) as an account party in respect of any letter of credit, letter of guaranty or bankers’ acceptance.
          “Continuing Directors” shall mean the directors of the Borrower (or if the Borrower is a Wholly-Owned Subsidiary of Holdings, Holdings) on the Closing Date, as elected or appointed after giving effect to the Merger and the other transactions contemplated hereby, and each other director, if, in each case, such other director’s nomination for election to the board of directors of the Borrower (or if the Borrower is a Wholly-Owned Subsidiary of Holdings, Holdings) is approved by a majority of the then Continuing Directors, such other director is appointed, approved or recommended by a majority of the then Continuing Directors or such other director receives the vote of the Permitted Investors or is designated or appointed by the Permitted Investors in his or her election by the stockholders of the Borrower (or if the Borrower is a Wholly-Owned Subsidiary of Holdings, Holdings).
          “Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, or by contract, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.
          “Credit Event” shall have the meaning assigned to such term in Section 4.01.
          “Credit Facilities” shall mean the ~~revolving credit, swingline and letter of credit facilities and the term loan facility, in each case contemplated by Section 2.01 and the incremental facilities, if any, contemplated by Section 2.24~~.First-Lien Facilities and the Second-Lien Facilities.
          “Credit Increase” shall have the meaning assigned to such term in Section 2.24(a).
          “Cure Amount” shall have the meaning assigned to such term in Section 7.02.
          “Cure Right” shall have the meaning assigned to such term in Section 7.02.
          “Current Assets” shall mean, at any time, (a) the consolidated current assets of the Borrower and its Restricted Subsidiaries that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries as current assets at such date of determination, but excluding cash, Cash Equivalents, amounts related to current or deferred Taxes based on income or profits (but excluding assets held for sale, loans (permitted) to third parties, pension assets, deferred bank fees, derivative financial instruments and intercompany assets) and (b) in the event that a Receivables Facility is accounted for off-balance sheet, (x) gross accounts receivable comprising a part of the assets subject to such Receivables Facility less (y) collection against the amount sold pursuant to clause (x).
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          “Current Liabilities” shall mean, at any time, the consolidated current liabilities of the Borrower and its Restricted Subsidiaries that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries as current liabilities at such date of determination, but excluding, without duplication, (a) the current portion of any long-term Indebtedness, (b) outstanding Revolving Loans, L/C Exposure and Swingline Loans, (c) accruals of Consolidated Interest Expense (excluding consolidated interest expense that is due and unpaid), (d) accruals for current or deferred Taxes based on income or profits, (e) accruals of any costs or expenses related to restructuring reserves to the extent permitted to be included in the calculation of EBITDA pursuant to clause (a)(v) thereof, (f) the current portion of pension liabilities and (g) intercompany Indebtedness.
          “DBNY” shall mean Deutsche Bank AG New York Branch.
          “Default” shall mean any event or condition which constitutes an Event of Default or which upon notice, lapse of grace period or both would, unless cured or waived, constitute an Event of Default.
          “Defaulting Lender” shall mean any Lender that (a) has failed (which failure has not been cured) to fund any portion of the Revolving Loans, Term Loans or participations in the L/C Exposure required to be funded by it hereunder on the date required to be funded by it hereunder, (b) has otherwise failed (which failure has not been cured) to pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder on the date when due, unless the subject of a good faith dispute, (c) has notified the Administrative Agent and/or Borrower that it does not intend to comply with the obligations under Sections 2.02, 2.22 or 2.23 or (d) is insolvent or is the subject of a bankruptcy or insolvency proceeding.
          “Deposit Accounts” shall mean the “Deposit Accounts” under, and as defined in, the Guarantee and Collateral Agreement.
          “Designated Non-Cash Consideration” shall mean the fair market value of non-cash consideration received by the Borrower or a Restricted Subsidiary in connection with a Disposition that is so designated as Designated Non-Cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by a Responsible Officer of the Borrower, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-Cash Consideration.
          “Designated Preferred Stock” shall mean Preferred Stock of the Borrower, a Restricted Subsidiary or any direct or indirect parent corporation thereof (in each case other than Disqualified Stock) that is issued for cash (other than to the Borrower or a Restricted Subsidiary or an employee stock ownership plan or trust established by the Borrower or its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate executed by a Responsible Officer of the Borrower, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in the definition of Restricted Payment Applicable Amount.
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          “Discharge of First-Lien Obligations” shall mean the payment in full in cash of the principal of and interest and premium, if any, on all Loans outstanding under the First-Lien Facilities, (b) payment in full in cash of all other First-Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid, (c) termination (without any prior demand for payment thereunder having been made or, if made, with such demand having been fully reimbursed) or collateralization (in accordance with the Credit Agreement or otherwise in an amount and manner, and on terms, reasonably satisfactory to the Administrative Agent and the relevant Issuing Banks) of all Letters of Credit issued by any Issuing Bank and (d) termination of all other Commitments of the First-Lien Lenders.
          “Discharge of Second-Lien Obligations” shall mean the payment in full in cash of the principal of and interest and premium, if any, on all Loans outstanding under the Second-Lien Facilities, (b) payment in full in cash of all other Second-Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid and (c) termination of all other Commitments of the Second-Lien Lenders.
          “Disposition” shall mean:
          (a) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of the Borrower or any of its Restricted Subsidiaries; or
          (b) the issuance or sale of Equity Interests of the Borrower or any Restricted Subsidiary, whether in a single transaction or a series of related transactions.
          “Disqualified Institutions” shall mean (a) those institutions identified in writing to the Administrative Agent from time to time, (b) any Persons who are competitors of the Borrower and its subsidiaries as identified to the Administrative Agent in writing from time to time or (c) Excluded Parties.
          “Disqualified Stock” shall mean, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable (unless at the sole option of the issuer), or upon the happening of any event, matures or is mandatorily redeemable (other than solely for Capital Stock which is not Disqualified Stock) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (in each case other than solely as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale shall be subject to the occurrence of the Termination Date or such repurchase or redemption is otherwise permitted by this Agreement (including as a result of a waiver or amendment hereunder)), in whole or in part, in each case prior to the date 91 days after the latest Term Loan Maturity Date; provided, however, that if such Capital Stock is issued to any employees of the Borrower or any of its Subsidiaries for compensatory purposes or toa plan for the benefit of employees of the Borrower or its subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased ~~in order~~ pursuant to the terms of any such arrangement.
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          “Dollars” or “$” shall mean lawful money of the United States of America.
          “Domestic Subsidiaries” shall mean, with respect to any Person, any subsidiary of such Person other than a Foreign Subsidiary.
          “EBITDA” shall mean, for any period, the Consolidated Net Income of the Borrower for such period
          (a) increased (without duplication) by (to the extent the same was deducted (and not added back) in calculating such Consolidated Net Income):
     (i) provision for taxes based on income or profits or capital (or any alternative tax in lieu thereof), including, without limitation, foreign, state, franchise and similar taxes and foreign withholding taxes of such Person and such subsidiaries paid or accrued during such period, including payments made pursuant to any tax sharing agreements or arrangements among the Borrower, its Restricted Subsidiaries and any direct or indirect parent company of the Borrower (so long as such tax sharing payments are attributable to the operations of the Borrower and its Restricted Subsidiaries); plus
     (ii) Fixed Charges of such Person for such period; plus
     (iii) Consolidated Depreciation and Amortization Expense of such Person for such period; plus
     (iv) any fees, costs, commissions, expenses, accruals or other charges (including stock and other equity-based compensation expenses) (other than Consolidated Depreciation and Amortization Expense but including the effects of purchase accounting adjustments) related to the Transactions, any Equity Offering, Permitted Investment, acquisition, disposition, dividend or similar Restricted Payment, recapitalization or the incurrence or repayment, amendment or modification of Indebtedness permitted to be incurred under this Agreement (including a refinancing thereof) (whether or not successful), including (w) any expensing of bridge, commitment or other financing fees, (x) such fees, costs, commissions, expenses or other charges related to the offering of the New Senior Notes and the Credit Facilities, (y) any such fees, costs (including call premium), commissions, expenses or other charges related to any amendment or other modification of the Existing Notes, the New Senior Notes and the Credit Facilities and (z) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility; plus
     (v) the amount of any restructuring charge or reserve, including restructuring costs and integration costs incurred in connection with acquisitions after the Closing Date, costs related to the closure and/or consolidation of facilities, retention charges, contract termination costs, retention, recruiting, relocation, severance and signing bonuses and expenses, transaction fees and expenses, future lease commitments, systems establishment costs, conversion costs and excess pension charges, consulting fees and any one-time expense relating to enhanced accounting function, or costs associated with becoming a standalone entity or public company incurred in connection with any of the
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foregoing; provided that the aggregate amount of expenses added pursuant to this clause (v) shall not exceed $30,000,000 in any period of four consecutive fiscal quarters; plus
     (vi) other than for the purposes of determining the amount available for Restricted Payments under paragraph (a)(y)(II) of the definition of Restricted Payment Applicable Amount, the amount of management, monitoring, consulting, transaction and advisory fees and related expenses paid in such period pursuant to the Management Agreement; plus
     (vii) costs or expenses by such Person pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Borrower or net cash proceeds of an issuance of Equity Interest of the Borrower (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in the definition of Restricted Payment Applicable Amount; plus
     (viii) without duplication of amounts otherwise included in the calculation of EBITDA, the amount of net cost savings and acquisition synergies projected by the Borrower in good faith and certified by a Financial Officer in an Officer’s Certificate delivered to the Administrative Agent to be realized during such period (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period) as a result of specified actions taken or initiated in connection with the Transactions or any acquisition or disposition (including termination or discontinuance of activities constituting such business) by the Borrower or any Restricted Subsidiary, net of the amount of actual benefits realized during such period that are otherwise included in the calculation of EBITDA from such actions; provided that (A) such cost savings are reasonably identifiable and factually supportable and (B) such actions are taken within 12 months after the Closing Date or the date of such acquisition or disposition; plus
     (ix) to the extent covered by insurance and actually reimbursed or otherwise paid, or, so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed or otherwise paid by the insurer and only to the extent that such amount is (A) not denied by the applicable carrier in writing within 180 days and (B) in fact reimbursed or otherwise paid within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed or otherwise paid within such 365 days), expenses with respect to liability or casualty events and expenses or losses relating to business interruption; plus
     (x) expenses to the extent covered by contractual indemnification or refunding provisions in favor of the Borrower or a Restricted Subsidiary and actually paid or refunded, or, so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be paid or refunded by the indemnifying party or other obligor and only to the extent that such amount is (A) not denied by the applicable indemnifying party or obligor in writing within 90 days and (B) in fact reimbursed within 180 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within such 180 days); plus
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     (xi) an amount equal to losses on Seed Capital Investments of up to $15,000,000 in any four-quarter period; plus
     (xii) the amount of loss on sale of receivables to a Receivables Subsidiary in connection with a Receivables Facility; plus
     (xiii) extraordinary losses or unusual or non-recurring charges or expenses (including fines and penalties); plus
     (xiv) in the case of fiscal years 2007 and 2008, the pro forma adjustments previously identified and agreed to by the Arrangers in an aggregate amount not to exceed $10,000,000; and
          (b) decreased by (without duplication) (i) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period, (ii) the minority interest income consisting of subsidiary losses attributable to minority equity interests of third parties in any non-Wholly Owned Subsidiary to the extent such minority interest income is included in Consolidated Net Income and (iii) an amount equal to gains on Seed Capital Investments in excess of $15,000,000 in any four-quarter period; and
          (c) increased or decreased by (without duplication):
     (i) any net gain or loss resulting in such period from Hedging Obligations and the application of Statement of Financial Accounting Standards No. 133 and International Accounting Standards No. 39 and their respective related pronouncements and interpretations, plus or minus, as applicable; and
     (ii) any net gain or loss included in calculating Consolidated Net Income resulting in such period from currency translation gains or losses related to currency remeasurements of indebtedness (including any net loss or gain resulting from hedge agreements for currency exchange risk).
          Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary (other than a Guarantor) shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion, including by reason of minority interests) that the net income or loss of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Borrower by such Restricted Subsidiary without any prior governmental approval (which has not been obtained) or would not be restricted from being so dividended, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or in similar distributions has been legally waived.
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          “ECF Percentage” shall mean, with respect to any fiscal year, 50%; provided, however, if the Senior Secured Net Leverage Ratio as of the end of a fiscal year is (a) less than 4.25 to 1.00 but greater than 3.50 to 1.00, then the ECF Percentage with respect to such fiscal year shall mean 25% and (b) less than or equal to 3.50 to 1.00, then the ECF Percentage with respect to such fiscal year shall mean 0%.
          “Eligible Assignee” shall have the meaning assigned to such term in Section 9.04(b).
          “EMU” shall mean economic and monetary union as contemplated in the Treaty on European Union.
          “Environmental Laws” shall mean all applicable Federal, state, local and foreign laws (including common law), treaties, regulations, rules, ordinances, codes, decrees, judgments, directives and orders (including consent orders), having the force and effect of law, in each case, relating to protection of the environment or natural resources, or to human health and safety as it relates to protection from environmental hazards.
          “Equity Clawback Prepayment” shall mean any prepayment of the Second-Lien Term Loans made prior to the third anniversary of the First Amendment Effective Date with the Net Cash Proceeds of one or more Equity Offerings, provided that (w) the aggregate principal amount of such prepayments shall not exceed 35% of the aggregate initial principal amount of the Second-Lien Term Loans incurred on or before the date of such prepayment, (x) if such Equity Offering is an offering by Holdings or any of its direct or indirect parent companies, a portion of the Net Cash Proceeds thereof equal to the amount used to prepay any Second-Lien Term Loans is contributed to the equity capital of the Borrower, (y) at least 65% of the aggregate initial principal amount of the Second-Lien Term Loans incurred on or before the date of such prepayment remains outstanding immediately after the occurrence of any such prepayment and (z) any such repayment occurs within 90 days following the closing of any such Equity Offering.
          “Equity Cure Proceeds” shall mean the proceeds received directly or indirectly by the Borrower in respect of any Cure Amount.
          “Equity Interests” shall mean Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.
          “Equity Investment” shall have the meaning assigned to such term in the recitals.
          “Equity Offering” shall mean any public or private sale of common stock or Preferred Stock of the Borrower or of a direct or indirect parent of the Borrower (excluding Disqualified Stock), other than:
          (a) public offerings with respect to any such Person’s common stock registered on Form S-4 or S-8;
          (b) issuances to the Borrower or any subsidiary of the Borrower; and
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          (c) any such public or private sale that constitutes an Excluded Contribution.
          “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.
          “ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that is under common control with any Loan Party under Section 414 of the Code or Section 4001 of ERISA.
          “ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, but excluding any event for which the 30-day notice period is waived with respect to a Pension Plan, (b) any “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, or the failure to satisfy any statutory funding requirement that results in a Lien, with respect to a Pension Plan, (c) the incurrence by any Loan Party or an ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Pension Plan or the withdrawal or partial withdrawal of any Loan Party or an ERISA Affiliate from any Pension Plan or Multiemployer Plan, (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the receipt by any Loan Party or any ERISA Affiliate from the PBGC or a plan administrator of any notice of intent to terminate any Pension Plan or Multiemployer Plan or to appoint a trustee to administer any Pension Plan, (e) the adoption of any amendment to a Pension Plan that would require the provision of security pursuant to the Code, ERISA or other applicable law, (f) the receipt by any Loan Party or any ERISA Affiliate of any notice concerning statutory liability arising from the withdrawal or partial withdrawal of any Loan Party or any ERISA Affiliate from a Multiemployer Plan or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA, (g) the occurrence of a “prohibited transaction” (within the meaning of Section 4975 of the Code) with respect to which Holdings or any Restricted is a “disqualified person” (within the meaning of Section 4975 of the Code) or with respect to which Holdings or any Restricted Subsidiary could reasonably be expected to have any liability, (h) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of any Pension Plan or Multiemployer Plan or the appointment of a trustee to administer any Pension Plan or, (i) any other extraordinary event or condition with respect to a Pension Plan or Multiemployer Plan which could reasonably be expected to result in a Lien or any acceleration of any statutory requirement to fund all or a substantial portion of the unfunded accrued benefit liabilities of such plan.
          “Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.
          “Event of Default” shall have the meaning assigned to such term in Article VII.
          “Excess Cash Flow” shall mean, for any fiscal year of the Borrower, an amount, equal to:
          (a) the sum, without duplication, of EBITDA,
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     (i) reductions to working capital of the Borrower and its Restricted Subsidiaries (i.e., the decrease, if any, in Current Assets minus Current Liabilities from the beginning to the end of such fiscal year), but excluding any such reductions in working capital arising from the acquisition of any Person by the Borrower and/or the Restricted Subsidiaries;
     (ii) foreign currency translation gains received in cash related to currency remeasurements of indebtedness (including any net cash gain resulting from hedge agreements for currency exchange risk), to the extent not otherwise included in calculating EBITDA;
     (iii) net cash gains resulting in such period from Hedging Obligations and the application of Statement of Financial Accounting Standards No. 133 and International Accounting Standards No. 39 and their respective pronouncements and interpretations;
     (iv) extraordinary, unusual or nonrecurring cash gains (other than gains on Dispositions), to the extent not otherwise included in calculating EBITDA;
     (v) to the extent not otherwise included in calculating EBITDA, cash gains from any sale or disposition outside the ordinary course of business; and
     (vi) the aggregate amount of any returns received in cash in respect of Seed Capital Investments made after the Closing Date to the extent not otherwise included in calculating EBITDA;
minus,
          (b) the sum, without duplication, of
     (i) the amount of any Taxes, including Taxes based on income, profits or capital, (or alternative tax in lieu thereof), foreign, state, franchise and similar Taxes, foreign withholding Taxes and foreign unreimbursed value added Taxes (to the extent added in calculating EBITDA), and including penalties and interest on any of the foregoing, in each case, paid in cash by the Borrower and its Restricted Subsidiaries (to the extent not otherwise deducted in calculating EBITDA), including payments made pursuant to any tax sharing agreements or arrangements among the Borrower, its Restricted Subsidiaries and any direct or indirect parent company of the Borrower (so long as such tax sharing payments are attributable to the operations of the Borrower and its Restricted Subsidiaries);
     (ii) Consolidated Interest Expense, to the extent payable in cash and not otherwise deducted in calculating EBITDA;
     (iii) foreign currency translation losses payable in cash related to currency remeasurements of indebtedness (including any net cash loss resulting from hedge agreements for currency risk), to the extent not otherwise deducted in calculating EBITDA;
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     (iv) without duplication of amounts deducted pursuant to clause (xvii) below in a prior fiscal year, Capital Expenditures (other than for Seed Capital Investments) of the Borrower and its Restricted Subsidiaries made in cash, to the extent financed with Internally Generated Cash;
     (v) repayments of long-term Indebtedness, (including (A) the principal component of Capitalized Lease Obligations, (B) the amount of repayment of Loans pursuant to Section 2.11 (but excluding all other prepayments of the Loans), (C) the amount of repayment of the Existing Notes) ~~and (D~~, (D) the amount of repayment of Loans under the Second-Lien Facilities and (E) current maturities of long-term Indebtedness, made by the Borrower and its Restricted Subsidiaries, but only to the extent that such repayments (x) by their terms cannot be reborrowed or redrawn and (y) are not financed with the proceeds of long-term Indebtedness (other than revolving Indebtedness), provided that for purposes of clause (a) of the definition of Restricted Payment Applicable Amount only, the amount deducted pursuant to this clause (v) in respect of repayments of the New Senior Notes shall equal the amount of such repayments multiplied by one minus the ECF Percentage for the relevant fiscal year;
     (vi) additions to working capital (i.e., the increase, if any, in Current Assets minus Current Liabilities from the beginning to the end of such fiscal year), but excluding any such additions to working capital arising from the acquisition of any Person by the Borrower and/or the Restricted Subsidiaries;
     (vii) without duplication of amounts deducted pursuant to clause (xvii) below in a prior fiscal year, the amount of Investments made by the Borrower and its Restricted Subsidiaries pursuant to Section 6.03 (other than Permitted Investments in (x) Cash Equivalents and Government Securities, (y) the Borrower or any of its Restricted Subsidiaries and (z) Seed Capital Investments), in cash, to the extent such Investments were financed with Internally Generated Cash;
     (viii) extraordinary, unusual or nonrecurring cash charges, to the extent not otherwise deducted in calculating EBITDA;
     (ix) cash fees, costs, commissions, charges and expenses incurred in connection with the Transactions, any Investment permitted under Section 6.03, any disposition not prohibited under Section 6.05, any recapitalization, any issuance of Equity Interests, the issuance of any Indebtedness or any exchange, refinancing or other early extinguishment of Indebtedness permitted by this Agreement (in each case, whether or not consummated);
     (x) cash charges, expenses or losses added to EBITDA pursuant to clauses (a)(v) and (xiv) thereof and clause (n) of the definition of Consolidated Net Income;
     (xi) the amount of management, monitoring, consulting, transactional and advisory fees and related expenses paid pursuant to the Management Agreement permitted by Section 6.06, to the extent not otherwise deducted in calculating EBITDA;
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     (xii) the amount of Restricted Payments made by the Borrower to the extent permitted by clauses (iv), (xii) (but, with respect to Section 6.03(b)(xii)(H), only to the extent such amounts would have been permitted to be deducted under clause (b) of this definition if the Borrower or any of its Restricted Subsidiaries had instead made such Investment) and (xvi) of Section 6.03(b) to the extent that such Restricted Payments were financed with Internally Generated Cash (including proceeds of Revolving Loans);
     (xiii) cash expenditures in respect of Hedging Obligations (including net cash losses resulting in such period from Hedging Obligations and the application of Statement of Financial Accounting Standards No. 133 and International Accounting Standards No. 39 and their respective pronouncements and interpretations), to the extent not otherwise deducted in calculating EBITDA;
     (xiv) to the extent added to Consolidated Net Income, cash losses from any sale or disposition outside the ordinary course of business;
     (xv) cash payments by the Borrower and its Restricted Subsidiaries in respect of long-term liabilities (other than Indebtedness) of the Borrower and its Restricted Subsidiaries;
     (xvi) the aggregate amount of expenditures actually made by the Borrower and its Restricted Subsidiaries in cash (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed;
     (xvii) without duplication of amounts deducted from Excess Cash Flow in a prior fiscal year, the aggregate consideration required to be paid in cash by the Borrower and its Restricted Subsidiaries pursuant to binding contracts or agreements (the “Contract Consideration”) entered into prior to or during such fiscal year relating to Investments permitted under Section 6.03 (other than Investments in (x) Cash Equivalents and Government Securities and (y) the Borrower or any of its Restricted Subsidiaries) or Capital Expenditures to be consummated or made during the period of four consecutive fiscal quarters of the Borrower following the end of such fiscal year, provided that to the extent the aggregate amount of Internally Generated Cash actually utilized to finance such Capital Expenditures or Investments during such period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters; and
     (xviii) the aggregate amount of Seed Capital Investments made by the Borrower and its Restricted Subsidiaries to the extent that such amounts (x) are not otherwise deducted in calculating EBITDA and (y) do not exceed in any fiscal year the sum of (I) $50,000,000 plus (II) any gains received in respect of Seed Capital Investments that have been included in calculating EBITDA plus (III) any amounts representing reinvested Seed Capital Investments during such fiscal year and to the extent not previously deducted pursuant to this clause (xviii), any amounts reinvested within six months of the return of such Seed Capital Investments.
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          “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities Exchange Commission promulgated thereunder.
          “Excluded Accounts” shall mean the “Excluded Accounts” under, and as defined in, the Guarantee and Collateral Agreement.
          “Excluded Contributions” shall mean net cash proceeds, marketable securities or Qualified Proceeds received by or contributed to the Borrower (other than Equity Cure Proceeds) from
          (a) contributions to its common equity capital, and
          (b) the sale (other than to the Borrower or a Subsidiary of the Borrower or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Borrower or a Subsidiary of the Borrower) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Borrower,
          in each case, designated as Excluded Contributions pursuant to an Officer’s Certificate on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation of the Restricted Payment Applicable Amount.
          “Excluded Parties” shall mean affiliates of the Arrangers that are (x) engaged as principals primarily in private equity, mezzanine financing or venture capital or (y) are engaged directly or indirectly in a sale of the Company and its subsidiaries as sell-side representative.
          “Excluded Subsidiary” shall mean (a) any subsidiary that is not a Wholly-Owned Subsidiary (other than a Subsidiary the minority equity interests in which are held by officers and employees thereof), (b) any Immaterial Subsidiary, (c) any subsidiary that is prohibited by applicable law or contractual obligations from guaranteeing the Obligations, (d) any Restricted Subsidiary acquired pursuant to an acquisition permitted by Section 6.03 financed with secured Indebtedness permitted to be incurred pursuant to Section 6.01(b)(xi) (but only to the extent such Indebtedness is otherwise permitted to be secured under clause (ii) of the definition of Permitted Liens) and Section 6.01(b)(xiii) and each Restricted Subsidiary thereof that guarantees such Indebtedness; provided that each such Restricted Subsidiary shall cease to be an Excluded Subsidiary under this clause (d) if such secured Indebtedness is repaid or becomes unsecured or if such Restricted Subsidiary ceases to guarantee such secured Indebtedness, as applicable, (e) any Unrestricted Subsidiary, (f) any direct or indirect Domestic Subsidiary of a direct or indirect Foreign Subsidiary, (g) any subsidiary which is a Broker-Dealer Subsidiary, (h) any captive insurance subsidiary, (i) any not-for-profit subsidiary, (j) any other subsidiary with respect to which in the reasonable judgment of the Administrative Agent and the Borrower, the cost or other consequences of providing a guarantee of the Obligations shall be excessive in view of the benefits to be obtained by the Lenders therefrom (it being agreed that the cost and other consequences of a Foreign Subsidiary or a subsidiary which is subject to regulatory capital restrictions providing a guarantee are excessive in view of the benefits), (k) any subsidiary that is a special purpose entity and (l) any Receivables Subsidiary.
          “Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of
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any obligation of the Borrower hereunder, (a) income Taxes imposed on (or measured by) its income and franchise (and similar) Taxes imposed on it in lieu of income Taxes pursuant to the laws of the United States of America, or by the jurisdiction in which such recipient is organized or in which the principal office or applicable lending office of such recipient is located (or any political subdivision thereof) (b) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction described in clause (a) above and (c) in the case of a recipient (other than an assignee pursuant to a request by the Borrower under Section 2.21(a)), any withholding Tax that (i) is imposed on amounts payable to such recipient at the time such recipient becomes a party to this Agreement (or designates a new lending office) or (ii) is attributable to such recipient’s failure to comply with Section 2.20(e) or (f), as applicable, except in the case of clause (i) to the extent that such recipient (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.20(a).
          “Existing Debt” shall mean Indebtedness outstanding under that certain Credit Agreement dated as of September 30, 2005, as amended, by and among the Company, as borrower thereunder, the lenders from time to time party thereto, Bank of America, N.A., as administrative agent, and the other agents party thereto.
          “Existing Intercompany Debt” shall mean the intercompany Indebtedness of the Company and its Subsidiaries issued in favor of the Company or a Restricted Subsidiary of the Company on the Closing Date and identified as such on Schedule 6.01.
          “Existing Notes” shall mean, collectively, the Existing Notes due 2010 and the Existing Notes due 2015.
          “Existing Notes Documentation” shall mean the Existing Notes and Existing Notes Indentures governing the Existing Notes.
          “Existing Notes due 2010” shall mean the Company’s $250,000,000 5% senior notes due 2010.
          “Existing Notes due 2010 Account” shall have the meaning assigned to such term in Section 5.13.
          “Existing Notes due 2015” shall mean the Company’s $300,000,000 5.50% senior notes due 2015.
          “Existing Notes Indentures” shall mean the Indenture, dated as of September 12, 2005, between the Company and The Bank of New York Trust Company, N.A., as Trustee, as supplemented by that certain First Supplemental Indenture, dated as of September 12, 2005, between the Company and The Bank of New York Trust Company, N.A., as Trustee.
          “Existing Notes Termination Date” shall have the meaning assigned to such term in Section 5.09.
          “Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System
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arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.
          “Fee Letter” shall mean the Second Amended and Restated Fee Letter, dated as of November 13, 2007, among Holdings, the Borrower and the Arrangers.
          “Fees” shall mean the Commitment Fee, the Administration Fee, the L/C Participation Fee and, the Issuing Bank Fee and any prepayment premium payable pursuant to Section 2.12(d).
          “Financial Officer” of any Person shall mean the chief executive officer, the president, chief financial officer, principal accounting officer, treasurer, assistant treasurer or controller of such Person.
          “First Amendment” means the First Amendment to this Agreement, dated as of July 28, 2009, among Holdings, the Borrower, the Administrative Agent and the Lenders party thereto.
          “First Amendment Effective Date” shall have the meaning assigned to such term in the First Amendment.
          “First-Lien Agents” shall have the meaning assigned to such term in Article VIII.
          “First-Lien Collateral Agent” shall mean DBNY, in its capacity as collateral agent for the First-Lien Secured Parties, and shall include any successor collateral agent for the First-Lien Secured Parties appointed pursuant to Article VIII.
          “First-Lien Facilities” shall mean the revolving credit, swingline and letter of credit facilities provided hereunder, and the first-lien term loan facilities contemplated by Section 2.01(a)(i) and Section 2.24, if any.
          “First-Lien Lenders” shall mean (a) the Persons listed on Schedule 2.01 under the heading “First-Lien Facilities” (other than any such Person that has ceased to be a party hereto pursuant to an Assignment and Acceptance or pursuant to Section 2.21(a)) and (b) any Person that has become a party hereto pursuant to an Assignment and Acceptance in respect of the First-Lien Facilities. Unless the context indicates otherwise, the term “First-Lien Lenders” shall include the Swingline Lender.
          “First-Lien Term Loan Maturity Date” shall mean November 13, 2014.
          “First-Lien Obligations” shall mean all Obligations in respect of the First-Lien Facilities.
          “First-Lien Secured Obligations” shall have the meaning assigned to such term in the Guarantee and Collateral Agreement and the other Security Documents.
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          “First-Lien Secured Parties” shall mean the “First-Lien Secured Parties” as defined in the Guarantee and Collateral Agreement.
          “First-Lien Term Loan” has the meaning specified in Section 2.01(a)(i). For the avoidance of doubt, all Term Loans under the Credit Agreement immediately prior to giving effect to the First Amendment on the First Amendment Effective Date shall be deemed to be First-Lien Term Loans after giving effect to the First Amendment on the First Amendment Effective Date.
          “First-Lien Term Loan Borrowing” shall mean a Borrowing comprised of First-Lien Term Loans.
          “First-Lien Term Loan Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make First-Lien Term Loans hereunder as set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its First-Lien Term Loan Commitment or First-Lien Term Loans, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.
          “First-Lien Term Loan Facility” shall mean any Class or tranche of First-Lien Term Loans incurred hereunder.
          “First-Lien Term Loan Lender” shall mean a Lender with a First-Lien Term Loan Commitment or an outstanding First-Lien Term Loan.
          “Fixed Charges” shall mean, with respect to any Person for any period, the sum, without duplication, of:
          (a) Consolidated Interest Expense of such Person and Restricted Subsidiaries for such period; plus
          (b) all cash dividends or other distributions paid to any Person other than such Person or any such Subsidiary (excluding items eliminated in consolidation) on any series of Preferred Stock of Holdings or a Restricted Subsidiary during such period; plus
          (c) all cash dividends or other distributions paid to any Person other than such Person or any such Subsidiary (excluding items eliminated in consolidation) on any series of Disqualified Stock of Holdings or a Restricted Subsidiary during such period.
          “Foreign Lender” shall mean any Lender or Issuing Bank that is organized under the laws of a jurisdiction other than the United States of America, unless such Lender or Issuing Bank is a disregarded entity for U.S. federal income tax purposes owned by a non-disregarded U.S. entity. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
          “Foreign Plan” shall mean any pension plan, fund or other similar program (other than a government sponsored plan) that (a) primarily covers employees of any Loan Party and/or
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any of its Restricted Subsidiaries who are employed outside of the United States and (b) is subject to any statutory funding requirement as to which the failure to satisfy results in a Lien or other statutory requirement permitting any governmental authority to accelerate the obligation of the Borrower or any Restricted Subsidiary to fund all or a substantial portion of the unfunded, accrued benefit liabilities of such plan.
          “Foreign Subsidiary” shall mean, with respect to any Person, (a) any subsidiary of such Person that is organized and existing under the laws of any jurisdiction outside the United States of America or (b) any subsidiary of such Person that has no material assets other than the Capital Stock of one or more subsidiaries described in clause (a) and other assets relating to an ownership interest in any such Capital Stock or subsidiaries.
          “GAAP” shall mean United States generally accepted accounting principles, as amended or modified from time to time.
          “Government Securities” shall mean securities that are:
          (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or
          (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.
          “Governmental Authority” shall mean the government of the United States of America or any other nation, any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
          “Granting Lender” shall have the meaning assigned to such term in Section 9.04(i).
          “Guarantee and Collateral Agreement” shall mean the Guarantee and Collateral Agreement, substantially in the form of Exhibit D, among the Loan Parties party thereto and the Collateral ~~Agent~~Agents for the benefit of the Secured Parties~~.~~, as amended, supplemented, modified, extended, renewed, or restated from time to time.
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          “Guaranteed Creditors” shall mean and include each of the Administrative Agent, the Collateral ~~Agent~~Agents, the Issuing Banks, the Lenders, the Hedge Creditors and the Cash Management Creditors.
          “Guaranteed Net Leverage Ratio” shall mean on, as of any date, the ratio of (i) (A) Consolidated Total Indebtedness of the Borrower on such date which is guaranteed by any Restricted Subsidiary of the Borrower plus (B) Consolidated Total Indebtedness of any Restricted Subsidiary of the Borrower on such date (in each case, other than intercompany Indebtedness), minus (C) the amount of cash and Cash Equivalents in excess of any Restricted Cash that would be stated on the balance sheet of the Borrower and its Restricted Subsidiaries and held by the Borrower and its Restricted Subsidiaries as of such date of determination, as determined in accordance with GAAP to (ii) EBITDA of the Borrower and its Restricted Subsidiaries for the most recently ended four fiscal quarters ending immediately prior to such date for which Section 5.04 Financials have been delivered to the Administrative Agent.
          “Guaranteed Obligations” shall mean (i) the unpaid principal of and interest on the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent or any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document and the Letters of Credit and whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or any Lender that are required to be paid pursuant hereto or any other Loan Document and including interest accruing after the maturity of the Loans and L/C Disbursements and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to a Loan Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) or otherwise and (ii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), liabilities and indebtedness (including any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided for herein, whether or not such interest is an allowed claim in any such proceeding) of any Loan Party owing pursuant to any Hedging Obligation or Cash Management Obligation, as the case may be, entered into by such Loan Party with any Hedge Creditor or Cash Management Creditor, as the case may be.
          “Guarantors” shall mean Holdings and the Subsidiary Guarantors.
          “Hazardous Materials” shall mean any material, substance or waste classified, characterized or regulated as “hazardous,” “toxic,” “pollutant” or “contaminant” under any Environmental Laws.
          ~~“Hedge Creditor” shall mean, with respect to the Hedging Obligations of a Loan Party specifically designated hereunder as “Secured Obligations”, a counterparty that is the Administrative Agent or a Lender or an Affiliate of the Administrative Agent or a Lender as of the Closing Date or at the time such Hedging Obligation is entered into (including any Person~~
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 ~~who is a Lender (and any Affiliate thereof) as of the Closing Date but subsequently, whether before or after entering into any Hedging Obligations, ceases to be a Lender).~~
          “Hedge Creditor” shall mean (i) each First-Lien Lender or any affiliate thereof (even if the respective First-Lien Lender subsequently ceases to be a First-Lien Lender under this Agreement for any reason) party to a Hedging Agreement with any Loan Party and (ii) the respective successors and assigns of each such First-Lien Lender, affiliate or other financial institution referred to in clause (i) above.
          “Hedging Obligations” shall mean, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer of mitigation of interest rate, currency risks or commodity either generally or under specific contingencies.
          “Holdings” shall have the meaning assigned to such term in the recitals.
          “Holdings Guaranty” shall mean the guaranty of Holdings pursuant to Article X.
          “Immaterial Subsidiary” shall mean all Restricted Subsidiaries of the Borrower for which (a) (i) the assets of each such Restricted Subsidiary constitute less than 2.5% of the total assets of the Borrower and its Restricted Subsidiaries on a consolidated basis and (ii) the EBITDA of each such Restricted Subsidiary accounts for less than 2.5% of the EBITDA of the Borrower and its Restricted Subsidiaries on a consolidated basis and (b) (i) the assets of all relevant Restricted Subsidiaries constitute 5.0% or less than the total assets of the Borrower and its Restricted Subsidiaries on a consolidated basis, and (ii) the EBITDA of all relevant Restricted Subsidiaries accounts for less than 5.0% of the EBITDA of the Borrower and its Restricted Subsidiaries on a consolidated basis, and in each case such Restricted Subsidiaries have been designated as an Immaterial Subsidiary by the Borrower in a written notice delivered to the Administrative Agent (or on the Closing Date listed on Schedule 1.01(b)) other than any such Restricted Subsidiary as to which the Borrower has revoked such designation by written notice to the Administrative Agent.
          “Incremental Amendment” shall have the meaning assigned to such term in Section 2.24(b).
          “Incremental Facility Closing Date” shall have the meaning assigned to such term in Section 2.24(b).
          “Incremental First-Lien Term Loans” shall have the meaning assigned to such term in Section 2.24(a).
          “Incremental Second-Lien Term Loans” shall have the meaning assigned to such term in Section 2.24(a).
          “Incremental Term Loans” shall mean the Incremental First-Lien Term Loans and the Incremental Second-Lien Term Loans.
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          “Indebtedness” shall mean, with respect to any Person, without duplication:
          (a) any indebtedness (including principal and premium) of such Person, whether or not contingent
     (i) in respect of borrowed money;
     (ii) evidenced by bonds, notes, debentures or similar instruments;
     (iii) evidenced by letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);
     (iv) Capitalized Lease Obligations;
     (v) representing the balance deferred and unpaid of the purchase price of any property (other than Capitalized Lease Obligations), except (A) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business, (B) liabilities and expenses accrued in the ordinary course of business and (C) earn-outs and other contingent payments in respect of acquisitions except to the extent that the liability on account of any such earn-outs or contingent payment becomes fixed and is not promptly paid after such payment becomes due and payable; or
     (vi) representing any Hedging Obligations with respect to interest rates;
if and to the extent that any of the foregoing Indebtedness (other than letters of credit, bankers’ acceptances and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;
          (b) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (a) of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and
          (c) to the extent not otherwise included, the obligations of the type referred to in clause (a) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person;
provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (x) Contingent Obligations incurred in the ordinary course of business and not in respect of borrowed money, (y) items that would appear as a liability on a balance sheet prepared in accordance with GAAP as a result of the application of EITF 97-10, “The Effect of Lessee Involvement in Asset Construction,” or (z) obligations with respect to Receivables Facilities. The amount of Indebtedness of any Person under clause (c) above shall be deemed to equal the lesser of (x) the aggregate unpaid amount of such Indebtedness secured by such Lien and (y) the fair market value of the property encumbered thereby as determined by such Person in good faith.
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          “Indemnified Taxes” shall mean Taxes other than Excluded Taxes and Other Taxes.
          “Indemnitee” shall have the meaning assigned to such term in Section 9.05(b).
          “Independent Financial Advisor” shall mean an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Borrower, qualified to perform the task for which it has been engaged.
          “Information” shall have the meaning assigned to such term in Section 9.16.
          “Insolvency Proceedings” shall mean, with respect to any Person, any case or proceeding with respect to such Person under U.S. federal bankruptcy laws or any other state, federal or foreign bankruptcy, insolvency, reorganization, liquidation, receivership, or other similar law, or the appointment, whether at common law, in equity or otherwise, of any trustee, custodian, receiver, liquidator or the like for all or any material portion of the property of such Person.
          “Intellectual Property Security Agreement” shall mean any of the following agreements executed on or after the Closing Date (a) a Trademark Security Agreement substantially in the form of Exhibit F-1, (b) a Patent Security Agreement substantially in the form of Exhibit F-2 or (c) a Copyright Security Agreement substantially in the form of Exhibit F3.
           “Intercreditor Agreement” shall mean the Intercreditor Agreement, substantially in the form of Exhibit I, between the Collateral Agents and acknowledged by Holdings, the Borrower and the Grantors (as defined in the Guarantee and Collateral Agreement) from time to time party to the Guarantee and Collateral Agreement.
          “Interest Payment Date” shall mean (a) in the case of the First-Lien Facilities (i) with respect to any ABR Loan (including any Swingline Loan), the last Business Day of each March, June, September and December, commencing December 31, 2007 and (~~b~~ii) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to such Loan and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing~~.~~; and (b) in the case of the Second-Lien Facilities, the last Business Day of each of June and December, commencing December 31, 2009.
          “Interest Period” shall mean with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is ~~one, two or~~ three (or nine or 12, with the consent of all of the relevant Lenders) months ~~or 14 days~~ (or such other periods not in excess of six months or less than three months agreed to by the Administrative Agent in its sole discretion) thereafter, as the Borrower may elect; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding
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Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
          “Internally Generated Cash” shall mean any amount expended by the Borrower and its Restricted Subsidiaries and not representing (a) a reinvestment by the Borrower or any Restricted Subsidiaries of the Net Cash Proceeds of any Prepayment Asset Sale outside the ordinary course of business or Property Loss Event, (b) the proceeds of any issuance of any Disqualified Stock, Preferred Stock or long-term Indebtedness of the Borrower or any Restricted Subsidiary (other than Indebtedness under any revolving credit facility) or (c) any credit received by the Borrower or any Restricted Subsidiary with respect to any trade in of property for substantially similar property or any “like kind exchange” of assets.
          “Investment Grade Rating” shall mean a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.
          “Investment Grade Securities” shall mean:
          (a) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);
          (b) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Borrower and its subsidiaries;
          (c) investments in any fund that invests exclusively in investments of the type described in clauses (a) and (b) which fund may also hold immaterial amounts of cash pending investment or distribution; and
          (d) corresponding instruments in countries other than the United States customarily utilized for high quality investments.
          “Investments” shall mean, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans, guarantees, advances, issuances of letters of credit or similar financial accommodations or capital contributions (excluding accounts receivable, trade credit, deposits in connection with operating leases, management fees, advances to customers, commission, travel, entertainment, relocation, payroll and similar advances to directors, officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. The amount of any Investment shall be deemed to be the amount actually invested, without adjustment for subsequent increases or decreases in value but

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giving effect to any returns or distributions received by such Person with respect thereto. For purposes of the definition of “Unrestricted Subsidiary” and Section 6.03:
          (a) “Investments” shall include the portion (proportionate to the Borrower’s direct or indirect equity interest in such subsidiary) of the fair market value of the net assets of a subsidiary of the Borrower at the time that such subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such subsidiary as a Restricted Subsidiary, the Borrower or applicable Restricted Subsidiary shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:
     (i) the Borrower’s direct or indirect “Investment” in such subsidiary at the time of such redesignation; less
     (ii) the portion (proportionate to the Borrower’s direct or indirect equity interest in such subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and
          (b) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Borrower.
          “Investment Vehicle” shall mean a separate account or vehicle for collective investment (in whatever form of organization, including a corporation, limited liability company, partnership, association, trust or other entity, and including each separate portfolio or series of any of the foregoing), including any entity investing in collateralized loan obligations or collateralized debt obligations, which investments are managed by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business.
          “Issuing Bank” shall mean, as the context may require, (a) Deutsche Bank AG New York Branch, acting through any of its Affiliates or branches, in its capacity as the issuer of Letters of Credit hereunder and (b) any other Person that may become an Issuing Bank pursuant to Section 2.23(i) or 2.23(k), with respect to Letters of Credit issued at the time such Person was a Lender. The Issuing Bank may, in its reasonable discretion, arrange for one or more Letters of Credit to be issued by Affiliates or branches of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate or branch with respect to Letters of Credit issued by such Affiliate or branch.
          “Issuing Bank Fees” shall have the meaning assigned to such term in Section 2.05(c).
          “Junior Financing” shall mean any Subordinated Indebtedness which is Material Indebtedness.
          “Junior Financing Documentation” shall mean any indenture and/or other agreement pertaining to Junior Financing.
          “L/C Backstop” shall mean, in respect of any Letter of Credit, (a) a letter of credit delivered to the Issuing Bank which may be drawn by the Issuing Bank to satisfy any obligations

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of the Borrower in respect of such Letter of Credit or (b) cash or Cash Equivalents deposited with the Issuing Bank to satisfy any obligation of the Borrower in respect of such Letter of Credit, in each case, in an amount equal to undrawn face amount of such Letter of Credit and otherwise on terms and pursuant to arrangements (including, if applicable, any appropriate reimbursement agreement) reasonably satisfactory to the respective Issuing Bank.
          “L/C Commitment” shall mean the commitment of an Issuing Bank to issue Letters of Credit pursuant to Section 2.23.
          “L/C Disbursement” shall mean a payment or disbursement made by an Issuing Bank pursuant to a Letter of Credit.
          “L/C Exposure” shall mean, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time and (b) the aggregate principal amount of all L/C Disbursements that have not yet been reimbursed at such time. The L/C Exposure of any Revolving Credit Lender at any time shall equal its Pro Rata Percentage of the aggregate L/C Exposure at such time.
          “L/C Participation Fee” shall have the meaning assigned to such term in Section 2.05(c).
          ~~“Lenders” shall mean (a) the Persons listed on Schedule 2.01 under the heading “Credit Facilities” (other than any such Person that has ceased to be a party hereto pursuant to an Assignment and Acceptance or pursuant to Section 2.21(a)) and (b) any Person that has become a party hereto pursuant to an Assignment and Acceptance in respect of the Credit Facilities. Unless the context indicates otherwise, the term “Lenders” shall include the Swingline Lender.~~
          “Lenders” shall mean the First-Lien Lenders and the Second-Lien Lenders.
          “Letter of Credit” shall mean any letter of credit issued pursuant to Section 2.23.
          “Letter of Credit Expiration Date” shall have the meaning assigned to such term in Section 2.23(c).
          “Letter of Credit Request” shall have the meaning assigned to such term in Section 2.23(b).
          “LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period:
          (a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the LIBOR I screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

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          (b) if the rate referenced in the preceding subsection (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or
          (c) if the rates referenced in the preceding subsections (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest (rounded upward to the next 1/100th of 1%) at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurocurrency Rate Loan being made, continued or converted by the Administrative Agent and with a term equivalent to such Interest Period would be offered by the Administrative Agent’s London Branch to major banks in the offshore Dollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period.
          “Lien” shall mean, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof and any other agreement to give a security interest in such asset; provided that in no event shall an operating lease be deemed to constitute a Lien.
          “Limited Non-Guarantor Debt Exceptions” shall have the meaning assigned to such term in Section 6.01(g).
          “Loan Documents” shall mean this Agreement, the Security Documents and the Notes, if any, executed and delivered pursuant to Section 2.04(e).
          “Loan Parties” shall mean the Borrower and the Guarantors.
          “Loans” shall mean the Revolving Loans, the Term Loans and the Swingline Loans.
          “Make Whole Premium Amount” shall mean, with respect to any Second-Lien Term Loan on any date of calculation, the excess of (i) the present value on the second Business Day preceding such date of (x) the prepayment price to repay in full such Second-Lien Term Loan (including any prepayment premium payable pursuant to Section 2.12(d)) on the second anniversary of the First Amendment Effective Date plus (y) all interest that would have accrued from the date of calculation through the Second-Lien Term Loan Maturity Date (excluding accrued but unpaid interest to the date of such calculation), computed using a discount rate equal to the Treasury Rate as of such calculation date plus 50 basis points over (ii) the then outstanding principal amount of such Second-Lien Term Loan.
          “Management Agreement” shall mean collectively the management agreement between certain management companies associated with the Sponsor, certain other equity

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investors, the Borrower and any direct or indirect parent company, as in effect on the Closing Date.
          “Margin Stock” shall have the meaning assigned to such term in Regulation U.
          “Material Adverse Effect” shall mean (a) on or prior to the Closing Date, a Target Material Adverse Effect and (b) after the Closing Date, a material adverse effect (i) on the business, operations, assets, financial condition or results of operations of the Borrower and its Restricted Subsidiaries, taken as a whole or (ii) on any material rights and remedies of the Administrative Agent and the Lenders under the Loan Documents, taken as a whole.
          “Material Indebtedness” shall mean Indebtedness (other than the Loans and Letters of Credit), or Hedging Obligations, of the Borrower and its Restricted Subsidiaries in an aggregate principal amount greater than or equal to $35,000,000. For purposes of determining “Material Indebtedness”, the “principal amount” of the obligations of the Borrower or any Restricted Subsidiary in respect of any Hedging Obligation at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Restricted Subsidiary would be required to pay if the relevant hedging agreement were terminated at such time.
          “Maximum Rate” shall have the meaning assigned to such term in Section 9.09.
          “Merger” shall mean the merger of Merger Sub with and into the Company, with the Company as the surviving entity of such merger, as contemplated by the Merger Agreement.
          “Merger Agreement” shall mean that certain Agreement and Plan of Merger dated as of June 19, 2007, by and among Holdings, Merger Sub and the Company.
          “Merger Sub” shall have the meaning assigned to such term in the preamble.
          “Minimum Threshold” shall mean (x) with respect to Term Loans, aggregate principal amount of at least (i) $1,000,000 in the case of ABR Loans and (ii) $5,000,000 in the case of Eurodollar Loans, (y) with respect to Revolving Loans, an aggregate principal amount of at least (i) $250,000 in the case of ABR Loans or an integral multiple of $250,000 in excess thereof and (ii) $1,000,000 in the case of Eurodollar Loans or an integral multiple of $1,000,000 in excess thereof and (z) with respect to Swingline Loans, an aggregate principal amount of at least $100,000.
          “Moody’s” shall mean Moody’s Investors Service, Inc., or any successor thereto.
          “Mortgaged Properties” shall mean each parcel of fee owned real property located in the United States with a book value in excess of $7,500,000 and improvements thereto with respect to which a Mortgage is granted pursuant to Section 5.09 or Section 5.10 to secure the Secured Obligations.
          “Mortgages” shall mean the mortgages, deeds of trust and other ~~security documents~~Security Documents granting a Lien on any fee owned real property or interest

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therein to secure the Secured Obligations, each in a form reasonably satisfactory to the Collateral ~~Agent~~Agents.
          “Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA under which Holdings, the Borrower, any Restricted Subsidiary or any of their respective ERISA Affiliates had any obligation or liability (contingent or otherwise) within the last six years.
          “Net Cash Proceeds” shall mean (a) with respect to any Disposition or Property Loss Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds subsequently received (as and when received) in respect of deferred payments or noncash consideration initially received, net of any costs relating to the disposition thereof), net of (i) out-of-pocket expenses incurred (including broker’s fees or commissions, investment banking, consultant, legal, accounting or similar fees, survey costs, title insurance premiums, and related search and recording charges, transfer, deed, recording and similar taxes incurred by the Borrower and its Restricted Subsidiaries in connection therewith), and the Borrower’s good faith estimate of Taxes paid or payable (including payments under any tax sharing agreement or arrangement of the type described in clause (b)(i) of the definition of Excess Cash Flow), in connection with such Disposition or such Property Loss Event (including, in the case of any such Disposition or Property Loss Event in respect of property of any Foreign Subsidiary, Taxes payable upon the repatriation of any such proceeds), (ii) amounts provided as a reserve, in accordance with GAAP, against any (x) liabilities under any indemnification obligations or purchase price adjustment associated with such Disposition and (y) other liabilities associated with the asset disposed of and retained by the Borrower or any of its Restricted Subsidiaries after such disposition, including pension and other post-employment benefit liabilities and liabilities related to environmental matters (provided that to the extent and at the time any such amounts are released from such reserve, such amounts net of any expense shall constitute Net Cash Proceeds), (iii) any funded escrow established pursuant to the documents evidencing any such sale or disposition to secure any indemnification obligations or adjustments to the purchase price associated with any such sale or disposition (provided that to the extent that any amounts are released from such escrow fund to the Borrower or a Restricted Subsidiary, such amounts net of any expenses shall constitute Net Cash Proceeds), (iv) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness or other obligation which is secured by a Lien on the asset sold that (A) has priority over the Lien securing the Obligations and which is repaid (other than Indebtedness hereunder) or (B) is required to be repaid and is repaid pursuant to intercreditor arrangements entered into by the Administrative Agent or the Collateral ~~Agent~~Agents and (v) in the case of any such Disposition or Property Loss Event by a non-Wholly-Owned Restricted Subsidiary, the pro rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (v)) attributable to minority interests and not available for distribution to or for the account of the Borrower or a wholly owned Restricted Subsidiary as a result thereof and (b) with respect to any incurrence of Indebtedness, the cash proceeds thereof, net of all Taxes (including, in the case of such Indebtedness incurred by a Foreign Subsidiary, Taxes payable upon the repatriation of any such proceeds) and customary fees, commissions, costs and other expenses incurred by the Borrower and its Restricted Subsidiaries in connection therewith.

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          “Net Income” shall mean, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends or accretion of any Preferred Stock.
          “New Senior Notes” shall mean the Borrower’s 10 1/2% Senior Notes due 2015 in the original principal amount of $785,000,000, as such amount may be increased from time to time in respect of the payment of interest thereunder and any additional notes issued pursuant to the terms of the New Senior Notes Documentation representing the payment of interest (and includes any Refinancing Indebtedness in respect thereof permitted by Section 6.01 (but without duplication of any amounts otherwise permitted by clause (b)(ii) thereof) and any notes issued in exchange or replacement of any of the foregoing on substantially identical terms).
          “New Senior Notes Documentation” shall mean the New Senior Notes and the indenture governing the New Senior Notes.
          “Non-Consenting Lenders” shall have the meaning assigned to such term in Section 2.21(a).
          “Note” has the meaning specified in Section 2.04(e).
          “Notice of Intent to Cure” shall have the meaning assigned to such term in Section 7.02.
          “Obligations” shall mean the unpaid principal of and interest on the Loans and all other obligations and liabilities of the Borrower or any other Loan Party to the Administrative Agent or any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document and the Letters of Credit and whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or any Lender that are required to be paid pursuant hereto or any other Loan Document and including interest accruing after the maturity of the Loans and L/C Disbursements and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to a Loan Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) or otherwise.
          “Offer to Repay Notice” shall have the meaning assigned to such term in Section 2.13(g).
          “Offer to Repay Term Loans” shall have the meaning assigned to such term in Section 2.13(g).
          “Officer’s Certificate” shall mean a certificate signed on behalf of the Borrower by a Responsible Officer of the Borrower.
          “Opinion of Counsel” shall mean a written opinion from legal counsel who is reasonably acceptable to the Administrative Agent. The counsel may be an employee of or counsel to the Borrower or any Loan Party.

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          “Other Closing Date Representations” shall mean those representations and warranties made by the Company in the Merger Agreement that (a) are material to the interests of the Lenders and (b) a breach of any of which would permit Holdings and/or Merger Sub to terminate their respective obligations under the Merger Agreement.
          “Other Taxes” shall mean any and all present or future stamp or documentary taxes arising from the execution, delivery or enforcement of any Loan Document.
          “PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.
          “Pension Event” shall mean (a) the whole or partial withdrawal of a Loan Party or any Restricted Subsidiary from a Foreign Plan during a Foreign Plan year, (b) the filing or a notice of intent to terminate in whole or in part a Foreign Plan or the treatment of a Foreign Plan amendment as a termination or partial termination, (c) the institution of proceedings by any Governmental Authority to terminate in whole or in part or have a trustee appointed to administer a Foreign Plan, (d) any other event or condition which might constitute grounds for the termination of, winding up or partial termination or winding up or the appointment of a trustee to administer, any Foreign Plan, (e) the failure to satisfy any statutory funding requirement, (f) the adoption of any amendment to a Foreign Plan that would require the provision of security pursuant to applicable law or (g) any other extraordinary event or condition with respect to a Foreign Plan which, with respect to each of the foregoing clauses, could reasonably be expected to result in a Lien or any acceleration of any statutory requirement to fund all or a substantial portion of the unfunded accrued benefit liabilities of such plan.
          “Pension Plan” shall mean any employee pension benefit plan as defined in Section 3(2) of ERISA (other than a Multiemployer Plan or Foreign Plan) that is subject to Title IV of ERISA and/or Section 412 of the Code or Section 302 of ERISA and is sponsored or maintained by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate contributes or has any obligation or liability (contingent or otherwise).
          “Perfection Certificate” shall mean a perfection certificate executed by the Loan Parties in a form reasonably approved by the Collateral ~~Agent~~Agents.
          “Permitted Acquisition” shall mean the Acquisition by the Borrower or any of its Restricted Subsidiaries of an Acquired Entity or Business (including by way of merger of such Acquired Entity or Business with and into the Borrower (so long as the Borrower is the surviving corporation) or a Restricted Subsidiary of the Borrower), provided that (in each case) (A) the Acquired Entity or Business acquired pursuant to the respective Permitted Acquisition is in a business permitted by Section 6.09(a), (B) the aggregate consideration paid for all Acquisitions of Acquired Entities or Businesses which Persons are not Loan Parties (or, in the case of an asset acquisition, the acquired assets would be owned by Persons which are not Loan Parties) are subject to the limitations set forth in Section 6.03(d) and (C) all requirements of Sections 5.12 and 6.04 applicable to Permitted Acquisitions are satisfied or waived. Notwithstanding anything to the contrary contained in the immediately preceding sentence, an acquisition which does not otherwise meet the requirements set forth above in the definition of “Permitted Acquisition” shall constitute a Permitted Acquisition if, and to the extent, the Required Lenders agree in

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writing, prior to the consummation thereof, that such acquisition shall constitute a Permitted Acquisition for purposes of this Agreement.
          “Permitted Asset Swap” shall mean, to the extent allowable under Section 1031 of the Code, the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets (excluding any boot thereon) between the Borrower or any of its Restricted Subsidiaries and another Person.
          “Permitted Investments” shall mean:
          (a) any Investment (other than redemptions, prepayments, repurchases, acquisitions or retirement of the Existing Notes due 2015) in the Borrower or any of its Restricted Subsidiaries; provided that the fair market value of all Investments made by Loan Parties in Restricted Subsidiaries that are not Loan Parties are subject to the limitations set forth in Section 6.03(d);
          (b) any Investment in cash and Cash Equivalents or Investment Grade Securities;
          (c) any Investment by the Borrower or any of its Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment:
          (i) (x) such Person becomes a Loan Party or (y) such Person, in one transaction or a series of related transactions, is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, a Loan Party, and
          (ii) such Investment constitutes a Permitted Acquisition consummated in accordance with Section 5.12, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;
          (d) any Investment in securities or other assets not constituting cash, Cash Equivalents or Investment Grade Securities and received in connection with a Disposition made pursuant to Section 6.05;
          (e) any Investment existing on the Closing Date or made pursuant to binding commitments in effect on the Closing Date, or an Investment consisting of any extension, modification or renewal of any Investment existing on the Closing Date; provided that the amount of any such Investment may be increased (i) as required by the terms of such Investment as in existence on the Closing Date or (ii) as otherwise permitted under this Agreement;
          (f) any Investment acquired by the Borrower or any of its Restricted Subsidiaries:
     (i) in exchange for any other Investment or accounts receivable held by the Borrower or any such Restricted Subsidiary in connection with or as a result of a

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bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or settlement of delinquent accounts; or
     (ii) as a result of a foreclosure by the Borrower or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;
          (g) Hedging Obligations that are not speculative in nature;
          (h) Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock and those issued in exchange for Equity Cure Proceeds) of the Borrower or any direct or indirect parent company; provided, however, that such Equity Interests will not increase the Restricted Payment Applicable Amount;
          (i) Indebtedness and guarantees permitted under Section 6.01;
          (j) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with Section 6.06;
          (k) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment;
          (l) subject to the limitations set forth in Section 6.03(d), additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (l) that are at the time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed $100,000,000 (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided that (x) if such Investment is in Capital Stock of a Person that subsequently becomes a Restricted Subsidiary, such Investment shall thereafter be deemed permitted under clause (a) above and shall not be included as having been made pursuant to this clause (l) and (y) the aggregate amount of Investments made pursuant to this clause (l) in Unrestricted Subsidiaries may not exceed $50,000,000 at any time;
          (m) Investments relating to a Receivables Subsidiary that, in the good faith determination of the Borrower, are necessary or advisable to effect any Receivables Facility;
          (n) advances to, or guarantees of Indebtedness of, directors, employees, officers and consultants not in excess of $15,000,000 outstanding at any one time, in the aggregate;
          (o) loans and advances to officers, directors and employees for moving or relocation expenses and other similar expenses, in each case incurred in the ordinary course of business or to fund such Person’s purchase of Equity Interests of the Borrower or any direct or indirect parent company;
          (p) Investments in the ordinary course of business consisting of endorsements for collection or deposit;

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          (q) additional Investments in joint ventures in an aggregate amount not to exceed $20,000,000 at any time outstanding;
          (r) loans and advances relating to indemnification or reimbursement of any officers, directors or employees in respect of liabilities relating to their serving in any such capacity or as otherwise specified in Section 6.06;
          (s) Investments in the nature of pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business;
          (t) Investments consisting of licensing of intellectual property pursuant to joint marketing arrangements with other Persons;
          (u) extensions of trade credit in the ordinary course of business;
          (v) earnest money deposits required in connection with Permitted Acquisitions; and
          (w) Seed Capital Investments made by the Borrower or any Restricted Subsidiary in the ordinary course of business.
          “Permitted Investors” shall mean (a) the Sponsor, (b) any other Person making an Investment in Holdings concurrently with the Sponsor on the Closing Date, (c) any Person who is an officer or otherwise a member of management of the Borrower or any of its subsidiaries on the Closing Date; provided that if such officers and members of management beneficially own more shares of Capital Stock of either the Borrower or its direct or indirect parent entities than the amount of shares beneficially owned by all the officers on the Closing Date or issued within 90 days thereafter, such excess shall be deemed not to be beneficially owned by the Permitted Investors, (d) any Related Entity of any of the foregoing Persons and (e) any “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing Persons specified in clauses (a), (b), (c) or (d) are members; provided that no member of the “group” (other than the Sponsor) shall, without giving effect to Rule 13(d)-5 of the Exchange Act, have beneficial ownership, directly or indirectly, of 50% or more of the Capital Stock entitled to vote in the election of the Board of Directors of the Borrower or any of its direct or indirect parent entities, including Holdings.
          “Permitted Liens” shall mean, with respect to any Person:
          (a) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, deposits given to public or private utilities or any governmental authority, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

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          (b) Liens imposed by law, such as landlords’, carriers’, warehousemen’s and mechanics’ Liens, in each case for sums (i) not yet overdue for a period of more than 60 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP or (ii) the failure to pay could not reasonably be expected to result in a Material Adverse Effect;
          (c) Liens for taxes, assessments or other governmental charges that are not required to be paid pursuant to Section 5.03;
          (d) Liens (including deposits) in favor of the issuer of stay, customs, appeal, performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;
          (e) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially impair their use in the operation of the business of such Person;
          (f) Liens securing Indebtedness permitted to be incurred pursuant to Section 6.01(b)(iv), (xxii) and (xvii) (solely to the extent securing such Equity Interests being purchased or redeemed); provided that Liens securing Indebtedness permitted to be incurred pursuant to paragraph (b)(iv) are solely on the assets financed, purchased, constructed, improved, or acquired or assets of the acquired entity, as the case may be;
          (g) Liens existing on the Closing Date and described in all material respects on Schedule 6.02;
          (h) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, that such Liens may not extend to any other property owned by the Borrower or any of its Restricted Subsidiaries;
          (i) Liens on property at the time the Borrower or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Borrower or any of its Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, that the Liens may not extend to any other property owned by the Borrower or any of its Restricted Subsidiaries;
          (j) Liens securing Indebtedness or other obligations of the Borrower or a Restricted Subsidiary owing to the Borrower or another Restricted Subsidiary permitted to be incurred in accordance with Section 6.01(b)(vii);

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          (k) Liens securing Hedging Obligations so long as, in the case of Hedging Obligations related to interest, the related Indebtedness is secured by a Lien on the same property securing such Hedging Obligations;
          (l) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods, and pledges or deposits in the ordinary course of business securing inventory purchases from vendors;
          (m) leases, subleases, licenses or sublicenses (including licenses and sublicenses of intellectual property) granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Borrower or any of its Restricted Subsidiaries or which do not by their own terms secure any Indebtedness;
          (n) Liens arising from UCC financing statement filings regarding operating leases or consignments entered into by the Borrower and its Restricted Subsidiaries in the ordinary course of business;
          (o) Liens in favor of the Borrower or any Restricted Guarantor;
          (p) Liens on inventory or equipment of the Borrower or any of its Restricted Subsidiaries granted in the ordinary course of business to the Borrower’s or such Restricted Subsidiary’s clients or customers at which such inventory or equipment is located;
          (q) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness permitted by Section 6.01 and secured by any Lien referred to in the foregoing clauses (f), (g), (h), and (i); provided, however, that (i) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (ii) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (f), (g), (h), and (i) at the time the original Lien became a Permitted Lien hereunder plus accrued and unpaid interest, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;
          (r) pledges or deposits made in the ordinary course of business to secure liability to insurance carriers and Liens on insurance policies and the proceeds thereof (whether accrued or not), rights or claims against an insurer or other similar asset securing insurance premium financings permitted under Section 6.01(b)(xix);
          (s) Liens securing judgments for the payment of money not constituting an Event of Default and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

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          (t) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
          (u) Liens (i) of a collection bank arising under Section 4-210 of the UCC on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;
          (v) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 6.01; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;
          (w) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;
          (x) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any of its Restricted Subsidiaries in the ordinary course of business;
          (y) Liens securing the Obligations and the Secured Obligations;
          (z) any encumbrance or retention (including put and call agreements and rights of first refusal) with respect to the Equity Interests of any joint venture or similar arrangement pursuant to the joint venture or similar agreement with respect to such joint venture or similar arrangement, provided that no such encumbrance or restriction affects in any way the ability of the Borrower or any Restricted Subsidiary to comply with Section 5.09;
          (aa) Liens on property subject to Sale and Lease-Back Transactions permitted hereunder and general intangibles related thereto;
          (bb) Liens consisting of contractual restrictions of the type described in the definition of Restricted Cash;
          (cc) possessory Liens in favor of brokers and dealers arising in connection with the acquisition or disposition of Investments owned as of the date hereof and other Permitted Investments; provided that such Liens (x) attach only to such Investments or other Investments held by such broker or dealer and (y) secure only obligations incurred in the ordinary course of business and arising in connection with the acquisition or disposition of such Investments and not any obligation in connection with the incurrence of Indebtedness or margin financing;

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          (dd) Liens arising solely by virtue of any statutory or common law provisions relating to banker’s liens, liens in favor of securities intermediaries, rights of set-off or similar rights and remedies as to securities accounts or other funds maintained with securities intermediaries; provided that such Liens (x) attach only to securities held by the relevant securities intermediary and (y) secure only obligations incurred in the ordinary course of business arising in connection with the acquisition, disposition or holding of such securities and not any obligation in respect of the incurrence of Indebtedness or margin financing;
          (ee) Liens attaching solely to cash earnest money deposits in connection with any letter of intent or purchase agreement in connection with a Permitted Investment;
          (ff) any interest or title of a licensor, a sublicensor, lessor, sublessor, franchisor or permitor under any license, operating or true lease, franchise or permit;
          (gg) Liens on accounts receivable and related assets incurred in connection with a Receivables Facility;
          (hh) Liens arising by operation of Article 2 of the UCC in favor of a reclaiming seller of goods or buyer of goods; ~~and~~
          (ii) other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $35,000,000 at any one time outstanding;
          (jj) Liens securing any Refinancing Indebtedness incurred in respect of Second-Lien Facilities, provided that such Liens shall be junior to the Liens securing the First-Lien Facilities and provided that such Liens shall be subject to intercreditor arrangements substantially similar to those set forth in the Intercreditor Agreement; and
          (kk) After the Discharge of First-Lien Obligations, Liens securing Indebtedness permitted to be incurred under Section 6.01(b)(xxiii); provided that such Liens may only be senior to the Liens securing the Second-Lien Facilities and provided that such Liens shall be subject to intercreditor arrangements substantially similar to those set forth in the Intercreditor Agreement.
          “Person” shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, Governmental Authority or other entity.
          “Platform” shall have the meaning assigned to such term in Section 5.04.
          “Pledged Collateral” shall ~~have the meaning assigned to such term in~~mean (a) the “Collateral” under, and as defined in, the Guarantee and Collateral Agreement and (b) any other Collateral in the possession of the First-Lien Collateral Agent (or its agents or bailees), to the extent that possession thereof is taken to perfect a Lien thereon under the Uniform Commercial Code.
          “Preferred Stock” shall mean any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up; provided that in no event

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shall Equity Interests outstanding as of the Closing Date issued thereafter to any officer, director, employee or consultant of the Borrower or any Restricted Subsidiary in respect of services provided to the Borrower or any Restricted Subsidiary in the ordinary course of business approved by Board of Directors of the Borrower be considered Preferred Stock.
          “Prepayment Asset Sale” shall mean any Disposition, to the extent that (a) the aggregate Net Cash Proceeds of all such Dispositions during any fiscal year exceed $25,000,000 and (b) the aggregate Net Cash Proceeds of all such Dispositions during any five fiscal year period exceed $50,000,000; provided, however, that the term “Prepayment Asset Sale” shall not include any transaction permitted (or not expressly prohibited) by Section 6.05 (other than transactions consummated in reliance on Section 6.05(p), (q) and (s).
          “Pricing Certificate” shall mean a certificate delivered pursuant to Section 5.04(c).
          “Prime Rate” shall mean the rate of interest per annum announced from time to time by Deutsche Bank AG New York Branch as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective as of the opening of business on the date such change is announced as being effective. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually available.
          “Pro Rata Percentage” of any Revolving Credit Lender at any time shall mean the percentage of the Total Revolving Credit Commitment represented by such Lender’s Revolving Credit Commitment. In the event the Revolving Credit Commitments shall have expired or been terminated, the Pro Rata Percentages of any Revolving Credit Lender shall be determined on the basis of the Revolving Credit Commitments most recently in effect, giving effect to any subsequent assignments.
          “Property Loss Event” shall mean any event that gives rise to the receipt by the Borrower or any of its Restricted Subsidiaries of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property; provided, however, for purposes of determining whether an Offer to Repay Term Loans under Section 2.13(b) would be required, a Property Loss Event shall be deemed to have occurred only to the extent that the aggregate Net Cash Proceeds (a) of all such events, during any fiscal year exceed $25,000,000 and (b) of all such events, during any five fiscal year period after the Closing Date exceed $50,000,000.
          “Public Lender” shall have the meaning assigned to such term in Section 5.04.
          “Qualified Capital Stock” of any Person shall mean any Equity Interest of such Person that is not Disqualified Stock.
          “Qualified Proceeds” shall mean assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Borrower in good faith.

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          “Qualified Public Offering” shall mean the issuance by the Borrower or any direct or indirect parent company of its common Equity Interests in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act, as amended.
          “Rating Agencies” shall mean Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the New Senior Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Borrower which shall be substituted for Moody’s or S&P or both, as the case may be.
          “Receivables Facility” shall mean any of one or more receivables financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Borrower or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which the Borrower or any of its Restricted Subsidiaries sells their accounts receivable or rights to future advisory fees (including 12b-1 fees) to either (A) a Person that is not a Restricted Subsidiary or (B) a Receivables Subsidiary that in turn sells its accounts receivable or rights to future advisory fees to a Person that is not a Restricted Subsidiary.
          “Receivables Fees” shall mean distributions or payments made directly or by means of discounts with respect to any accounts receivable or rights to future advisory fees or participation interest therein issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.
          “Receivables Subsidiary” shall mean any subsidiary formed for the purpose of, and that solely engages only in one or more Receivables Facilities and other activities reasonably related thereto.
          “Refinanced Term Loans” shall have the meaning assigned to such term in Section 9.08(d).
          “Refinancing” shall have the meaning assigned to such term in Section 4.02(m).
          “Refinancing Indebtedness” shall have the meaning assigned to such term in Section 6.01(b)(xii).
          “Refunding Capital Stock” shall have the meaning assigned to such term in Section 6.03(b)(ii).
          “Register” shall have the meaning assigned to such term in Section 9.04(d).
          “Regulation T” shall mean Regulation T of the Board and all official rulings and interpretations thereunder or thereof.
          “Regulation U” shall mean Regulation U of the Board and all official rulings and interpretations thereunder or thereof.

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          “Regulation X” shall mean Regulation X of the Board and all official rulings and interpretations thereunder or thereof.
          “Related Business Assets” shall mean assets (other than cash or Cash Equivalents) used or useful in a Similar Business, provided that any assets received by the Borrower or a Restricted Subsidiary in exchange for assets transferred by the Borrower or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.
          “Related Entity” shall mean (a) with respect to Madison Dearborn Partners LLC or any other Person making an investment in Holdings on the Closing Date, as the case may be, (i) any investment fund controlled by or under common control with Madison Dearborn Partners LLC or any other Person making an investment in Holdings on the Closing Date, as the case may be, any officer, director or person performing an equivalent function of the foregoing persons, or any entity controlled by any of the foregoing Persons and (ii) any spouse or lineal descendant (including by adoption and stepchildren) of the officers and directors referred to clause (a)(i); and (b) with respect to any officer of the Borrower or its subsidiaries, (i) any spouse or lineal descendant (including by adoption and stepchildren) of the officer and (ii) any trust, corporation or partnership or other entity, in each case to the extent not an operating company, of which an 80% or more controlling interest is held by the beneficiaries, stockholders, partners or owners who are the officer, any of the persons described in clause (b)(i) above or any combination of these identified relationships.
          “Related Fund” shall mean, with respect to any Lender that is a fund or commingled investment vehicle that invests in bank loans or similar extensions of credit, any other fund that invests in bank loans or similar extensions of credit and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.
          “Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, trustees, agents and advisors of such Person and such Person’s Affiliates.
          “Release” shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment.
          “Replacement Term Loans” shall have the meaning assigned to such term in Section 9.08(d).
          “Repricing Transaction” shall mean (1) the incurrence by the Borrower of any Indebtedness (including, without limitation, any new or additional Term Loans under this Agreement, whether incurred directly or by way of the conversion of Term Loans into Replacement Term Loans) that is broadly marketed or syndicated to banks and other institutional investors in financings similar to the facilities provided for in this Agreement (i) having an “effective” interest rate margin or weighted average yield for the respective Type of such Indebtedness that is less than the applicable rate for or weighted average yield Term Loans of the

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respective Type (with the comparative determinations to be made in the reasonable judgment of the Administrative Agent consistent with generally accepted financial practices, after giving effect to, among other factors, margin, upfront or similar fee or “original issue discount” shared with all lenders or holders of such Indebtedness or Term Loans, as the case may be, but excluding the effect of any arrangement, structuring, syndication or other fees payable in connection therewith that are not shared with all lenders or holders of such Indebtedness or Term Loans, as the case may be, and without taking into account any fluctuations in the Adjusted LIBO Rate) but excluding Indebtedness incurred in connection with a Change of Control, and (ii) the proceeds of which are used to prepay (or, in the case of a conversion, deemed to prepay or replace), in whole or in part, outstanding principal of Term Loans or (2) any effective reduction in the Applicable Percentage for Term Loans (e.g., by way of amendment, waiver or otherwise). Any such determination by the Administrative Agent as contemplated by preceding clauses (1) and (2) shall be conclusive and binding on all Lenders holding Term Loans.
          “Required Class Lenders” shall mean (a) with respect to any Term Loan Facility, Lenders holding more than 50% of the Term Commitments and Term Loans under such Term Loan Facility and (b) with respect to the Revolving Credit Facility, the Required Revolving Lenders.
          “Required First-Lien Lenders” shall mean, at any time, Lenders having Revolving Credit Exposure, unused Revolving Credit Commitments, First-Lien Term Loans and First-Lien Term Loan Commitments representing more than 50% of the sum of all Revolving Credit Exposure, unused Revolving Credit Commitments, First-Lien Term Loans and First-Lien Term Loan Commitments at such time; provided that any Defaulting Lender shall be excluded for purposes of making a determination of Required First-Lien Lenders.
          “Required Lenders” shall mean, at any time, Lenders having Revolving Credit Exposure, unused Revolving Credit Commitments, Term Loans and Term Loan Commitments representing more than 50% of the sum of all Revolving Credit Exposure, unused Revolving Credit Commitments, Term Loans and Term Loan Commitments at such time; provided that (i) any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders and (ii) all Second-Lien Lenders shall be included for purposes of making a determination of Required Lenders, except for (w) any waiver, amendment, restatement, supplement or modification of the covenant set forth in Section 6.07, (x) any Applicable Percentage increases and related amendment fees in connection therewith or any definition therein to the extent used therein, (y) at any time prior to the Discharge of First-Lien Obligations, amending, supplementing, restating or otherwise modifying any Security Document and (z) at any time prior to the Discharge of First-Lien Obligations, directing the Collateral Agents to act or to refrain from acting under the Security Documents.
          “Required Revolving Lenders” shall mean, at any time, Lenders having Revolving Credit Exposure and unused Revolving Commitments representing more than 50% of the sum of all Revolving Credit Exposure and unused Revolving Credit Commitments at such time; provided that any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.

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          “Required Second-Lien Lenders” shall mean, at any time, Lenders having Second-Lien Term Loans and Second-Lien Term Loan Commitments representing more than 50% of the sum of all Second -Lien Term Loans and Second-Lien Term Loan Commitments at such time; provided that any Defaulting Lender shall be excluded for purposes of making a determination of Required Second-Lien Lenders.
          “Responsible Officer” of any Person shall mean any Financial Officer or any executive vice president, senior vice president, vice president, secretary or assistant secretary of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement and, as to any document delivered on the Closing Date, any secretary or assistant secretary of such Person.
          “Restricted Cash” shall mean cash and Cash Equivalents held by the Borrower and its Restricted Subsidiaries that are contractually restricted from being distributed to the Borrower, except for such restrictions that are contained in agreements governing Indebtedness permitted under Section 6.01 and that is secured by such cash or Cash Equivalents, or that are classified as “restricted cash” on the consolidated balance sheet of the Borrower prepared in accordance with GAAP, or that are deposited into the Existing Notes due 2010 Account.
          “Restricted Guarantor” shall mean a Guarantor that is a Restricted Subsidiary.
          “Restricted Investment” shall mean an Investment other than a Permitted Investment.
          “Restricted Payment” shall mean:
          (a) the declaration or payment of any dividend or the making of any payment or distribution on account of the Borrower’s or any Restricted Subsidiary’s Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation other than:
     (i) dividends or distributions payable solely in Equity Interests (other than Disqualified Stock) of the Borrower or in options, warrants or other rights to purchase such Equity Interests (other than Disqualified Stock); or
     (ii) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary (other than a Wholly-Owned Subsidiary), such dividend or distribution is made in accordance with the terms of the agreement or instrument governing such class or series of securities;
          (b) the purchase, redemption, defeasance or other acquisition or retirement for value of any Equity Interests of the Borrower or any direct or indirect parent company of the Borrower held by any Person (other than by a Restricted Subsidiary), including in connection with any merger or consolidation;
          (c) the making of any principal payment on, or redemption, repurchase, defeasance or other acquisition or retirement for value in each case, prior to any scheduled

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repayment, sinking fund payment or maturity, of the Existing Notes due 2015, the Second-Lien Term Loans, the New Senior Notes or any Subordinated Indebtedness or, in each case, any Refinancing Indebtedness incurred in respect thereof other than:
     (i) Indebtedness permitted under Section 6.01(b)(vii); ~~or~~
     (ii) the purchase, repurchase or other acquisition of any New Senior Notes or Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year (or, in the case of the New Senior Notes, nine months) of the date of purchase, repurchase or acquisition; or
     (iii) (x) any refinancings, replacements, repurchases, redemptions or refunds of any Second-Lien Term Loans made in accordance with Section 6.01(b)(xii) and (y) any mandatory prepayments of any Second-Lien Term Loans made in accordance with Section 2.13; or
          (d) the making of any Restricted Investment.
          “Restricted Payment Applicable Amount” shall mean, at any time (the “Reference Time”), an amount equal to the sum (without duplication) of:
          (a) in the event that both (x) the Senior Secured Net Leverage Ratio determined on the last day of the fiscal quarter last ended prior to the Reference Time for which Section 5.04 Financials have been delivered to the Administrative Agent pursuant to, as the case may be, is less than 5.00:1.00 and (y) the Borrower is in compliance on a pro forma basis with the financial covenant set forth in Section 6.07 at the Reference Time determined on the last day of the fiscal quarter last ended prior to the Reference Time for which Section 5.04 Financials have been delivered to the Administrative Agent, the sum of (I) $125,000,000 and (II) an amount, not less than zero, determined on a cumulative basis equal to Excess Cash Flow for each fiscal year of the Borrower ended on or after December 31, 2008 and prior to the Reference Time, minus an amount equal to the amount paid by the Borrower as a mandatory prepayment pursuant to Section 2.13(c) for such fiscal years; plus
          (b) 100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Borrower, of marketable securities or other property received by the Borrower or a Restricted Subsidiary (without the issuance of additional Equity Interests in such Restricted Subsidiary) since immediately after the Closing Date (other than to the extent used to fund the Transactions or other Permitted Investments or Restricted Payments pursuant to Section 6.03), from the issue or sale of:
     (i) (A) Equity Interests of the Borrower, including Treasury Capital Stock, but excluding cash proceeds and the fair market value, as determined in good faith by the Borrower, of marketable securities or other property received from the sale of:
     (x) Equity Interests to members of management, directors or consultants of the Borrower, Restricted Subsidiaries and any direct or indirect parent company of the Borrower, after the Closing Date to the extent such

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amounts have been applied to Restricted Payments made in accordance with Section 6.03(b)(iv); and
     (y) Designated Preferred Stock; and
     (B) to the extent such net cash proceeds or other property are actually contributed to the capital of the Borrower or any Restricted Subsidiary (without the issuance of additional Equity Interests of such Restricted Subsidiary), Equity Interests of the Borrower’s direct or indirect parent companies (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with Section 6.03(b)(iv)); or
     (ii) debt of the Borrower or any Restricted Subsidiary that has been converted into or exchanged for such Equity Interests of the Borrower or a direct or indirect parent company of the Borrower; or
     (iii) Disqualified Stock of the Borrower or any Restricted Subsidiary that has been converted into or exchanged for Qualified Capital Stock of the Borrower;
provided, however, that this paragraph (b) shall not include the proceeds from (v) the exercise of any Cure Right, (w) Refunding Capital Stock, (x) Equity Interests or convertible debt securities sold to the Borrower or a Restricted Subsidiary, as the case may be, (y) Disqualified Stock or debt securities that have been converted into Disqualified Stock or (z) Excluded Contributions; plus
          (c) 100% of the aggregate amount of cash and the fair market value, as determined in good faith by the Borrower, of marketable securities or other property contributed to the capital of the Borrower following the Closing Date (other than (i) to the extent applied to fund the Transactions or other Permitted Investments or Restricted Payments pursuant to Section 6.03(b), by a Restricted Subsidiary and (ii) any Excluded Contributions); plus
          (d) 100% of the aggregate amount received in cash and the fair market value, as determined in good faith by the Borrower, of marketable securities or other property received by the Borrower or a Restricted Subsidiary by means of:
     (i) the sale or other disposition (other than to the Borrower or a Restricted Subsidiary) of, or interest, returns, profits, distribution, income or similar amounts in respect of, Restricted Investments made by the Borrower or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Borrower or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments by the Borrower or its Restricted Subsidiaries, in each case after the Closing Date; or
     (ii) the sale or other disposition (other than to the Borrower or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary (other than to the extent such Investment constituted a Permitted Investment) or a dividend or distribution from an Unrestricted Subsidiary after the Closing Date; plus

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          (e) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary after the Closing Date, the fair market value of the Investment in such Unrestricted Subsidiary, as determined by the Borrower in good faith or if such fair market value may exceed $15,000,000, in writing by an Independent Financial Advisor, at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary, other than (i) Equity Cure Proceeds or (ii) or to the extent such Investment constituted a Permitted Investment.
          “Restricted Subsidiary” shall mean, at any time, each direct and indirect subsidiary of the Borrower (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such subsidiary shall be included in the definition of “Restricted Subsidiary”.
          “Revolving Commitment Increase” shall have the meaning assigned to such term in Section 2.24(a).
          “Revolving Commitment Increase Lender” shall have the meaning assigned to such term in Section 2.24(b).
          “Revolving Credit Borrowing” shall mean a Borrowing comprised of Revolving Loans.
          “Revolving Credit Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Loans (and acquire participations in Letters of Credit and Swingline Loans) hereunder as set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Revolving Credit Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 or 2.21(a) and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.
          “Revolving Credit Exposure” shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Revolving Loans of such Lender, plus the aggregate amount at such time of such Lender’s L/C Exposure, plus the aggregate amount at such time of such Lender’s Swingline Exposure.
          “Revolving Credit Lender” shall mean a Lender with a Revolving Credit Commitment or any Revolving Credit Exposure.
          “Revolving Credit Maturity Date” shall mean November 13, 2013.
          “Revolving Loans” shall mean the revolving loans made by the Lenders to the Borrower pursuant to Section 2.01(b).
          “S&P” shall mean Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor thereto.
          “Sale and Lease-Back Transaction” shall mean any arrangement providing for the leasing by the Borrower or any of its Restricted Subsidiaries of any real or tangible personal

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property, which property has been or is to be sold or transferred by the Borrower or such Restricted Subsidiary to a third Person in contemplation of such leasing.
          “Scheduled Repayment” shall have the meaning assigned to such term in Section 2.11(b).
          “SEC” shall mean the U.S. Securities and Exchange Commission.
          “Second-Lien Agents” shall have the meaning assigned to such term in Article VIII.
          “Second-Lien Collateral Agent” shall mean DBNY, in its capacity as collateral agent for the Second-Lien Secured Parties and shall include any successor collateral agent for the Second-Lien Secured Parties appointed pursuant to Article VIII.
          “Second-Lien Excess Proceeds Amount” shall mean the Net Cash Proceeds of the Second-Lien Term Loans in excess of $222,750,000.
          “Second-Lien Facilities” shall mean the second-lien term loan facilities contemplated by Section 2.01(a)(ii) and Section 2.24, if any.
          “Second-Lien Lenders” shall mean (a) the Persons listed on Schedule 2.01A under the heading “Second-Lien Facilities” (other than any such Person that has ceased to be a party hereto pursuant to an Assignment and Acceptance or pursuant to Section 2.21(a)) and (b) any Person that has become a party hereto pursuant to an Assignment and Acceptance in respect of the Second-Lien Facilities.
          “Second-Lien Term Loan Maturity Date” shall mean July 31, 2015.
          “Second-Lien Obligations” shall mean all Obligations in respect of the Second-Lien Facilities.
          “Second-Lien Secured Obligations” shall have the meaning assigned to such term in the Guarantee and Collateral Agreement and the other Security Documents.
          “Second-Lien Secured Parties” shall mean the “Second-Lien Secured Parties” under, and as defined in, the Guarantee and Collateral Agreement.
          “Second-Lien Term Loan” shall have the meaning assigned to such term in Section 2.01(a)(ii).
          “Second-Lien Term Loan Borrowing” shall mean a Borrowing comprised of Second-Lien Term Loans.
          “Second-Lien Term Loan Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Second-Lien Term Loans hereunder as set forth on Schedule 2.01A, or in the Assignment and Acceptance pursuant to which such Lender assumed its Second-Lien Term Loan Commitment or Second-Lien Term Loans, as

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applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.
          “Second-Lien Term Loan Facility” shall mean any Class or tranche of Second-Lien Term Loans incurred hereunder.
          “Second-Lien Term Loan Lender” shall mean a Lender with a Second-Lien Term Loan Commitment or an outstanding Second-Lien Term Loan.
          “Section 5.04 Financials” shall mean the financial statements delivered, or required to be delivered, pursuant to Sections 5.04(a) and (b).
          “Secured Indebtedness” shall mean any Consolidated Total Indebtedness of the Borrower or any of its Restricted Subsidiaries secured by a Lien.
          “Secured Obligations ” shall mean all ~~obligations defined as “~~First-Lien Secured Obligations~~” in the Guarantee and Collateral Agreement and the other Security Documents~~ and/or all Second-Lien Secured Obligations, as the context may require.
          “Secured Parties” shall mean the ~~“~~First-Lien Secured Parties~~”~~ and/or the Second-Lien Secured Parties, as the context may require.
          “Securities Accounts” shall mean the “Securities Accounts” under, and as defined in, the Guarantee and Collateral Agreement.
          “Securities Act” shall mean the Securities Act, as amended, and the rules and regulations of the SEC promulgated thereunder.
          “Security Documents” shall mean the Mortgages, Guarantee and Collateral Agreement, the Intellectual Property Security Agreements and the Perfection Certificate and each of the other instruments and documents executed and delivered with respect to the Collateral pursuant to Section 5.09 or 5.10.
          “Seed Capital Investment” shall mean each Investment Vehicle in which the Borrower or one or more of its Restricted Subsidiaries has invested or is investing “seed” or “early stages” capital in the ordinary course of business.
          “Senior Secured Indebtedness” shall mean Consolidated Total Indebtedness of the Borrower and its Restricted Subsidiaries other than (x) the Existing Notes, (y) any Consolidated Total Indebtedness that is unsecured or is secured by a Lien that is subordinated to the Liens securing the Obligations, or (y) that is Subordinated Indebtedness. For the avoidance of doubt, the Second-Lien Obligations under the Second-Lien Facilities shall not constitute Senior Secured Indebtedness.
          “Senior Secured Net Leverage Ratio” shall mean, as of any date, the ratio of (i) (A) the aggregate principal amount of Senior Secured Indebtedness on such date minus (B) the amount of cash and Cash Equivalents in excess of any Restricted Cash that would be stated on

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the balance sheet of the Borrower and its Restricted Subsidiaries and held by the Borrower and its Restricted Subsidiaries as of such date of determination, as determined in accordance with GAAP to (ii) EBITDA of the Borrower and its Restricted Subsidiaries for the most recently ended four fiscal quarters ending immediately prior to such date for which Section 5.04 Financials have been delivered to the Administrative Agent.
          “Similar Business” shall mean any business and any services, activities or businesses incidental, or reasonably related or similar to, or complementary to any line of business engaged in by the Company and its subsidiaries on the Closing Date or any business activity that is a reasonable extension, development or expansion thereof or ancillary thereto.
          “Solvent” shall mean, with respect to any Person, (a) on a going concern basis the consolidated fair value of the assets of such Person and its subsidiaries, at a fair valuation, will exceed their consolidated debts and liabilities, subordinated, contingent or otherwise; (b) the consolidated present fair saleable value (on a going concern basis) of the property of such Person and its subsidiaries will be greater than the amount that will be required to pay the probable liability of their consolidated debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) such Person and its subsidiaries will be able to pay their consolidated debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) such Person and its subsidiaries, taken as a whole, will not have unreasonably small capital with which to conduct the business in which they are engaged. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
          “SPC” shall have the meaning assigned to such term in Section 9.04(i).
          “Specified Default” shall have the meaning assigned to such term in Section 2.13(b).
          “Sponsor” shall mean Madison Dearborn Partners, LLC and each of its Affiliates but not including, however, any operating portfolio companies of any of the foregoing.
          “Statutory Reserves” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) applicable on the interest rate determination date (expressed as a decimal) established by the Board and applicable to any member of bank of the Federal Reserve System in respect of Eurocurrency Liabilities (as defined in Regulation D of the Board).
          “Subordinated Indebtedness” shall mean any Indebtedness of the Borrower and the Guarantors which is by its terms subordinated in right of payment to the Obligations of the Borrower or such Guarantor, as applicable.
          “subsidiary” shall mean, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, limited liability company, association or other business entity of which securities or other ownership interests representing more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any

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determination is being made, owned or held by the parent, one or more subsidiaries of the parent or a combination thereof; provided that, in all cases, the term “subsidiary” shall not include any Investment Vehicle even if any such entity would be consolidated with the Borrower under GAAP. Unless otherwise specified, “subsidiary” shall mean any subsidiary of the Borrower.
          “Subsidiary Guarantor” shall mean each subsidiary listed on Schedule 1.01(a), and each other subsidiary that is or becomes a party to the Guarantee and Collateral Agreement pursuant to Section 5.09 or otherwise, excluding (a) any Excluded Subsidiary and (b) any Foreign Subsidiary.
          “Successor Company” shall have the meaning assigned to such term in Section 6.04(a)(i).
          “Successor Holdings Guarantor” shall have the meaning assigned to such term in Section 6.04(d)(i).
          “Successor Person” shall have the meaning assigned to such term in Section 6.04(c)(i)(A).
          “Swingline Commitment” shall mean the commitment of the Swingline Lender to make loans pursuant to Section 2.22, as the same may be reduced from time to time pursuant to Section 2.09.
          “Swingline Exposure” shall mean, at any time, the aggregate principal amount at such time of all outstanding Swingline Loans. The Swingline Exposure of any Revolving Credit Lender at any time shall equal its Pro Rata Percentage of the aggregate Swingline Exposure at such time.
          “Swingline Lender” shall mean Deutsche Bank AG New York Branch, acting through any of its Affiliates or branches, in its capacity as lender of Swingline Loans hereunder.
          “Swingline Loan” shall mean any loan made by the Swingline Lender pursuant to Section 2.22.
          “Target Material Adverse Effect” shall mean any fact, event, circumstance, development, change, occurrence or effect that, individually or in the aggregate with all other facts, events, circumstances, developments, changes, occurrences or effects, (i) is materially adverse to the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, other than any fact, event, circumstance, development, change, occurrence or effect to the extent relating to: (A) (1) the economic, business, financial or regulatory environment generally affecting the investment management industry to the extent such fact, event, circumstance, development, change, occurrence or effect does not have a materially disproportionate effect on the Company, (2) an act of terrorism or an outbreak or escalation of hostilities or war (whether declared or not declared) or any natural disasters or any national or international calamity or crisis affecting the United States to the extent such fact, event, circumstance, development, change, occurrence or effect does not have a materially disproportionate effect on the Company, (3) changes in applicable law or GAAP or the enforcement thereof after the date hereof to the extent such change or enforcement thereof does

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not have a materially disproportionate effect on the Company, (4) any reduction in the level of assets under management or revenue run rate of the Company in and of itself (for the avoidance of doubt, any underlying cause for any such reduction shall not be excluded by this clause (4)), (5) the failure of the Company to meet analysts’ expectations, projections or forecasts or changes in the market price or trading volume of the Company’s securities, in each case, in and of itself (for the avoidance of doubt, any underlying cause for any such failure or changes shall not be excluded by this clause (5)), (6) any failure of the Company to take any action referred to in Section 5.1 of the Merger Agreement due to Holdings’ withholding of consent following written notice from the Company that the withholding of such consent would reasonably be expected to have a Company Material Adverse Effect (determined in accordance in accordance with the balance of this definition), or (7) any litigation arising from or relating to allegations of a breach of any fiduciary duty relating to this Agreement or the transactions contemplated hereby, or (B) the public announcement or pendency of the Merger Agreement or the performance of and compliance with the terms of the Merger Agreement, including losses or threatened losses of the relationships of the Company or any of its Subsidiaries with any Clients (as defined in the Merger Agreement) or the loss or departure of any officers or employees of the Company or any of its Subsidiaries; or (ii) that prevents or materially delays or materially impairs the ability of the Company to consummate the Merger by March 19, 2008.
          “Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges, liabilities or withholdings imposed by any Governmental Authority and all interest, penalties or similar liabilities with respect thereto.
          “Term ~~Loan~~Loans” shall mean the ~~term loans made by the Lenders to the Borrower pursuant to Section 2.01(a)~~First-Lien Term Loans, the Second-Lien Term Loans and, if applicable, any Incremental Term Loans.
          “Term Loan ~~Borrowing” shall mean a Borrowing comprised of Term Loans.~~
          ~~“Term Loan Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Term Loans hereunder as set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Term Loan Commitment or Term Loans, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04~~.Commitment” shall mean a First-Lien Term Loan Commitment and/or a Second-Lien Term Loan Commitment, as applicable.
          “Term Loan Facility” shall mean ~~any tranche of Term Loans issued hereunder.~~a First-Lien Term Loan Facility and/or a Second-Lien Term Loan Facility, as applicable.
          “Term Loan Lender” shall mean a Lender with a Term Loan Commitment or an outstanding Term Loan.

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          “Term Loan Maturity Date” shall mean ~~November 13, 2014~~.the First-Lien Term Loan Maturity Date or the Second-Lien Term Loan Maturity Date as the context may require.
          “Termination Date” shall mean the date upon which all Commitments have terminated, no Letters of Credit are outstanding (or if Letters of Credit remain outstanding, as to which an L/C Backstop exists), and the Loans and L/C Exposure, together with all interest, Fees and other non-contingent Obligations, have been paid in full in cash.
          “Total Assets” shall mean total assets of the Borrower and its Restricted Subsidiaries on a consolidated basis prepared in accordance with GAAP, shown on the most recent balance sheet of the Borrower and its Restricted Subsidiaries as may be expressly stated.
          “Total Net Leverage Ratio” shall mean, as of any date, the ratio of (i) (A) Consolidated Total Indebtedness of the Borrower and its Restricted Subsidiaries on such date minus (B) the amount of cash and Cash Equivalents in excess of any Restricted Cash that would be stated on the balance sheet of the Borrower and its Restricted Subsidiaries and held by the Borrower and its Restricted Subsidiaries as of such date of determination, as determined in accordance with GAAP to (ii) EBITDA of the Borrower and its Restricted Subsidiaries for the most recently ended four fiscal quarters ending immediately prior to such date for which Section 5.04 Financials have been delivered to the Administrative Agent.
          “Total Revolving Credit Commitment” shall mean, at any time, the aggregate amount of the Revolving Credit Commitments, as in effect at such time. The Total Revolving Credit Commitment as of the Closing Date is $250,000,000.
          “Transaction Expenses” shall mean any fees, costs or expenses incurred or paid by the Sponsor, the Borrower (or any direct or indirect parent company) or any of its subsidiaries in connection with the Transactions (including expenses in connection with hedging transactions), the Management Agreement, this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.
          “Transactions” shall mean, collectively, (a) the Merger, (b) the Equity Investment, (c) the issuance of the New Senior Notes, (d) the funding of the Loans and the other transactions contemplated by this Agreement and the other Loan Documents, (e) the Refinancing, and (f) the payment of Transaction Expenses.
          “Treasury Capital Stock” shall have the meaning ~~set forth in Section 6.03(b)(ii).~~assigned to such term in Section 6.03(b)(ii).
          “Treasury Rate” shall mean, as of the applicable payment date, the yield to maturity as of such payment date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H. 15 (519) that has become publicly available at least two Business Days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market date)) most nearly equal to the period from such payment date to the Second-Lien Term Loan Maturity Date; provided; however, that if the period from such prepayment date to the Second-Lien Term Loan Maturity Date is less

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than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.
          “Type”, when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term “Rate” shall mean the Adjusted LIBO Rate and the Alternate Base Rate.
          “Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect in any applicable jurisdiction from time to time.
          “Unrestricted Subsidiary” shall mean:
          (a) any subsidiary of the Borrower which at the time of determination is an Unrestricted Subsidiary (as designated by the Borrower, as provided in Section 5.11); and
          (b) any subsidiary of an Unrestricted Subsidiary.
          “USA PATRIOT Act” shall mean The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).
          “Waivable Mandatory Prepayment” shall have the meaning assigned to such term in Section 2.13(f).
          “Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:
          (a) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by
          (b) the sum of all such payments.
          “Wholly-Owned Subsidiary” of any Person shall mean a subsidiary of such Person, 100% of the Equity Interests of which (other than directors’ qualifying shares or other nominal shares required by applicable law to be held by another party) shall be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.
          Section 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”; and the words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties,

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including cash, securities, accounts and contract rights. The words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision of this Agreement unless the context shall otherwise require. All references herein to Articles, Sections, paragraphs, clauses, subclauses, Exhibits and Schedules shall be deemed references to Articles, Sections, paragraphs, clauses and subclauses of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. All references to “knowledge” of any Loan Party or a Restricted Subsidiary of the Borrower means the actual knowledge of a Responsible Officer. Except as otherwise expressly provided herein, the Guaranteed Net Leverage Ratio, the Senior Secured Net Leverage Ratio and the Total Net Leverage Ratio (and the financial definitions used therein) shall be construed in accordance with GAAP, as in effect on the Closing Date; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend the Guaranteed Net Leverage Ratio, the Senior Secured Net Leverage Ratio or the Total Net Leverage Ratio or any financial definition used therein to implement the effect of any change in GAAP or the application thereof occurring after the Closing Date on the operation thereof (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend the Guaranteed Net Leverage Ratio, the Senior Secured Net Leverage Ratio or the Total Net Leverage Ratio or any financial definition used therein for such purpose), then the Borrower and the Administrative Agent shall negotiate in good faith to amend the Guaranteed Net Leverage Ratio, the Senior Secured Net Leverage Ratio or the Total Net Leverage Ratio or the definitions used therein (subject to the approval of the Required Lenders) to preserve the original intent thereof in light of such changes in GAAP; provided that all determinations made pursuant to the Guaranteed Net Leverage Ratio, the Senior Secured Net Leverage Ratio or the Total Net Leverage Ratio or any financial definition used therein shall be determined on the basis of GAAP as applied and in effect immediately before the relevant change in GAAP or the application thereof became effective, until the Guaranteed Net Leverage Ratio, the Senior Secured Net Leverage Ratio or the Total Net Leverage Ratio or such financial definition is amended. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, as in effect from time to time.
          Section 1.03. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Credit Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Credit Borrowing”).
          Section 1.04. Rounding. The calculation of any financial ratios under this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-down if there is no nearest number).
          Section 1.05. References to Agreements and Laws. Unless otherwise expressly provided herein, (a) all references to documents, instruments and other agreements (including the Loan Documents and organizational documents) shall be deemed to include all subsequent

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amendments, restatements, amendments and restatements, supplements and other modifications thereto, but only to the extent that such amendments, restatements, amendments and restatements, supplements and other modifications are not prohibited by any Loan Document and (b) references to any law, statute, rule or regulation shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law.
          Section 1.06. Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
          Section 1.07. Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that with respect to any payment of interest on or principal of Eurodollar Loans, if such extension would cause any such payment to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.
          Section 1.08. Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time.
          Section 1.09. Pro Forma Calculations. For purposes of determining whether any action is otherwise permitted to be taken hereunder, each of the Guaranteed Net Leverage Ratio, the Senior Secured Net Leverage Ratio and the Total Net Leverage Ratio shall be calculated as follows:
     (a) In the event that the Borrower or any Restricted Subsidiary (i) incurs, redeems, retires or extinguishes any Indebtedness or (ii) issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which such ratio is being calculated but prior to or simultaneously with the event for which the calculation of such ratio is made (a “Ratio Calculation Date”), then such ratio shall be calculated giving pro forma effect to such incurrence, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.
     (b) For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business made (or committed to be made pursuant to a definitive agreement) during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the relevant Ratio Calculation Date, and other operational changes that the Borrower or any of its Restricted Subsidiaries has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with such Ratio Calculation Date shall be calculated on a pro forma basis in accordance with GAAP assuming that all

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such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Borrower or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, amalgamation, consolidation, discontinued operation or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then such ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation, discontinued operation or operational change had occurred at the beginning of the applicable four-quarter period.
     (c) For purposes of this Section 1.09, whenever pro forma effect is to be given to any Investment, Acquisition, disposition, merger, amalgamation, consolidation, discontinued operation or operational change, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Borrower. Any such pro forma calculation may include adjustments appropriate, in the reasonable determination of the Borrower as set forth in an Officer’s Certificate, to reflect (i) operating expense reductions and other operating improvements or synergies reasonably expected to be realizable from any acquisition, disposition, amalgamation, merger or operational change (including, to the extent applicable, from the Transactions) and (ii) all adjustments of the nature used in connection with the calculation of “EBITDA” as set forth in footnote (3) to the “Summary Historical and Pro Forma Financial Data” under “Offering Circular Summary” in the offering circular for the New Senior Notes to the extent such adjustments, without duplication, continue to be applicable to such four-quarter period; provided that such operating expense reductions and other operating improvements or synergies are reasonably identifiable and factually supportable and otherwise comply with the limitations set forth in the definition of “EBITDA”.
          Section 1.10. Accounting Terms. (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the audited financial statements described in Section 3.05, except as otherwise specifically prescribed herein. All amounts used for purposes of financial calculations required to be made shall be without duplication.
          (b) Issues Related to GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders as reasonably requested hereunder a

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reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.
          Section 1.11. Certifications. All certifications to be made hereunder by an officer or representative of a Loan Party shall be made by such person in his or her capacity solely as an officer or a representative of such Loan Party, on such Loan Party’s behalf and not in such Person’s individual capacity.
ARTICLE II
The Credits
          Section 2.01. Commitments. Subject to the terms and conditions herein set forth herein, each Lender agrees, severally and not jointly, (a)(i) to make a ~~Term Loan~~term loan to the Borrower on the Closing Date in a principal amount not to exceed its ~~Term Loan Commitment~~First-Lien Term Loan Commitment (each, a “First-Lien Term Loan” and, collectively, the “First-Lien Term Loans”) and (ii) to make a term loan to the Borrower on the First Amendment Effective Date in a principal amount not to exceed its Second-Lien Term Loan Commitment (each, a “Second-Lien Term Loan” and, collectively, the “Second-Lien Term Loans”), and (b) to make Revolving Loans to the Borrower, at any time and from time to time on and after the Closing Date, and until the earlier of the Revolving Credit Maturity Date and the termination of the Revolving Credit Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Credit Commitment. Within the limits set forth in clause (b) of the preceding sentence and subject to the terms, conditions and limitations set forth ~~herein~~therein, the Borrower may borrow, pay or prepay and reborrow Revolving Loans. Amounts paid or prepaid in respect of Term Loans may not be reborrowed.
          Section 2.02. Loans. (a) Each Loan (other than Swingline Loans) shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments; provided, however, that the failure of any Lender to make any Loan shall not relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Except for Loans deemed made pursuant to Section 2.02(f) and subject to Section 2.22, the Loans comprising any Borrowing shall be in an aggregate principal amount that is not less than the lesser of (i) the Minimum Threshold or (ii) equal to the remaining available balance of the applicable Commitments.
          (b) Subject to Sections 2.02(e), 2.08 and 2.15, all Loans under the First-Lien Facilities (other than Swingline Loans) shall be made as ABR Loans or Eurodollar Loans; provided, however, that all such Loans initially shall be made as ABR Loans, unless, subject to Section 2.15, the Borrowing Request specifies that all or a portion thereof shall be Eurodollar Loans and all Swingline Loans shall be dollar denominated and shall be made as ABR Loans. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms

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of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than 15 Eurodollar Borrowings outstanding hereunder at any time.
          (c) Except with respect to Loans deemed made pursuant to Section 2.02(f) and subject to Sections 2.03 and 2.22, each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 11:00 a.m. and the Administrative Agent shall promptly wire transfer the amounts so received to an account designated by the Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met or waived, return the amounts so received to the respective Lenders.
          (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower agree to repay to the Administrative Agent forthwith on written demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower to but excluding the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable to the Loans comprising such Borrowing at the time and (ii) in the case of such Lender, for the first such day, the Federal Funds Effective Rate, and for each day thereafter, the Alternate Base Rate plus the Applicable Percentage for ABR Revolving Loans. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement and (x) the relevant Borrower’s obligation to repay the Administrative Agent such corresponding amount pursuant to this Section 2.02(d) shall cease and (y) if the Borrower pays such amount to the Administrative Agent, the amount so paid shall constitute a repayment of such Borrowing by such amount.
          (e) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Eurodollar Borrowing if the Interest Period requested with respect thereto would end after the Revolving Credit Maturity Date or the First-Lien Term Loan Maturity Date, as applicable.
          (f) If the relevant Issuing Bank shall not have received from the Borrower the payment required to be made by Section 2.23(e) within the time specified in such Section, such Issuing Bank will promptly notify the Administrative Agent of the L/C Disbursement and the Administrative Agent will promptly notify each Revolving Credit Lender of such L/C Disbursement and its Pro Rata Percentage thereof. Each Revolving Credit Lender shall pay by wire transfer of immediately available funds in dollars to the Administrative Agent not later than 2:00 p.m. on such date (or, if such Revolving Credit Lender shall have received such notice later

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than 12:00 (noon) on any day, not later than 10:00 a.m. on the immediately following Business Day), an amount equal to such Lender’s Pro Rata Percentage of such L/C Disbursement as determined above (it being understood that such amount shall be deemed to constitute an ABR Revolving Loan of such Lender and such payment shall be deemed to have reduced the L/C Exposure), and the Administrative Agent will promptly pay to the relevant Issuing Bank amounts so received by it from the Revolving Credit Lenders. The Administrative Agent will promptly pay to the Issuing Bank any amounts received by it from the Borrower pursuant to Section 2.23(e) prior to the time that any Revolving Credit Lender makes any payment pursuant to this paragraph (f); any such amounts received by the Administrative Agent thereafter will be promptly remitted by the Administrative Agent to the Revolving Credit Lenders that shall have made such payments and to such Issuing Bank, as their interests may appear. If any Revolving Credit Lender shall not have made its Pro Rata Percentage of such L/C Disbursement available to the Administrative Agent as provided above, such Lender and the Borrower agree to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this paragraph to but excluding the date such amount is paid, to the Administrative Agent for the account of the relevant Issuing Bank at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable to Revolving Loans pursuant to Section 2.06(a), and (ii) in the case of such Lender, for the first such day, the Federal Funds Effective Rate, and for each day thereafter, the interest rate applicable to ABR Revolving Loans.
          Section 2.03. Borrowing Procedure. In order to request a Borrowing (other than a Swingline Loan or a deemed Borrowing pursuant to Section 2.02(f), as to which this Section 2.03 shall not apply), the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing not later than 12:30 p.m. three Business Days before a proposed Borrowing and (b) in the case of an ABR Borrowing, not later than 12:30 p.m. one Business Day before a proposed Borrowing. Subject to Section 2.14, each such telephonic request shall be irrevocable, shall be confirmed promptly by hand delivery or fax to the Administrative Agent of a written Borrowing Request and shall specify the following information: (i) whether the Borrowing then being requested is to be a First-Lien Term Loan Borrowing, a Second-Lien Term Loan Borrowing or a Revolving Credit Borrowing, and whether such Borrowing is to be a Eurodollar Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business Day); (iii) the number and location of the account to which funds are to be disbursed; (iv) the amount of such Borrowing; and (v) if such Borrowing is to be a Eurodollar Borrowing, the initial Interest Period or Interest Periods with respect thereto and (vi) the Revolving Credit Exposure (after giving effect to the proposed Borrowing); provided, however, that notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this Section 2.03 (and the contents thereof), and of each Lender’s portion of the requested Borrowing.
          Section 2.04. Evidence of Debt; Repayment of Loans. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender, (x) the principal amount of each First-Lien Term Loan and each Second-Lien Term Loan of such Lender as provided in Section 2.11 and (y) on the Revolving Credit Maturity Date, the then

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unpaid principal amount of each Revolving Loan of such Lender made to the Borrower. The Borrower hereby promises to pay to the Swingline Lender on the Revolving Credit Maturity Date the then unpaid principal amount of each Swingline Loan made hereunder.
          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.
          (c) The Administrative Agent shall maintain accounts in which it will record (i) the Borrower, (ii) the amount of each Loan made hereunder, the Class and Type thereof and, if applicable, the Interest Period applicable thereto, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iv) the amount of any sum received by the Administrative Agent hereunder from the Borrower or any Guarantor and each Lender’s share thereof.
          (d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with the terms of this Agreement. The Borrower shall have right to review the entries made in the accounts maintained pursuant to clause (c) from time to time upon reasonable prior notice during normal business hours.
          (e) Any Lender may request that Loans made by it hereunder be evidenced by a promissory note in substantially the form of Exhibit G-~~1~~1, Exhibit G-2 or Exhibit G-~~2~~,3, as applicable, with appropriate insertions and deletions (each, a “Note”). In such event, the Borrower promptly shall execute and deliver to such Lender a Note payable to such Lender and its permitted registered assigns. Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive such a Note, the interests represented by such Note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more Notes payable to the payee named therein or its registered assigns or successors.
          Section 2.05. Fees. (a) The Borrower agrees to pay to each Revolving Credit Lender, through the Administrative Agent, on the last Business Day of March, June, September and December of each year, commencing December 31, 2007, and on each date on which the Revolving Credit Commitment of such Lender shall expire or be terminated as provided herein, a commitment fee (a “Commitment Fee”) equal to 0.375% per annum on the daily unused amount of the Revolving Credit Commitment of such Lender during the preceding quarter (or other period commencing with the Closing Date or ending with the Revolving Credit Maturity Date or the date on which the Revolving Credit Commitment of such Lender shall be terminated); provided any Commitment Fee accrued with respect to the Revolving Credit Commitment of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender, except to the extent that such Commitment Fee shall otherwise have been due and payable by the Borrower prior to such time; and provided, further, that no Commitment Fee

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shall accrue on the Revolving Credit Commitment of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.
          (b) The Borrower agrees to pay to the Administrative Agent, for its own account, the administrative fees set forth in the Fee Letter at the times and in the amounts specified therein (the “Administration Fee”).
          (c) The Borrower agrees to pay (i) to each Revolving Credit Lender, through the Administrative Agent, on the last Business Day of March, June, September and December of each year, commencing December 31, 2007, and on the date on which the Revolving Credit Commitment of such Lender shall be terminated as provided herein, a fee (an “L/C Participation Fee”) calculated on such Lender’s Pro Rata Percentage of the daily aggregate undrawn amounts of all outstanding Letters of Credit) during the preceding quarter (or shorter period commencing with the Closing Date or ending with the Revolving Credit Maturity Date or the date on which all Letters of Credit have been canceled or have expired and the Revolving Credit Commitments of all Lenders shall have been terminated) at a rate per annum equal to the Applicable Percentage from time to time used to determine the interest rate on Eurodollar Revolving Credit Borrowings minus the Issuing Bank Fees referred to in clause (ii)(A) below, and (ii) to the Issuing Bank (A) with respect to each outstanding Letter of Credit a fronting fee that shall accrue at a rate of 0.125% per annum (or such lesser rate as shall be separately agreed upon between the Borrower and the Issuing Bank) on the undrawn amount of such Letter of Credit, payable quarterly in arrears on the last day of March, June, September and December of each year, commencing December 31, 2007, and upon expiration of the applicable Letter of Credit or any earlier termination of the Revolving Credit Commitment and (B) within 30 days after written demand (including documentation reasonably supporting such request) therefor the Issuing Bank’s standard fees as agreed to by the Issuing Bank and the Borrower with respect to the issuance, amendment, renewal or extension of any Letter of Credit issued by such Issuing Bank or processing of drawings thereunder (the fees in this clause (ii) being collectively the “Issuing Bank Fees”).
          (d) At the time of the effectiveness of any Repricing Transaction that is consummated prior to the first anniversary of the Closing Date, the Borrower agrees to pay to the Administrative Agent, for the ratable account of each Lender with outstanding Term Loans, a fee in an amount equal to 1.0% of (x) in the case of a Repricing Transaction of the type described in clause (1) of the definition thereof, the aggregate principal amount of all Term Loans prepaid (or converted) in connection with such Repricing Transaction and (y) in the case of a Repricing Transaction described in clause (2) of the definition thereof, the aggregate principal amount of all Term Loans repaid pursuant to Section 2.21(a)(v) in connection with such Repricing Transaction. Such fees shall be earned, due and payable upon the date of the effectiveness of such Repricing Transaction.
          (e) All Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days, and shall be paid, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders and the Issuing Bank, except that the Issuing Bank Fees shall be paid directly to the Issuing Bank. Once paid, none of the Fees shall be refundable under any circumstances absent manifest error.

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          Section 2.06. Interest on Loans. (a) Subject to the provisions of Section 2.07, the Loans under the First-Lien Facilities comprising each ABR Borrowing, including each Swingline Loan, shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Percentage in effect from time to time.
          (b) Subject to the provisions of Section 2.07, Loans under the First-Lien Facilities comprising a Eurodollar Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Percentage in effect from time to time.
          (c) Subject to the provisions of Section 2.07, Loans under the Second-Lien Facilities shall bear interest at a rate per annum equal to 12.50%.
          (d) ~~(c)~~ Interest, including interest payable pursuant to Section 2.07, shall be computed on the basis of the actual number of days elapsed over a year of 360 days (other than computations of interest for ABR Loans which shall be made by the Administrative Agent on the basis of the actual number of days elapsed over a year of 365 or 366 day, as applicable) and shall be calculated from and including the date of the relevant Borrowing to, but excluding, the date of repayment thereof. Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan, except as otherwise provided in this Agreement. The applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
          Section 2.07. Default Interest. If an Event of Default under Section 7.01(b) or (c) shall have occurred and shall be continuing, by acceleration or otherwise, then, upon the request of the Required Lenders until the related defaulted amount shall have been paid in full, to the extent permitted by law, such overdue amount shall bear interest (after as well as before judgment), payable on written demand, (a) in the case of principal of a Loan, at the rate otherwise applicable to such Loan pursuant to Section 2.06 plus 2.00% per annum and (b) in all other cases, at a rate per annum equal to the rate that would be applicable to an ABR Revolving Loan plus 2.00% per annum.
          Section 2.08. Alternate Rate of Interest. In the event, and on each occasion, that (i) the Administrative Agent shall have reasonably determined that deposits in the principal amounts and denominations of the Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such deposits are being offered in the London interbank market will not adequately and fairly reflect the cost to any participating Lender of making or maintaining its Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period or (ii) the Required Lenders of any Class of Loans notify the Administrative Agent that the Adjusted LIBO Rate for any Interest Period will not adequately reflect the cost to the Lenders in such Class of making or maintaining such Loans for such Interest Period, the Administrative Agent shall, as soon as practicable thereafter, give written or fax notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the participating Lenders that the circumstances giving rise to such notice no longer exist (which the Administrative Agent agrees to give

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promptly after such circumstances no longer exist), each affected Eurodollar Loan shall automatically, on the last day of the current Interest Period for such Loan, convert into a ABR Loan and the obligations of the Lenders to make Adjusted LIBO Rate Loans or to convert Alternate Base Rate Loans into Adjusted LIBO Rate Loans shall be suspended until the Administrative Agent shall notify the Borrower that the Required Lenders of such affected Class of Loans have determined that the circumstances causing such suspension no longer exist.
          Each determination by the Administrative Agent under this Section 2.08 shall be conclusive absent manifest error.
          Section 2.09. Termination and Reduction of Commitments. (a) The First-Lien Term Loan Commitments shall automatically terminate upon the making of the First-Lien Term Loans on the Closing Date. The Second-Lien Term Loan Commitments shall automatically terminate upon the making of the Second-Lien Term Loans on the First Amendment Effective Date. The Revolving Credit Commitments and the Swingline Commitment shall automatically terminate on the Revolving Credit Maturity Date. The L/C Commitment shall automatically terminate on the earlier to occur of (i) the termination of the Revolving Credit Commitments and (ii) the Revolving Credit Maturity Date, unless otherwise agreed by each Issuing Bank and the Borrower.
          (b) Upon at least three Business Days’ prior written or fax notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Revolving Credit Commitments or the Swingline Commitment; provided, however, that (i) each partial reduction of the Revolving Credit Commitments shall be in an aggregate amount of not less than $5,000,000 and integral multiples of $1,000,000 thereafter and (ii) the Total Revolving Credit Commitment shall not be reduced to an amount that is less than the Aggregate Revolving Credit Exposure then in effect (after giving effect to any repayment or prepayment effected simultaneously therewith). Any notice given by the Borrower pursuant to this Section 2.09(b) shall be irrevocable; provided that any such notice delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other financing arrangements, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.
          (c) Each reduction in the Revolving Credit Commitments hereunder shall be made ratably among the Lenders in accordance with their respective applicable Commitments; provided that none of the Swingline Commitment or the L/C Commitment shall be reduced unless the Revolving Commitment is reduced to an amount less than the Swingline Commitment or the Letter of Credit Commitment, as applicable, then in effect (and then only to the extent of such deficit except to the extent the Borrower expressly specifies such commitment reduction). The Borrower shall pay to the Administrative Agent for the account of the Revolving Credit Lenders, on the date of each termination or reduction of the Revolving Credit Commitments, the Commitment Fees on the amount of the Revolving Credit Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.
          Section 2.10. Conversion and Continuation of Borrowings. The Borrower shall have the right at any time upon prior written or fax notice (or telephone notice promptly

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confirmed by written or fax notice) to the Administrative Agent (i) not later than 12:30 p.m., one Business Day prior to conversion, to convert any dollar denominated Eurodollar Borrowing into an ABR Borrowing and (ii) not later than 12:30 p.m., three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Borrowing, to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period, subject in each case to the following:
     (a) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;
     (b) if less than all of the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;
     (c) each conversion shall be effected by each Lender and the Administrative Agent recording, for the account of such Lender, the Type of such Loan resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any Eurodollar Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion; and
     (d) if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, promptly upon written demand, any amounts due to the Lenders pursuant to Section 2.16.
          Each notice pursuant to this Section 2.10 shall be irrevocable (subject to Sections 2.08 and 2.15) and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an Alternate Base Rate Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall advise the Lenders of any notice given pursuant to this Section 2.10 and of each Lender’s portion of any converted or continued Borrowing. If the Borrower shall not have given notice in accordance with this Section 2.10 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be converted into an Alternate Base Rate Borrowing.
          Section 2.11. Repayment of Term Borrowings. (a) The Borrower shall repay to the Administrative Agent in dollars for the ratable account of the First-Lien Term Loan Lenders on the dates and in the amounts set forth below:

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Date	Amount
June 30, 2008	$5,787,500
September 30, 2008	$5,787,500
December 31, 2008	$5,787,500
March 30, 2009	$5,787,500
June 30, 2009	$5,787,500
September 30, 2009	$5,787,500
December 31, 2009	$5,787,500
March 30, 2010	$5,787,500
June 30, 2010	$5,787,500
September 30, 2010	$5,787,500
December 31, 2010	$5,787,500
March 30, 2011	$5,787,500
June 30, 2011	$5,787,500
September 30, 2011	$5,787,500
December 31, 2011	$5,787,500
March 30, 2012	$5,787,500
June 30, 2012	$5,787,500
September 30, 2012	$5,787,500
December 31, 2012	$5,787,500
March 30, 2013	$5,787,500
June 30, 2013	$5,787,500
September 30, 2013	$5,787,500
December 31, 2013	$5,787,500
March 30, 2014	$5,787,500
June 30, 2014	$5,787,500
September 30, 2014	$5,787,500
First-Lien Term Loan Maturity Date	$2,164,525,000
          (b) In addition to any other mandatory repayments pursuant to this Section 2.11, the Borrower shall be required to make, with respect to each Incremental First-Lien Term Loan ~~Facility~~facility, to the extent then outstanding, scheduled amortized repayments of Incremental First-Lien Term Loans on the dates and in the principal amounts set forth in the respective Incremental Amendment (each such repayment, as the same may be reduced as provided in Sections 2.12(b) or 2.13(e), “Scheduled Repayments”); provided that, if any Incremental First-Lien Term Loans are incurred which will be added to (and form part of) an existing tranche of Incremental First-Lien Term Loans, then each Scheduled Repayment of such tranche to be made after such increase becomes effective shall be increased by an amount equal to (i) the aggregate principal amount of the increase in the Incremental First-Lien Term Loans of such tranche pursuant to Section 2.24 multiplied by (ii) an amount equal to (x) such Scheduled Repayment divided by (y) the aggregate outstanding principal amount of the Incremental First-Lien Term Loans of such tranche, in each case, immediately prior to giving effect to the increase in Incremental First-Lien Term Loans of such tranche pursuant to Section 2.24.

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          (c) To the extent not previously paid, all First-Lien Term Loans shall be due and payable on the First-Lien Term Loan Maturity Date, and all Second-Lien Term Loans shall be due and payable on the Second-Lien Term Loan Maturity Date, in each case, together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment.
          (d) All repayments pursuant to this Section 2.11 shall be subject to Section 2.16, but shall otherwise be without premium or penalty.
          Section 2.12. Optional Prepayment. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part upon prior written or fax notice by the Borrower (or telephone notice promptly confirmed by written or fax notice) to the Administrative Agent, not later than 12:30 p.m., three Business Days prior to such optional prepayment in the case of Eurodollar Loans and not later than 12:30 p.m., one Business Day prior to such prepayment in the case of ABR Loans; provided, however, that (i) each partial prepayment shall be in an aggregate amount of not less than the Minimum Threshold~~.~~ and (ii) no optional prepayment of any Second-Lien Term Loans shall be permitted unless such prepayment is permitted under Section 6.03, and to the extent that such optional prepayment is being made pursuant to Section 6.03(a), such optional prepayment shall be allowed to the extent that the Loan Parties are permitted to make any principal payments on Subordinated Indebtedness (as defined in the New Senior Notes Documentation) under Section 4.7 of the New Senior Notes Documentation to the extent this limitation on optional prepayments is required by Section 4.9 of the New Senior Notes Documentation.
          (b) Optional prepayments of Term Loans under any Term Loan Facility shall be applied against the remaining scheduled installments of principal due in respect of ~~the~~such Term ~~Loans~~Loan Facility under Section 2.11(a) or (b), as applicable, in the manner specified by the Borrower or, if not so specified on or prior to the date of such optional prepayment, in direct order of maturity.
          (c) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein; provided that if a notice of optional prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. All prepayments under this Section 2.12 shall be subject to Section 2.16 and Section 2.05(d) but otherwise without premium or penalty except as provided in Section 2.12(d). All Eurodollar Loan prepayments under this Section 2.12 shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.
          (d) In the event that the Second-Lien Term Loans are prepaid or repaid in whole or in part by the Borrower pursuant to Section 2.12(a) or Section 2.13 prior to the fourth anniversary of the First Amendment Effective Date, the Borrower shall pay to the Second-Lien Lenders, a prepayment premium on the amount so prepaid as follows: (i) the Make Whole Premium Amount with respect to the principal amount prepaid or repaid if

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such prepayment occurs on or prior to the second anniversary of the First Amendment Effective Date, (ii) 6.00% with respect to the principal amount prepaid or repaid if such repayment occurs after the second anniversary of the First Amendment Effective Date but on or prior to the third anniversary of the First Amendment Effective Date and (iii) 3.00% with respect to the principal amount prepaid or repaid if such repayment occurs after the third anniversary of the First Amendment Effective Date but on or before the fourth anniversary of the First Amendment Effective Date; provided that no such prepayment premium under the first sentence of this Section 2.12(d) shall be payable pursuant to or any prepayment made pursuant to Section 2.13(h) or to any Equity Clawback Prepayment. In the event that the Second-Lien Term Loans are prepaid by the Borrower pursuant to an Equity Clawback Prepayment, the Borrower shall pay to the Second-Lien Lenders a prepayment premium of 12.50% with respect to the principal amount prepaid.
          Section 2.13. Mandatory Prepayments. (a) The Borrower shall, on the date of termination of all Revolving Credit Commitments, repay or prepay all of its outstanding Revolving Credit Borrowings and all outstanding Swingline Loans and replace or cause to be canceled (or provide an L/C Backstop or make other arrangements reasonably satisfactory to the relevant Issuing Bank with respect to) all of its outstanding Letters of Credit. If, after giving effect to any partial reduction of the Revolving Credit Commitments, the Aggregate Revolving Credit Exposure would exceed the Total Revolving Credit Commitments, then the Borrower shall, on the date of such reduction, repay or prepay Revolving Credit Borrowings or Swingline Loans (or a combination thereof) and, after the Revolving Credit Borrowings or Swingline Loans shall have been repaid or prepaid in full, replace or cause to be canceled (or provide an L/C Backstop or make other arrangements reasonably satisfactory to the relevant Issuing Bank with respect to) Letters of Credit in an amount sufficient to eliminate such excess.
          (b) Not later than the tenth Business Day following the receipt by the Borrower or any of its Restricted Subsidiaries of Net Cash Proceeds in respect of any Prepayment Asset Sale or Property Loss Event, the Borrower shall apply an amount equal to 100% of the Net Cash Proceeds received by the Borrower or any of its Restricted Subsidiaries with respect thereto (subject to the restrictions set forth herein) to make an Offer to Repay Term Loans in accordance with Section 2.13(g); provided, however, that, if (A) prior to the date any such Offer to Repay Term Loans is required to be made, the Borrower notifies the Administrative Agent of its intent to reinvest such Net Cash Proceeds in assets of a kind then used or usable in the business of the Borrower and its Restricted Subsidiaries (including any Related Business Assets) and (B) no Event of Default under clause (b), (c), (g) or (h) of Section 7.01 (each, a “Specified Default”) shall have occurred and shall be continuing at the time of such notice or at the time of such proposed reinvestment (unless, in the case of such Specified Default, such reinvestment is made pursuant to a binding commitment entered into at a time when no Specified Default was continuing), then the Borrower shall not be required to make an Offer to Repay Term Loans hereunder in respect of such Net Cash Proceeds to the extent that such Net Cash Proceeds are so reinvested within 365 days after the date of receipt of such Net Cash Proceeds (or, if within such 365 day period, the Borrower or any of its Restricted Subsidiaries enters into a binding commitment to so reinvest in such Net Cash Proceeds, and such Net Cash Proceeds are so reinvested within 180 days after such binding commitment is so entered into), provided, however, that (I) if any Net Cash Proceeds are not reinvested or applied as a repayment on or prior to the last day of the applicable application period, such Net Cash Proceeds shall be

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applied within 10 Business Days to make an Offer to Repay Term Loans as set forth above (without regard to the immediately preceding proviso) and (II) if, as a result of any Prepayment Asset Sale or Property Loss Event, the Borrower would be required to make an “offer to purchase” the New Senior Notes pursuant to the terms of the New Senior Notes Documentation or any other Material Indebtedness, in any such case prior to the expiry of the foregoing reinvestment or repayment periods, the Borrower shall apply the relevant percentage of such Net Cash Proceeds as required above by this paragraph (b) to make an Offer to Repay Term Loans in accordance with Section 2.13(g) on the day immediately preceding the date of such required “offer to purchase” (without regard to the immediately preceding proviso).
          (c) No later than the tenth Business Day following the delivery of the Section 5.04 Financials under Section 5.04(a) (commencing with the fiscal year ended December 31, 2008), the Borrower shall prepay outstanding First-Lien Term Loans in accordance with Section 2.13(e) in an aggregate principal amount equal to the excess, if any, of (i) the applicable ECF Percentage of Excess Cash Flow for the fiscal year then ended over (ii) the aggregate principal amount of First-Lien Term Loans and Revolving Loans (to the extent accompanied by a permanent reduction of the Revolving Credit Commitments) prepaid pursuant to Section 2.12 during such fiscal year or after the end of such fiscal year and on or prior to the date such payment is required to be made (without duplication), in each case to the extent such prepayments are not funded with the proceeds of long-term Indebtedness (other than revolving Indebtedness).
          (d) In the event that the Borrower or any of its Restricted Subsidiaries shall receive Net Cash Proceeds from the issuance or incurrence of Indebtedness (other than any cash proceeds from the issuance or incurrence of Indebtedness permitted pursuant to Section 6.01), the Borrower shall no later than the fifth Business Day next following the receipt of such Net Cash Proceeds, apply an amount equal to 100% of such Net Cash Proceeds to prepay outstanding First-Lien Term Loans in accordance with Section 2.13(e).
          (e) Prior to the repayment in full of all Term Loans and all Obligations (other than contingent obligations) relating thereto, all ~~other~~ prepayments required by ~~this~~Sections 2.13(c), (d) and (i) shall (subject to Section 2.13 ~~shall~~(f)) be applied pro rata to the repayment of the First-Lien Term Loans under each First-Lien Term Loan Facility until paid in full (based on the outstanding amount of First-Lien Term Loans under each First-Lien Term Loan Facility on the date of prepayment and applied against the remaining scheduled installments of principal due in respect of the First-Lien Term Loans in the direct order of maturity); provided that to the extent an Event of Default then exists, such prepayment shall ~~instead~~ be applied in accordance with Section 2.17(b).
          (f) Notwithstanding anything to the contrary contained in this Section 2.13 or elsewhere in this Agreement including without limitation in Section 9.08, the Borrower shall have the option in its sole discretion to give the Lenders with outstanding Term Loans the option to waive their pro rata share of a mandatory prepayment of Term Loans which is to be made pursuant to (c), (d) or (~~d~~i) (each such repayment a “Waivable Mandatory Prepayment”) upon the terms and provisions set forth in this Section 2.13(f). If the Borrower elects to exercise the option referred to in the immediately preceding sentence the Borrower shall give to the Administrative Agent written notice of its intention to give the Lenders the right to waive a

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Waivable Mandatory Prepayment including in such notice the aggregate amount of such proposed prepayment not later than 12:30 p.m. three Business Days prior to the date of the proposed prepayment which notice the Administrative Agent shall promptly forward to all Term Loan Lenders indicating in such notice the amount of such prepayment to be applied to each such Lender’s outstanding Term Loans. The Borrower’s offer to permit the Term Loan Lenders to waive any such Waivable Mandatory Prepayment may apply to all or part of such prepayment, provided that any offer to waive part of such prepayment must be made ratably to the Term Loan Lenders (based on the amount of Term Loans under each Term Loan Facility on the date of prepayment). In the event that any such Term Loan Lender desires to waive its pro rata share of such Lender’s right to receive any such Waivable Mandatory Prepayment in whole or in part such Lender shall so advise the Administrative Agent no later than 4:00 p.m. on the date which is two Business Days after the date of such notice from the Administrative Agent and the Administrative Agent shall promptly thereafter notify the Borrower thereof which notice shall also include the amount such Lender desires to receive in respect of such prepayment. If any Term Loan Lender does not reply to the Administrative Agent within such two Business Day period such Lender will be deemed not to have waived any part of such prepayment. If any Term Loan Lender does not specify an amount it wishes to receive such Lender will be deemed to have accepted 100% of its share of such prepayment. In the event that any such Lender waives all or part of its share of any such Waivable Mandatory Prepayment the Borrower shall retain 100% of the amount so waived by such Lender. Notwithstanding anything to the contrary contained above if one or more Term Loan Lenders waives its right to receive all or any part of any Waivable Mandatory Prepayment but less than all the Lenders with outstanding Term Loans waive in full their right to receive 100% of the total Waivable Mandatory Prepayment otherwise required with respect to the Term Loans, then the amount actually applied to the repayment of Term Loans of Lenders which have waived all or any part of their right to receive 100% of such prepayment shall be applied to each then outstanding Borrowing of Term Loans on a pro rata basis so that each Lender with outstanding Term Loans shall after giving effect to the application of the respective repayment maintain the same percentage as determined for such Lender but not the same percentage that the other Term Loan Lenders hold and not the same percentage held by such Lender prior to prepayment of each Borrowing of Term Loans which remains outstanding after giving effect to such application. Notwithstanding anything to the contrary Term Loan Lenders shall not have the right to waive mandatory prepayments under this Section 2.13 except as set forth in this Section 2.13(f).
          (g) Each amount required to be used to make an offer to repay Term Loans pursuant to Section 2.13(b) (the “Mandatory Offer Amount”) in accordance with this Section 2.13(g) (with any such offer to repay being herein called an “Offer to Repay Term Loans”) shall be subject to the following requirements: (1) first, (A) the Borrower shall deliver a notice (each, an “Offer to Repay Notice”) to the Administrative Agent (for distribution to the First-Lien Term Loan Lenders) irrevocably and unconditionally offering to repay on a pro rata basis to each of the First-Lien Term Loans under each First-Lien Term Loan Facility with the respective ~~proceeds~~Net Cash Proceeds of the event giving rise to such Offer to Repay Term Loans pursuant to ~~Sections 2.13(b), as the case may be~~Section 2.13(b), which notice shall set forth (i) the date of the proposed consummation of such Offer to Repay Term Loans (which shall be no later than the fifth Business Day following delivery of the respective Offer to Repay Notice), (ii) the last Business Day on which such Offer to Repay Term Loans may be accepted or declined (which shall in no event be later than the date occurring three Business Days after the

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date of delivery of such Offer to Repay Notice) and (iii) the aggregate principal amount of the ~~Term Loans~~First-Lien Term Loans under each Term Loan Facility subject to such Offer to Repay Term Loans and (B) unless the Required Lenders shall have otherwise instructed the Administrative Agent on or prior to the last Business Day on which such Offer to Repay Term Loans may be accepted or declined, the Borrower shall repay First-Lien Term Loans of those Lenders that have accepted the Borrower’s respective Offer to Repay Term Loans; (2) second, to the extent that 100% of the Mandatory Offer Amount is not utilized to prepay First-Lien Term Loans pursuant to an Offer to Repay Term Loans in accordance with preceding clause (1) (i.e., because one or more Lenders did not accept such offer), the Borrower may elect to permanently reduce the Revolving Credit Commitments of the Revolving Credit Lenders pursuant to Section 2.09 in amount equal to such excess (and make any payments required pursuant to Section 2.13(a) as a result of such reduction of the Revolving Credit Commitments) and (3) third, to the extent that 100% of the Mandatory Offer Amount is not utilized to prepay First-Lien Term Loans pursuant to an Offer to Repay Term Loans in accordance with preceding clause (1) and/or reduce the Revolving Credit Commitments in accordance with preceding clause (2), the Borrower shall deliver an Offer to Repay Notice to the Administrative Agent (for distribution to the Second-Lien Term Loan Lenders) irrevocably and unconditionally offering to repay on a pro rata basis to each of the Second-Lien Term Loans under each Second-Lien Term Loan Facility with the remaining respective Net Cash Proceeds of the event giving rise to such Offer to Repay Term Loans~~, with such repayment of Term Loans to be applied in accordance with the requirements of Section 2.13(f).~~ pursuant to Section 2.13(b) not theretofore applied pursuant to clause (1) or (2) above, which notice shall set forth (i) the date of the proposed consummation of such Offer to Repay Term Loans (which shall be no later than the fifth Business Day following delivery of the respective Offer to Repay Notice), (ii) the last Business Day on which such Offer to Repay Term Loans may be accepted or declined (which shall in no event be later than the date occurring three Business Days after the date of delivery of such Offer to Repay Notice) and (iii) the aggregate principal amount of the Second-Lien Term Loans under each Term Loan Facility subject to such Offer to Repay Term Loans and (B) unless the Required Second-Lien Lenders shall have otherwise instructed the Administrative Agent on or prior to the last Business Day on which such Offer to Repay Term Loans may be accepted or declined, the Borrower shall repay Second-Lien Term Loans of those Lenders that have accepted the Borrower’s respective Offer to Repay Term Loans. Notwithstanding the foregoing provisions of this clause (g) or any other clause of this Section 2.13, the Borrower and its Subsidiaries, the Administrative Agent and the Lenders hereby agree that nothing in this Agreement shall be understood to mean or suggest that the Term Loans subject to an Offer to Repay Term Loans constitute “securities” for purposes of either the Securities Act or the Securities Exchange Act.
          (h) If a Change of Control shall occur, unless the Borrower shall have given notice to prepay all of the Second-Lien Term Loans pursuant to Section 2.12, the Borrower shall within 30 days of such Change of Control offer to repay all or any part of each Second-Lien Term Loan Lender’s outstanding Second-Lien Term Loans (with any such offer to repay a “Change of Control Offer”), subject to the following requirements: (A) the Borrower shall deliver a notice to the Administrative Agent (for distribution to the Second-Lien Lenders) irrevocably and unconditionally offering to repay on a pro rata basis to each of the Second-Lien Term Loans of the Second-Lien Term Lenders an amount in

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cash equal to 101% of the aggregate principal amount of Second-Lien Term Loans to be repaid plus accrued and unpaid interest on a date which shall be no earlier than 30 days and no later than 60 days from the date such notice and (B) on or prior to the last Business Day on which such Change of Control Offer may be accepted or declined, the Borrower shall repay the Second-Lien Term Loans of those Second-Lien Term Loan Lenders that have accepted the Borrower’s respective Change of Control Offer as provided above. Notwithstanding the foregoing provisions of this clause (h) or any other clause of this Section 2.13, the Borrower and its Subsidiaries, the Administrative Agent and the Lenders hereby agree that nothing in this Agreement shall be understood to mean or suggest that the Second-Lien Term Loans subject to a Change of Control Offer constitute “securities” for purposes of either the Securities Act or the Exchange Act.
(i) In the event that the Borrower or any of its Restricted Subsidiaries shall receive Net Cash Proceeds from the issuance or incurrence of Second-Lien Facilities that constitute the Second-Lien Excess Proceeds Amount, the Borrower shall no later than the fifth Business Day next following the receipt of such Net Cash Proceeds, apply an amount equal to 100% of such Net Cash Proceeds to prepay outstanding First-Lien Term Loans in accordance with Section 2.13(e).
          Section 2.14. Reserve Requirements; Change in Circumstances. (a) Notwithstanding any other provision of this Agreement, if any Change in Law shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender or any Issuing Bank (except any such reserve requirement which is reflected in the Adjusted LIBO Rate) or shall impose on such Lender or such Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein, and the result of any of the foregoing shall be (i) to increase the cost to such Lender or such Issuing Bank of making or maintaining any Eurodollar Loan or (ii) to increase the cost to any Lender of issuing or maintaining any Letter of Credit or purchasing or maintaining a participation therein or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or otherwise), in each case by an amount deemed by such Lender or such Issuing Bank to be material, then the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.
          (b) If any Lender or any Issuing Bank shall have determined that any Change in Law regarding capital adequacy has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made or participations in Loans purchased by such Lender pursuant hereto or the Letters of Credit issued by such Issuing Bank pursuant hereto to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy), in each case by an amount deemed by such Lender or such Issuing Bank to be material, then the Borrower shall pay to such Lender or such Issuing Bank, as the case may be,

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such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.
          (c) A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) above shall be delivered to the Borrower, shall describe the applicable Change in Law, the resulting costs incurred or reduction suffered (including a calculation thereof), certifying that such Lender is generally charging such amounts to similarly situated borrowers and shall be conclusive absent manifest error. The Borrower shall pay such Lender or such Issuing Bank, as applicable, the amount shown as due on any such certificate delivered by it within 30 days after its receipt of the same.
          (d) Failure or delay on the part of any Lender or any Issuing Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be under any obligation to compensate any Lender or any Issuing Bank under paragraph (a) or (b) above with respect to increased costs or reductions with respect to any period prior to the date that is 180 days prior to such request; provided, further, that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any Change in Law within such 180-day period. The protection of this Section shall be available to each Lender and the respective Issuing Bank regardless of any possible contention of the invalidity or inapplicability of the Change in Law that shall have occurred or been imposed; provided that if, after the payment of any amounts by the Borrower under this Section, any Change in Law in respect of which a payment was made is thereafter determined to be invalid or inapplicable to the relevant Lender or Issuing Bank, then such Lender or Issuing Bank shall, within 30 days after such determination, repay any amounts paid to it by the Borrower hereunder in respect of such Change in Law.
          (e) Notwithstanding anything in this Section 2.14 to the contrary, this Section 2.14 shall not apply to any Change in Law with respect to Taxes, which shall be governed exclusively by Section 2.20.
          Section 2.15. Change in Legality. (a) Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent:
     (i) such Lender may declare that dollar denominated Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods) and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans, whereupon any request for a Eurodollar Borrowing (or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a Eurodollar Loan into an

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ABR Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and
     (ii) such Lender may require that all outstanding Eurodollar Loans made by such Lender shall be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.
In the event any Lender shall exercise its rights under clause (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.
          (b) For purposes of this Section 2.15, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period then applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower. Such Lender shall withdraw such notice promptly following any date on which it becomes lawful for such Lender to make and maintain Eurodollar Loans or give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan.
          Section 2.16. Indemnity. The Borrower shall indemnify each Lender against any actual loss or reasonable out-of-pocket expense that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Loan prior to the end of the Interest Period in effect therefor, (ii) the conversion of any Eurodollar Loan to an ABR Loan or the conversion of the Interest Period with respect to any Eurodollar Loan, in each case other than on the last day of the Interest Period in effect therefor, or (iii) any Eurodollar Loan to be made by such Lender (including any Eurodollar Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Loan shall have been given by the Borrower hereunder other than by operation of Section 2.08 (any of the events referred to in this clause (a) being called a “Breakage Event”) or (b) any default in the making of any payment or prepayment required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurodollar Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period (exclusive of any loss of anticipated profits). A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the Borrower and shall be conclusive absent manifest error and such certificate shall set forth in reasonable detail the manner in which such amount was determined and such amounts shall be due within 30 days after the receipt of such notice.

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          Section 2.17. Pro Rata Treatment; Intercreditor Agreements. (a) Except as provided below in this Section 2.17 and as required under Sections 2.13, 2.14, 2.15, 2.16, 2.20 or 2.21, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Commitment Fee and the L/C Participation Fee, each reduction of the Revolving Credit Commitments and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their respective applicable outstanding Loans). For purposes of determining the available Revolving Credit Commitments of the Lenders at any time (but subject to the last sentence of Section 2.05(a)), each outstanding Swingline Loan shall be deemed to have utilized the Revolving Credit Commitments of the Lenders (including those Lenders which shall not have made Swingline Loans) pro rata in accordance with such respective Revolving Credit Commitments. In addition, in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing to the next higher or lower whole dollar amount.
          (b) Notwithstanding anything to the contrary contained in this Agreement, any payment or other distribution (whether from proceeds of collateral or any other source, whether in the form of cash, securities or otherwise, and whether made by any Loan Party or in connection with any exercise of remedies by the Administrative Agent or any Lender) made or applied in respect of any of the Obligations during the existence of an Event of Default or during or in connection with Insolvency Proceedings involving any Loan Party (or any plan of liquidation, distribution or reorganization in connection therewith), shall be made or applied, as the case may be, in the following order of priority (with higher priority Obligations to be paid in full prior to any payment or other distribution in respect of lower priority Obligations): (i) first, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts, including attorney fees, payable to the Collateral Agent and the Administrative Agent in their capacities as such and the Issuing Banks in their capacity as such (ratably among the Collateral Agent, the Administrative Agent and the Issuing Banks in proportion to the respective amounts described in this clause first payable to them); (ii) second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders hereunder, including attorney fees (ratably among such Lenders in proportion to the respective amounts described in this clause second payable to them); (iii) third, to payment of that portion of the Obligations constituting accrued and unpaid interest (including any default interest) on the Loans and L/C Exposure (ratably among such Lenders in proportion to the respective amounts described in this clause third payable to them), including interest accruing after the filing or commencement of Insolvency Proceedings in respect of any Loan Party, whether or not any claim for post-filing or post-petition interest is or would be allowed, allowable or otherwise enforceable in any such Insolvency Proceedings; (iv) fourth, to the Administrative Agent for the account of the Issuing Banks, to cash collateralize any L/C Exposure then outstanding; (v) fifth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Exposure (including any termination payments and any accrued and unpaid interest thereon) (ratably among such Lenders in proportion to the respective amounts described in this clause fifth held by them) and amounts constituting Hedging Obligations; and (vi) last, in the case of proceeds of collateral, the balance, if any, thereof, after all of the Obligations (including, without limitation, all Obligations in respect of L/C Exposure

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but excluding any contingent obligations) have been paid in full, to the Borrower or as otherwise required by Applicable Law. Each Lender agrees that the provisions of this Section 2.17 (including, without limitation, the priority of the Obligations as set forth herein) constitute an intercreditor agreement among them for value received that is independent of any value received from the Loan Parties, and that such agreement shall be enforceable as against each Lender, including, without limitation, in any Insolvency Proceedings in respect of any Loan Party, to the same extent that such agreement is enforceable under applicable non-bankruptcy law (including, without limitation, pursuant to Section 510(a) of the U.S. federal Bankruptcy Code or any comparable provision of applicable insolvency law), and that, if any Lender receives any payment or distribution in respect of any Obligation (including, without limitation, in connection with any Insolvency Proceedings or any plan of liquidation, distribution or reorganization therein) to which such Lender is not entitled in accordance with the priorities set forth in this Section 2.17, such amount shall be held in trust by such Lender for the benefit of the Person or Persons entitled to such payment or distribution hereunder, and promptly shall be turned over by such Lender to the Administrative Agent for distribution to the Person or Persons entitled to such payment or distribution in accordance with this Section 2.17.
          Section 2.18. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against the Borrower or any other Loan Party, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or L/C Disbursement as a result of which the unpaid principal portion of its Loans and participations in L/C Disbursements shall be proportionately less than the unpaid principal portion of the Loans and participations in L/C Disbursements of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans and L/C Exposure of such other Lender, so that the aggregate unpaid principal amount of the Loans and L/C Exposure and participations in Loans and L/C Exposure held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans and L/C Exposure then outstanding as the principal amount of its Loans and L/C Exposure prior to such exercise of banker’s lien, setoff or counterclaim or other event was to the principal amount of all Loans and L/C Exposure outstanding prior to such exercise of banker’s lien, setoff or counterclaim or other event; provided, however, that (i) if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest and (ii) the provisions of this Section 2.18 shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loan or L/C Disbursement deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.

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          Section 2.19. Payments. (a) All payments made by the Borrower hereunder or under any Note will be made without set-off, counterclaim or other defense. The Borrower shall make each payment (including principal of or interest on any Borrowing or any L/C Disbursement or any Fees or other amounts) hereunder and under any other Loan Document not later than 3:00 p.m. on the date when due in immediately available funds. Except as otherwise provided herein, each payment by the Borrower with respect to any Loan or Letter of Credit and each reimbursement of reimbursable expenses or indemnified liabilities shall be made in the currency in which such Loan was made, such Letter of Credit issued or such expense or liability was incurred. Each such payment (other than (i) Issuing Bank Fees, which shall be paid directly to the relevant Issuing Bank and (ii) principal of and interest on Swingline Loans, which shall be paid directly to the Swingline Lender, except as otherwise provided in Section 2.22(e)) shall be made to the Administrative Agent at its offices at Deutsche Bank AG New York Branch, 90 Hudson Street, Jersey City, NJ 07302, Attn: Noreen Young, Tel: (201) 593-2445, Fax: (201) 593-2314, Email: noreen.young@db.com or such other office specified by the Administrative Agent to the Borrower. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.
          (b) Amounts to be applied pursuant to Section 2.13 to the prepayment of Term Loans shall be applied, as applicable, first to reduce outstanding ABR Loans. Any amounts remaining after each such application shall be applied to prepay Eurodollar Loans. Notwithstanding the foregoing, if the amount of any prepayment of Loans required under Section 2.13 shall be in excess of the amount of the ABR Loans at the time outstanding, only the portion of the amount of such prepayment as is equal to the amount of such outstanding ABR Loans shall be immediately prepaid and, at the election of the Borrower, the balance of such required prepayment shall be either (A) deposited in a deposit account maintained in the name of the Collateral Agent and applied to the prepayment of Eurodollar Loans on the last day of the then next-expiring Interest Period for Eurodollar Loans (with all interest accruing thereon for the account of the Borrower) or (B) prepaid immediately, together with any amounts owing to the Lenders under Section 2.16. Notwithstanding any such deposit in such deposit account, interest shall continue to accrue on such Loans until prepayment.
          Section 2.20. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower or any other Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any Indemnified Taxes or Other Taxes; provided, that if any Taxes are required to be withheld or deducted from such payments, then for such Indemnified Taxes or Other Taxes, as the case may be, (i) such Borrower or such Loan Party shall make such deductions or withholdings, (ii) the Borrower or such Loan Party shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and (iii) in the case of any Indemnified Taxes or Other Taxes required to be deducted or withheld, the sum payable shall be increased as necessary so that, after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions or withholdings for such Indemnified Taxes or Other Taxes, as the case may be, been made.

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          (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
          (c) The Borrower shall indemnify the Administrative Agent, each Lender and each Issuing Bank, within 30 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or such Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower or any other Loan Party hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, in each case, whether or not such Indemnified Taxes (but not Other Taxes) were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that if, after the payment of any amounts by the Borrower under this Section, any such Indemnified Taxes in respect of which a payment was made are thereafter determined to have been incorrectly or illegally imposed, then the relevant recipient of such payment shall, within 30 days after such determination, repay any amounts paid to it by the Borrower hereunder in respect of such Indemnified Taxes; provided, further, that the Borrower shall not be required to indemnify the Administrative Agent, any Lender or any Issuing Bank pursuant to this Section 2.20(c) for any amounts incurred more than six months prior to the date such Administrative Agent, Lender or Issuing Bank, as applicable, notifies the Borrower of its intention to claim compensation therefor. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or an Issuing Bank, or by the Administrative Agent on behalf of itself, a Lender or an Issuing Bank, shall be conclusive absent manifest error.
          (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower or any other Loan Party to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
          (e) Each Foreign Lender shall promptly (a) furnish to the Borrower (with a copy to the Administrative Agent) on or before the date it becomes a party to the Agreement either (i) two accurate and complete originally executed copies of U.S. Internal Revenue Service (“IRS”) Form W-8BEN (or successor form), (ii) two accurate and complete originally executed copies of IRS Form W-8ECI (or successor form), (iii) two accurate and complete originally executed copies of IRS Form W-8IMY (or successor form) together with any required attachments, certifying, in any case, to such Foreign Lender’s legal entitlement to an exemption or reduction from U.S. federal withholding tax with respect to all payments hereunder and (b) provide to the Borrower (with a copy to the Administrative Agent) a new Form W-8BEN (or successor form), Form W-8ECI (or successor form) or Form W-8IMY (or successor form) together with any required attachments upon (i) the expiration or obsolescence of any previously delivered form to reconfirm any complete exemption from, or any entitlement to a reduction in, U.S. federal withholding tax with respect to any payment hereunder, (ii) the occurrence of any event requiring a change in the most recent form previously delivered by it and (iii) from time to time if requested by the Borrower or the Administrative Agent; provided that any Foreign Lender that is relying on the so-called “portfolio interest exemption” shall also furnish a “Non-Bank Certificate” in the form of Exhibit E together with a Form W-8BEN. Notwithstanding any other

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provision of this paragraph, a Foreign Lender shall not be required to deliver any form pursuant to this paragraph that such Foreign Lender is not legally able to deliver.
          (f) Any Lender or Issuing Bank that is a United States Person, as defined in Section 7701(a)(30) of the Code, shall deliver to the Borrower (with a copy to the Administrative Agent), at the times specified in Section 2.20(e), two accurate and complete original signed copies of IRS Form W-9, or any successor form that such Person is entitled to provide at such time, in order to qualify for an exemption from United States back-up withholding requirements.
          (g) If the Administrative Agent, a Lender or an Issuing Bank determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of Administrative Agent, such Lender or such Issuing Bank, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that (i) the Borrower, upon the request of the Administrative Agent, such Lender or such Issuing Bank, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or such Issuing Bank in the event the Administrative Agent, such Lender or such Issuing Bank is required to repay such refund to such Governmental Authority and, (ii) nothing herein contained shall interfere with the right of a Lender or Administrative Agent to arrange its tax affairs in whatever manner it thinks fit nor oblige any Lender or Agent to claim any tax refund or to make available its tax returns or disclose any information relating to its tax affairs or any computations in respect thereof or require any Lender or Administrative Agent to do anything that would prejudice its ability to benefit from any other refunds, credits, reliefs, remissions or repayments to which it may be entitled.
          (h) In addition, each Lender or Issuing Bank shall use its reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its applicable lending office if such change would avoid any requirement of applicable laws of any such jurisdiction that the Borrower make any deduction or withholding for taxes from amounts payable to such Lender or Issuing Bank and if such change would not, in the sole good faith determination of such Lender or Issuing Bank result in any additional costs, expenses or risks or be otherwise disadvantageous to it.
          Section 2.21. Assignment of Commitments Under Certain Circumstances; Duty to Mitigate. (a) In the event (i) any Lender or any Issuing Bank requests compensation pursuant to Section 2.14, (ii) any Lender or any Issuing Bank delivers a notice described in Section 2.15, (iii) the Borrower is required to pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or any Issuing Bank pursuant to Section 2.20, (iv) any Lender shall become a Defaulting Lender or (v) any Lender refuses to consent to any amendment, waiver or other modification of any Loan Document requested by the Borrower that requires the consent of all affected Lenders in accordance with the terms of Section 9.08 or all the Lenders with respect to a certain Class of Loans and such amendment, waiver or other

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modification is consented to by the Required Lenders or the Required Class Lenders for such Class, as applicable (any such Lender, a “Non-Consenting Lender”), the Borrower may, at its sole cost and expense, upon notice to such Lender or such Issuing Bank, as the case may be, upon notice to the Administrative Agent and such Non-Consenting Lender, either:
     (x) replace such Lender or Issuing Bank, as the case may be, by causing such Lender or Issuing Bank to (and such Lender or Issuing Bank shall be obligated to) assign at par 100% of its relevant Commitments and the principal of its relevant outstanding Loans plus any accrued and unpaid interest and fees pursuant to Section 9.04 (with the assignment fee to be waived in such instance) all of its relevant rights and obligations under this Agreement to one or more Persons (which Persons shall otherwise be subject to the approval rights set forth in Section 9.04(b)); provided that (A) the replacement Lender shall agree to the consent, waiver or amendment to which the Non-Consenting Lender did not agree, (B) neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such Person and (C) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.20, such assignment will result in a reduction in such compensation or payments; or
     (y) terminate the Commitment of such Lender or Issuing Bank, as the case may be, and (1) in the case of a Lender (other than an Issuing Bank), repay all Obligations (other than contingent obligations) of the Borrower owing to such Lender relating to the Loans and participations held by such Lender as of such termination date and (2) in the case of an Issuing Bank, repay all Obligations of the Borrower owing to such Issuing Bank relating to the Loans and participations held by the Issuing Bank as of such termination date other than any Obligations pertaining to any Subject Letters of Credit.
Notwithstanding anything to the contrary contained above in this Section 2.21, unless an Issuing Bank is removed and replaced with a successor Issuing Bank at the time the Borrower exercises its rights under this Section 2.21 (in which case the provisions of Section 2.23(i) shall apply), any Issuing Bank having undrawn Letters of Credit issued by it (the “Subject Letters of Credit”) whose Commitments and Obligations are to be repaid or terminated pursuant to the foregoing provisions of this Section 2.21 shall (x) remain a party hereto until the expiration or termination of the Subject Letters of Credit, (y) not issue (or be required to issue) any further Letters of Credit hereunder and (z) continue to have all rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents solely with respect to the Subject Letters of Credit until all of the Subject Letters of Credit have expired, been terminated or become subject to an L/C Backstop (including all rights of reimbursement pursuant to Sections 2.23(d), (e), (f) and (h) for any L/C Disbursement made by such Issuing Bank and all voting rights of an Issuing Bank (but such voting rights shall be limited to pertain solely to L/C Disbursements in respect of the Subject Letters of Credit, any Fee payable to the Issuing Bank in respect of the Subject Letters of Credit, and the rights or duties of the Issuing Bank in respect of the Subject Letters of Credit), but excluding any consent rights as an Issuing Bank under Section 9.04(b)).
Each Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender as assignor,

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any Assignment and Acceptance necessary to effectuate any assignment of such Lender’s interests hereunder in respect of the circumstances contemplated by this Section 2.21.
          (b) If (i) any Lender or any Issuing Bank requests compensation under Section 2.14, (ii) any Lender or any Issuing Bank delivers a notice described in Section 2.15 or (iii) the Borrower is required to pay any additional amount to any Lender or any Issuing Bank or any Governmental Authority on account of any Lender or any Issuing Bank, pursuant to Section 2.20, then such Lender or such Issuing Bank shall use reasonable efforts (which shall not require such Lender or such Issuing Bank to take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be material) (x) to file any certificate or document reasonably requested by the Borrower or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.14 or enable it to withdraw its notice pursuant to Section 2.15 or would reduce amounts payable pursuant to Section 2.20, as the case may be, in the future.
          Section 2.22. Swingline Loans. (a) Subject to the terms and conditions herein set forth, the Swingline Lender agrees to make loans to the Borrower at any time and from time to time on or after the Closing Date and until the earlier of the Revolving Credit Maturity Date and the termination of the Revolving Credit Commitments, in an aggregate principal amount at any time outstanding that will not result in (i) the principal amount of all Swingline Loans exceeding $25,000,000 in the aggregate or (ii) the Aggregate Revolving Credit Exposure exceeding the Total Revolving Credit Commitment; provided that notwithstanding the foregoing, the Swingline Lender shall not be obligated to make any Swingline Loans at a time when a Revolving Credit Lender is a Defaulting Lender, unless the Swingline Lender has entered into arrangements reasonably satisfactory to it and the Borrower to eliminate the Swingline Lender’s risk with respect to the Defaulting Lender’s participation in such Swingline Loans, including by cash collateralizing such Defaulting Lender’s Pro Rata Percentage of the outstanding amount of Swingline Loans. Each Swingline Loan shall be denominated in dollars and shall be in a principal amount that is a minimum amount of $100,000 and integral multiple of $100,000 in excess thereof. The Swingline Commitment may be terminated or reduced from time to time as provided herein. Within the foregoing limits, the Borrower may borrow, pay or prepay and reborrow Swingline Loans hereunder, subject to the terms, conditions and limitations set forth herein without any premium or penalty.
          (b) The Borrower shall notify the Swingline Lender by fax, or by telephone (promptly confirmed by fax), not later than 12:30 p.m. on the Business Day of a proposed Swingline Loan. Such notice shall be delivered on a Business Day, shall be irrevocable and shall refer to this Agreement and shall specify the requested date (which shall be a Business Day) and amount of such Swingline Loan. The Swingline Lender shall make each Swingline Loan available to such Borrower by means of a credit to an account designated by the Borrower promptly on the date such Swingline Loan is so requested.
          (c) The Borrower shall have the right at any time and from time to time to prepay any Swingline Loan, in whole or in part, upon giving written or fax notice by such Borrower (or telephone notice promptly confirmed by written, or fax notice) to the Swingline Lender before 2:00 p.m. on the date of prepayment at the Swingline Lender’s address for notices

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specified in Section 9.01; provided that any such notice delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other financing arrangements, in which case such notice may be revoked by such Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.
          (d) Each Swingline Loan shall be an ABR Loan and, subject to the provisions of Section 2.07, shall bear interest as provided in Section 2.06(a).
          (e) The Swingline Lender may by written notice given to the Administrative Agent not later than 11:00 a.m. on any Business Day require the Revolving Credit Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Credit Lenders will participate. The Administrative Agent will, promptly upon receipt of such notice, give notice to each Revolving Credit Lender, specifying in such notice such Lender’s Pro Rata Percentage of such Swingline Loan. In furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Revolving Credit Lender’s Pro Rata Percentage of such Swingline Loan. Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Credit Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.02(c) with respect to Loans made by such Lender (and Section 2.02(c) shall apply, mutatis mutandis, to the payment obligations of the Lenders) and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Credit Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent and be distributed by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower (or other party liable for obligations of the Borrower) of any default in the payment thereof.
          Section 2.23. Letters of Credit. (a) The Borrower may request the issuance of a Letter of Credit on a sight basis for its own account or for the account of any of its subsidiaries, in a form reasonably acceptable to the Administrative Agent and the relevant Issuing Bank, at any time and from time to time on or after the Closing Date and prior to the earlier to occur of (i) the termination of the Revolving Credit Commitments and (ii) the date that is five Business Days prior to the Revolving Credit Maturity Date. This Section shall not be construed to impose an obligation upon any Issuing Bank to issue any Letter of Credit that is inconsistent with the terms and conditions of this Agreement. Letters of Credit shall be denominated in dollars.

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          (b) In order to request the issuance of a Letter of Credit (or to amend, renew or extend an existing Letter of Credit), the Borrower shall deliver a notice (a “Letter of Credit Request”) to the relevant Issuing Bank and the Administrative Agent (reasonably, and in any event, unless waived by the relevant Issuing Bank, no later than two Business Days in advance of the requested date of issuance, amendment, renewal or extension) requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended and specifying (i) the date of issuance, amendment, renewal or extension, (ii) the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) below), (iii) the amount of such Letter of Credit, (iv) the name and address of the beneficiary thereof and (v) such other information as the relevant Issuing Bank may reasonably request with respect to such Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if, and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that, after giving effect to such issuance, amendment, renewal or extension (i) the L/C Exposure shall not exceed $75,000,000 and (ii) the Aggregate Revolving Credit Exposure shall not exceed the Total Revolving Credit Commitment. Promptly after receipt of any Letter of Credit Request, the relevant Issuing Bank will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Request from the Borrower and, if not, such Issuing Bank will provide the Administrative Agent with a copy thereof. Subject to the terms and conditions hereof, such Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of the Borrower or one of its subsidiaries or enter into the applicable amendment, as the case may be. Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the relevant Issuing Bank will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
          (c) Each Letter of Credit shall expire at the close of business on the earlier of the date one year after the date of the issuance of such Letter of Credit and the Revolving Credit Maturity Date, unless such Letter of Credit expires by its terms on an earlier date or an L/C Backstop exists (the “Letter of Credit Expiration Date”); provided, however, that a Letter of Credit may, upon the request of the Borrower, include a provision whereby such Letter of Credit (an “Auto-Renewal Letter of Credit”) shall be renewed automatically for additional consecutive periods of 12 months or less (but not beyond the Revolving Credit Maturity Date unless an L/C Backstop exists) unless the relevant Issuing Bank notifies the beneficiary thereof at least 30 days (or such longer period as may be specified in such Letter of Credit) prior to the then-applicable Letter of Credit Expiration Date that such Letter of Credit will not be renewed. Once an Auto-Renewal Letter of Credit has been issued, the Revolving Credit Lenders shall be deemed to have authorized (but may not require) the relevant Issuing Bank to permit the renewal of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided that (i) the relevant Issuing Bank may, at its option, not permit any such renewal if the relevant Issuing Bank has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.23(l) or otherwise) and (ii) the relevant Issuing Bank shall not permit any such renewal if it has received notice (which may be by telephone or in writing) five Business Days prior to the day that is 30 days (or such longer period as may be specified in such Letter of Credit) prior to the then-applicable Letter of Credit Expiration Date from the Administrative Agent, any

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Revolving Credit Lender or the Borrower that one or more of the applicable conditions specified in Section 4.01 is not then satisfied or waived.
          (d) By the issuance of a Letter of Credit and without any further action on the part of an Issuing Bank or the Lenders, such Issuing Bank hereby grants to each Revolving Credit Lender, and each such Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Pro Rata Percentage of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Lender’s Pro Rata Percentage of each L/C Disbursement made by such Issuing Bank and not reimbursed by the Borrower (or, if applicable, another party pursuant to its obligations under any other Loan Document) forthwith on the date due as provided in Section 2.02(f). Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Upon any change in the Revolving Credit Commitments or Pro Rata Percentages of the Revolving Credit Lenders pursuant to Section 2.21 or 9.04(b), it is hereby agreed that, with respect to all outstanding Letters of Credit and unreimbursed L/C Disbursements relating thereto, there shall be an automatic adjustment to the participations pursuant to this Section 2.23(d) to reflect the new Pro Rata Percentages of each Revolving Credit Lender.
          (e) If an Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the Borrower shall pay to the Administrative Agent an amount equal to such L/C Disbursement not later than 12:00 noon on the second Business Day following the day the Borrower receives notice of such L/C Disbursement.
          (f) (i) The Borrower’s obligations to reimburse L/C Disbursements as provided in paragraph (e) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of the existence of any claim, setoff, defense or other right that the Borrower or any other Person may at any time have against the beneficiary under any Letter of Credit, the Issuing Bank, the Administrative Agent or any Lender or any other Person, including any defense based on the failure of any draft or other document presented under a Letter of Credit to comply with the terms of such Letter of Credit; provided, that the Borrower shall not be obligated to reimburse the Issuing Bank for any wrongful payment made by the Issuing Bank as a result of the Issuing Bank’s gross negligence, bad faith, willful misconduct or breach of its obligations in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.
          (ii) Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the relevant Issuing Bank shall not have any responsibility to obtain any document (other than any draft, demand, certificate or other document expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the Issuing

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Banks, the Agents nor any of the respective correspondents, participants or assignees of any Issuing Bank shall be liable to any Lender for (x) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable, (y) any action taken or omitted in the absence of gross negligence or willful misconduct or (z) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Request. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude either Borrower from pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement; provided further that the foregoing shall not be construed to excuse such Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise the standard of care set forth above when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.
          (g) The relevant Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The relevant Issuing Bank shall as promptly as possible give telephonic notification, confirmed by fax, to the Administrative Agent and the Borrower of such demand for payment and whether such Issuing Bank has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligations to reimburse such Issuing Bank and the Revolving Credit Lenders with respect to any such L/C Disbursement.
          (h) If an Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, then, unless the Borrower shall reimburse such L/C Disbursement in full on the same day that such LC Disbursement is made, the unpaid amount thereof shall bear interest for the account of an Issuing Bank, for each day from and including the date of such L/C Disbursement, to but excluding the earlier of the date of payment by the Borrower or the date on which interest shall commence to accrue thereon as provided in Section 2.02(f), at the rate per annum that would apply to such amount if such amount were an ABR Revolving Loan.
          (i) An Issuing Bank may be removed at any time by the Borrower by notice from the Borrower to such Issuing Bank, the Administrative Agent and the Lenders. Upon the acceptance of any appointment as an Issuing Bank hereunder by a Lender that shall agree to serve as successor Issuing Bank (which Lender shall be reasonably acceptable to the Administrative Agent), such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Issuing Bank. At the time such removal shall become effective, the Borrower shall pay all accrued and unpaid fees pursuant to Section 2.05(c)(ii). The acceptance of any appointment as an Issuing Bank hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, the Borrower and the Administrative Agent, in a form reasonably satisfactory to the Borrower and the Administrative Agent, and, from and after the effective date of such agreement, (i) such successor Lender shall have all the rights and obligations of the previous Issuing Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term “Issuing

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Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation or removal of an Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such removal, but shall not be required to issue additional Letters of Credit.
          (j) If the maturity of any of the Loans under the Credit Facilities has been accelerated and the Borrower shall have received notice from the Administrative Agent (at the request of the Required Revolving Lenders) or the Required Revolving Lenders, the Borrower shall deposit in an account with the Collateral Agent, for the benefit of the Revolving Credit Lenders, an amount in cash equal to the L/C Exposure as of such date. Such deposit shall be held by the Collateral Agent as collateral for the payment of the Obligations. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Cash Equivalents, which investments shall be made at the option and sole discretion of the Collateral Agent for the benefit of the Borrower, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Until such acceleration is rescinded, moneys in such account shall (i) automatically be applied by the Administrative Agent to reimburse each Issuing Bank for L/C Disbursements for which it has not been reimbursed, (ii) be held for the satisfaction of the reimbursement obligations of the Borrower for the L/C Exposure at such time and (iii) subject to the consent of the Required Revolving Lenders, be applied to satisfy the Obligations. If the Borrower are required to provide an amount of cash collateral hereunder as a result of the acceleration of the Loans under the Credit Facilities, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days to the extent any such acceleration has been rescinded.
          (k) The Borrower may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed) and such Lender, designate one or more additional Lenders to act as an issuing bank under the terms of this Agreement. Any Lender designated as an issuing bank pursuant to this paragraph (k) shall be deemed to be an “Issuing Bank” (in addition to being a Lender) in respect of Letters of Credit issued or to be issued by such Lender, and, with respect to such Letters of Credit, such term shall thereafter apply to the other Issuing Bank and such Lender.
          (l) An Issuing Bank shall be under no obligation to issue any Letter of Credit if:
     (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any law applicable to such Issuing Bank or any directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or direct that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular;
     (ii) the issuance of such Letter of Credit would violate any applicable laws binding upon such Issuing Bank; and

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     (iii) any Revolving Credit Lender is a Defaulting Lender at such time, unless such Issuing Bank has entered into arrangements reasonably satisfactory to it and the Borrower to eliminate such Issuing Bank’s risk with respect to the participation in Letters of Credit by such Defaulting Lender, including by cash collateralizing such Defaulting Lender’s Pro Rata Percentage of the L/C Exposure.
          (m) Notwithstanding anything else to the contrary in this Agreement, in the event of any conflict or inconsistency between the terms hereof and the terms of any Letter of Credit Requests, reimbursement agreements or similar agreements, the terms hereof shall control.
          Section 2.24. Incremental Credit Extensions. (a) The Borrower may at any time or from time to time after the Closing Date, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request (i) one or more additional tranches of first-lien term loans (the “Incremental First-Lien Term Loans”) ~~or~~, (ii) one or more increases in the amount of the Revolving Credit Commitments (each such increase, a “Revolving Commitment Increase” and, together with any Incremental ~~Term Loans~~First-Lien Term Loans, a “First-Lien Credit Increase”) or (iii) one or more additional tranches of second-lien term loans (the “Incremental Second-Lien Term Loans” and, together with any First-Lien Credit Increase, a “Credit Increase”); provided that both at the time of any such request and upon the effectiveness of any Incremental Amendment referred to below, no Event of Default shall exist. Each Credit Increase shall be in an aggregate principal amount that is not less than $25,000,000 (or such lower amount that either (A) represents all remaining availability under the limit set forth in the next sentence or (B) is reasonably acceptable to the Administrative Agent). Notwithstanding anything to the contrary herein, (x) the aggregate amount of the ~~Credit Increases~~Incremental Second-Lien Term Loans incurred after the First Amendment Effective Date shall not exceed ~~the greater of (x) $500,000,000 or (y)~~$50,000,000 and (y) the aggregate amount of the First-Lien Credit Increases incurred after the First Amendment Effective Date shall not exceed the maximum amount at the time of such proposed Credit Increase that could be incurred such that after giving pro forma effect to such First-Lien Credit Increase, the Senior Secured Net Leverage Ratio does not exceed 5.00:1.00 as of the last date for which Section 5.04 Financials have been delivered to the Administrative Agent. Each Incremental First-Lien Term Loan (1) shall rank pari passu in right of payment and of security with the Revolving Credit Loans and the ~~then-existing~~First-Lien Term Loans and shall rank pari passu in right of payment and senior in right of security to the Second-Lien Term Loans, (2) shall not mature earlier than the First-Lien Term Loan Maturity Date, (3) shall have a Weighted Average Life to Maturity not shorter than the remaining Weighted Average Life to Maturity of the ~~then-existing~~First-Lien Term Loans (without giving effect to annual amortization on any Incremental First-Lien Term ~~Loan Facility~~Loans not in excess of 1% of the principal amount thereof), (4) shall be treated in the same manner as the First-Lien Term Loans for purposes of Section 2.13(e), Section 2.13(g) and Section 2.17(b), (5) the interest rates and amortization schedule applicable to any Incremental First-Lien Term Loans shall be determined by the Borrower and the Lenders thereunder, and (6) subject to the above, any terms for Incremental First-Lien Term Loans that are inconsistent ~~with the then-existing~~ with the then-existing First-Lien Term Loans shall be reasonably satisfactory to the Administrative Agent. Each Incremental Second-Lien Term Loan (1) shall rank pari passu in right of payment and of security with the Second-Lien Term Loans

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and shall rank pari passu in right of payment and junior in right of security to the Revolving Credit Loans and the First-Lien Term Loans, (2) shall not mature earlier than the Second-Lien Term Loan Maturity Date, (3) shall have a Weighted Average Life to Maturity not shorter than the remaining Weighted Average Life to Maturity of the Second-Lien Term Loans, (4) shall be treated in the same manner as the Second-Lien Term Loans for purposes of Section 2.13(e), Section 2.13(g) and Section 2.17(b), (5) the interest rates and amortization schedule applicable to any Incremental Second-Lien Term Loans shall be determined by the Borrower and the Lenders thereunder, and (6) subject to the above, any terms for Incremental Second-Lien Term Loans that are inconsistent with the then-existing Second-Lien Term Loans shall be reasonably satisfactory to the Administrative Agent. Each notice from the Borrower pursuant to this Section 2.24 shall set forth the requested amount and proposed terms of the relevant Credit Increases. Incremental Term Loans may be made, and Revolving Commitment Increases may be provided, by any existing Lender or by any other bank or other financial institution (any such other bank or other financial institution being called an “Additional Lender”); provided that the relevant Persons under Section 9.04(b) shall have consented (in each case, not to be unreasonably withheld, conditioned or delayed) to such Lender’s or Additional Lender’s making such Incremental Term Loans or providing such Revolving Commitment Increases, if such consent would be required under Section 9.04(b) for an assignment of Loans or Revolving Credit Commitments, as applicable, to such Lender or Additional Lender. The Arrangers agree, upon the request of the Borrower and pursuant to mutually satisfactory engagement and compensation arrangements, to use their commercially reasonable efforts to obtain any Additional Lenders to make any such requested Incremental Term Loans or Revolving Commitment Increases; provided that the Arrangers’ agreement to use such efforts does not constitute a commitment to provide any such requested Incremental Term Loans or Revolving Commitment Increases.
          (b) Commitments in respect of Credit Increases shall become Commitments (or in the case of a Revolving Commitment Increase to be provided by an existing Revolving Credit Lender, an increase in such Lender’s applicable Revolving Credit Commitment) under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Lender agreeing to provide such Commitment, if any, each Additional Lender, if any, and the Administrative Agent. The Incremental Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effectuate the provisions of this Section 2.24. The effectiveness of any Incremental Amendment shall be subject to the satisfaction (or waived) on the date thereof (each, an “Incremental Facility Closing Date”) of each of the conditions set forth in Section 4.01 (it being understood that all references to “the date of such Credit Event” or similar language in such Section 4.01 shall be deemed to refer to the effective date of such Incremental Amendment). The Borrower may use the proceeds of Incremental Term Loans for any purpose not prohibited by this Agreement. No Lender shall be obligated to provide any Credit Increases unless it so agrees in its sole discretion. Upon each increase in the Revolving Credit Commitments pursuant to this Section, each Revolving Credit Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender providing a portion of the Revolving Commitment Increase (each, a “Revolving Commitment Increase Lender”) in respect of such increase, and each such Revolving Commitment Increase Lender will automatically and without

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further act be deemed to have assumed, a portion of such Revolving Credit Lender’s participations hereunder in outstanding Letters of Credit and Swingline Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (i) participations hereunder in Letters of Credit and (ii) participations hereunder in Swingline Loans held by each Revolving Credit Lender (including each such Revolving Commitment Increase Lender) will equal the percentage of the aggregate Revolving Credit Commitments of all Revolving Credit Lenders represented by such Revolving Credit Lender’s Revolving Credit Commitment and (b) if, on the date of such increase, there are any Revolving Loans outstanding, such Revolving Loans shall on or prior to the effectiveness of such Revolving Commitment Increase be prepaid from the proceeds of additional Revolving Loans made hereunder (reflecting such increase in Revolving Credit Commitments), which prepayment shall be accompanied by accrued interest on the Revolving Loans being prepaid and any costs incurred by any Lender in accordance with Section 2.16.
          (c) The Loans and Commitments established pursuant to this paragraph shall constitute Loans and Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantees and security interests created by the Security Documents. The Loan Parties shall take any actions reasonably required by the Administrative Agent to ensure and/or demonstrate that the Lien and security interests granted by the Security Documents continue to be perfected under the UCC or otherwise after giving effect to the establishment of any such Class of Term Loans or any such new Commitments.
          (d) This Section 2.24 shall supersede any provisions in Section 2.18 or 9.08 to the contrary.
ARTICLE III
Representations and Warranties
          The Borrower represents and warrants (it being understood that, for purposes of the representations and warranties made in the Loan Documents on the Closing Date, such representations and warranties shall be construed as though the Transactions have been consummated) to the Administrative Agent, the Collateral Agent, each Issuing Bank and each of the Lenders that:
          Section 3.01. Organization; Powers. Each Loan Party and each Restricted Subsidiary (a) is duly organized or formed, validly existing and in good standing (where relevant) under the laws of the jurisdiction of its organization, except where the failure to be duly organized or formed or to exist (other than in the case of the Borrower) or be in good standing could not reasonably be expected to result in a Material Adverse Effect, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, except where the failure to have such power and authority could not reasonably be expected to result in a Material Adverse Effect, (c) is qualified to do business in, and is in good standing (where relevant) in, every jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except where the failure to so qualify or be in good standing (where relevant) could not reasonably be expected to result in a Material Adverse

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Effect, and (d) has the requisite corporate power and authority to execute, deliver and perform its obligations under each of the Loan Documents to which it is a party.
          Section 3.02. Authorization. The execution, delivery and performance of the Loan Documents (a) have been duly authorized by all requisite corporate or other organizational and, if required, stockholder or member action of each Loan Party and (b) will not (i) violate (A) any provision (x) of any applicable law, statute, rule or regulation, or (y) of the certificate or articles of incorporation, bylaws or other constitutive documents of any Loan Party, (B) any applicable order of any Governmental Authority, (C) any provision of the New Senior Notes Documentation or the Existing Notes or (D) any provision of any other material indenture, agreement or other instrument to which any Loan Party or any Restricted Subsidiary is a party or by which any of them or any of their property is bound, (ii) be in conflict with, result in a breach of or constitute (alone or would with notice or lapse of grace period or both) a default under or give rise to any right to require the prepayment, repurchase or redemption of any obligation under (x) the New Senior Notes Documentation or the Existing Notes or (y) any other such material indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by any Loan Party or any Restricted Subsidiary (other than Liens created or permitted hereunder or under the Security Documents); except with respect to clauses (b)(i) through (b)(iii) of this Section 3.02 (other than clauses (b)(i)(A)(y), (b)(i)(C) and (b)(ii)(x)), to the extent that such violation, conflict, breach, default, or creation or imposition of Lien could not reasonably be expected to result in a Material Adverse Effect.
          Section 3.03. Enforceability. This Agreement and each other Loan Document (when delivered) have been duly executed and delivered by each Loan Party which is a party thereto. This Agreement and each other Loan Document delivered on the Closing Date constitutes, and each other Loan Document when executed and delivered by each Loan Party which is a party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium or similar laws of general applicability relating to or limiting creditors’ rights generally or by general equity principles.
          Section 3.04. Governmental Approvals. Except to the extent the failure to obtain or make the same could not reasonably be expected to result in a Material Adverse Effect, no action, consent or approval of, registration or filing with or any other action by any Governmental Authority is necessary or will be required in connection with the execution, delivery and performance of the Loan Documents by the Loan Parties, except for (a) filings and registrations necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Collateral Agent and required to enforce the rights of the Lenders under the Security Documents as expressly set forth therein, (b) such as have been made or obtained and are in full force and effect and (c) filings and registrations set forth on Schedule 3.04.
          Section 3.05. Financial Statements. (a) The Company’s consolidated balance sheets and related statements of income, stockholder’s equity and cash flows as of and for the fiscal year ended December 31, 2006, audited by and accompanied by the report of KPMG LLP present fairly in all material respects the financial condition and results of operations and cash

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flows of the Company and its consolidated subsidiaries as of such dates and for such periods. Such financial statements were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise noted therein.
          (b) The Company has heretofore delivered to the Administrative Agent its unaudited pro forma consolidated balance sheet and related pro forma statements of income and cash flows as of the fiscal quarter ended September 30, 2007, prepared giving effect to the Transactions as if they had occurred, with respect to such balance sheet, on such date and, with respect to such other financial statements, on the first day of the four-fiscal quarter period ending on such date. Such pro forma financial statements have been prepared in good faith by the Borrower, based on the assumptions believed by the Borrower on the date of delivery thereof to be reasonable, are based in all material respects on the information reasonably available to the Borrower as of the date of delivery thereof, reflect in all material respects the adjustments required to be made to give effect to the Transactions, it being understood and agreed by the Lenders that actual adjustments may vary from the pro forma adjustments and actual results may vary from such projected results and, in each case, such variations may be material.
          Section 3.06. No Material Adverse Change. Since the Closing Date, no event, change or condition has occurred that (individually or in the aggregate) has had, or could reasonably be expected to have, a Material Adverse Effect.
          Section 3.07. Title to Properties. Each Loan Party and each Restricted Subsidiary has good title in fee simple with respect to any real property owned by such Loan Party or Restricted Subsidiary to, valid leasehold interests in or rights to use, all its material real properties and other assets other than (i) minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes, (ii) except where the failure to have such title or other property interests described above could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (iii) Permitted Liens.
          Section 3.08. Subsidiaries. Schedule 3.08 sets forth as of the Closing Date a list of all subsidiaries of Holdings, the jurisdiction of their formation or organization, as the case may be, and the ownership interest of such subsidiary’s parent company therein, and such Schedule shall denote which subsidiaries as of the Closing Date are not Subsidiary Guarantors.
          Section 3.09. Litigation; Compliance with Laws. (a) Except as set forth on Schedule 3.09, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Borrower, threatened in writing against any Loan Party or any Restricted Subsidiary or any business, property or rights of any such Person that has a reasonable likelihood of adverse determination and such adverse determination could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
          (b) None of the Loan Parties or any Restricted Subsidiary or any of their respective material properties is in violation of any applicable law, rule or regulation, or is in default with respect to any judgment, writ, injunction, decree or binding order of any

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Governmental Authority, where any such violation or default could reasonably be expected to result in a Material Adverse Effect.
          Section 3.10. Use of Proceeds; Federal Reserve Regulations. (a) All proceeds of the First-Lien Term Loans (other than Incremental Term Loans) will be used by the Borrower to finance the Merger and the Refinancing and to pay fees, expenses and costs incurred in connection with the Transaction.
          (b) All proceeds of the Revolving Loans ~~and the~~, Swingline Loans and the Incremental Term Loans (other than Second-Lien Term Loans) will be used for the working capital and other general corporate purposes of Holdings, the Borrower and its Subsidiaries, including, without limitation Permitted Acquisitions; provided that none of the Revolving Loans and the Swingline Loans may be used for the purposes described in Section 3.10(a) (other than the payment of fees, expenses and costs in connection with the Transactions and payments with respect to incentive compensation and stay bonuses in an amount not to exceed $50,000,000).
          (c) All of the Net Cash Proceeds of the Second-Lien Term Loans up to $222,750,000 shall be deposited into the Existing Notes due 2010 Account pursuant to Section 5.13.
          (d) All of the Second-Lien Excess Proceeds Amount will be used to solely repay First-Lien Term Loans pursuant to
Sections 2.13(i).
          (e) ~~(c)~~ None of the Loan Parties or any Restricted Subsidiary is engaged principally, or as one of its important activities, in the business of purchasing or carrying Margin Stock for its own account or extending credit for the purpose of purchasing or carrying Margin Stock for its own account.
          (f) ~~(d)~~ No part of the proceeds of any Loan or any Letter of Credit will be used (i) to purchase or carry any Margin Stock for its own account or to extend credit to others for the purpose of purchasing or carrying any Margin Stock for its own account or (ii) for a purpose in violation of Regulation T, U or X issued by the Board.
          Section 3.11. Investment Company Act. None of the Loan Parties or any Restricted Subsidiary is an “investment company” as defined in the Investment Company Act of 1940.
          Section 3.12. Taxes. Each of the Loan Parties and each Restricted Subsidiary has except where the failure to so file or pay could not reasonably be expected to have a Material Adverse Effect, filed or caused to be filed (in each case after giving effect to any extensions and grace periods) all Federal, state and other material Tax returns, required to have been filed by it and has paid, caused to be paid, or made provisions for the payment of all Taxes due and payable by it and all material assessments received by it, except such Taxes and assessments that are not overdue by more than 45 days or the amount or validity of which are being contested in good faith by appropriate proceedings and for which such Loan Party or such Restricted Subsidiary, as applicable, shall have set aside on its books adequate reserves in accordance with GAAP.

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          Section 3.13. No Material Misstatements. As of the Closing Date, to the knowledge of the Borrower, the Confidential Information Memorandum and other written information, reports, financial statements, exhibits and schedules furnished by (as modified or supplemented by other information so furnished prior to the Closing Date) or on behalf of the Borrower to the Administrative Agent or the Lenders (other than projections and other forward looking information and information of a general economic or industry specific nature) on or prior to the Closing Date in connection with the transactions contemplated hereby (when taken as a whole) did not and, as of the Closing Date, does not (when taken as a whole) contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading. The projections contained in the Confidential Information Memorandum were prepared in good faith on the basis of assumptions at the time of delivery thereof in each case based on information provided by the Borrower, believed by the Borrower to be reasonable in light of the conditions existing at the time of delivery of such projections, and represented, a reasonable good faith estimate of future financial performance by the Borrower and its Restricted Subsidiaries (it being understood that such projections are not to be viewed as facts and are subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrower, that actual results may vary from projected results and such variances may be material and that the Borrower makes no representation as to the attainability of such projections or as to whether such projections will be achieved or will materialize).
          Section 3.14. Employee Benefit Plans. No ERISA Event has occurred or could reasonably be expected to occur, that could reasonably be expected to result in a Material Adverse Effect. Each Pension Plan and/or Foreign Plan is in compliance with the applicable provisions of ERISA, the Code and/or applicable law, except for such non-compliance that could not reasonably be expected to have a Material Adverse Effect. No Pension Event has occurred or could reasonably be expected to occur, which could reasonably be expected to result in a Material Adverse Effect.
          Section 3.15. Environmental Matters. Except as otherwise provided in Schedule 3.15, or except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (i) each Loan Party and each of their respective subsidiaries are in compliance with all applicable Environmental Laws, and have obtained, and are in compliance with, all permits required of them under applicable Environmental Laws, (ii) there are no claims, proceedings, investigations or actions by any Governmental Authority or other Person pending, or to the knowledge of the Borrower, threatened against any Loan Party or any of their respective subsidiaries under any Environmental Law, (iii) none of the Loan Parties or any of their respective subsidiaries has agreed to assume or accept responsibility, by contract, for any liability of any other Person under Environmental Laws and (iv) there are no facts, circumstances or conditions relating to the past or present business or operations of any Loan Party, any of their respective subsidiaries, or any of their respective predecessors (including the disposal of any wastes, hazardous substances or other materials), or to any past or present assets of any Loan Party or any of their respective subsidiaries, that could reasonably be expected to result in any Loan Party or any subsidiary incurring any claim or liability under any Environmental Law.

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          Section 3.16. Security Documents. All filings (including payment of any filing or recordation fees) and other actions necessary to perfect the Liens on the Collateral created under, and in the manner contemplated by, this Agreement and the Security Documents have been duly made or taken or otherwise provided for in a manner reasonably acceptable to the Collateral ~~Agent~~Agents in each case to the extent required by the terms of this Agreement, the Intercreditor Agreement or such Security Documents and the Security Documents create in favor of the Collateral ~~Agent~~Agents, for the benefit of the Secured Parties, a valid, and together with the completion of such filings (including payment of any filing or recordation fees) and other actions required by this Agreement, the Intercreditor Agreement, or the Security Documents, perfected ~~first priority Lien~~Liens in the Collateral (to the extent that, (i) such perfection may be obtained under New York Law and (ii) with respect to Collateral that is intellectual property, a valid, perfected Lien in such Collateral is possible through such filings and other actions), securing the payment of the Secured Obligations, subject only to Permitted Liens, to the extent any such Permitted Liens would have priority over the Liens in favor of the Administrative Agent pursuant to any applicable law; provided, however, the representation and warranty set forth in this Section 3.16 as it relates to the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest in any Equity Interests of any Foreign Subsidiary, or as to the rights and remedies of the Collateral ~~Agent~~Agents or any Lender with respect thereto shall be made only to the extent of comparable representations and warranties applicable to such Equity Interests or Collateral set forth in the Security Documents pursuant to which Liens on such Equity Interests or Collateral are purported to be granted.
          Section 3.17. Labor Matters. Except as set forth in Schedule 3.17 and except in the aggregate to the extent the same has not had and could not be reasonably expected to have a Material Adverse Effect, (a) there are no strikes, lockouts, slowdowns or other labor disputes against any Loan Party or any Restricted Subsidiary pending or, to the knowledge of the Borrower, threatened in writing, and (b) the hours worked by and payments made to employees of the Loan Parties and the Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters.
          Section 3.18. Solvency. On the Closing Date after giving effect to the Transactions, the Loan Parties, on a consolidated basis, are Solvent.
          Section 3.19. Intellectual Property. Except as set forth in Schedule 3.19, the Borrower and each of its Restricted Subsidiaries own, license or possess the right to use all intellectual property, free and clear of Liens other than Permitted Liens, that are necessary for the operation of their respective businesses as currently conducted, except where the failure to obtain any such rights or the imposition of any such Liens could not reasonably be expected to have a Material Adverse Effect.
          Section 3.20. Subordination of Junior Financing. The Obligations constitute “Senior Debt,” “Senior Indebtedness,” “Guarantor Senior Debt” or “Senior Secured Financing” (or any comparable term) under, and as defined in, any Junior Financing Documentation.

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ARTICLE IV
Conditions of Lending
          The obligations of the Lenders to make Loans and of each Issuing Bank to issue Letters of Credit hereunder are subject to the satisfaction (or waiver by the Arrangers on or prior to the Closing Date and in accordance with Section 9.08 thereafter) of the following conditions:
          Section 4.01. All Credit Events. On the date of the making of each Loan, including the making of a Swingline Loan and on the date of each issuance or amendment of a Letter of Credit (each such event being called a “Credit Event”; it being understood that the conversion into a Eurodollar Loan, an ABR Loan, or continuation of a Eurodollar Loan does not constitute a Credit Event):
     (a) The Administrative Agent shall have received a notice of such Loan as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.02) or, in the case of the issuance, increase, extension or renewal of a Letter of Credit, the relevant Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance, increase, extension or renewal of such Letter of Credit as required by Section 2.23(b) or, in the case of the Borrowing of a Swingline Loan, the Swingline Lender and the Administrative Agent shall have received a notice requesting such Swingline Loan as required by Section 2.22(b).
     (b) The representations and warranties set forth in Article III and in each other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided, however, that solely for purposes of representations and warranties made on the Closing Date, such representations and warranties shall be limited in all respects to the representations and warranties in Sections 3.01(d), 3.02(a), 3.03, 3.10(c) and (d), 3.11 and 3.20 and the Other Closing Date Representations.
     (c) At the time of and immediately after such Credit Event (other than any Credit Event occurring on the Closing Date), no Default or Event of Default shall have occurred and be continuing.
          Each Credit Event shall be deemed to constitute a representation and warranty by the Borrower to the relevant Lenders and/or Issuing Banks on the date of such Credit Event as to the matters specified in paragraphs (b) and (c) of this Section 4.01.
          Section 4.02. First Credit Event. On the Closing Date:
     (a) This Agreement shall have been duly executed and delivered by Holdings and the Borrower.
     (b) The Administrative Agent shall have received, on behalf of itself, the Lenders and each Issuing Bank, an opinion of Kirkland & Ellis LLP, special counsel for

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the Loan Parties, addressed to each Issuing Bank, the Administrative Agent and the Lenders, in form and substance reasonably satisfactory to the Administrative Agent.
     (c) The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation, organization or formation, including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State of the state of its organization, and, if available, a certificate as to the good standing (where relevant) of each Loan Party as of a recent date, from such Secretary of State or similar Governmental Authority and (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws or operating (or limited liability company) agreement of such Loan Party as in effect on the Closing Date, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or equivalent body) of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that (except in connection with the Merger) the certificate or articles of incorporation or organization of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document on behalf of such Loan Party and countersigned by another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above.
     (d) The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer of the Company, certifying compliance with the conditions precedent set forth in Sections 4.01(b) and 4.02(i).
     (e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced at least three Business Days prior to the Closing Date, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by Merger Sub hereunder or under any other Loan Document.
     (f) The Borrower shall have delivered or caused to be delivered to the Administrative Agent a solvency certificate from a Responsible Officer of the Borrower setting forth the conclusions that, after giving effect to the Transactions, the Loan Parties (on a consolidated basis) are Solvent.
     (g) The Security Documents shall have been duly executed by each Loan Party that is to be a party thereto and shall be in full force and effect. All actions necessary to establish that the Collateral Agent will have a perfected first priority Lien on the Collateral (subject to Permitted Liens, to the extent any such Permitted Liens would have priority over the Liens in favor of the Administrative Agent pursuant to any applicable law) shall have been taken; provided, however, that with respect to any Collateral the security interest in which may not be perfected by filing a UCC financing statement, if the perfection of the Administrative Agent’s security interest in such

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Collateral may not be accomplished on or prior to the Closing Date without undue burden or expense, then delivery of documents and instruments for perfection of such security interest shall not constitute a condition precedent to the initial funding of the Loans hereunder if the Borrower agrees to deliver or cause to be delivered such documents and instruments, and take or cause to be taken such other actions as may be required to perfect such security interests on terms and conditions as set forth in Section 5.10.
     (h) The Administrative Agent shall have received the results of (i) searches of the Uniform Commercial Code filings (or equivalent filings) and (ii) bankruptcy, judgment and tax lien searches, made with respect to the Loan Parties in the states (or other jurisdictions) of formation of such Person, together with (in the case of clause (i)) copies of the financing statements (or similar documents) disclosed by such search.
     (i) No Target Material Adverse Effect shall have occurred.
     (j) The Administrative Agent shall have received a certificate as to coverage under the insurance policies required by Section 5.02.
     (k) The Administrative Agent shall have received a certified copy, certified as true and correct by a Responsible Officer of the Merger Agreement, duly executed by the parties thereto (together with all exhibits and schedules thereto). The Merger shall be consummated substantially concurrently with the initial funding of Loans on the Closing Date in accordance with and on the terms described in the Merger Agreement, and no material provision of the Merger Agreement shall have been amended or waived in any respect materially adverse to the interests of the Lenders without the prior written consent of the Arrangers, not to be unreasonably withheld or delayed.
     (l) Substantially simultaneously with the initial funding of Loans on the Closing Date (i) the Equity Investment shall have been made and (ii) Merger Sub shall have received gross cash proceeds of not less than $885,000,000 from the issuance of the New Senior Notes.
     (m) All amounts due or outstanding in respect of the Existing Debt (other than contingent obligations) shall have been (or substantially simultaneously with the initial funding of the Loans on the Closing Date shall be) paid in full, all commitments (if any) respect thereof terminated and all guarantees (if any) thereof discharged and released (such repayment, the “Refinancing”). After giving effect to the Transactions, substantially all of the Indebtedness of Holdings and its subsidiaries shall have been repaid other than (i) Indebtedness under the Loan Documents, (ii) the New Senior Notes, (iii) the Existing Notes and (iv) other Indebtedness permitted by Section 6.01.
     (n) The Arrangers shall have received (i) audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Company and its subsidiaries for the fiscal year 2006 (which the Arrangers acknowledge receipt of) and (ii) unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of Holdings and its subsidiaries for each subsequent

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fiscal quarter ended at least 45 days before the Closing Date, in each case, prepared in accordance with GAAP (except as otherwise disclosed).
     (o) The Arrangers shall have received a pro forma consolidated balance sheet of Holdings as of the date of the most recent consolidated balance sheet delivered pursuant to clause (ii) of the preceding clause (n), as adjusted to give effect to the Transactions and the financings contemplated hereby as if such transactions had occurred on such date or on the first day of such period, as applicable, and to such other adjustments as shall be agreed among Sponsor, Holdings, and the Arrangers.
     (p) The Lenders shall have received from the Loan Parties, to the extent requested at least 10 days prior to the Closing Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.
ARTICLE V
Affirmative Covenants
          The Borrower covenants and agrees with each Lender that until the Termination Date it will, and will cause each of the Restricted Subsidiaries to:
          Section 5.01. Existence; Compliance with Laws; Businesses and Properties. (a) Do or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect its legal existence under the laws of its jurisdiction of organization, except (i) other than in the case of the Borrower, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect or (ii) as otherwise expressly permitted under Section 6.04 or Section 6.05.
          (b) Other than where the failure to do so could not reasonably be expected to have a Material Adverse Effect, (i) do or cause to be done all things reasonably necessary to obtain, preserve, renew, extend and keep in full force and effect the material rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names necessary to the conduct of its business, (ii) comply in all material respects with applicable laws, rules, regulations and decrees and orders of any Governmental Authority (including Environmental Laws and ERISA), whether now in effect or hereafter enacted and (iii) maintain and preserve all property necessary to the conduct of such business and keep such property in satisfactory repair, working order and condition (ordinary wear and tear, casualty and condemnation excepted) and from time to time make, or cause to be made, all needed repairs, renewals, additions, improvements and replacements thereto necessary in the reasonable judgment of management to the conduct of its business.
          Section 5.02. Insurance. (a) Keep its material insurable properties adequately insured in all material respects at all times by financially sound and reputable insurers to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations.

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          (b) ~~Cause~~Subject to the terms, conditions and provisions of the Intercreditor Agreement, cause all such policies covering any Collateral to be endorsed or otherwise amended to include a customary lender’s loss payable endorsement and, to the extent available on commercially reasonable terms, cause each such policy to provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium unless not less than 10 days’ prior written notice thereof is given by the insurer to the Administrative Agent and the Collateral ~~Agent~~Agents (giving the Administrative Agent and the Collateral ~~Agent~~Agents the right to cure defaults in the payment of premiums) or (ii) for any other reason unless not less than 10 days’ prior written notice thereof is given by the insurer to the Administrative Agent and the Collateral ~~Agent~~Agents.
          (c) With respect to each Mortgaged Property, obtain flood insurance in such total amount as the Administrative Agent or the Required Lenders may from time to time require and is considered normal and customary and at reasonable cost, if at any time the area in which any improvements located on any Mortgaged Property is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as amended from time to time.
          Section 5.03. Taxes. Pay and discharge when due all Taxes imposed upon it or upon its income or profits or in respect of its property, before the same shall become overdue by more than 45 days; provided, however, that such payment and discharge shall not be required with respect to any such Tax (i) so long as the validity or amount thereof is being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves in accordance with GAAP have been established or (ii) with respect to which the failure to pay or discharge could not reasonably be expected to have a Material Adverse Effect.
          Section 5.04. Financial Statements; Reports, etc. Furnish to the Administrative Agent (who will distribute to each Lender):
     (a) not later than the fifth Business Day after the 90th day following the end of each fiscal year of the Borrower (or, with respect to the 2007 fiscal year of the Borrower, the fifth Business Day after the 120th day following the end of such fiscal year) (i) its consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of Holdings and its consolidated subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such Persons during such year, together with comparative figures for the immediately preceding fiscal year, all in reasonable detail and prepared in accordance with GAAP, all audited by KPMG LLC or other independent public accountants of recognized national standing or such other independent public accountant reasonably acceptable to the Administrative Agent and (ii) an opinion of such accountants (which opinion shall be without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements fairly present in all material respects the financial condition and results of operations of Holdings and its consolidated subsidiaries on a consolidated basis in accordance with GAAP (it being agreed that the furnishing of the

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Borrower’s annual report on Form 10-K for such year, as filed with the SEC, will satisfy the Borrower’s obligation under this
Section 5.04(a));
     (b) not later than the fifth Business Day after the 45th day following the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of Holdings and its consolidated subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such Persons during such fiscal quarter and the then elapsed portion of the fiscal year, and for each fiscal quarter occurring after the first anniversary of the Closing Date, comparative figures for the same periods in the immediately preceding fiscal year, all certified by one of its Financial Officers as fairly presenting in all material respects the financial condition and results of operations of Holdings and its consolidated subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes (it being agreed that the furnishing of the Borrower’s quarterly report on Form 10-Q for such quarter, as filed with the SEC, will satisfy the Borrower’s obligation under this Section 5.04(b) with respect to such quarter);
     (c) concurrently with any delivery of Section 5.04 Financials, a certificate of a Financial Officer of the Borrower (i) certifying that to such Financial Officer’s knowledge, no Event of Default or Default has occurred and is continuing or, if such an Event of Default or Default has occurred and is continuing, reasonably specifying the nature thereof, (ii) setting forth (x) to the extent applicable computations in reasonable detail demonstrating each of the Total Net Leverage Ratio, the Senior Secured Net Leverage Ratio and the Guaranteed Net Leverage Ratio as of the date of such financial statements and (y) in the case of a certificate delivered with the financial statements required by paragraph (a) above (commencing with the fiscal year ended December 31, 2008), setting forth the Borrower’s calculation of Excess Cash Flow;
     (d) not later than the fifth Business Day after the 90th day after the commencement of each fiscal year of the Borrower, copy of the projections by the Borrower of the operating budget and cash flow budget of the Borrower and its subsidiaries for such fiscal year, such projections to be accompanied by a certificate of a Financial Officer of the Borrower to the effect that such Financial Officer believes such projections to have been prepared on the basis of reasonable assumptions;
     (e) simultaneously with the delivery of any Section 5.04 Financials, the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries from such consolidated financial statements (but only to the extent such Unrestricted Subsidiaries would not be considered “minor” under Rule 3-10 of Regulation S-X under the Securities Act);
     (f) simultaneously with the delivery of any Section 5.04 Financials, management’s discussion and analysis of the important operational and financial developments of the Borrower and its Restricted Subsidiaries during the respective fiscal year or fiscal quarter, as the case may be (it being agreed that the furnishing of the

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Borrower’s annual report on Form 10-K or quarterly report on Form 10-Q, as filed with the SEC, will satisfy the Borrower’s obligations under this Section 5.04(f));
     (g) promptly after the reasonable request by any Lender (through the Administrative Agent), all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act;
     (h) promptly, from time to time, such other information regarding the operations, business, legal or corporate affairs and financial condition of any Loan Party or any Restricted Subsidiary, as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request; (other than information which is subject to an attorney-client privilege or would result in a breach of a confidentiality obligation of Holdings or any Restricted Subsidiary to any other Person or applicable law); and
     (i) Within the time frame set forth in Section 7.02, on each occasion permitted therein, a Notice of Intent to Cure if a Cure Right will be exercised thereunder.
          Information required to be delivered pursuant to this Section 5.04 shall be deemed to have been delivered if such information, or one or more annual or quarterly reports containing such information, shall have been posted by the Administrative Agent on a SyndTrak, IntraLinks or similar site to which the Lenders have been granted access or shall be available (the “Platform”) on the website of the Securities and Exchange Commission at http://www.sec.gov or on the website of the Borrower. Information required to be delivered pursuant to this Section may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent. Each Lender shall be solely responsible for timely accessing posted documents and maintaining its copies of such documents.
          The Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Issuing Banks and the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on the Platform and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” each of Holdings and the Borrower shall be deemed to have authorized the Administrative Agent, the Issuing Banks and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to Holdings, the Borrower or their respective securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.16); provided, that the Lenders agree that neither the Borrower nor any of its

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management and affiliates shall have any liability of any kind or nature resulting from the use of the Borrower Materials posted on the portion of the Platform designated as “Public Investor”; (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor”; and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”
          Section 5.05. Notices. Promptly upon any Responsible Officer of the Borrower becoming aware thereof, furnish to the Administrative Agent notice of the following:
     (a) the occurrence of any Event of Default or Default; and
     (b) the occurrence of any event that has had, or could reasonably be expected to have, a Material Adverse Effect.
          Section 5.06. Information Regarding Collateral. Furnish to the Administrative Agent notice of any change on or prior to the later to occur of (a) 30 days following the occurrence of such change and (b) the earlier of the date of the required delivery of the Pricing Certificate following such change and the date which is 45 days after the end of the most recently ended fiscal quarter following such change (i) in any Loan Party’s legal name, (ii) in the jurisdiction of organization or formation of any Loan Party or (iii) in any Loan Party’s identity or corporate structure.
          Section 5.07. Maintaining Records; Access to Properties and Inspections. Keep proper books of record and account in which full, true and correct entries in conformity with GAAP are made. Permit any representatives designated by the Administrative Agent or any Lender to visit and inspect during normal business hours the corporate, financial and operating records and the properties of the Borrower or the Restricted Subsidiaries upon reasonable advance notice, and to make extracts from and copies of such records, and permit any such representatives to discuss the affairs, finances and condition of such Person with the officers thereof and independent accountants therefor; provided that (x) the Administrative Agent shall give the Borrower an opportunity to participate in any discussions with its accountants; (y) in the absence of the existence of an Event of Default, (i) only the Administrative Agent on behalf of the Lenders may exercise the rights of the Administrative Agent and the Lenders under this Section 5.07 and (ii) the Administrative Agent shall not exercise its rights under this Section 5.07 more often than two times during any fiscal year and only one such time shall be at the Borrower’s expense; and (z) when an Event of Default exists, the Administrative Agent or any Lender and their respective designees may do any of the foregoing at the reasonable expense of the Borrower at any time during normal business hours and upon reasonable advance notice.
          Section 5.08. Use of Proceeds. The proceeds of the First-Lien Term Loans, together with the Equity Investment and the New Senior Notes shall be used solely to pay the cash consideration for the Merger, to repay the Existing Debt and to pay Transaction Expenses. The proceeds of the Revolving Loans , and Swingline Loans, shall be used for working capital, general corporate purposes (including Permitted Acquisitions) and any other purpose not prohibited by this Agreement; provided, however, that up to $50,000,000 of the proceeds from Revolving Loans may be drawn on the Closing Date and used to pay a portion of the cash

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consideration for the Merger, repay a portion of the Existing Debt and to pay a portion of the Transaction Expenses. The Letters of Credit shall be used solely to support obligations of the Borrower and its subsidiaries incurred for working capital, general corporate purposes and any other purpose not prohibited by this Agreement. All of the Net Cash Proceeds of the Second-Lien Term Loans up to $222,750,000 shall be deposited into the Existing Notes due 2010 Account pursuant to Section 5.13. All of the the Second-Lien Excess Proceeds Amount shall be used solely to repay existing First-Lien Term Loans in accordance with Sections 2.13(i).
          Section 5.09. Further Assurances. (a) ~~From~~ Subject to the terms, conditions and provisions of the Intercreditor Agreement, from time to time duly authorize, execute and deliver, or cause to be duly authorized, executed and delivered, such additional instruments, certificates, financing statements, agreements or documents, and take all reasonable actions (including filing UCC and other financing statements but subject to the limitations set forth herein or in the Security Documents), as the Administrative Agent or the Collateral ~~Agent~~Agents may reasonably request, for the purposes of perfecting the Liens granted in favor of the Collateral ~~Agent~~Agents on behalf of the Secured Parties with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds or products thereof or with respect to any other property or assets hereafter acquired by the Borrower or any other Loan Party which constitutes Collateral) pursuant hereto or thereto, to the extent such perfection is required by the Guarantee and Collateral Agreement.
          (b) ~~With~~Subject to the terms, conditions and provisions of the Intercreditor Agreement, with respect to any assets acquired by any Loan Party after the Closing Date of the type constituting Collateral under the Guarantee and Collateral Agreement and as to which the Collateral ~~Agent~~Agents, for the benefit of the Secured Parties, does not have a perfected ~~first priority~~security interest (subject only to Permitted Liens, to the extent any such Permitted Liens would have priority over the Liens in favor of the Administrative Agent pursuant to any applicable law) ~~security interest~~ but which the Loan Parties are required to provide such perfected security interest under the terms of the Guarantee and Collateral Agreement, on or prior to the later to occur of (i) 30 days following such acquisition and (ii) the earlier of the date of the required delivery of the Pricing Certificate following the date of such acquisition and the date which is 45 days after the end of the most recently ended fiscal quarter (or such longer period as to which the Administrative Agent may consent (such consent not to be unreasonably withheld or delayed)), (x) execute and deliver to the Administrative Agent and the Collateral ~~Agent~~Agents such amendments to the Guarantee and Collateral Agreement or such other Security Documents as the Administrative Agent deems necessary to grant to the Collateral ~~Agent~~Agents, for the benefit of the Secured Parties, a security interest in such Collateral and (y) take all commercially reasonable actions necessary to grant to, or continue on behalf of, the Collateral ~~Agent~~Agents, for the benefit of the Secured Parties, a perfected first priority security interest in such Collateral (subject only to Permitted Liens, to the extent any such Permitted Liens would have priority over the Liens in favor of the Administrative Agent pursuant to any applicable law), including the filing of UCC financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or as may be reasonably requested by the Administrative Agent or the Collateral ~~Agent~~Agents.

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          (c) ~~With~~Subject to the terms, conditions and provisions of the Intercreditor Agreement, with respect to any wholly owned Restricted Subsidiary (other than a Foreign Subsidiary or an Excluded Subsidiary or a Domestic Subsidiary that is a disregarded entity for U.S. federal income tax purposes owned by a non-disregarded non-U.S. entity) created or acquired after the Closing Date, on or prior to the later to occur of (i) 30 days following the date of such creation or acquisition and (ii) the earlier of the date of the required delivery of the Pricing Certificate following such creation or acquisition and the date which is 45 days after the end of the most recently ended fiscal quarter (or such longer period as to which the Administrative Agent may consent (such consent not to be unreasonably withheld or delayed), (x) execute and deliver to the Administrative Agent and the Collateral ~~Agent~~Agents such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary to grant to the Collateral Agent, for the benefit of the relevant Secured Parties, a valid, perfected ~~first priority~~security interest (subject only to Permitted Liens, to the extent any such Permitted Liens would have priority over the Liens in favor of the Administrative Agent pursuant to any applicable law) security interest in the Equity Interests in such new subsidiary that are owned by any of the Loan Parties to the extent the same constitute Collateral under the terms of the Guarantee and Collateral Agreement and such perfection is required, (y) deliver to the Collateral ~~Agent~~Agents the certificates, if any, representing any of such Equity Interests that constitute certificated securities, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the pledgor and (z) cause such Restricted Subsidiary (A) to become a party to the Guarantee and Collateral Agreement, to provide an acknowledgement to the Intercreditor Agreement and, to the extent applicable, to become a party to each Intellectual Property Security Agreement and (B) to take such actions necessary to grant to the Collateral ~~Agent~~Agents, for the benefit of the Secured Parties, a perfected ~~first priority~~ (subject only to Permitted Liens, to the extent any such Permitted Liens would have priority over the Liens in favor of the Administrative Agent pursuant to any applicable law, and with respect to Collateral that is intellectual property only to the extent that such ~~first priority~~ Liens can be obtained by filing of each Intellectual Property Security Agreement) security interest in any assets required to be Collateral subject to a perfected ~~first priority~~ security interest pursuant to the Guarantee and Collateral Agreement and each Intellectual Property Security Agreement with respect to such Restricted Subsidiary, including, if applicable, the recording of instruments in the United States Patent and Trademark Office and the United States Copyright Office and the filing of UCC financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement, any applicable Intellectual Property Security Agreement or as may be reasonably requested by the Administrative Agent or the Collateral ~~Agent~~Agents.
          (d) ~~With~~Subject to the terms, conditions and provisions of the Intercreditor Agreement, with respect to any Equity Interests in any Foreign Subsidiary that are acquired after the Closing Date by any Loan Party (including as a result of formation of a new Foreign Subsidiary), on or prior to the later to occur of (i) 30 days following the date of such acquisition and (ii) the earlier of the date of the required delivery of the Pricing Certificate following the date of such acquisition and the date which is 45 days after the end of the most recently ended fiscal quarter (or such longer period as to which the Administrative Agent may consent), (x) execute and deliver to the Administrative Agent and the Collateral ~~Agent~~Agents such amendments to the Guarantee and Collateral Agreement as the Administrative Agent reasonably deems necessary in order to grant to the Collateral ~~Agent~~Agents, for the benefit of the relevant Secured Parties, a perfected ~~first priority~~ security interest (subject only to Permitted

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Liens, to the extent any such Permitted Liens would have priority over the Liens in favor of the Administrative Agent pursuant to any applicable law) in the Equity Interests in such Foreign Subsidiary that are owned by the Loan Parties to the extent the same constitutes Collateral under the terms of the Guarantee and Collateral Agreement (provided that (A) only first-tier Foreign Subsidiaries owned directly by such Loan Party shall be pledged by such Loan Party, and (B) only 65% of such Equity Interests shall secure the Obligations) and (y) to the extent permitted by applicable law, deliver to the Collateral ~~Agent~~Agents any certificates representing any such Equity Interests that constitute certificated securities, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the pledgor, as the case may be, and take such other action as may be reasonably requested by the Administrative Agent or the Collateral ~~Agent~~Agents to perfect the security interest of the Collateral ~~Agent~~Agents thereon (but subject to the limitations set forth in the Security Documents).
          (e) If, at any time and from time to time after the Closing Date, any wholly-owned Domestic Subsidiary that is not a disregarded entity for U.S. federal income tax purposes owned by a non-disregarded non-U.S. entity ceases to constitute an Immaterial Subsidiary in accordance with the definition of “Immaterial Subsidiary”, then the Borrower shall cause such subsidiary to become an additional Loan Party and take all the actions contemplated by Section 5.09(c) as if such subsidiary were a newly-formed wholly-owned Domestic Subsidiary of the Borrower.
          (f) With respect to any fee interest in any real property located in the United States with a book value in excess of $7,500,000 (as reasonably estimated by the Borrower) acquired after the Closing Date by any Loan Party, within 90 days following the date of such acquisition (or such longer period as to which the Administrative Agent may consent (such consent not to be unreasonably withheld or delayed)) (i) execute and deliver Mortgages in favor of the Collateral ~~Agent~~Agents, for the benefit of the Secured Parties, covering such real property and complying with the provisions herein and in the Security Documents and (ii) make, execute, endorse, acknowledge, file and/or deliver to the Collateral ~~Agent~~Agents from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, real property surveys, reports, landlord waivers, bailee agreements, and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Mortgages as the Collateral ~~Agent~~Agents may reasonably require. Furthermore, the Borrower will, and will cause the other Loan Parties that are Subsidiaries of the Borrower to, deliver to the Collateral ~~Agent~~Agents such opinions of counsel, title insurance and other related documents as may be reasonably requested by the Administrative Agent to assure itself that this Section 5.09 (f) has been complied with.
          (g) Furthermore, to the extent Indebtedness outstanding under the Loans shall at any time be more than the amount originally set forth in any Mortgage on any Mortgaged Property located in the State of New York or to the extent otherwise required by law to grant, preserve, protect or perfect the Liens created by such Mortgage and the validity or priority thereof, the Borrower will, and will cause each of its applicable subsidiaries to, promptly take all such further actions including the payment of any additional mortgage recording taxes, fees, charges, costs and expenses required so to grant, preserve, protect or perfect the Liens created by such Mortgage to the maximum amount of Indebtedness by its terms secured thereby and the validity or priority of any such Lien.

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          Notwithstanding anything to the contrary in this Section 5.09 or any other Security Document (1) the Collateral ~~Agent~~Agents shall not require the taking of a Lien on, or require the perfection of any Lien granted in, those assets as to which the cost of obtaining or perfecting such Lien (including any mortgage, stamp, intangibles or other tax or expenses relating to such Lien) is excessive in relation to the benefit to the Lenders of the security afforded thereby as reasonably determined by the Borrower and the ~~Administrative Agent~~Controlling Collateral Agent (as defined in the Guarantee and Collateral Agreement), (2) Liens required to be granted and perfected pursuant to this Section 5.09 shall be subject to exceptions and limitations consistent with those set forth in the Security Documents as in effect on the Closing Date (to the extent appropriate in the applicable jurisdiction) and (3) no Lien on the “Capital Stock” of any “Significant Subsidiary,” each as defined in the Existing Notes Documentation or any interest therein or any income or profits therefrom (including, without limitation, dividends or distributions) shall be required to be granted pursuant to the Loan Documents until such time as the Existing Notes are repaid in full or otherwise defeased in accordance with the Existing Notes Indentures (the date of such repayment in full or defeasance, the “Existing Notes Termination Date”). On or prior to the later to occur of (i) 30 days following the Existing Notes Termination Date and (ii) the earlier of the date of the required delivery of the Pricing Certificate following the Existing Notes Termination Date and the date which is 45 days after the end of the most recently ended fiscal quarter (or such longer period as to which the Administrative Agent may consent), the Borrower and the other Loan Parties shall (x) execute and deliver to the Administrative Agent and the Collateral ~~Agent~~Agents such amendments to the Guarantee and Collateral Agreement as the Administrative Agent reasonably deems necessary in order to grant to the Collateral ~~Agent~~Agents, for the benefit of the relevant Secured Parties, a perfected ~~first priority~~ security interest (subject only to Permitted Liens, to the extent any such Permitted Liens would have priority over the Liens in favor of the Administrative Agent pursuant to any applicable law in the Equity Interests in each such “Significant Subsidiary” (other than an Excluded Subsidiary) that are owned by the Loan Parties to the extent the same constitutes Collateral under the terms of the Guarantee and Collateral Agreement (provided that (A) only first-tier Foreign Subsidiaries owned directly by such Loan Party shall be pledged by such Loan Party and (B) only 65% of such Equity Interests shall secure the Obligations) and (y) to the extent permitted by applicable law, deliver to the Collateral ~~Agent~~Agents any certificates representing any such Equity Interests that constitute certificated securities, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the pledgor, as the case may be, and take such other action as may be reasonably requested by the Administrative Agent or the Collateral ~~Agent~~Agents to perfect the security interest of the Collateral AgentAgents thereon (but subject to the limitations set forth herein or in the Security Documents.).
          Section 5.10. Post-Closing Obligations~~. None.~~. The Borrower shall, within 60 days following the First Amendment Effective Date (as such date may be extended from time to time by the Administrative Agent in its sole discretion), enter into one or more “control agreements” governing its existing Deposit Accounts and Securities Accounts (other than Excluded Accounts) as and to the extent required by the Guarantee and Collateral Agreement.
          Section 5.11. Designation of Subsidiaries. (a) The Borrower may designate any subsidiary (including any existing subsidiary and any newly acquired or newly formed

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subsidiary) to be an Unrestricted Subsidiary unless such subsidiary or any of its subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Borrower or any Restricted Subsidiary (other than solely any Unrestricted Subsidiary of the subsidiary to be so designated); provided that
     (i) any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or Persons performing a similar function are owned, directly or indirectly, by the Borrower;
     (ii) such designation complies with the covenants described in Section 6.03(c);
     (iii) no Default or Event of Default shall have occurred and be continuing at the time of such designation;
     (iv) on a pro forma basis taking into account such designation, (x) the Borrower would be in compliance with Section 6.07 and (y) the Borrower could incur at least $1.00 of additional Indebtedness pursuant to the Total Net Leverage Ratio test described in Section 6.01(a); and
     (v) each of:
     (A) the subsidiary to be so designated; and
     (B) its subsidiaries
has not at the time of designation, and does not thereafter, incur any Indebtedness pursuant to which the lender has recourse to any of the assets of the Borrower or any Restricted Subsidiary. Furthermore, no subsidiary may be designated as an Unrestricted Subsidiary hereunder unless it is also designated as an “Unrestricted Subsidiary” for purposes of the New Senior Notes or any Junior Financing.
          (b) Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing and, on a pro forma basis taking into account such designation, (x) the Borrower would be in compliance with Section 6.07 and (y) the Borrower could incur at least $1.00 of additional Indebtedness pursuant to the Total Net Leverage Ratio test described in Section 6.01(a).
          Any such designation by the Borrower shall be notified by the Borrower to the Administrative Agent by promptly filing with the Administrative Agent a copy of the resolution of the board of directors of the Borrower or any committee thereof giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.
          Section 5.12. Permitted Acquisitions. (a) Subject to the provisions of this Section 5.12 and the requirements contained in the definition of Permitted Acquisition, the

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Borrower and its Restricted Subsidiaries may from time to time effect Permitted Acquisitions, so long as (in each case except to the extent the Required Lenders otherwise specifically agree in writing in the case of a specific Permitted Acquisition): (i) no Default or Event of Default shall have occurred and be continuing at the time of the consummation of the proposed Permitted Acquisition or immediately after giving effect thereto; (ii) the Borrower shall have given to the Administrative Agent and the Lenders at least five Business Days’ prior written notice of any Permitted Acquisition (or such shorter period of time as may be reasonably acceptable to the Administrative Agent), which notice shall describe in reasonable detail the principal terms and conditions of such Permitted Acquisition; (iii) the Borrower shall be in compliance on a pro forma basis with the financial covenant set forth in Section 6.07 at the time such Permitted Acquisition is consummated, as if such Permitted Acquisition and related Transactions (including the incurrence of Indebtedness) had occurred at the beginning of the most recently ended four fiscal quarters for which Section 5.04 Financials have been delivered to the Administrative Agent; and (iv) the Borrower shall have delivered to the Administrative Agent an Officer’s Certificate certifying compliance with the requirements of preceding clauses (i) through (iii) inclusive, and containing the calculations (in reasonable detail) required by preceding clause (iii).
          (b) At the time of each Permitted Acquisition involving the creation or acquisition of a Subsidiary, or the acquisition of capital stock or other Equity Interest of any Person, the capital stock or other Equity Interests thereof created or acquired in connection with such Permitted Acquisition shall be pledged for the benefit of the Secured Parties pursuant to (and to the extent required by) Section 5.09 of the Credit Agreement and the terms of the Guarantee and Collateral Agreement.
          (c) The Borrower will cause each Subsidiary which is formed to effect, or is acquired pursuant to, a Permitted Acquisition to comply with, and to execute and deliver all of the documentation as and to the extent required by, Section 5.09, to the reasonable satisfaction of the Administrative Agent.
          (d) The consummation of each Permitted Acquisition shall be deemed to be a representation and warranty by each of Holdings and the Borrower that the certifications pursuant to this Section 5.12 are true and correct in all material respects and that all conditions thereto have been satisfied (or waived) and that same is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder, including, without limitation, Articles III and VII.
          Section 5.13. Existing Notes due 2010 Account. By no later than the First Amendment Effective Date, the Borrower shall deposit an amount equal to $222,750,000 into a restricted account maintained by the Borrower at the Administrative Agent or one of its affiliates (the “Existing Notes due 2010 Account”). The Borrower shall be entitled to withdraw funds from the Existing Notes due 2010 Account only (x) to redeem, repurchase and repay the Existing Notes due 2010 and (y) if after giving effect to such withdrawal, the balance of the Existing Notes due 2010 Account exceeds the aggregate principal amount of the Existing Notes due 2010 then outstanding, to the extent of such excess amount; provided that no such withdrawal shall be permitted if an Event of Default has occurred and is continuing under Section 7.01(b), (c), (d), (f), (g), (h) or (m) and the Required

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Lenders elect that such withdrawal shall not be permitted. The First-Lien Collateral Agent for the benefit of the First-Lien Secured Parties and the Second-Lien Collateral Agent for the benefit of the Second-Lien Secured Parties shall have a first priority and a second priority, respectively, security interest in the Existing Notes due 2010 Account. Prior to the application of any amounts contained in the Existing Notes due 2010 Account as provided above, such amounts may be invested in cash or Cash Equivalents for the benefit of the Borrower on terms agreed between the Borrower and the Administrative Agent.
ARTICLE VI
Negative Covenants
          The Borrower and, solely with respect to Sections 6.04(c) and 6.09(b), Holdings covenants and agrees that, until the Termination Date, will not, nor will they cause or permit any of the Restricted Subsidiaries to:
          Section 6.01. Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock. (a) Directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness) and the Borrower and the Restricted Guarantors will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary that is not a Guarantor to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that the Borrower and the Restricted Guarantors may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary that is not a Guarantor may incur Indebtedness (including Acquired Indebtedness), and issue shares of Disqualified Stock or issue shares of Preferred Stock, (A) if the Total Net Leverage Ratio at the time such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been no greater than 7:00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of the most recently ended four fiscal quarters for which Section 5.04 Financials have been delivered to the Administrative Agent and (B) no Event of Default shall have occurred and be continuing or would occur as a consequence thereof; provided, further, that (x) any incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock by a Restricted Subsidiary that is not a Guarantor pursuant to this paragraph (a) is subject to the limitations of paragraph (g) below and (y) any Indebtedness incurred by, or Guaranteed by, any Restricted Guarantor pursuant to this paragraph (a) shall be subordinated in right of payment to the Obligations.
          (b) The limitations set forth in clause (a) will not apply to the following items:
     (i) the Indebtedness under the Loan Documents (including any Incremental Term Loans or increase in the Revolving Credit Commitments under Section 2.24) of the Borrower or any of its Restricted Subsidiaries (including letters of credit thereunder);

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     (ii) the incurrence by Holdings, the Borrower and any Restricted Guarantor of Indebtedness represented by the New Senior Notes or guarantees thereof; provided that such guarantees are subordinated in right of payment to the Obligations;
     (iii) Indebtedness of the Borrower and its Restricted Subsidiaries in existence on the Closing Date (other than Indebtedness described in clauses (b)(i) and (ii) of this Section 6.01) and set forth on Schedule 6.01 (including the Existing Intercompany Debt);
     (iv) Indebtedness (including Capitalized Lease Obligations), Disqualified Stock and/or Preferred Stock incurred by the Borrower or any of its Restricted Subsidiaries, to finance the purchase, lease or improvement of property (real or personal) or equipment that is used or useful in the business of the Borrower and its Restricted Subsidiaries, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets in an aggregate principal amount, together with any Refinancing Indebtedness in respect thereof and all other Indebtedness, Disqualified Stock and/or Preferred Stock incurred and outstanding under this clause (iv), not to exceed $20,000,000 at any time outstanding so long as such Indebtedness exists at the date of such purchase, lease or improvement, or is created within 270 days thereafter;
     (v) Indebtedness incurred by the Borrower or any Restricted Subsidiary constituting reimbursement obligations with respect to bankers’ acceptances and letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims, or letters of credit in the nature of a security deposit (or similar deposit or security) given to a lessor under an operating lease of real property under which such Person is a lessee; provided, however, that upon the drawing of such bankers’ acceptances and letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 60 days following such drawing or incurrence or such Indebtedness is otherwise permitted hereunder;
     (vi) Indebtedness arising from agreements of the Borrower or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a subsidiary for the purpose of financing such acquisition; provided, however, that such Indebtedness is not reflected on the balance sheet (other than by application of Interpretation Number 45 of the Financial Accounting Standards Board (commonly known as FIN 45) as a result of an amendment to an obligation in existence on the Closing Date) of the Borrower or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (vi));
     (vii) Indebtedness of (A) the Borrower to any Restricted Subsidiary and (B) any Restricted Subsidiary to the Borrower or to any other Restricted Subsidiary; provided that (x) any such Indebtedness owing by a Guarantor to a Restricted Subsidiary that is not a Guarantor is expressly subordinated in right of payment to the Obligations; (y) any such

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Indebtedness owing by the Borrower is expressly subordinated in right of payment to the Obligations and (z) any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Borrower or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (vii);
     (viii) shares of Preferred Stock of a Restricted Subsidiary or Disqualified Stock issued to the Borrower or another Restricted Subsidiary, provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Borrower or a Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of Preferred Stock or Disqualified Stock not permitted by this clause (viii);
     (ix) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk with respect to any Indebtedness permitted under this Section 6.01, exchange rate risk or commodity pricing risk;
     (x) obligations in respect of customs, stay, performance, bid, appeal and surety bonds and completion guarantees and other obligations of a like nature provided by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business;
     (xi) Indebtedness or Disqualified Stock of the Borrower or a Guarantor and Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary that is not a Guarantor not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (xi), does not at any one time outstanding exceed $150,000,000 (it being understood that any Indebtedness, Disqualified Stock and Preferred Stock incurred pursuant to this clause (xi) shall cease to be deemed incurred or outstanding for purposes of this clause (xi) but shall be deemed incurred for the purposes of Section 6.01(a) from and after the first date on which the Borrower or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under Section 6.01(a) and Section 6.01(g) without reliance on this clause (xi));
     (xii) provided that no Default shall have occurred and be continuing or would occur as a consequence thereof, the incurrence by the Borrower or any Restricted Subsidiary of Indebtedness, Disqualified Stock or Preferred Stock which serves to refund, replace, extend repurchase, redeem or refinance (x) any Indebtedness, Disqualified Stock or Preferred Stock permitted under Section 6.01(a) and clauses (ii), (iii), (iv) and (xiii) of this Section 6.01(b) or (y) any Second-Lien Term Loans and, in each case, any Indebtedness, Disqualified Stock or Preferred Stock issued to so refund, replace, extend, repurchase or refinance such Indebtedness, Disqualified Stock, or Preferred Stock including, in each case, additional Indebtedness, Disqualified Stock or Preferred Stock

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incurred to pay premiums (including tender premiums), defeasance costs and fees and expenses in connection therewith (collectively, the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:
     (A) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded, refinanced, extended or refinanced,
     (B) to the extent such Refinancing Indebtedness refinances (1) Indebtedness subordinated or pari passu to the Obligations (other than Second-Lien Term Loans), such Refinancing Indebtedness is subordinated or pari passu to the Obligations at least to the same extent as the Indebtedness being refinanced or refunded ~~or~~, (2) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness, Disqualified Stock or Preferred Stock, respectively, or (3) Second-Lien Term Loans, to the extent such Refinancing Indebtedness is secured, such Refinancing Indebtedness shall rank junior in right of security to the First-Lien Facilities and shall be subject to intercreditor arrangements substantially similar to those set forth in the Intercreditor Agreement, and
     (C) shall not include:
     (1) Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary that is not a Guarantor that refinances, Indebtedness, Disqualified Stock or Preferred Stock of the Borrower;
     (2) Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Guarantor;
     (3) Indebtedness, Disqualified Stock or Preferred Stock of the Borrower or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary; or
     (4) in the case of the Existing Notes or any Indebtedness, Disqualified Stock or Preferred Stock issued to refund or refinance the Existing Notes, Indebtedness, Disqualified Stock or Preferred Stock of any Person other than the Borrower; and
     (D) shall not be in a principal amount in excess of the principal amount of, premium, if any, accrued interest on, and related fees and expenses of, the Indebtedness being refunded, replaced, extended, repurchased, redeemed or refinanced (including any premium, expenses, costs and fees incurred in connection with such refund, replacement or refinancing);
provided, further, that any incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock by any Restricted Subsidiary that is not a Subsidiary Guarantor pursuant to this clause (xii) (solely as it relates to Indebtedness under clause (xiii) of this

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Section 6.01(b) and Section 6.01(a)) shall be subject to the limitations set forth in Section 6.01(g) to the same extent as the Indebtedness refinanced, refunded, repurchased, redeemed, replaced;
     (xiii) Indebtedness, Disqualified Stock or Preferred Stock (x) of the Borrower or a Restricted Subsidiary (other than a Foreign Subsidiary) incurred to finance an acquisition, (y) of Persons (other than foreign Persons) that are acquired by the Borrower or any Restricted Subsidiary or Persons merged into the Borrower or a Restricted Subsidiary (other than a Foreign Subsidiary) in accordance with the terms of this Agreement or (z) that is assumed by the Borrower or any Restricted Subsidiary (other than a Foreign Subsidiary) in connection with such acquisition so long as:
     (A) no Default exists or shall result therefrom;
     (B) any Indebtedness, Disqualified Stock or Preferred Stock incurred in reliance on clause (x) above shall not be Secured Indebtedness and shall not mature (and shall not be mandatorily redeemable in the case of Disqualified Stock) or require any payment of principal (other than in a manner consistent with the terms of the New Senior Notes Documentation), in each case, prior to the date which is 91 days after the latest Term Loan Maturity Date;
     (C) any Indebtedness, Disqualified Stock or Preferred Stock incurred in reliance on clause (y) or (z) above shall not have been incurred in contemplation of such acquisition and either (1) the aggregate principal amount of such Indebtedness constituting Secured Indebtedness, together with all Refinancing Indebtedness in respect thereof, shall not exceed $100,000,000 or (2) after giving pro forma effect to such acquisition or merger, the Total Net Leverage Ratio is less than the Total Net Leverage Ratio immediately prior to such acquisition or merger; and
     (D) after giving pro forma effect to such acquisition or merger either (1) the Total Net Leverage Ratio is less than the Total Net Leverage Ratio test immediately prior to such acquisition or merger or (2) the Borrower would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Total Net Leverage Ratio test described in Section 6.01(a);
provided that any incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock by a Restricted Subsidiary (I) that is not a Guarantor pursuant to this clause (xiii) is subject to the limitations set forth in Section 6.01(g) below and (II) which is a Restricted Guarantor pursuant to clause (x) above, shall be subordinated in right of payment to the Obligations;
     (xiv) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five Business Days of its incurrence;

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     (xv) Indebtedness of the Borrower or any of its Restricted Subsidiaries supported by a Letter of Credit in a principal amount not to exceed the stated amount of such Letter of Credit;
     (xvi) (A) any guarantee by the Borrower or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary so long as such Indebtedness or other obligations are permitted under this Agreement, or (B) any guarantee by a Restricted Subsidiary of Indebtedness or other obligations of the Borrower (other than the Existing Notes); provided that, in each case, (x) such Restricted Subsidiary shall comply with its obligations under Section 5.09 and (y) in the case of any guarantee of Indebtedness or other obligations of the Borrower or any Subsidiary Guarantor by any Restricted Subsidiary that is not a Subsidiary Guarantor, such Restricted Subsidiary becomes a Subsidiary Guarantor under this Agreement;
     (xvii) Indebtedness issued by the Borrower or any of its Restricted Subsidiaries to future, current or former officers, directors, employees and consultants thereof or any direct or indirect parent thereof, their respective estates, heirs, family members, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Borrower, a Restricted Subsidiary or any of their respective direct or indirect parent companies to the extent described in Section 6.03(b)(iv);
     (xviii) the incurrence by a Broker-Dealer Subsidiary of Indebtedness incurred in connection with the settlement of securities transactions in the ordinary course of business in an amount not to exceed $50,000,000 at any one time outstanding;
     (xix) Indebtedness of the Borrower or any of its subsidiaries incurred to finance insurance premiums in the ordinary course of business;
     (xx) Indebtedness representing deferred compensation to employees of the Borrower or any Restricted Subsidiary incurred in the ordinary course of business;
     (xxi) Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries in an aggregate amount not to exceed $50,000,000 at any time outstanding; ~~and~~
     (xxii) cash management obligations and Indebtedness in respect of netting services and employee credit card programs, or similar arrangements in connection with cash management and deposit accounts or securities accounts; and
     (xxiii) concurrently with the Discharge of First-Lien Obligations, Indebtedness in the aggregate amount not exceeding (w) $2,565,000,000 plus (x) the maximum principal amount of Indebtedness that could be incurred such that after giving effect thereto the Senior Secured Net Leverage Ratio of the Borrower would not exceed 5.0 to 1.0 minus (y) the aggregate principal amount of First-Lien Term Loans repaid with the proceeds of the Second-Lien Facilities pursuant to Section 2.13(i) minus (z) the amount of all mandatory principal payments actually made by the Borrower thereunder with Net Cash Proceeds from Prepayment Asset Sales.

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     (c) For purposes of determining compliance with this Section 6.01:
     (i) in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in Section 6.01(b) or is entitled to be incurred pursuant to Section 6.01(a), the Borrower, in its sole discretion, may classify or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above permitted clauses; and
     (ii) at the time of incurrence or permitted reclassification, the Borrower will be entitled to divide and classify an item of Indebtedness in one or more types of Indebtedness, Disqualified Stock or Preferred Stock described in Section 6.01(a) or (b).
          (d) The accrual of interest, the accretion of accreted value and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock, as applicable, will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this Sections 6.01 and 6.02.
          (e) For purposes of determining compliance with any dollar-denominated restriction on the incurrence of Indebtedness, the dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.
          (f) The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.
          (g) Notwithstanding anything to the contrary contained in Section 6.01(a) or (b), no Restricted Subsidiary of the Borrower that is not a Subsidiary Guarantor shall incur any Indebtedness or issue any Disqualified Stock or Preferred Stock in reliance on Section 6.01(a) or (b)(xiii), or (b)(xxi) (the “Limited Non-Guarantor Debt Exceptions”) if the amount of such Indebtedness, Disqualified Stock or Preferred Stock, when aggregated with the amount of all other Indebtedness, Disqualified Stock or Preferred Stock outstanding at any time under such Limited Non-Guarantor Debt Exceptions, together with any Refinancing Indebtedness in respect thereof, would exceed $100,000,000; provided that in no event shall any Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary that is not a Subsidiary Guarantor (i) existing at the time it became a Restricted Subsidiary or (ii) assumed in connection

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with any acquisition, merger or acquisition of minority interests of a non-Wholly-Owned Subsidiary (and in the case of clauses (i) and (ii), not created in contemplation of such Person becoming a Restricted Subsidiary or such acquisition, merger or acquisition of minority interests) be deemed to be Indebtedness outstanding under the Limited Non-Guarantor Debt Exceptions for purposes of this Section 6.01(g).
          Section 6.02. Liens. Directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) on any asset or property of the Borrower or any Restricted Subsidiary, or any income or profits therefrom.
          Section 6.03. Restricted Payments. Directly or indirectly, make any Restricted Payment, other than:
     (a) Restricted Payments in an amount, together with the aggregate amount of all other Restricted Payments made by the Borrower and its Restricted Subsidiaries after the Closing Date (including Restricted Payments permitted by clauses (i), (ii) (with respect to the payment of dividends on Refunding Capital Stock pursuant to clause (C) thereof only), (vi)(C) and (viii) of Section 6.03(b), but excluding all other Restricted Payments permitted by Section 6.03(b)) not to exceed the Restricted Payment Applicable Amount; provided that (i) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; (ii) immediately after giving effect to such transaction, the Borrower is in compliance on a pro forma basis with the financial covenant set forth in Section 6.07, determined on the last day of the fiscal quarter last ended prior thereto for which Section 5.04 Financials have been delivered to the Administrative Agent; and (iii) unless the proceeds of such Restricted Payment are being utilized to service Indebtedness or Preferred Stock of any direct or indirect parent company of the Borrower incurred after the Closing Date the proceeds of which were contributed to the common equity of the Borrower and the aggregate amount of such Restricted Payment does not exceed the cash proceeds so contributed, immediately after giving effect to such transaction on a pro forma basis, the Borrower could incur $1.00 of additional Indebtedness pursuant to the Total Net Leverage Ratio test described in Section 6.01(a).
     (b) Section 6.03(a) will not prohibit:
     (i) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Agreement;
     (ii) (A) the redemption, prepayment, repurchase, retirement or other acquisition of any (1) Equity Interests (“Treasury Capital Stock”) of the Borrower or any Restricted Subsidiary or Subordinated Indebtedness of the Borrower or any Guarantor or (2) Equity Interests of any direct or indirect parent company, in the case of each of clause (1) and (2), in exchange for, or out of the proceeds of the substantially concurrent sale (other than to the Borrower or a Restricted Subsidiary) of, Equity Interests of the Borrower, or any direct or indirect parent company to the extent contributed to the capital of the Borrower or

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any Restricted Subsidiary (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”), (B) the declaration and payment of dividends on the Treasury Capital Stock out of the proceeds of the substantially concurrent sale (other than to the Borrower or a Restricted Subsidiary) of the Refunding Capital Stock, and (C) if immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under clauses (vi)(A) or (B) of this Section 6.03(b), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of the Borrower) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;
     (iii) the redemption, prepayment, repurchase or other acquisition or retirement of the Existing Notes due 2015, the New Senior Notes or Subordinated Indebtedness of the Borrower or a Restricted Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Borrower or a Restricted Guarantor, as the case may be, which is incurred in compliance with Section 6.01 so long as:
     (I) the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Indebtedness being so redeemed, repurchased, acquired or retired for value, plus the amount of any premium required to be paid under the terms of the instrument governing the Indebtedness being so redeemed, repurchased, acquired or retired and any fees and expenses incurred in connection with the issuance of such new Indebtedness;
     (II) solely in the case of Subordinated Indebtedness, such new Indebtedness is subordinated to the Obligations at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, prepaid, repurchased, acquired or retired for value;
     (III) such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Indebtedness being so redeemed, prepaid, repurchased, acquired or retired;
     (IV) such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Indebtedness being so redeemed, prepaid, repurchased, acquired or retired; and
     (V) redemptions, prepayments, repurchases or other acquisitions or retirements of the Existing Notes due 2015 pursuant to this clause (iii) shall be permitted only if (a)(x) the Guaranteed Net Leverage Ratio at the time of such prepayment, determined on a pro forma basis is not in excess of (I) the Guaranteed Net Leverage Ratio of 7.2:1.0 or (y) such indebtedness is Refinancing

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Indebtedness incurred in accordance with Section 6.01(b)(xii) in respect of the Existing Notes due 2015 being redeemed, prepared, repurchased or otherwise acquired or retired, (b) no Default shall have occurred and be continuing or would occur as a consequence thereof, and (c) immediately after giving effect to such transaction, the Borrower is in compliance on a pro forma basis with the financial covenant set forth in Section 6.07, determined on the last day of the fiscal quarter last ended for which Section 5.04 Financials have been delivered to the Administrative Agent;
     (iv) a Restricted Payment to pay for the repurchase, retirement, redemption or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Borrower or any direct or indirect parent company held by any future, present or former employee, director or consultant (or any of their successors, heirs, estates or assigns) of the Borrower, any of its Subsidiaries or any of their respective direct or indirect parent companies pursuant to any management unit purchase agreement, management equity plan or stock option plan or any other management or employee benefit plan or agreement; provided, however, that the aggregate Restricted Payments made under this clause (iv) do not exceed in any calendar year $25,000,000 (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum of $50,000,000 in any calendar year); provided, further, that such amount in any calendar year may be increased by an amount not to exceed:
     (A) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock and Equity Cure Proceeds) of the Borrower and, to the extent contributed to the capital of the Borrower, Equity Interests of any of any direct or indirect parent company, in each case to members of management, employees, officers, directors or consultants of the Borrower, any of its subsidiaries or any of their respective direct or indirect parent companies that occurs after the Closing Date (other than Equity Interests the proceeds of which are used to fund the Transactions or to fund a Cure Right), to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of Section 6.03(a); plus
     (B) the cash proceeds of key man life insurance policies received by the Borrower or any of its Restricted Subsidiaries after the Closing Date; less
     (C) the amount of any Restricted Payments previously made with the cash proceeds described in clauses (A) and (B) of this clause (iv);
and provided, further, that cancellation of Indebtedness owing to the Borrower from members of management, officers, directors, employees of the Borrower, any of its subsidiaries or any direct or indirect parent company in connection with a repurchase of Equity Interests of the Borrower or any direct or indirect parent company will not be deemed to constitute a Restricted Payment for purposes of this Agreement;

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     (v) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Borrower or any of its Restricted Subsidiaries issued in accordance with Section 6.01; provided, however, that immediately after giving effect to such transaction on a pro forma basis, the Borrower could incur $1.0 of additional Indebtedness pursuant to the Total Net Leverage Ratio test described in Section 6.01(a);
     (vi) (A) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Borrower or any of its Restricted Subsidiaries after the Closing Date, provided that the amount of dividends paid pursuant to this clause (A) shall not exceed the aggregate amount of cash actually received by the Borrower or a Restricted Subsidiary from the issuance of such Designated Preferred Stock;
     (B) a Restricted Payment any direct or indirect parent company, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of any direct or indirect parent company issued after the Closing Date, provided that the amount of Restricted Payments paid pursuant to this clause (B) shall not exceed the aggregate amount of cash actually contributed to the capital of the Borrower from the sale of such Designated Preferred Stock; or
     (C) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (ii) of this Section 6.03(b);
provided, however, in the case of each of clause (A), (B) and (C) of this clause (vi), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, the Borrower could incur $1.00 of additional Indebtedness pursuant to the Total Net Leverage Test described in Section 6.01(a) or otherwise is Indebtedness permitted hereunder;
     (vii) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;
     (viii) the declaration and payment of dividends on the Borrower’s common stock (or a Restricted Payment to any direct or indirect parent entity to fund a payment of dividends on such entity’s common stock), following the first public Equity Offering of such common stock after the Closing Date, of up to 6.0% per annum of the net cash proceeds received by (or, in the case of a Restricted Payment to a direct or indirect parent entity, contributed to the capital of) the Borrower in or from any such public Equity Offering;

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     (ix) Restricted Payments that are made with Excluded Contributions;
     (x) any Restricted Payment used to fund the Transactions and the fees, costs, and expenses related thereto or owed to Affiliates, in each case to the extent permitted under Section 6.06;
     (xi) the repurchase, prepayment, redemption or other acquisition or retirement for value of any New Senior Notes or Subordinated Indebtedness upon the occurrence of a Change of Control (so long as such Change of Control has been waived by the Required Lenders);
     (xii) the declaration and payment of dividends or the payment of other distributions by the Borrower to, or the making of loans or advances to, or any direct or indirect parent company or indirect parents or the equity interest holders thereof in amounts required for any direct or indirect parent company or the equity interest holders thereof to pay, in each case without duplication,
     (A) franchise taxes and other fees, taxes and expenses required to maintain their corporate existence;
     (B) federal, foreign, state and local income or franchise taxes (or any alternative tax in lieu thereof); provided that, in each fiscal year, the amount of such payments shall be equal to the amount that the Borrower and its Restricted Subsidiaries would be required to pay in respect of federal, foreign, state and local income or franchise taxes if such entities were corporations paying taxes separately from any parent entity at the highest combined applicable federal, foreign, state, local or franchise tax rate for such fiscal year;
     (C) customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent company to the extent such salaries, bonuses and other benefits are reasonably attributable to the ownership or operation of the Borrower and its Restricted Subsidiaries;
     (D) general corporate operating and overhead costs and expenses of any direct or indirect parent company of the Borrower to the extent such costs and expenses are reasonably attributable to the ownership or operation of the Borrower and its Restricted Subsidiaries;
     (E) amounts payable pursuant to the Management Agreement as in effect on the Closing Date;
     (F) fees and expenses other than to Affiliates of the Borrower related to (1) any equity or debt offering of such parent entity (whether or not successful), (2) any Investment otherwise permitted under this covenant (whether or not successful) and (3) any transaction of the type described in Section 6.04;

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     (G) cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Borrower or any direct or indirect parent;
     (H) amounts to finance Investments otherwise permitted to be made pursuant to this Section 6.03; provided that (1) such Restricted Payment shall be made substantially concurrently with the closing of such Investment and (2) such direct or indirect parent company shall, immediately following the closing thereof, cause (x) all property acquired (whether assets or Equity Interests) to be contributed to the capital of the Borrower or one of its Restricted Subsidiaries or (y) the merger of the Person formed or acquired into the Borrower or one of its Restricted Subsidiaries (to the extent not prohibited by Section 6.04) in order to consummate such Investment, in each case, subject to the limitations set forth in clause (l) of the definition of Permitted Investment; (3) any direct or indirect parent company and its Affiliates (other than the Borrower or a Restricted Subsidiary) receives no consideration or other payment in connection with such transaction, (4) any property received by the Borrower shall not increase amounts available for Restricted Payments pursuant to Section 6.03(a) and (5) such Investment shall be deemed to be made by the Borrower or such Restricted Subsidiary by another paragraph of this Section 6.03 (other than pursuant to clause (ix) hereof) or pursuant to the definition of “Permitted Investments” (other than clause (i) thereof);
     (I) reasonable and customary fees payable to any directors of any direct or indirect parent of the Borrower and reimbursement of reasonable out-of-pocket costs of the directors of any direct or indirect parent of the Borrower in the ordinary course of business, to the extent reasonably attributable to the ownership or operation of the Borrower and its Restricted Subsidiaries; and
     (J) reasonable and customary indemnities to directors, officers and employee of any direct or indirect parent of the Borrower in the ordinary course of business, to the extent reasonably attributable to the ownership or operation of the Borrower and its Restricted Subsidiaries;
     (xiii) payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of all or substantially all of the assets of the Borrower and its Restricted Subsidiaries, taken as a whole, that complies with Section 6.04; provided that if as a result of such consolidation, merger or transfer of assets, a Change of Control has occurred, such Change of Control has been consented to or waived by the Required Lenders;
     (xiv) Restricted Payments by (A) a non-Subsidiary Guarantor, (B) a Foreign Subsidiary or (C) any other subsidiary to the Borrower or any Subsidiary Guarantor;

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     (xv) payments of dividends or other distributions to any direct or indirect parent company of the Borrower to fund the payment by any such parent company of interest payments or the AHYDO Catch Up Payments on Indebtedness, or dividends on Preferred Stock of any such parent company incurred or issued after the Closing Date; provided, however, that (A) the net cash proceeds of such Indebtedness or such Preferred Stock, as the case may be, are contributed to the Borrower as common equity, (B) the aggregate amount of dividends declared and paid pursuant to this clause (xv) does not exceed the amount of net cash proceeds of such Indebtedness or Preferred Stock actually contributed to the Borrower as common equity and (C) after giving effect to such dividends or other distributions, the amount available for Restricted Payments pursuant to clause (ii)(A) of this section shall not be less than $0;
     (xvi) purchases of minority interests in non-Wholly-Owned Subsidiaries by the Borrower and the Guarantors; and
     (xvii) distributions or payments of Receivables Fees and purchase of any assets in connection with a Receivables Facility;
provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under (x) clauses (viii) (as determined at the time of the declaration of such dividend) and (xiii), no Default shall have occurred and be continuing or would occur as a consequence thereof and (y) clause (xv), no Specified Default shall have occurred and be continuing or would occur as a consequence thereof.
     (c) As of the Closing Date, all of the subsidiaries of the Borrower will be Restricted Subsidiaries. The Borrower will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to Section 5.11(b). For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Borrower and its Restricted Subsidiaries (except to the extent repaid) in the subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to this Section 6.03 or pursuant to the definition of “Permitted Investments,” and if such subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Loan Documents.
     (d) Notwithstanding anything to the contrary contained in Section 6.03 or elsewhere in this Agreement, (i) the aggregate amount of all Investments in, and Permitted Acquisitions of, Persons which are not Loan Parties (or becomes a Loan Party immediately thereafter), or in the case of an asset acquisition, an acquisition of assets by a Person which is not a Loan Party (or becomes a Loan Party immediately thereafter), may not exceed, in the aggregate, the greater of (x) $150,000,000 and (y) in the event that after giving effect to such Investment or Permitted Acquisition, as the case may be, on a pro forma basis, that the Borrower could incur $1.00 of additional Indebtedness pursuant to the Total Net Leverage Test described in Section 6.01(a), an amount equal to the

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EBITDA of the Borrower and its Restricted Subsidiaries during the previous four fiscal quarter period last ended for which Section 5.04 Financials have been delivered to the Administrative Agent; provided that, at no time shall the Investments, in the aggregate, in Persons which are not Loan Parties, exceed an amount equal to the EBITDA of the Borrower and its Restricted Subsidiaries during the previous four fiscal quarter period last ended for which Section 5.04 Financials have been delivered to the Administrative Agent and (ii) the aggregate amount of all Investments in Unrestricted Subsidiaries may not exceed, in the aggregate, $150,000,000.
          Section 6.04. Fundamental Changes. (a) The Borrower may not consolidate or merge with or into or wind up into (whether or not the Borrower is the surviving corporation), and may not sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Borrower and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to any Person unless:
     (i) the Borrower is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Borrower) or the Person to whom such sale, assignment, transfer, lease, conveyance or other disposition will have been made is organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Person, the “Successor Company”);
     (ii) the Successor Company, if other than the Borrower, expressly assumes all the Obligations of the Borrower pursuant to documentation reasonably satisfactory to the Administrative Agent;
     (iii) immediately after such transaction, no Default or Event of Default exists;
     (iv) immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period, the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Total Net Leverage Test described in Section 6.01(a), in each case made or effected substantially simultaneously with such transaction or related financing;
     (v) each Guarantor, unless it is the other party to the transactions described above, in which case Section 6.04(c)(i)(B) shall apply, shall have confirmed that its Obligations under the Loan Documents to which it is a party pursuant to documentation reasonably satisfactory to the Administrative Agent; and
     (vi) the Borrower shall have delivered to the Administrative Agent an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such documentation relating to the Loan Documents, if any, comply with this Agreement;
provided that the Borrower shall promptly notify the Administrative Agent of any such transaction and shall take all required actions either prior to or upon the later to occur of 30 days following such transaction (or the earlier of the date of the required delivery of the next Pricing

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Certificate and the date which is 45 days after the end of the most recently ended fiscal quarter (or such longer period as to which the Administrative Agent may consent) in order to preserve and protect the Liens on the Collateral securing the Secured Obligations.
          The Successor Company will succeed to, and be substituted for the Borrower under the Loan Documents. Notwithstanding the foregoing, clauses (a)(iii) and (a)(iv) shall not apply to the Transactions (including the Merger).
     (b) Notwithstanding the foregoing paragraphs (a)(iii) and (a)(iv),
     (i) the Borrower or a Restricted Subsidiary may consolidate with or merge into or transfer all or part of its properties and assets to the Borrower or a Restricted Guarantor;
     (ii) the Borrower may merge with an Affiliate of the Borrower solely for the purpose of reorganizing the Borrower in a State of the United States so long as the amount of Indebtedness of the Borrower and its Restricted Subsidiaries is not increased thereby; and
     (iii) any Foreign Subsidiary may consolidate with or merge into or transfer all or any part of its assets to any other Foreign Subsidiary.
          (c) No Restricted Guarantor will, and the Borrower will not permit any Restricted Guarantor to, consolidate or merge with or into or wind up into (whether or not the Borrower or Restricted Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:
     (i) (A) such Restricted Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Restricted Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is organized or existing under the laws of the jurisdiction of organization of such Restricted Guarantor, as the case may be, or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Restricted Guarantor or Person, the “Successor Person”);
     (B) the Successor Person, if other than such Restricted Guarantor, expressly assumes all the Obligations of such Restricted Guarantor pursuant to documentation reasonably satisfactory to the Administrative Agent;
     (C) immediately after such transaction, no Event of Default exists; and
     (D) the Borrower shall have delivered to the Administrative Agent an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such documentation relating to the Loan Documents, if any, comply with this Agreement;
     (ii) the transaction does not violate Section 6.05;

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provided that the Borrower shall promptly notify the Administrative Agent of any such transaction and shall take all required actions either prior to or upon the later to occur of 30 days following such transaction (or the earlier of the date of the required delivery of the next Pricing Certificate and the date which is 45 days after the end of the most recently ended fiscal quarter (or such longer period as to which the Administrative Agent may consent) in order to preserve and protect the Liens on the Collateral securing the Secured Obligations.
          In the case of clause (c)(i)(A) above, the Successor Person will succeed to, and be substituted for, such Restricted Guarantor under the Loan Documents. Notwithstanding the foregoing, any Restricted Guarantor (x) may merge into or transfer all or part of its properties and assets to another Restricted Guarantor or the Borrower or (y) dissolve, liquidate or wind up its affairs if such dissolution, liquidation or winding up could not reasonably be expected to have a Material Adverse Effect.
          (d) Holdings may not consolidate or merge with or into or wind up into (whether or not Holdings is the surviving corporation) and may not sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any other Person unless:
     (i) Holdings is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than Holdings) or the Person to whom such sale, assignment, transfer, conveyance, lease or other disposition will have been made is organized or existing under the laws of the United States, any state of the United States, the District of Columbia or any territory thereof (Holdings or such Person, including the Person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made, as the case may be, being herein called the “Successor Holdings Guarantor”);
     (ii) the Successor Holdings Guarantor, if other than Holdings, assumes all the Obligations of Holdings under the Holdings Guaranty and the Security Documents pursuant to documentation reasonably satisfactory to the Administrative Agent; and
     (iii) immediately after such transaction, no Event of Default exists.
          Notwithstanding the foregoing, Holdings may consolidate with, merge into or sell, assign, transfer, convey, lease or otherwise dispose of all or part of its properties and assets to the Borrower or to another Guarantor.
          Section 6.05. Dispositions. Cause, make or suffer to exist a Disposition, except:
     (a) any Disposition of Cash Equivalents or Investment Grade Securities or obsolete, worn out, uneconomical or surplus assets in the ordinary course of business or any disposition of inventory or goods (or other assets) held for sale in the ordinary course of business;
     (b) the Disposition of all or substantially all of the assets of the Borrower and its Restricted Subsidiaries in a manner permitted pursuant to the provisions described above under Section 6.04;

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     (c) the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made (including payments in respect thereof), under Section 6.03;
     (d) any Disposition of property or assets or issuance of Equity Interests (A) by a Restricted Subsidiary of the Borrower to the Borrower or (B) by the Borrower or a Restricted Subsidiary of the Borrower to another Restricted Subsidiary of the Borrower; provided that in the case of any event described in clause (B) where the transferee or purchaser is not a Guarantor, then at the option of the Borrower, either (1) such disposition shall constitute a Disposition for purposes of the definition of Prepayment Asset Sale or (2) the Net Cash Proceeds thereof, when aggregated with the amount of Permitted Investments made pursuant to clauses (a) and (c) of the definition thereof, shall not exceed the amount permitted by Section 6.03(d);
     (e) any Permitted Asset Swap;
     (f) the sale, lease, lease assignment or sub-lease of any real, intangible or personal property in the ordinary course of business;
     (g) any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;
     (h) any sale or other disposition in connection with any financing transaction with respect to property built or acquired by the Borrower or any Restricted Subsidiary after the Closing Date, including Sale and Lease-Back Transactions and asset securitizations permitted under this Agreement;
     (i) sales of accounts receivable or rights to future advisory fees (i) in connection with the collection or compromise thereof or (ii) or participations therein, in connection with any Receivables Facility;
     (j) transfers of property subject to casualty or condemnation proceedings (including in lieu thereof) upon the receipt of the net cash proceeds therefor; provided such transfer shall constitute a Property Loss Event;
     (k) the abandonment of intellectual property rights in the ordinary course of business, which in the reasonable good faith determination of the Borrower or a Restricted Subsidiary are not material to the conduct of the business of the Borrower and its Restricted Subsidiaries taken as a whole;
     (l) voluntary terminations of Hedging Obligations;
     (m) any issuance of Equity Interests in any Restricted Subsidiary to any officer, director, consultant or employee of the Borrower or any Restricted Subsidiary in respect of services provided to the Borrower or a Restricted Subsidiary in the ordinary course of business approved by the Board of Directors of the Borrower;

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     (n) any Disposition to the extent not involving property (when taken together with any related Disposition or series of related Dispositions) with a fair market value in excess of $25,000,000;
     (o) terminations of leases, subleases, licenses and sublicenses in the ordinary course of business;
     (p) sales of non-core assets acquired in connection with Permitted Acquisitions, for which a marketing process has commenced which sales are marketed within 180 days of the date of the consummation of such Permitted Acquisition provided that the fair market vale of such assets shall not exceed 25% of the EBITDA of the Acquired Entity or Business; and
     (q) Dispositions not otherwise permitted under this Section 6.05, provided that:
     (i) at least 75% of the consideration therefor received by the Borrower or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of (A) any liabilities (as shown on the Borrower’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto) of the Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Obligations or that are owed to the Borrower or a Restricted Subsidiary, that are assumed by the transferee of any such assets and for which the Borrower and all of its Restricted Subsidiaries have been validly released by all creditors in writing, (B) any securities received by the Borrower or such Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Disposition, and (C) any Designated Non-Cash Consideration received by the Borrower or such Restricted Subsidiary in such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (C) that is at that time outstanding, not to exceed the greater of $75,000,000 and 2.0% of Total Assets at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash for purposes of this provision and for no other purpose; and
     (ii) any Disposition of assets or issuance or sale of Equity Interests of a Restricted Subsidiary in any transaction or series of related transactions, when taken together with all other Dispositions made in reliance on this clause (q), does not have a fair market value in excess of $400,000,000;
     (r) foreclosures;
     (s) Sale and Lease-Back Transactions involving (i) real property owned on the Closing Date (other than any Mortgaged Property), (ii) property acquired not more

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than 180 days prior to such Sale and Lease Back Transaction for cash in an amount at least equal to the cost of such property and (iii) other property for cash consideration if the sale is treated as a Prepayment Asset Sale;
     (t) any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary (other than any Unrestricted Subsidiary in which the Borrower or any Restricted Subsidiary has made an Investment (including by designation of a Restricted Subsidiary thereof as an Unrestricted Subsidiary) pursuant to paragraph (l) of the definition of “Permitted Investments”; and
     (u) the sale or other disposition of a Seed Capital Investment in the ordinary course of business.
provided that the consideration received by the Borrower or such Restricted Subsidiary, as the case may be, with respect to any Disposition of any property with a fair market value in excess of $25,000,000 must be at least equal to the fair market value (as determined in good faith by the Borrower) of the assets sold or otherwise disposed of. To the extent any Collateral is disposed of as expressly permitted by this Section 6.05 to any Person other than a Loan Party, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and the Administrative Agent or the Collateral Agent, as applicable, shall be authorized to take any actions deemed appropriate in order to effect the foregoing.
          Section 6.06. Transactions with Affiliates. Except for transactions by or among Loan Parties (or by and among the Borrower and its Restricted Subsidiaries), sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, in each case, involving aggregate payments or consideration in excess of $10,000,000 unless:
     (a) such transaction is on terms that are not materially less favorable to the Borrower or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Borrower or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and
     (b) the Borrower delivers to the Administrative Agent with respect to any such transaction or series of related transactions involving aggregate payments or consideration in excess of $25,000,000, a resolution adopted by the majority of the board of directors of the Borrower approving such transaction and set forth in an Officer’s Certificate certifying that such transaction complies with clause (a) above.
     (c) The foregoing provisions will not apply to the following:
     (i) the Borrower or any Restricted Subsidiary may engage in any of the foregoing transactions at prices and on terms and conditions not less favorable to the Borrower or such Restricted Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties;
     (ii) the Borrower and its Restricted Subsidiaries may pay fees, expenses and make indemnification payments directly or indirectly pursuant to

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and in accordance with the Management Agreement (as in effect on the Closing Date);
     (iii) the Transactions and the payment of the Transaction Expenses;
     (iv) issuances by the Borrower and its Restricted Subsidiaries of Equity Interests not prohibited under this Agreement;
     (v) reasonable and customary fees payable to any directors of the Borrower and its Restricted Subsidiaries (or any direct or indirect parent company) and reimbursement of reasonable out-of-pocket costs of the directors of the Borrower and its subsidiaries (or any direct or indirect parent company) in the ordinary course of business (in the case of any direct or indirect parent to the extent reasonably attributable to the ownership or operations of the Borrower and its Restricted Subsidiaries);
     (vi) expense reimbursement and employment, severance and compensation arrangements entered into by the Borrower, any of its direct or indirect parent companies, or any Subsidiaries with their officers, employees or consultants in the ordinary course of business including, without limitation, the payment of stay bonuses and incentive compensation and/or such officer’s, employee’s or consultant’s equity investment in certain Restricted Subsidiaries and other stock option, stock incentive, equity, bonus and other compensation plans;
     (vii) payments by the Borrower and its Restricted Subsidiaries to each other pursuant to tax sharing agreements or arrangements among Holdings and its subsidiaries on customary terms (including, without limitation, transfer pricing initiatives);
     (viii) the payment of reasonable and customary indemnities to directors, officers, employees or consultants of the Borrower (or any direct or indirect parent company) and its Subsidiaries in the ordinary course of business and the entering into related agreements, in the case of any direct or indirect parent company to the extent attributable to the operations of the Borrower and its Subsidiaries;
     (ix) transactions pursuant to permitted agreements in existence on the Closing Date (other than the Management Agreement) and disclosed to the Lenders prior to the Closing Date and any amendment thereto to the extent such an amendment is not adverse to the interests of the Lenders in any material respect;
     (x) Restricted Payments permitted under Section 6.03 or any Permitted Investment (including Seed Capital Investments) or dispositions permitted by Section 6.05(b);

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     (xi) payments by the Borrower and its Restricted Subsidiaries made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by a majority of the board of directors of the Borrower, in good faith;
     (xii) loans and other transactions among the Borrower and its subsidiaries (and any direct and indirect parent company of the Borrower) to the extent permitted hereunder; provided that any Indebtedness of any Loan Party owed to a Restricted Subsidiary that is not a Loan Party and is incurred after the Closing Date shall be subject to subordination provisions no less favorable to the Lenders than the subordination provisions reasonably acceptable to the Administrative Agent;
     (xiii) the existence of, or the performance by the Borrower or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement, principal investors agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Closing Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Borrower or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Closing Date shall only be permitted by this clause (xiii) to the extent that the terms of any such amendment or new agreement are not otherwise materially disadvantageous to the Lenders when taken as a whole;
     (xiv) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business which are fair to the Borrower and its Restricted Subsidiaries, in the reasonable determination of the board of directors of the Borrower or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;
     (xv) payments or loans (or cancellation of loans) to employees or consultants of the Borrower, any of its direct or indirect parent companies or any of its Restricted Subsidiaries which are approved by a majority of the board of directors of the Borrower in good faith and otherwise permitted hereunder;
     (xvi) payments to investment and commercial banks (or their affiliates) for financial advisory and other investment and commercial banking services and financings provided by them in the ordinary course of business on ordinary commercial terms;
     (xvii) investments by Affiliates of the Borrower in investment funds managed by the Borrower or any of its Restricted Subsidiaries on terms generally available to investors in such investment funds;

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     (xviii) any transaction with a Receivables Subsidiary effected as part of a Receivables Facility, including sales of accounts receivable, or participations therein;
     (xix) any transaction with the Borrower, a Restricted Subsidiary, an Investment Vehicle or joint venture or similar entity which would constitute a transaction with an Affiliate solely because the Borrower or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity; and
     (xx) any transaction with, or payment to, any financial institution or distribution participant in connection with the sale or distribution of securities or providing in-vestment management services in the ordinary course of business of the Borrower and its Restricted Subsidiaries.
          Section 6.07. Senior Secured Net Leverage Ratio. Permit the Senior Secured Net Leverage Ratio the last day of any fiscal quarter set forth below to be greater than the ratio set forth opposite such period below:

Period	Ratio
The last day of the Borrower’s fiscal quarter ending June 30, 2008 through and including the day before the last day of Holdings’ fiscal quarter ending December 31, 2008	6.50:1.00

The last day of the Borrower’s fiscal quarter ending December 31, 2008 through and including the day before the last day of the Borrower’s fiscal quarter ending June 30, 2009	6.25:1.00

The last day of the Borrower’s fiscal quarter ending June 30, 2009 through and including the day before the last day of Borrower’s fiscal quarter ending June 30, 2010	6.00:1.00

The last day of the Borrower’s fiscal quarter ending June 30, 2010 through and including the day before the last day of Borrower’s fiscal quarter ending June 30, 2011	5.75:1.00

The last day of the Borrower’s fiscal quarter ending June 30, 2011 through and including the day before the last day of the Borrower’s fiscal quarter ending June 30, 2012	5.25:1.00
Thereafter	5.00:1.00.
; provided, that the covenant set forth in this Section 6.07 shall be of no force or effect from and after the Discharge of First-Lien Obligations.
          Section 6.08. Restrictive Agreements. Enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon:

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     (a) the ability of the Borrower or any Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets to secure the Obligations;
     (b) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrower or any other Restricted Subsidiary or to guarantee Indebtedness of the Borrower or any other Restricted Subsidiary; or
     (c) the ability of any Restricted Subsidiary to sell, lease or transfer any of its properties or assets to the Borrower or any of its Restricted Subsidiaries;
provided that the foregoing shall not apply to:
     (i) restrictions and conditions imposed by law, by any Loan Document or which (x) exist on the date hereof and (y) to the extent contractual obligations permitted by clause (x) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted renewal, extension or refinancing of such Indebtedness so long as such renewal, extension or refinancing does not expand the scope of such contractual obligation;
     (ii) customary restrictions and conditions contained in agreements relating to any sale of assets or Equity Interests pending such sale, provided such restrictions and conditions apply only to the Person or property that is to be sold;
     (iii) restrictions and conditions (x) on any Foreign Subsidiary by the terms of any Indebtedness of such Foreign Subsidiary permitted to be incurred hereunder or (y) by the terms of the documentation governing any Receivables Facility that in the good faith determination of Holdings or the Borrower are necessary or advisable to effect such Receivables Facility;
     (iv) restrictions or conditions imposed by any agreement relating to Secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the Person obligated under such Indebtedness and its subsidiaries or the property or assets intended to secure such Indebtedness;
     (v) contractual obligations binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary, so long as such contractual obligations were not entered into solely in contemplation of such Person becoming a Restricted Subsidiary;
     (vi) restrictions and conditions imposed by the terms of the documentation governing any Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary of the Borrower that is not a Loan Party, which Indebtedness, Disqualified Stock or Preferred Stock is permitted by Section 6.01;
     (vii) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 6.03 and applicable solely to such joint venture entered into in the ordinary course of business;

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     (viii) negative pledges and restrictions on Liens in favor of any holder of Indebtedness entered into after the date hereof and otherwise permitted under Section 6.01 but only if such negative pledge or restriction expressly permits Liens for the benefit of the Administrative Agent and/or the Collateral Agent and the Lenders with respect to the credit facilities established hereunder and the Obligations under the Loan Documents on a senior basis and without a requirement that such holders of such Indebtedness be secured by such Liens equally and ratably or on a junior basis;
     (ix) restrictions on cash, other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;
     (x) Secured Indebtedness otherwise permitted to be incurred under Sections 6.01 and 6.02 that limit the right of the obligor to dispose of the assets securing such Indebtedness;
     (xi) any encumbrances or restrictions of the type referred to in clauses (a) and (b) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (x) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Borrower, no more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing;
     (xii) restrictions and conditions imposed by the terms of the documentation governing Seed Capital Investments; and
     (d) clause (a) and clause (c) of the foregoing shall not apply to customary provisions in leases, subleases, licenses, sublicenses and other contracts restricting the assignment, sale or transfer thereof, in each case entered into in the ordinary course of business or which exists on the date hereof, and no such clause in this Section 6.07 shall prohibit or restrict such party’s right to execute a subordination, non-disturbance and attornment agreement in a form customary and reasonably acceptable to Borrower or such Restricted Subsidiary.
          Section 6.09. Limitation on Business of Holdings, the Borrower and Its Restricted Subsidiaries. (a) Engage in any line of business material to the Borrower and its subsidiaries taken as a whole other than (x) those lines of business conducted by the Borrower or any Restricted Subsidiary on the Closing Date or (y) any Similar Business.
          (b) In the case of the Holdings only, and notwithstanding the foregoing or anything else in this Agreement to the contrary, engage in any business or own any significant assets or have any material liabilities other than (i) (w) its ownership of the capital stock of its Subsidiaries from time to time and activities incidental thereto, (x) the ownership of all the outstanding shares of Capital Stock of other entities created or acquired in a transaction otherwise permitted not prohibit hereunder and activities incidental thereto, (y) own or acquire

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any assets (other than all of the outstanding shares of Capital Stock of the Borrower, the cash proceeds of any Restricted Payments permitted by Section 6.03 or all of the outstanding shares of Capital Stock of any other entity created or acquired in a transaction not prohibited hereunder) and (z) holding cash and Cash Equivalents in the aggregate at any time (together with any investment income thereon) and (ii) those liabilities and Indebtedness which it is responsible for under this Agreement, the other Loan Documents to which it is a party and documentation in respect of any Indebtedness incurred by it (including the Existing Notes, the New Senior Notes) and Investments it makes (including Permitted Acquisitions); provided that Holdings may engage in those activities that are incidental to (i) the maintenance of its existence in compliance with applicable law and (ii) legal, tax and accounting matters in connection with any of the foregoing activities. In furtherance of the foregoing, no subsidiary shall make any Restricted Payment or transfer any asset to Holdings if after giving effect thereto and the application of the proceeds thereof, the Holdings would not be in compliance with this Section 6.09(b).
          Section 6.10. Modification of Junior Financing Documentation. Directly or indirectly, amend, modify or change (a) the subordination provisions of any Junior Financing Documentation (and the component definitions used therein) or (b) any other term or condition of the Existing Notes Documentation, the New Senior Notes Documentation or any Junior Financing Documentation, in each case, in any manner materially adverse to the interests of the Lenders and, in each case, without the consent of the Administrative Agent (which consent shall not be unreasonably withheld).
          Section 6.11. Changes in Fiscal Year. Make any change in its fiscal year after the Closing Date; provided, however, that the Borrower may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, the Borrower and the Administrative Agent will, and are hereby authorized by Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.
          Section 6.12. Acquisitions. Make any Acquisition other than a Permitted Acquisition consummated in accordance with Section 5.12 or Acquisitions pursuant to clause (l) of the definition of Permitted Investments.
ARTICLE VII
Events of Default
          Section 7.01. Events of Default. In case of the happening and continuance of any of the following events (“Events of Default”):
     (a) any representation or warranty made or deemed made in any Loan Document or any representation, or warranty contained in any certificate required to be furnished pursuant to any Loan Document, shall prove to have been false or materially misleading when so made, deemed made or furnished;

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     (b) default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for mandatory prepayment thereof or by acceleration thereof or otherwise;
     (c) default shall be made in the payment of (x) any reimbursement with respect to any L/C Disbursement, interest on any Loan or L/C Disbursement or any Fee (other than an amount referred to in clause (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days or (y) any other amount (other than an amount referred to in clause (b) above or the preceding clause (x)) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of 15 Business Days;
     (d) default shall be made in the due observance or performance by Holdings, the Borrower or any Restricted Subsidiary of any covenant, condition or agreement contained in Section 5.01(a) (with respect to the Borrower), 5.05(a), 5.13 or in Article VI;
     (e) default shall be made in the due observance or performance by any Loan Party or its Restricted Subsidiaries of any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (b), (c), or (d) ~~above~~) and such default shall continue unremedied for a period of 30 days after written notice thereof from the Administrative Agent to the Borrower;
     (f) (i) Holdings, the Borrower or any Restricted Subsidiary shall fail to pay any principal or interest, regardless of amount, due in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to an applicable grace period, cure, amendment or waiver), which failure enables or permits (with or without the giving of notice) the holder or holders of such Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or that is a failure to pay such Material Indebtedness at its maturity or (ii) any other event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that clause (ii) shall not apply to secured Material Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Material Indebtedness if such sale or transfer is otherwise permitted hereunder;
     (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Holdings, Borrower or any Restricted Subsidiary (other than an Immaterial Subsidiary), or of a substantial part of the property or assets of the Holdings, Borrower or a Restricted Subsidiary (other than an Immaterial Subsidiary), under Title 11 of the United States Code (the “Bankruptcy Code”), as now constituted or hereafter amended, or any other

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Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any Restricted Subsidiary (other than an Immaterial Subsidiary) or for a substantial part of the property or assets of Holdings, the Borrower or a Restricted Subsidiary (other than an Immaterial Subsidiary) or (iii) the winding-up or liquidation of Holdings, the Borrower or any Restricted Subsidiary (other than an Immaterial Subsidiary); and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
     (h) Holdings, the Borrower or any Restricted Subsidiary (other than an Immaterial Subsidiary) shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of any proceeding or the filing of any petition described in clause (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any Restricted Subsidiary (other than an Immaterial Subsidiary) or for a substantial part of the property or assets of Holdings, the Borrower or any Restricted Subsidiary (other than an Immaterial Subsidiary), (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) become unable, admit in writing its general inability or fail generally to pay its debts as they become due;
     (i) one or more judgments for the payment of money in an aggregate amount exceeding $35,000,000 (to the extent not covered by insurance as to which an insurance company has not denied coverage or by an indemnification agreement as to which the indemnifying party has not denied liability) shall be rendered against Holdings, the Borrower and/or any Restricted Subsidiary (other than an Immaterial Subsidiary) and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed;
     (j) (i) an ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect or (ii) a Pension Event occurs with respect to a Foreign Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect;
     (k) any material provision of any Loan Document, at any time after its execution and delivery, shall for any reason cease to be in full force and effect (other than in accordance with its terms or in accordance with the terms of the other Loan Documents or as a result of the action or inaction of any Agent or a Lender), or any Loan Party contests in writing the validity or enforceability of any material provision of any Loan Document; or any Loan Party denies in writing that it has any or further liability thereunder (other than as a result of the discharge of such Loan Party in accordance with the terms of the Loan Documents);
     (l) other than with respect to de minimis items of Collateral not exceeding $5,000,000 in the aggregate, any Lien purported to be created by any Security Document

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shall cease to be (other than as a result of the action or inaction of any Agent or a Lender), or shall be asserted in writing by any Loan Party not to be, a valid, perfected first priority Lien (subject only to Permitted Liens, to the extent any such Permitted Liens would have priority over the Liens in favor of the ~~Administrative Agent~~Collateral Agents pursuant to any applicable law) having the priority contemplated thereby or by the Intercreditor Agreement (except as otherwise expressly provided in this Agreement or such Security Document) on the securities, assets or properties purported to be covered thereby, except to the extent that any lack of validity, perfection or priority results from any act or omission of any Collateral Agent, the Administrative Agent, or any Lender (so long as such act or omission does not result from the breach or non-compliance by a Loan Party with the Loan Documents); or
     (m) there shall have occurred a Change of Control prior to the Discharge of First-Lien Obligations;
then, and in every such event (other than an event with respect to the Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may (with the consent of the Required Lenders), and at the request of the Required Lenders shall, by written notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, to the extent permitted by applicable law, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to the Borrower described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, to the extent permitted by applicable law, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.
          Section 7.02. Right to Cure. Notwithstanding anything to the contrary contained in this Article VII, in the event that the Borrower fails to comply with the requirements of Section 6.07 as of the end of any relevant fiscal quarter, the Borrower shall have the right (the “Cure Right”) (at any time during such fiscal quarter or thereafter until the date that is 20 days after the date the Pricing Certificate is required to be delivered pursuant to Section 5.04(c)) to issue Equity Interests (other than Disqualified Stock) for cash or otherwise receive cash contributions to its common equity in an amount equal no greater than that needed to cause the Borrower to be in compliance with the requirements of Section 6.07 (the “Cure Amount”), and thereupon the Borrower’s compliance with Section 6.07 shall be recalculated giving effect to the following pro forma adjustments: (i) EBITDA shall be increased, solely for the purposes of determining compliance with Section 6.07, including determining compliance with Section 6.07 as of the end of such fiscal quarter and applicable subsequent periods that include such fiscal

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quarter by an amount equal to the Cure Amount and (ii) if, after giving effect to the foregoing recalculations (but not, for the avoidance of doubt, taking into account any repayment of Indebtedness in connection therewith), the requirements of Section 6.07 shall be satisfied, then the requirements of Section 6.07 shall be deemed satisfied as of the end of the relevant fiscal quarter with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of Section 6.07 that had occurred shall be deemed cured for the purposes of this Agreement. Notwithstanding anything herein to the contrary, (x) in each four fiscal quarter period there shall be a period of at least two fiscal quarter in which the Cure Right is not exercised, (y) the Cure Amount shall be no greater than the amount required for purposes of complying with Section 6.07 and (z) upon the Administrative Agent’s receipt of a notice from the Borrower that it intends to exercise the Cure Right (a “Notice of Intent to Cure”), until the 20th day following date of delivery of the Pricing Certificate under Section 5.04(c) to which such Notice of Intent to Cure relates, none of the Administrative Agent nor any Lender shall exercise the right to accelerate the Loans or terminate the Commitments and none of the Administrative Agent, the Collateral Agents nor any other Lender or Secured Party shall (i) exercise any right to foreclose on or take possession of the Collateral or (ii) exercise and other remedy hereunder or applicable law solely on the basis of an Event of Default having occurred and being continuing under Section 6.07.
ARTICLE VIII
The Administrative Agent and the Collateral Agent
          Each of the First-Lien Lenders and each Issuing Bank hereby irrevocably appoints each of the Administrative Agent and the First-Lien Collateral Agent (the Administrative Agent and the First-Lien Collateral Agent are referred to collectively as the “ First-Lien Agents”) its agent and authorizes the First-Lien Agents to take such actions on its behalf and to exercise such powers as are delegated to such First-Lien Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, the First-Lien Agents are hereby expressly authorized to execute any and all documents (including releases), including the Intercreditor Agreement, the other intercreditor agreements contemplated hereby and the Security Documents with respect to the Collateral and the rights of the First-Lien Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents. The First-Lien Lenders each hereby agree and consent to all of the provisions of the Security Documents.
          Each of the Second-Lien Lenders hereby irrevocably appoints each of the Administrative Agent and the Second-Lien Collateral Agent (the Administrative Agent and the Second-Lien Collateral Agent are referred to collectively as the “Second-Lien Agents”) its agent and authorizes the Second-Lien Agents to take such actions on its behalf and to exercise such powers as are delegated to such Second-Lien Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, the Second-Lien Agents are hereby expressly authorized to execute any and all documents (including releases), including the Intercreditor Agreement and the Security Documents with respect to the Collateral and the rights of the Second-Lien Secured Parties with respect thereto, as contemplated by and in

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accordance with the provisions of this Agreement and the Security Documents. The Second-Lien Lenders each hereby agree and consent to all of the provisions of the Security Documents.
          The bank serving as the Administrative Agent and/or the Collateral Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any subsidiary or other Affiliate thereof as if it were not an Agent hereunder.
          Neither Agent shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) neither Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, (b) neither Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that such Agent is instructed in writing to exercise by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08), (c) each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the relevant Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its reasonable satisfaction by the relevant Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action and (d) except as expressly set forth in the Loan Documents, neither Agent shall have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to Holdings, the Borrower or any of the subsidiaries thereof that is communicated to or obtained by the bank serving as Administrative Agent and/or Collateral Agent or any of its Affiliates in any capacity. Neither Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08) or in the absence of its (or its agents’, employees’, advisors’, director’s, officer’s or affiliates’) own gross negligence, bad faith or willful misconduct or breach of the Loan Documents (as determined by a court of competent jurisdiction in a final and non-appealable judgment). Neither Agent shall be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof is given to such Agent by the Borrower or a Lender, and neither Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the perfection or priority of any Lien or security interest created or purported to be created under the Collateral Documents or (vi) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent.
          Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other

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writing believed by it in good faith to be genuine and to have been signed or sent by the proper Person. Each Agent may also rely upon any statement made to it orally or by telephone and believed by it in good faith to have been made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for the Borrower or any Affiliate thereof), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in good faith and in accordance with the advice of any such counsel, accountants or experts.
          For purposes of determining compliance with the conditions specified in Section 4.01 or Section 4.02, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date or Credit Event specifying its objection thereto.
          Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Credit Facilities provided for herein as well as activities as Agent.
          Subject to the appointment and acceptance of a successor First-Lien Agent as provided below, any First-Lien Agent may resign at any time by notifying in writing the relevant First-Lien Lenders, each Issuing Bank (if applicable) and the Borrower. Upon receipt of any such notice of resignation of the Administrative Agent or the First-Lien Collateral Agent, the Required Lenders shall have the right, with the consent of the Borrower (such consent not to be unreasonably withheld, and provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing under paragraphs (g)(i) or (h) of Section 7.01), to appoint a successor (other than a Disqualified Institution) which shall be a commercial banking institution organized under the laws of the United States or any State or a United States branch or agency of a commercial banking institution, in each case having a combined capital and surplus of at least $500,000,000.
          Subject to the appointment and acceptance of a successor Second-Lien Agent as provided below, any Second-Lien Agent may resign at any time by notifying in writing the relevant Second-Lien Lenders and the Borrower. Upon receipt of any such notice of resignation of the Administrative Agent or the Second-Lien Collateral Agent, the Required Lenders shall have the right, with the consent of the Borrower (such consent not to be unreasonably withheld, and provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing under paragraphs (g)(i) or (h) of Section 7.01), to appoint a successor (other than a Disqualified Institution) which shall be a commercial banking institution organized under the laws of the United States or any State or a United States branch or agency of a commercial banking institution, in each case having a combined capital and surplus of at least $500,000,000.

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          If no successor agent is appointed prior to the effective date of resignation of the relevant Agent specified by such Agent in its written notice, the resigning Agent may appoint, after consulting with the relevant Lenders and the Borrower, a successor agent from among the relevant Lenders. If no successor agent has accepted appointment as the successor agent by the date which is 60 days following the retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective and the relevant Lenders shall perform all of the duties of such Agent hereunder until such time, if any, as the Required Lenders, appoint a successor agent as provided for above (except in the case of the Collateral Agent holding collateral security on behalf of any Secured Parties, the resigning Collateral Agent shall continue to hold such collateral security as nominee until such time as a successor Collateral Agent is appointed). Upon the acceptance of any appointment as an Agent hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Security Documents, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to (a) continue the perfection of the Liens granted or purported to be granted by the Security Documents or (b) otherwise ensure that the obligations under Section 5.09 are satisfied, the successor Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After an Agent’s resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while acting as Agent.
          None of Lenders or other Persons identified on the cover page or signature pages of this Agreement as a “syndication agent,” “documentation agent,” “bookrunner” or “arranger” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender.
          Each Lender acknowledges that it has, independently and without reliance upon the Agents, the Arrangers or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents, the Arrangers or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.
          To the extent required by any applicable law, the Administrative Agent may withhold from any interest payment to any Lender an amount equivalent to any applicable withholding tax. If the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in

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circumstance which rendered the exemption from, or reduction of, withholding tax ineffective or for any other reason, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred.
          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent and the Collateral Agent (irrespective of whether the Obligations shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether such Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise;
          (a) to file and prove a claim for the whole amount of the First-Lien Obligations or Second-Lien Obligations, as applicable and to file such other documents as may be necessary or advisable in order to have the claims of the First-Lien Lenders and each First-Lien Agent or the Second-Lien Lenders and each Second Lien-Agent, as applicable (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and each Agent and their respective agents and counsel and all other amounts due such Lenders and the Administrative Agent under Sections 2.05 and 9.05) allowed in such judicial proceeding; and
          (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to such Agent and, in the event such Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts in each case due the Administrative Agent under Sections 2.05 and 9.05.
          Nothing contained herein shall be deemed to authorize any Agent to authorize or consent to or accept or adopt on behalf of any relevant Lender any plan or reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any relevant Lender to authorize such Agent to vote in respect of the claim of any such Lender in any such proceeding.
          Each Issuing Bank shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each Issuing Bank shall have all of the benefits and immunities (i) provided to the Agents in this Article VIII with respect to any acts taken or omissions suffered by such Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Agent” as used in this Article VIII included such Issuing Bank with respect to such acts or omissions and (ii) as additionally provided herein with respect to such Issuing Bank.

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          Each Lender hereby appoints each other Lender as agent for the purpose of perfecting Liens for the benefit of the Agents and the Secured Parties, in assets which, in accordance with Article 9 of the UCC or any other applicable law of the United States of America can be perfected only by possession. Should any Secured Party (other than an Agent) obtain possession of any such Collateral, such Secured Party shall notify the Collateral Agent thereof, and, promptly upon the Collateral Agent’s request therefor shall deliver such Collateral to the Collateral Agent, or otherwise deal with such Collateral in accordance with the Collateral Agent’s instructions.
ARTICLE IX
Miscellaneous
          Section 9.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:
(a)	if to Holdings or the Borrower, to them at:
Nuveen Investments, Inc.
333 W. Wacker Drive
Chicago, IL 60606
Attention: General Counsel &~~Treasurer~~Principal Financial Officer
Telephone: (312) 917-7700
Telecopier: (312) 917-7952
Electronic Mail: John.MacCarthy@nuveen.com,
~~Pete.Darrigo~~Glenn.Richter@nuveen.com;
with a copy to (which shall not constitute notice):
Madison Dearbon Partners
Three First National Plaza, Suite 3800
Chicago, IL 60602
Attention:   Vahe Dombalagian, ManagingDirector, and
                     Edward Magnus, ~~Vice President~~Director
Telephone: (312) 895-1000
Telecopier: (312) 895-1001
Electronic Mail: vdombalagian@mdcp.com, emagnus@mdcp.com;
and
Kirkland & Ellis LLP
200 E. Randolph Drive
Chicago, IL 60601
Attention:   Linda K. Myers, P.C., and
                   Richard Porter, P.C.
Telephone: (312) 861-2000

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Telecopier: (312) 861-2200
Electronic Mail: lmyers@kirkland.com, rporter@kirkland.com;
(b)     if to Deutsche Bank AG New York Branch as an Agent or Swingline Lender, to:
Deutsche Bank AG New York Branch
90 Hudson Street
Jersey City, NJ 07302
Attention: Noreen Young
Telephone: (201) 593-2445
Telecopier: (201) 593-2314
Electronic Mail: Noreen.young@db.com;
and
Deutsche Bank AG New York Branch
60 Wall Street
New York, NY 10005
Attention: Paul O’Leary
Telephone: (212) 250-6133
Telecopier: (212) 797-5690
Electronic Mail: paul.oleary@db.com;
(c)     if to Deutsche Bank AG New York Branch as Issuing Bank, to:
Deutsche Bank AG New York Branch
60 Wall Street, 38th Floor
New York, NY 10005
Attention: Everadus Rozing
Telephone: (212) 250-1014
Telecopier: (212) 797-0403
Electronic Mail: everadus.rozing@db.com; and
(d)      if to a Lender, to it at its address (or fax number) set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.
          All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax or on the date three Business Days after dispatch by certified or registered mail if mailed, in each case, delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01. As agreed to among the Borrower, the Administrative Agent and the applicable Lenders from time to time in writing, notices and other communications may also be delivered or furnished by e-mail; provided that approval of such procedures may be limited to particular notices or communications. All such notices and other communications sent to an e-mail address shall be

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deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient.
          Section 9.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower herein or any other Loan Document, shall be considered to have been relied upon by the Agents, the Lenders and the Issuing Banks and shall survive the making by the Lenders of the Loans and the issuance of Letters of Credit by each Issuing Bank, regardless of any investigation made by the Agents, the Lenders or such Issuing Bank or on their behalf, and notwithstanding that any Agent, any Lender or any Issuing Bank may have had notice or actual knowledge of any Default at the time of any Credit Event shall continue in full force and effect until the Termination Date. The provisions of Sections 2.14, 2.16, 2.20 and 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender or any Issuing Bank.
          Section 9.03. Binding Effect. This Agreement shall become effective when it shall have been executed by Holdings, the Borrower and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto.
          Section 9.04. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the Administrative Agent, the Collateral Agent, any Issuing Bank or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective permitted successors and assigns.
          (b) Each Lender may assign to one or more assignees (in each case, other than to Disqualified Institutions and in the case of the Second-Lien Term Loans, Persons which are not Qualified Institutional Buyers (as defined in Rule 144A as promulgated under the Securities Act) ) all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, however, that (i) each of the Administrative Agent and the Borrower must give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed); provided that no such consent shall be required to any such assignment made to a Lender or an Affiliate or Related Fund of a Lender (in each case, other than to Disqualified Institutions and in the case of the Second-Lien Term Loans, Persons which are not Qualified Institutional Buyers (as defined in Rule 144A as promulgated under the Securities Act)) (each, an “Eligible Assignee”) and the consent of the Borrower shall not be required during the continuance of any Event of Default arising under clause (b), (c), (g)(i) or (h) of Section 7.01, (ii) in the case of any assignment of a Revolving Credit Commitment, each Issuing Bank (to the

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extent its L/C Exposure equals or exceeds $5,000,000) and the Swingline Lender must give its prior written consent (which consent shall not be unreasonably withheld or delayed), (iii) (A) in the case of any assignment, other than assignments to any Eligible Assignee, the amount of the Revolving Credit Commitment of the assigning Lender (or, in the case of an assignment of Loans after the Revolving Credit Commitment has expired or been terminated, the aggregate principal amount of the loans of the assigning Lenders) subject to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (or, if less, the entire remaining amount of such Lender’s Revolving Credit Commitment (or Loans) and shall be in an amount that is an integral multiple of $1,000,000 (or the entire remaining amount of such Lender’s Revolving Credit Commitment (or Loans) of the applicable Class), the amount of the Term Loan Commitment or Term Loans of the assigning Lender under a given Class subject to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 (or if less, the entire remaining amount of such Lender’s Term Loan Commitment or Term Loans of the applicable Class) and shall be in an amount that is an integral multiple of $1,000,000 (or the entire remaining amount of such Lender’s Term Loan Commitment or Term Loans of the applicable Class), provided, however, that simultaneous assignments by or to two or more Related Funds shall be combined for purposes of determining whether the minimum assignment requirement is met, and (B) in the case of any assignment to any Eligible Assignee, after giving effect to such assignment, the aggregate Revolving Credit Commitments (or Loans), Term Loan Commitments or Term Loans of the assigning Lender under a given Class and its Affiliates and Related Funds shall be zero or not less than $1,000,000 and the aggregate Revolving Credit Commitments (or Loans) or Term Loan Commitments or Term Loans of the assignee Lenders and their Affiliates and Related Funds shall be not less than $1,000,000, (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance (such Assignment and Acceptance to be (A) electronically executed and delivered to the Administrative Agent via an electronic settlement system then acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), and (B) delivered together with a processing and recordation fee of $3,500, unless waived or reduced by the Administrative Agent in its sole discretion; provided that only one such fee shall be payable in connection with simultaneous assignments by or to two or more Related Funds) and (v) the assignee, if it shall not be a Lender immediately prior to the assignment, shall deliver to the Administrative Agent and the Borrower, an Administrative Questionnaire and the tax forms required under Section 2.20(e) or (f), as applicable. Upon acceptance and recording pursuant to paragraph (e) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.16, 2.20 and 9.05 with respect to facts and circumstances occurring prior to the effective date of such assignment, as well as to any Fees accrued for its account and not yet paid). Any assignment or transfer that does not comply with this paragraph shall be treated for purposes of this Agreement

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as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (f) of this Section 9.04.
          (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Term Loan Commitment and Revolving Credit Commitment, and the outstanding balances of its Term Loans and Revolving Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of Holdings, the Borrower or any subsidiary or the performance or observance by Holdings, the Borrower or any subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance, (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05(a) or delivered pursuant to Section ~~5.04~~ 5.04, the Intercreditor Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (v) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (vi) such assignee agrees to be bound by the Intercreditor Agreement and the other intercreditor agreements contemplated hereby, (vii) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto, (~~vii~~ viii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender, and (~~viii~~ ix) to the extent applicable, such assignee is an Eligible Assignee and does not constitute a Disqualified Institution.
          (d) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and any changes thereto, whether by assignment or otherwise, and the Commitment of, and principal amount of the Loans (and related interest amount and fees with respect to such Loan) owing and paid to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest effort and the Borrower, the Administrative Agent, each Issuing Bank, the Collateral Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be

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available for inspection by the Borrower and Lenders at any reasonable time and from time to time upon reasonable prior notice.
          (e) Upon its receipt of, and consent to, a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above, if applicable, and the written consent of the Administrative Agent, the Borrower and the Issuing Banks to such assignment (in each case to the extent required pursuant to paragraph (b) above) and any applicable tax forms required by Section 2.20(e) or (f), as applicable, the Administrative Agent shall (i) accept such Assignment and Acceptance and (ii) promptly record the information contained therein in the Register. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).
          (f) Each Lender may without the consent of the Borrower, the Swingline Lender, any Issuing Bank or the Administrative Agent sell participations to one or more banks or other Persons (other than to Disqualified Institutions) in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it and its participations in the L/C Exposure and/or Swingline Loans); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other Persons shall be entitled to the benefit of the cost protection provisions contained in Sections 2.14, 2.16 and 2.20 to the same extent as if they were Lenders (but, with respect to any particular participant, to no greater extent than the Lender that sold the participation to such participant and in the case of Section 2.20, only if such participant shall have provided any form of information that it would have been required to provide under such Section if it were a Lender), (iv) to the extent permitted by applicable law, each participant also shall be entitled to the benefits of Section 9.06 as though it were a Lender, so long as such participant agrees to be subject to Section 2.18 as though it were a Lender and (v) the Borrower, the Administrative Agent, each Issuing Bank, the Swingline Lender and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans or L/C Disbursements and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers described in clauses (i), (ii) and (iii) of Section 9.08(b) as it pertains to the Loans or Commitments in which such participant has an interest). Each Lender selling a participation to a participant (i) shall keep a register, meeting the requirements of Treasury Regulation Section 5f.103-1(c), of each such participation, specifying such participant’s entitlement to payments of principal and interest with respect to such participation and (ii) shall provide the Administrative Agent and the Borrower with the applicable forms, certificates and statements described in Section 2.20(e) or (f) hereof, as applicable, as if such participant was a Lender hereunder. Notwithstanding anything in clause (ii) of the immediately preceding sentence to the contrary, each Lender shall have the right to sell one or more participations to one or more Lenders or other Persons that provide financing to such Lender in the form of sales and repurchases of participations without having to satisfy the requirements set forth therein.

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          (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any non-public information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree to preserve the confidentiality of such non-public information on terms no less restrictive than those applicable to the Lenders pursuant to Section 9.16.
          (h) Any Lender may, without the consent of the Borrower or the Administrative Agent, at any time assign all or any portion of its rights under this Agreement to secure extensions of credit to such Lender or in support of obligations owed by such Lender; provided that (i) such assignment shall not increase the costs or expenses or otherwise increase or change the obligations of Holdings or the Borrower hereunder or any Loan Party under any other Loan Document and (ii) no such assignment shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.
          (i) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that (x) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of Holdings or the Borrower hereunder or any Loan Party under any other Loan Document, (y) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender) and (z) the Granting Lender shall for all purposes remain the Lender of record hereunder. In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPC may (A) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender and (B) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.
          (j) The Borrower shall not assign or delegate any of its rights or duties hereunder (other than in a transaction permitted by Section 6.04) without the prior written consent of the Administrative Agent, each Issuing Bank and each Lender, and any attempted assignment without such consent shall be null and void.
          (k) If the Borrower wishes to replace the Loans or Commitments under any Credit Facility with ones having different terms, it shall have the option, with the consent of the

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Administrative Agent and subject to at least three Business Days’ advance notice to the Lenders under such Credit Facility, instead of prepaying the Loans or reducing or terminating the Commitments to be replaced, to (i) require the Lenders under such Credit Facility to assign such Loans or Commitments to the Administrative Agent or its designees and (ii) amend the terms thereof in accordance with Section 9.08 (with such replacement, if applicable, being deemed to have been made pursuant to Section 9.08(d)). Pursuant to any such assignment, all Loans and Commitments to be replaced shall be purchased at par (allocated among the Lenders under such Credit Facility in the same manner as would be required if such Loans were being optionally prepaid or such Commitments were being optionally reduced or terminated by the Borrower), accompanied by payment of any accrued interest and fees thereon and any amounts owing pursuant to Section 2.16. By receiving such purchase price, the Lenders under such Credit Facility shall automatically be deemed to have assigned the Loans or Commitments under such Credit Facility pursuant to the terms of an Assignment and Acceptance, and accordingly no other action by such Lenders shall be required in connection therewith. The provisions of this paragraph are intended to facilitate the maintenance of the perfection and priority of existing security interests in the Collateral during any such replacement.
          Section 9.05. Expenses; Indemnity. (a) If the Closing Date occurs, the Borrower agrees to pay (i) all reasonable documented out-of-pocket expenses (but limited, as to legal fees and expenses, to those of White & Case LLP, counsel for the Administrative Agent and the Initial Lenders taken as a whole, and, if reasonably necessary, of one local counsel in each material jurisdiction) incurred by the Administrative Agent and the Initial Lenders, in connection with the syndication of the Credit Facilities and execution, the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof requested by or for the benefit of the Borrower (including, without limitation, the reasonable fees, disbursements and other charges of one counsel identified herein (plus one local counsel in each material jurisdiction)) and (ii) all reasonable out-of-pocket expenses (but limited, as to legal fees and expenses, to one counsel for all such Persons taken as a whole, and, if reasonably necessary, of one local counsel to all such Persons taken as a whole in any material jurisdiction) incurred by the Agents, any Issuing Bank, the Swingline Lender or any Lender in connection with the enforcement or protection of its rights or remedies in connection with this Agreement and the other Loan Documents or in connection with the Loans made or Letters of Credit issued hereunder.
          (b) The Borrower agrees to indemnify the Administrative Agent, the Lenders and their affiliates and their respective officers, directors, employees, trustees, advisors, agents and controlling persons involved in the Transactions (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all actual out-of-pocket costs, out-of-pocket expenses (including reasonable fees, documented out-of-pocket disbursements and other charges of one counsel to the Indemnitees, taken as a whole, and one local counsel to the Indemnitees taken as a whole in each material jurisdiction; provided that if (i) one or more Indemnitees shall have reasonably concluded that there are legal defenses available to it that are different from or in addition to those available to one or more other Indemnitees or (ii) the representation of the Indemnitees (or any portion thereof) by the same counsel would be inappropriate due to actual differing interests between them, then such expenses shall include the reasonable fees, out-of-pocket disbursements and other charges of one separate counsel to such Indemnitees, taken as a whole, in each relevant jurisdiction), and

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liabilities of such Indemnitee arising out of or in connection with (w) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby (including the syndication of the Credit Facilities), (x) the use of the proceeds of the Loans or issuance of Letters of Credit, (y) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrower, any other Loan Party or any of their respective Affiliates), or (z) any actual or alleged presence or Release of Hazardous Materials on any property currently or formerly owned or operated by Holdings, the Borrower or any of the subsidiaries, or any liability under Environmental Laws related in any way to Holdings, the Borrower or the subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such costs, expenses or liabilities (x) resulted from the gross negligence, bad faith, fraud or willful misconduct of such Indemnitee (or its Affiliates and the respective directors, officers, employees and agents of such Indemnitee and such Indemnitee’s Affiliates) (each, a “related party” of such Indemnitee) or breach of its (or any of its related parties’) obligations hereunder or under any of the other Loan Documents or in connection with any transaction contemplated hereby or thereby, (y) relate to the presence or Release of Hazardous Materials that first occur at any property owned by Holdings or the Borrower after such property is transferred to any Indemnitee, any of its related parties or any of their respective successors or assigns by foreclosure, deed-in-lieu of foreclosure or similar transfer or (z) resulted from any dispute solely among Indemnitees and (or their related parties) not involving the Borrower, the Sponsor or their respective Affiliates. The Borrower shall have no obligation to reimburse any Indemnitee for fees and expenses unless such Indemnitee provides the Borrower with an undertaking in which such Indemnitee agrees to refund and return any and all amounts paid by the Borrower to such Indemnitee to the extent any of the foregoing items in clauses (x) and (y) occurs. Notwithstanding the foregoing, this Section 9.05 shall not apply to Tax matters, which shall be governed exclusively by Section 2.20.
          (c) To the extent that the Borrower fails to pay any amount required to be paid by it to (i) the Arrangers, the Administrative Agent or any other Indemnitee related thereto under paragraph (a) or (b) of this Section (and without limiting its obligation to do so), each Lender severally agrees to pay to the Arrangers, such Indemnitee and the Administrative Agent, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, the (ii) the First-Lien Collateral Agent, the Issuing Banks, the Swingline Lender or any other Indemnitee related thereto under paragraph (a) or (b) of this Section each First-Lien Lender (other than, in the case of the Issuing Banks and the Swingline Lender, any Term Lender) severally agrees to pay to the First-Lien Collateral Agent, such Issuing Bank, the Swingline Lender or any other Indemnitee related thereto, as the case may be, such First-Lien Lender’s pro rata share (determined as if the time that the applicable unreimbursed expense or indemnity is sought) of such unpaid amount and (iii) the Second-Lien Collateral Agent or any other Indemnitee related thereto under paragraphs (a) or (b) of this Section, each Second-Lien Lender severally agrees to pay the Second-Lien Collateral Agent or any other Indemnitee related thereto such Second-Lien Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related

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expense, as the case may be, was incurred by or asserted against the Arrangers, the Agents, the Issuing Banks, the Swingline Lender or such Indemnitee in its capacity as such. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the Aggregate Revolving Credit Exposure, outstanding First-Lien Term Loans and outstanding Second-Lien Term Loans and unused commitments at the time.
          (d) To the extent permitted by applicable law, no party hereto shall assert, and each party hereto hereby waives, any claim from (i) the use by others of information or other materials obtained through electronic, telecommunications or other information transmission systems, except to the extent such damages have resulted from the willful misconduct, bad faith, fraud, gross negligence or breach of the Loan Documents of such party of any of its Affiliates or the respective directors, officers, employees and agents of such party and such party’s Affiliates and (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.
          (e) The provisions of this Section 9.05 shall survive the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender or the Issuing Banks. All amounts due under this Section 9.05 shall be payable within 30 days after receipt of an invoice relating thereto setting forth such amounts in reasonable detail.
          Section 9.06. Right of Setoff; Payments Set Aside. (a) If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, except to the extent prohibited by law, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party and its subsidiaries) to set off and apply any and all deposits (general or special, time or demand, provisional or final) (other than tax, payroll, employee benefit, fiduciary or trust accounts) at any time held and other Indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter due and owing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be denominated in a currency different from that of the applicable deposit or Indebtedness. The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.
          (b) To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared

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to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, then (i) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (ii) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect.
          Section 9.07. Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS MOST RECENTLY PUBLISHED AND IN EFFECT, ON THE DATE SUCH LETTER OF CREDIT WAS ISSUED, BY THE INTERNATIONAL CHAMBER OF COMMERCE (THE “UNIFORM CUSTOMS”) AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.
          Section 9.08. Waivers; Amendment. (a) No failure or delay of the Administrative Agent, the Collateral Agent, any Lender or any Issuing Bank in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent, each Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by clause (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.
          (b) Subject to Section 2.24 and clause (d) below, and except for those actions expressly permitted to be taken by the Agents, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Required Lenders and the Loan Parties that are party thereto and are affected by such waiver, amendment or modification and acknowledged by the Administrative Agent; provided, however, that no such agreement shall (i) reduce the principal amount of, or extend or waive any scheduled amortization payment or the final scheduled maturity date of or date for the payment of any interest on, any Loan or any date for reimbursement of an L/C Disbursement, forgive any such payment or any part

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thereof, or decrease the rate of interest on any Loan or L/C Disbursement, without the prior written consent of each Lender directly and adversely affected thereby (it being understood that any change to the component definitions of the Senior Secured Net Leverage Ratio affecting the determination of interest and the waiver of a Default, Event of Default or default interest shall only require the consent of Holdings, the Borrower and the Required Lenders), (ii) increase or extend the Commitment or decrease or extend the date for payment of any Fees of any Lender without the prior written consent of such Lender, including, without limitation, amendments to Section 2.05(d) and the definition of Repricing Transaction (it being understood that any change to the component definitions of the Senior Secured Net Leverage Ratio affecting the determination of any Fee and the waiver of a Default, Event of Default or default fees shall only require the consent of the Borrower and the Required Lenders), (iii) amend or modify the provisions of Section 2.17, the provisions of Section 2.18, the provisions of Section 9.04(j) (it being understood that any change to Section 6.04 shall only require approval of the Required Lenders) or the provisions of this Section 9.08 (except as set forth below) or release all or substantially all of the Guarantors or all or substantially all of the Collateral (except as permitted under Sections 6.04, 6.05 or 9.18 and the Guarantee and Collateral Agreement), without the prior written consent of each Lender, or (iv) reduce the percentage contained in the definition of the term “Required Lenders”, “Required Class Lenders” or “Required Revolving Lenders” without the prior written consent of each Lender, each Lender of the affected Class or each Revolving Credit Lender, respectively (it being understood that with the consent of the Required Lenders, the Required Class Lenders or the Required Revolving Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders, Required Revolving Lenders or Required Class Lenders on substantially the same basis as the Commitments and extensions of credit thereunder on the date hereof and this Section may be amended to reflect such extension of credit); provided, further, that (w) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent, any Issuing Bank or the Swingline Lender hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, the Collateral Agent, such Issuing Bank or the Swingline Lender, as the case may be, (x) no such agreement shall make any change to the documents that by its terms affects the rights of any Class of Lenders to receive payments in any manner different than any other Class of Lenders without the written consent of the Required Class Lenders of such Class; and (y) Section 9.04(i) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification.
          (c) Notwithstanding the foregoing, in addition to any credit extensions and related Incremental Amendments effectuated without the consent of Lenders in accordance with Section 2.24, this Agreement (including this Section 9.08 and Section 2.17) may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (i) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the Revolving Loans and the accrued interest and Fees in respect thereof, (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders, the Required Revolving Lenders, the Required Class Lenders and other definitions related to such new credit facilities and (iii) to provide class

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protection for any additional credit facilities in a manner consistent with those provided herein for the Classes of Lenders contemplated by this Agreement as in effect on the Closing Date.
          (d) Notwithstanding the foregoing, in addition, this Agreement may be amended with the written consent of the Administrative Agent, Holdings, the Borrower and the Lenders providing the relevant Replacement Term Loans (as defined below) to permit the refinancing in whole, but not in part, of any Class of outstanding Term Loans or any then outstanding Class of Replacement Term Loans (“Refinanced Term Loans”) with a replacement term loan tranche hereunder (“Replacement Term Loans”), provided that (i) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans, (ii) the Applicable Percentage for such Replacement Term Loans shall not be higher than the Applicable Percentage for such Refinanced Term Loans, (iii) the Weighted Average Life to Maturity of such Replacement Term Loans shall not be shorter than the weighted average life to maturity of such Refinanced Term Loans at the time of such refinancing (without giving effect to annual amortization on any Refinanced Term Loan Facility not in excess of 1% of the principal amount thereof) and (iv) all other terms applicable to such Replacement Term Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Term Loans than, those applicable to such Refinanced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the Term Loans in effect immediately prior to such refinancing; provided, further that to the extent of any conflict or inconsistency between this Section 9.08(d) and Section 2.24, Section 2.24 shall control in all respects.
          (e) Notwithstanding the foregoing, any amendment, modification or waiver of, or consent with respect to Section 2.13(e) with respect to the application of any mandatory prepayment that results in a Class of Lenders being allocated a lesser repayment than such Class would otherwise have been entitled to in the absence of such amendment, modification or waiver, shall require the consent of the Required Class Lenders or the Required Revolving Lenders, as applicable for such affected Class (except in the case where additional extensions of terms loans are being afforded substantially the same treatment afforded to the Term Loans pursuant to this Agreement on the Closing Date).
          (f) Each waiver, amendment, modification, supplement or consent made or given pursuant to this Section 9.08 shall be effective only in the specific instance and for the specific purpose for which given, and such waiver, amendment, modification or supplement shall apply equally to each of the Lenders and shall be binding on the Loan Parties, the Lenders, the Agents and all future holders of the Loans and Commitments.
          (g) Further, notwithstanding anything to the contrary contained in this Section 9.08, if following the Closing Date, the Administrative Agent and the Borrower shall have agreed in their sole and absolute discretions that there is an obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrower shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Documents if the same is not objected to in writing by the Required Lenders within five Business Days following receipt of notice thereof.

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          Section 9.09. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or participation in any L/C Disbursement, together with all fees, charges and other amounts which are treated as interest on such Loan or participation in such L/C Disbursement under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section 9.09 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount shall have been received by such Lender.
          Section 9.10. Entire Agreement. This Agreement, the Fee Letter and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any Person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder (including any Affiliate of any Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Indemnitees, the Arrangers, the Related Parties of each of the Administrative Agent, the Collateral Agent, the Issuing Banks and the Lenders) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.
          Section 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.
          Section 9.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions

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with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
          Section 9.13. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 9.03. Delivery of an executed signature page to this Agreement by facsimile transmission or electronic mail (by .pdf file) shall be as effective as delivery of a manually signed counterpart of this Agreement.
          Section 9.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
          Section 9.15. Jurisdiction; Consent to Service of Process. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent, the Issuing Banks or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against Holdings, the Borrower or their respective properties in the courts of any jurisdiction.
          (b) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
          (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any Person to this Agreement to serve process in any other manner permitted by law.
          Section 9.16. Confidentiality. Each of the Administrative Agent, the Collateral Agent, the Arrangers, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ (other than Excluded Parties, trustees, officers, directors, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and agree to keep such Information confidential) in connection with the transactions

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contemplated or permitted hereby, (b) to the extent requested by any Governmental Authority having jurisdiction over such Person (including any Governmental Authority regulating any Lender or its Affiliates), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (provided that the Administrative Agent, the Collateral Agent, such Arranger, such Issuing Bank or such Lender that discloses any Information pursuant to this clause (c) shall provide the Borrower with prompt notice of such disclosure and an opportunity to contest such disclosure as long as furnishing such notice and opportunity would not result in the Lenders’ violation of applicable law, to the extent permitted by applicable law), (d) to the extent reasonably necessary in connection with the exercise of any remedies hereunder or under the other Loan Documents or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder, (e) subject to an agreement containing provisions at least as restrictive as those of this Section 9.16 (or as otherwise may be acceptable to the Borrower), to (i) any actual or prospective assignee of or participant in any of its rights or obligations under this Agreement and the other Loan Documents, (ii) any pledgee referred to in Section 9.04(h) or (iii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower, any subsidiary or any Affiliate thereof or any of their respective obligations, (f) with the prior written consent of the Borrower, (g) to any Rating Agency when required by it (it being understood that, prior to any such disclosure, such Rating Agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from such Person) or (h) to the extent such Information becomes publicly available other than as a result of a breach of this Section 9.16. For the purposes of this Section, “Information” shall mean all information received from the Borrower, Holdings or any Subsidiary and related to Holdings, the Borrower, the Subsidiaries or their business, other than any such information that is publicly available to the Administrative Agent, the Collateral Agent, any Arranger, any Issuing Bank or any Lender, other than by reason of disclosure by Administrative Agent, the Collateral Agent, any Arranger, any Issuing Bank or any Lender in breach of this Section 9.16 or other confidentiality obligations in favor of the Loan Parties.
          Section 9.17. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of Holdings and the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Arrangers are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent and the Arrangers on the other hand, (B) each of Holdings and the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of Holdings and the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent and each Arranger is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Holdings or the Borrower or any of its Affiliates, or any other Person and (B) neither the Administrative Agent nor any Arranger has any obligation to Holdings or the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent and the Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of Holdings

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and the Borrower and its Affiliates, and neither the Administrative Agent nor any Arranger has any obligation to disclose any of such interests to Holdings, the Borrower or its Affiliates. To the fullest extent permitted by law, each of Holdings and the Borrower hereby waives and releases any claims that it may have against the Administrative Agent and the Arrangers with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
          Section 9.18. Release of Collateral. The Lenders irrevocably authorize the Collateral ~~Agent~~ Agents (and the Collateral ~~Agent agrees~~ Agents agree):
     (a) The First-Lien Lenders irrevocably authorize the First-Lien Agents (and the First-Lien Agents agree) (i) to release any Lien on any property granted to or held by the First-Lien Collateral Agent or the Administrative Agent under any Loan Document, ~~(w) upon the Termination Date (and, concurrently therewith,~~ and (ii) to release ~~all the~~each Loan ~~Parties~~Party from ~~their~~its obligations under the Loan Documents (~~other than those that specifically survive the Termination Date)), (x~~ A) upon the payment in full of all First-Lien Obligations (other than any contingent obligations), (B) upon the Termination Date or, if earlier, upon the Discharge of First-Lien Obligations, (C) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document to any Person other than a Loan Party, (~~y~~D) subject to Section 9.08, if approved, authorized or ratified in writing by the Required Lenders, or (~~z~~E) owned by a Subsidiary Guarantor upon release of such Guarantor from its obligations under its Guaranty pursuant to clause (~~c~~d) below;
     (b) The Second-Lien Lenders irrevocably authorize the Second-Lien Agents (and the Second-Lien Agents agree) (i) to release any Lien on any property granted to or held by the Second-Lien Collateral Agent or the Administrative Agent under any Loan Document and (ii) to release each Loan Party from its obligations under the Loan Documents (A) upon the payment in full of all Second-Lien Obligations (other than any contingent obligations), (B) upon the Termination Date or, if earlier, upon the Discharge of Second-Lien Obligations, (C) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document to any Person other than a Loan Party, (D) subject to Section 9.08, if approved, authorized or ratified in writing by the Required Lenders, or (E) owned by a Subsidiary Guarantor upon release of such Guarantor from its obligations under its Guaranty pursuant to clause (d) below;

     (c) ~~(b)~~ at the request of the Borrower, to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by clauses (f), (h) and (s) of the definition of Permitted Liens; and
     (d) ~~(c)~~  to release any Subsidiary Guarantor from its obligations under any Loan Document to which it is a party if such Person ceases to be a Restricted Subsidiary constituting a Guarantor as a result of a transaction or designation permitted hereunder; provided that no such release shall occur if such Guarantor continues to be a guarantor in respect of the New Senior Notes, any Junior Financing and any Refinancing Indebtedness

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in respect thereof unless and until such Guarantor is (or is being substantially simultaneously) released from its guarantee with respect to the New Senior Notes, such Junior Financing and any Refinancing Indebtedness in respect thereof.
          Upon request by any Agent at any time, the Required Lenders will confirm in writing such Agent’s authority to release its interest in particular types or items of property, or to release any Subsidiary Guarantor from its obligations under the Loan Documents pursuant to this Section 9.18. In each case as specified in this Section 9.18, the relevant Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Loan Documents, or to release such Loan Party from its obligations under the Loan Documents, in each case, in accordance with the terms of the Loan Documents and this Section 9.18.
          Section 9.19. USA PATRIOT Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of the Loan Parties and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Loan Parties in accordance with the USA PATRIOT Act.
          Section 9.20. Lender Action. Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents or any Hedging Obligation (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, without the prior written consent of the Administrative Agent. The provision of this Section 9.20 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.
          Section 9.21. Effectiveness of Merger. Upon the consummation of the Merger, the Company shall automatically succeed to all the rights and obligations of Merger Sub under this Agreement, without any further action by any Person.
          Section 9.22. Other Liens on Collateral; Terms of Intercreditor Agreement; Etc.
          (a) EACH SECOND-LIEN LENDER PARTY HERETO UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT ANY LIENS CREATED ON THE COLLATERAL PURSUANT TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS IN RESPECT OF THE FIRST-LIEN FACILITIES SHALL BE SENIOR TO THE LIENS CREATED UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS RELATING TO THE SECOND-LIEN FACILITIES PURSUANT TO THE TERMS OF THE INTERCREDITOR AGREEMENT AND THE COLLATERAL SHALL BE REQUIRED TO BE SUBJECT TO THE LIEN SUBORDINATION PROVISIONS (TO THE EXTENT APPLICABLE) OF THE

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INTERCREDITOR AGREEMENT. THE INTERCREDITOR AGREEMENT ALSO HAS OTHER PROVISIONS WHICH ARE BINDING UPON THE SECURED PARTIES PURSUANT TO THIS AGREEMENT.
          (b) EACH LENDER AUTHORIZES AND INSTRUCTS THE RELEVANT COLLATERAL AGENT AND THE ADMINISTRATIVE AGENT TO ENTER INTO THE INTERCREDITOR AGREEMENT AND THE OTHER INTERCREDITOR AGREEMENTS CONTEMPLATED HEREBY ON BEHALF OF SUCH LENDER, AND TO TAKE ALL ACTIONS (AND EXECUTE ALL DOCUMENTS) REQUIRED (OR DEEMED ADVISABLE) BY IT IN ACCORDANCE WITH THE TERMS OF THE INTERCREDITOR AGREEMENT.
          (c) EACH FIRST-LIEN LENDER ACKNOWLEDGES AND AGREES THAT THE VOTING ARRANGEMENTS SET FORTH IN SECTION 5.7 OF THE INTERCREDITOR AGREEMENT ARE BINDING UPON EACH SUCH FIRST-LIEN LENDER AND EACH SUCH FIRST-LIEN LENDER AGREES TO ABIDE BY THE TERMS THEREOF.
          (d) THE PROVISIONS OF THIS SECTION 9.22 ARE NOT INTENDED TO SUMMARIZE ALL RELEVANT PROVISIONS OF THE INTERCREDITOR AGREEMENT, THE FORM OF WHICH IS ATTACHED AS AN EXHIBIT TO THIS AGREEMENT. REFERENCE MUST BE MADE TO THE INTERCREDITOR AGREEMENT ITSELF TO UNDERSTAND ALL TERMS AND CONDITIONS THEREOF. EACH LENDER IS RESPONSIBLE FOR MAKING ITS OWN ANALYSIS AND REVIEW OF THE INTERCREDITOR AGREEMENT AND THE TERMS AND PROVISIONS THEREOF, AND NO AGENT (AND NONE OF ITS AFFILIATES) MAKES ANY REPRESENTATION TO ANY LENDER AS TO THE SUFFICIENCY OR ADVISABILITY OF THE PROVISIONS CONTAINED IN THE INTERCREDITOR AGREEMENT.
ARTICLE X
Holdings Guaranty
          Section 10.01. Guaranty. In order to induce the Administrative Agent, the Collateral Agent, the Issuing Banks and the Lenders to enter into this Agreement and to extend credit hereunder, and to induce the other Guaranteed Creditors to enter into Hedge Obligations and Cash Management Obligations with one or more Loan Parties and in recognition of the direct benefits to be received by Holdings from the proceeds of the Loans, the issuance of the Letters of Credit and the entering into of such Hedge Obligations and Cash Management Obligations, Holdings hereby agrees with the Guaranteed Creditors as follows: Holdings hereby unconditionally and irrevocably guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of the Guaranteed Obligations of the Borrower to the Guaranteed Creditors. If any or all of the Guaranteed Obligations of the Borrower to the Guaranteed Creditors become due and payable hereunder, Holdings, unconditionally and irrevocably, promises to pay such Indebtedness to the Administrative Agent and/or the other Guaranteed Creditors, or order, promptly upon written

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demand, together with any and all actual reasonable out-of-pocket expenses which may be incurred by the Administrative Agent and the other Guaranteed Creditors in collecting any of the Guaranteed Obligations in each case to the extent reimbursable pursuant to Section 9.05. If claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrower), then and in such event Holdings agrees that any such judgment, decree, order, settlement or compromise shall be binding upon Holdings, notwithstanding any revocation of this Holdings Guaranty or other instrument evidencing any liability of the Borrower, and Holdings shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.
          Section 10.02. Nature of Liability. The liability of Holdings hereunder is primary, absolute and unconditional, exclusive and independent of any security for or other guaranty of the Guaranteed Obligations, whether executed by any other guarantor or by any other party, and to the extent permitted by applicable law, the liability of Holdings hereunder shall not be affected or impaired by (a) any direction as to application of payment by the Borrower or by any other Person, (b) any other continuing or other guaranty, undertaking or maximum liability of a Guarantor or of any Person as to the Guaranteed Obligations, (c) any payment on or in reduction of any such other guaranty or undertaking (other than to the extent of such payment or reduction), (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, (e) any payment made to any Guaranteed Creditor on the Guaranteed Obligations which any such Guaranteed Creditor repays to the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and Holdings waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, (f) any action or inaction by the Guaranteed Creditors as contemplated in Section 10.04 or (g) any invalidity, irregularity or enforceability of all or any part of the Guaranteed Obligations or of any security therefor.
          Section 10.03. Independent Obligation. The obligations of Holdings hereunder are independent of the obligations of any other Guarantor, any other Person or the Borrower, and a separate action or actions may be brought and prosecuted against Holdings whether or not action is brought against any other Guarantor, any other Person or the Borrower and whether or not any other guarantor, any other party or the Borrower be joined in any such action or actions. Holdings waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. To the extent permitted by applicable law, any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to Holdings.
          Section 10.04. Authorization. Holdings authorizes the Guaranteed Creditors without notice or demand (except as shall be required by applicable statute and cannot be waived), and to the extent permitted by applicable law, without affecting or impairing its liability hereunder, from time to time to:

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     (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the principal amount thereof or the rate of interest or fees thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and this Holdings Guaranty shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;
     (b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, impair, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset there against;
     (c) exercise or refrain from exercising any rights against the Borrower, any other Credit Party or others or otherwise act or refrain from acting;
     (d) release or substitute any one or more endorsers, guarantors, the Borrower, other Loan Parties or other obligors;
     (e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to its creditors other than the Guaranteed Creditors;
     (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Guaranteed Creditors regardless of what liability or liabilities of the Borrower remain unpaid;
     (g) consent to or waive any breach of, or any act, omission or default under, this Agreement, any other Credit Document, any Hedging Obligation or any Cash Management Obligation in each case, constituting Secured Obligations, or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify or supplement this Agreement, any other Loan Document, any Hedging Obligation or any Cash Management Obligation or any of such other instruments or agreements; and/or
     (h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of Holdings from its liabilities under this Holdings Guaranty (other than repayment or performance).
          Section 10.05. Reliance. It is not necessary for any Guaranteed Creditor to inquire into the capacity or powers of Holdings or any of its Subsidiaries or the officers, directors, partners or agents acting or purporting to act on their behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

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          Section 10.06. Subordination. Any Indebtedness of the Borrower now or hereafter owing to Holdings is hereby subordinated to the Guaranteed Obligations owing to the Guaranteed Creditors until the occurrence of the Termination Date; and if the Administrative Agent so requests (in accordance with Section 7.01) at a time when an Event of Default exists, all such Indebtedness of the Borrower to Holdings shall be collected, enforced and received by Holdings for the benefit of the Guaranteed Creditors and be paid over to the Administrative Agent on behalf of the Guaranteed Creditors on account of the Guaranteed Obligations to the Guaranteed Creditors, but without affecting or impairing in any manner the liability of Holdings under the other provisions of this Holdings Guaranty (other than to the extent of such repayment or performance of the Guaranteed Obligations). Without limiting the generality of the foregoing, Holdings hereby agrees with the Guaranteed Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Holdings Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations (other than contingent obligations, Hedging Obligations or Cash Management Obligations) have been paid in full.
          Section 10.07. Waiver. (a) Holdings waives any right (except as shall be required by applicable law and cannot be waived) to require any Guaranteed Creditor to (i) proceed against the Borrower, any other Guarantor or any Person, (ii) proceed against or exhaust any security held from the Borrower, any other guarantor or any other party or (iii) pursue any other remedy in any Guaranteed Creditor’s power whatsoever. Holdings waives any defense based on or arising out of any defense of the Borrower, any other guarantor or any other Person, other than payment of the Guaranteed Obligations to the extent of such payment, based on or arising out of the disability of the Borrower, Holdings, any other guarantor or any other party, or the validity, legality or unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment of the Guaranteed Obligations to the extent of such payment. To the extent permitted by applicable law, the Guaranteed Creditors may, at their election, foreclose on any security held by the Administrative Agent, the Collateral Agent or any other Guaranteed Creditor by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Guaranteed Creditors may have against the Borrower or any other Person, or any security, without affecting or impairing in any way the liability of Holdings hereunder except to the extent the Guaranteed Obligations have been paid. To the extent permitted by applicable law, Holdings waives any defense arising out of any such election by the Guaranteed Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Holdings against the Borrower or any other Person or any security.
          (b) To the extent permitted by applicable law, Holdings waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Holdings Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations. Holdings assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which Holdings assumes and incurs hereunder, and agrees that neither the

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Administrative Agent nor any of the other Guaranteed Creditors shall have any duty to advise Holdings of information known to them regarding such circumstances or risks.
          (c) Holdings warrants and agrees that each of the waivers set forth above is made with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable law of public policy, such waivers shall be effective only to the maximum extent permitted by law.
          Section 10.08. Payments. All payments made by Holdings pursuant to this Article X shall be made in Dollars and will be made without setoff, counterclaim or other defense, and shall be subject to the provisions of Sections 2.19 and 2.20.
          Section 10.09. Maximum Liability. It is the desire and intent of Holdings and the Guaranteed Creditors that this Holdings Guaranty shall be enforced against Holdings to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of Holdings under this Holdings Guaranty shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the amount of Holdings’ obligations under this Holdings Guaranty shall be deemed to be reduced and Holdings shall pay the maximum amount of the Guaranteed Obligations which would be permissible under applicable law.
*      *      *

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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

WINDY CITY INVESTMENTS, INC.
By:
Name:
Title:

WINDY CITY ACQUISITION CORP.
By:
Name:
Title:

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DEUTSCHE BANK AG, NEW YORK BRANCH, Individually and as Administrative Agent
By:
Name:
Title:

By:
Name:
Title:

NUVEEN INVESTMENTS, INC. HEREBY ABSOLUTELY, IRREVOCABLY AND UNCONDITIONALLY ASSUMES ALL PAYMENT AND PERFORMANCE OBLIGATION OF WINDY CITY ACQUISITION CORP. UNDER THE LOAN DOCUMENTS

NUVEEN INVESTMENTS, INC.

By:
Name:
Title:

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG WINDY CITY INVESTMENTS, INC., WINDY CITY ACQUISITION CORP. (TO BE MERGED WITH AND INTO NUVEEN INVESTMENTS, INC.), THE LENDERS PARTY HERETO FROM TIME TO TIME, DEUTSCHE BANK AG, NEW YORK BRANCH, AS ADMINISTRATIVE AGENT, AND DEUTSCHE BANK SECURITIES INC., WACHOVIA CAPITAL MARKETS, LLC, MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED AND MORGAN STANLEY SENIOR FUNDING, INC. AS LEAD ARRANGERS

NAME OF INSTITUTION:

By:

Name:
Title:

Schedules

Schedule 1.01(a)	–	Subsidiary Guarantors
Schedule 1.01(b)	–	Immaterial Subsidiaries
Schedule 2.01	–	First-Lien Lenders ~~and~~, Revolving Credit Commitments and First-Lien Term Loan Commitments
Schedule 2.01A	–	Second-Lien Lenders and Second-Lien Term Loan Commitments
Schedule 3.04	–	Governmental Consents
Schedule 3.08	–	Subsidiaries
Schedule 3.09	–	Litigation
Schedule 3.15	–	Environmental Matters
Schedule 3.17	–	Labor Matters
Schedule 3.19	–	Intellectual Property
Schedule 6.01	–	Existing Indebtedness
Schedule 6.02	–	Existing Liens

Schedule 1.01(a)
Subsidiary Guarantors
Nuveen Asset Management
Nuveen Investments Holdings, Inc.
Symphony Asset Management LLC
Santa Barbara Asset Management, LLC
Rittenhouse Asset Management, Inc.
NWQ Holdings, LLC
NWQ Investment Management Company, LLC
Tradewinds Global Investors, LLC
Nuveen Investments Institutional Services Group LLC
Nuveen Investments Advisers Inc.
Richards & Tierney, Inc.
Nuveen HydePark Group, LLC

Schedule 1.01(b)
Immaterial Subsidiaries
Nuveen Commodities Asset Management, LLC
Nuveen Asia Investments, Inc.
Nuveen Investments Canada Co.

Schedule 2.01
First-Lien Lenders ~~and~~, Revolving Credit Commitments and First-Lien Term Loan
Commitments
A. ~~Credit~~First-Lien Facilities

		First-Lien Term Loan
First-Lien Lenders	Revolving Credit Commitments	Commitments
DEUTSCHE BANK AG, NEW YORK BRANCH	$66,666,666.67	$617,333,333.33
WACHOVIA BANK, N.A.	$66,666,666.67	$617,333,333.33
MERRILL LYNCH CAPITAL CORPORATION	$66,666,666.67	$617,333,333.33
MORGAN STANLEY BANK	$50,000,000.00	$463,000,000.00
TOTALS:	$250,000,000.00	$2,315,000,000.00
B. First-Lien Lender Addresses

FIRST-LIEN LENDERS	ADDRESSES
DEUTSCHE BANK AG, NEW YORK BRANCH	60 Wall Street
New York, NY 10005
Attention: Paul O’Leary
Tel: (212) 250-6133
Fax: (212) 797-5690

WACHOVIA BANK, N.A.	201 S. College Street
Charlotte, NC 28202
Attention: Tara Moore
Tel: (704) 374 6145
Fax: (704) 715 0091

and

201 S. College Street
Charlotte, NC 28202
Attention: William Dunn
Tel: (704) 715 7608
Fax: (704) 715 0081

FIRST-LIEN LENDERS	ADDRESSES
MERRILL LYNCH CAPITAL CORPORATION	4 World Financial Center, 17th Floor
New York, NY 10080
Attention: Gillian Prince/Joseph Battista
Tel: (212) 449 7839/1035
Fax: (212) 449 9435

MORGAN STANLEY BANK	One Pierrepont Plaza, 7th Floor
300 Cadman Plaza West
Brooklyn NY 11201
Attention: Edward Henley
Tel: (718) 754 7285
Fax: (718) 754 7250

and

Attention: Martin Telford/Ly Dinh
Tel: 44 20 7677 2266/0666
Fax: ###-##-####

Schedule 2.01A
Second-Lien Lenders and Second-Lien Term Loan Commitments
A. Second-Lien Facilities

Second-Lien Term
Second-Lien Lenders	Loan Commitments
DEUTSCHE BANK AG NEW YORK BRANCH	$450,000,000.00

TOTALS:	$450,000,000.00

B. Second-Lien Lender Addresses

SECOND-LIEN LENDERS	ADDRESSES
DEUTSCHE BANK AG NEW YORK BRANCH	60 Wall Street
New York, NY 10005
Attention: Paul O’Leary
Tel: (212) 250-6133
Fax: (212) 797-5690

Schedule 3.04
Governmental Consents
None.

Schedule 3.08
Subsidiaries

			Outstanding
			Number of
			Equity Interest
	Jurisdiction of		/Percentage of
	Organization/		Ownership of
	Organizational		Parent	Subsidiary
Subsidiary	Number	Parent Company	Company	Guarantor
Windy City Acquisition Corp.	Delaware 4372687	Windy City Investments, Inc.	1,000	No
Nuveen Investments, Inc.[1]	Delaware 2292038	Windy City Investments, Inc.	1,000	No
Nuveen Investments Institutional Services Group LLC	Delaware 3657563	Nuveen Investments, Inc.	100%	Yes
Nuveen Investments Holdings, Inc.	Delaware 3413898	Nuveen Investments, Inc.	1,000	Yes
Nuveen Asset Management	Delaware 0859952	Nuveen Investments, Inc.	1,000	Yes
Nuveen Investments Advisers Inc.	Delaware 3566797	Nuveen Investments, Inc.	1,000	Yes
Santa Barbara Asset Management, LLC	Delaware 3992368	Nuveen Investments, Inc.	200,000 Class 1 Interests	Yes
Rittenhouse Asset Management, Inc.	Delaware 0882765	Nuveen Investments, Inc.	1,000	Yes
Symphony Asset Management LLC	California 199619810033	Nuveen Investments, Inc. Nuveen Investments Holdings, Inc.	2,000 Class 1 Interests 2,000 Class 2 Interests	Yes
Richards & Tierney, Inc.	Illinois 5341-398-6	Nuveen Investments, Inc.	57,154.15020	Yes
NWQ Holdings, LLC	Delaware 4096396	Nuveen Investments, Inc.	2,000 Class 1 Interests	Yes
Nuveen HydePark Group, LLC	Delaware 3378360	Richards & Tierney, Inc.	100%	Yes
NWQ Investment Management Company, LLC	Delaware 3528067	NWQ Holdings, LLC	100% of Class 1 Interests	Yes

[1]	Upon the effective time of the Merger, this entity will be merged with and into Windy City Acquisition Corp.

			Outstanding
			Number of
			Equity Interest
	Jurisdiction of		/Percentage of
	Organization/		Ownership of
	Organizational		Parent	Subsidiary
Subsidiary	Number	Parent Company	Company	Guarantor
Tradewinds Global Investors, LLC	Delaware 4067912	NWQ Holdings, LLC	2,000 Class 1 Interests	Yes
Nuveen Commodities Asset Management, LLC	Delaware 4053408	Nuveen Investments, Inc.	100%	No
Nuveen Investments, LLC	Delaware 0662812	Nuveen Investments, Inc.	100%	No
Nuveen Asia Investments, Inc.	Delaware 3325143	Nuveen Investments, Inc.	100	No
Nuveen Investments Canada Co.	Nova Scotia	Nuveen Investments Holdings, Inc.	1	No

Schedule 3.09
Litigation
None.

Schedule 3.15
Environmental Matters
None.

Schedule 3.17
Labor Matters
None.

Schedule 3.19
Intellectual Property
None.

Schedule 6.01
Existing Indebtedness
Indebtedness incurred pursuant to the Existing Notes Documentation
Indebtedness incurred by Nuveen Investments, LLC under the uncommitted line of credit with Citibank, N.A.
Indebtedness incurred by Nuveen Investments, LLC under the uncommitted line of credit with Bank of New York

Schedule 6.02
Existing Liens

	Secured		Filing
Debtor	Party	Type of Search	Number	Filing Date	Description
Nuveen Investments, Inc. et al	Salman Khan	Local Litigation-Los Angeles County, California	BC371734	05/25/2007	Civil-Wrongful Termination

Annex II
Revised Exhibits B, F-1, F-2, F-3 and G-2
[See Attached]

Exhibit B
to the Credit Agreement
FORM OF
ASSIGNMENT AND ACCEPTANCE
          This Assignment and Acceptance (the “Assignment and Acceptance”) is dated as of the Effective Date (as defined below) and is entered into by and between the Assignor (as defined below) and the Assignee (as defined below). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below, receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.
          For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective Commitments or Loans identified below (including without limitation the Term Loans, the Revolving Loans, any Letters of Credit and Swingline Loans) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by the Assignor except as set forth in The Standard Terms and Conditions attached hereto and incorporated by reference herein.

1. Assignor (the “Assignor”):

2. Assignee (the “Assignee”):

3. Borrower (the “Borrower”):	Nuveen Investments, Inc.

4. Administrative Agent:	Deutsche Bank AG New York Branch, as the Administrative Agent under the Credit Agreement

5. Credit Agreement:	The Credit Agreement dated as of November 13, 2007 and amended as of July 28, 2009 (as further amended, amended and restated, supplemented or

Exhibit B

otherwise modified from time to time, the “Credit Agreement”), among Windy City Investments, Inc., a Delaware corporation, Nuveen Investments, Inc. (f/k/a Windy City Acquisition Corp.), a Delaware corporation) as the Borrower, the lenders party thereto (the “Lenders”), Deutsche Bank AG New York Branch, as administrative agent (in such capacity, the “Administrative Agent”), and as Collateral Agent (such terms and each other capitalized term used but not defined herein having the meaning given it in Article I of the Credit Agreement), Deutsche Bank Securities Inc., Wachovia Capital Markets, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley Senior Funding, Inc., as Arrangers for the Credit Facilities, Wachovia Capital Markets, LLC, as syndication agent and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley Senior Funding, Inc., as documentation agents.

6. Assigned Interest:

Aggregate
		Class of	Amount of	Amount of	Percentage
		Commitments/	Commitments/	Commitment/	Assigned of
		Loans	Loans[1] for all	Loans	Commitment/	CUSIP
Assignor	Assignee	Assigned	Lenders	Assigned	Loans[2]	Number

7. Effective Date of Assignment (the “Effective Date”):	___, 20___[3]

[1]	The outstanding amount of Loans should be included only to the extent the related Commitment therefore has terminated.

[2]	Set forth, to at least 9 decimals.

[3]	To be inserted by Administrative Agent and which shall be the effective date of recordation of transfer in the register therefor.

Exhibit B

          The terms set forth in this Assignment and Acceptance are hereby agreed to:

ASSIGNOR: [NAME OF ASSIGNOR]
By:
Name:
Title:

ASSIGNEE: [NAME OF ASSIGNEE]
By:
Name:
Title:

Exhibit B

[Consented to and]4 Accepted:
DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent

By:
Name:
Title:
[Consented to:
NUVEEN INVESTMENTS, INC., as a Borrower

By:
Name:
	Title:	][5]
[Consented to:
[ISSUING BANK(S)], as an Issuing Bank

By:
Name:
	Title:	][6]

[4]	Consent of the Administrative Agent is not required for assignments made to a Lender or an Affiliate or a Related Fund of a Lender (in each case, other than to Disqualified Institutions).

[5]	Consent of the Borrower is not required for assignments made (A) to a Lender or an Affiliate or a Related Fund of a Lender (in each case, other than to Disqualified Institutions) or (B) during the continuance of any Event of Default arising under clause (b), (c), (g), (i) or (h) of Article VII of the Credit Agreement.

[6]	Consent of each Issuing Bank (to the extent its L/C Exposure equals or exceeds $5,000,000) is required for any assignment of a Revolving Credit Commitment.

ANNEX I
to Assignment and Acceptance
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ACCEPTANCE
          1. Representations and Warranties.
          1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document delivered pursuant thereto (other than this Assignment), or any other collateral thereunder, (iii) the financial condition of the Borrower, any subsidiary, or any other person or any Loan Document or (iv) the performance or observance by the Borrower, any of their subsidiaries or Affiliates or any other Person of any of their respective obligations under the Credit Agreement or any other Loan Document.
          1.2 Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it is legally authorized to enter into this Assignment and Acceptance, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements referred to in Section 3.05(a) thereof or delivered pursuant to Section 5.04 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest, (vii) attached to the Assignment and Acceptance is any documentation required to be delivered by it pursuant to Section 2.20(e) of the Credit Agreement, duly completed and executed by the Assignee, [and] (viii) that all representations and warranties set forth in Section 9.04(c) with respect to the Assignee are true and correct[, and (ix) it is a “Qualified Institutional Buyer” as such term is defined in Rule 144A promulgated under the Securities Act]7; (b) agrees that (i) it will,

[7]	Required to be included only for the assignment of Second-Lien Term Loans.

independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; and (c) appoints and authorizes each of the Administrative Agent, the Syndication Agent and any Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to or otherwise conferred upon the Administrative Agent, the Syndication Agent or such Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto.
          1.3 Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
          1.4 Effect of Assignment. Upon the delivery of a fully executed original hereof and the delivery of the other requirements under Section 9.04(e) of the Credit Agreement to the Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment, have the rights and obligations of a Lender thereunder and under the other Credit Documents and (ii) the Assignor shall, to the extent provided in this Assignment, relinquish its rights and be released from its obligations under the Credit Agreement and the other Loan Documents.
          1.5 General Provisions. This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective permitted successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance. This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of New York (including, without limitation, Section 5.1401 of the General Obligations Law).

6

Exhibit F-1
to the Credit Agreement
FORM OF
TRADEMARK SECURITY AGREEMENT
          TRADEMARK SECURITY AGREEMENT, dated as of [            ], 2009 (this “Agreement”), among [GRANTOR] (“Grantor”) and DEUTSCHE BANK AG NEW YORK BRANCH, as [First-Lien] [Second-Lien] Collateral Agent (the “Collateral Agent”) for the Secured Parties.
          Reference is made to the Guarantee and Collateral Agreement dated as of November 13, 2007, and amended and restated as of July 28, 2009 (as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among Windy City Investments, Inc., a Delaware corporation, Nuveen Investments, Inc., a Delaware corporation, the First-Lien Collateral Agent and Second-Lien Collateral Agent. The Lenders have extended credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement dated as of November 13, 2007, as amended on July 28, 2009 (as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Borrower (as defined therein), the lenders from time to time party thereto, Windy City Investments, Inc., Deutsche Bank AG New York Branch, as administrative agent, as first-lien collateral agent and as second-lien collateral agent, Deutsche Bank Securities Inc., Wachovia Capital Markets, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley Senior Funding, Inc., as Arrangers for the First-Lien Credit Facilities, Wachovia Capital Markets, LLC, as syndication agent for the First-Lien Credit Facilities, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley Senior Funding, Inc., as documentation agents. Consistent with the requirements of the Credit Agreement and pursuant to and in accordance with Section 3.01(b) and Section 3.02(b) of the Security Agreement, the parties hereto agree as follows:
          Section 1. Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Security Agreement. The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Agreement.
          Section 2. Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the [First-Lien] [Second-Lien] Obligations (other than contingent obligations), each Grantor, pursuant to the Security Agreement, did and hereby does, to the extent required by the Security Agreement, grant to the [First-Lien] [Second-Lien]1 Collateral Agent, its permitted successors and assigns, for the benefit of the [First-Lien] [Second-Lien] Secured Parties, a security interest in, all of its right, title or interest in or to any and all of the following assets and properties (solely to the extent that they are part of the [First-Lien] [Second-Lien] Collateral and expressly excluding the Excluded Collateral) now owned or at any time hereafter acquired by such Grantor and wherever located or in which such Grantor now has

[1]	Proper terminology to be used as applicable.

Exhibit F-1

or at any time in the future may acquire any right, title or interest (collectively, the “Trademark Collateral”):
     (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office, and all extensions or renewals thereof, including those registrations and registration applications in the United States Patent and Trademark Office listed on Schedule I and II (the “Trademarks”);
     (b) all goodwill associated with or symbolized by the Trademarks;
     (c) all assets, rights and interests that uniquely reflect or embody the Trademarks;
     (d) the right to sue third parties for past, present and future infringements of any Trademark; and
     (e) all proceeds of and rights associated with the foregoing.
     Notwithstanding the foregoing, in no event shall any Capital Stock (as defined in the Existing Notes Documentation) of any Significant Subsidiary of the Company or the Borrower that is owned, directly or indirectly, by the Company or the Borrower or any of their subsidiaries, in each case, whether on the date hereof or thereafter acquired, or any interest therein or any income or profits therefrom (including, without limitation, dividends or distributions), or any proceeds, interest, income or profit (including, without limitation, dividends or distributions) obtained from any Capital Stock (as defined in the Existing Notes Documentation) of any Significant Subsidiary of the Company or the Borrower that is owned, directly or indirectly, by the Company or the Borrower or any of their subsidiaries, in each case, whether on the date hereof or thereafter acquired, or any interest therein or any income or profits therefrom (including, without limitation, distributions and dividends), constitute Trademark Collateral for any purpose herein (including, without limitation the grant of any security interest or lien in favor of the [First-Lien] [Second-Lien] Collateral Agent, on behalf of the [First-Lien] [Second-Lien] Secured Parties).
          Section 3. Security Agreement. The security interests granted to the [First-Lien] [Second-Lien] Collateral Agent herein are granted solely in furtherance, and not in limitation or expansion, of the security interests granted to the [First-Lien] [Second-Lien] Collateral Agent pursuant to the Security Agreement. The [First-Lien] [Second-Lien] Collateral Agent and each Grantor hereby acknowledge and affirm that the rights and remedies of the other parties hereto with respect to the Trademark Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein (including, without limitation, Sections 7.14 and 7.20 of the Security

2

Exhibit F-1

Agreement). In the event of any conflict between the terms of this Agreement and the Security Agreement, the terms of the Security Agreement shall govern.
          Section 4. Termination. At the request and expense of the Grantor upon or after the occurrence of the Termination Date (as defined in the Security Agreement) or permitted dispositions of the Trademark Collateral, the [First-Lien] [Second-Lien] Collateral Agent shall execute, acknowledge, and deliver to the Grantor an instrument in writing releasing the security interest in the Trademark Collateral acquired under this Agreement.
[Remainder of this page intentionally left blank]

3

Exhibit F-1

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[GRANTOR]
By:
Name:
Title:

DEUTSCHE BANK AG NEW YORK BRANCH, as [First-Lien] [Second-Lien] Collateral Agent
By:
Name:
Title:

By:
Name:
Title:

4

Exhibit F-1

Schedule I
Trademarks

		Registration	Expiration
Registered Owner	Mark	Number	Date

Schedule II
Trademark Applications

		Registration	Date
Registered Owner	Mark	Number	Filed

5

Exhibit F-2
to the Credit Agreement
FORM OF
PATENT SECURITY AGREEMENT
          PATENT SECURITY AGREEMENT, dated as of [           ], 2009 (this “Agreement”), among [GRANTOR] (“Grantor”) and DEUTSCHE BANK AG NEW YORK BRANCH, as [First Lien] [Second Lien] Collateral Agent (the “Collateral Agent”) for the Secured Parties.
          Reference is made to the Guarantee and Collateral Agreement dated as of November 13, 2007, and amended and restated as of July 28, 2009 (as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among Windy City Investments, Inc., a Delaware corporation, Nuveen Investments, Inc., a Delaware corporation, the First-Lien Collateral Agent and Second-Lien Collateral Agent. The Lenders have extended credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement dated as of November 13, 2007, as amended on July 28, 2009 (as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Borrower (as defined therein), the lenders from time to time party thereto, Windy City Investments, Inc., Deutsche Bank AG New York Branch, as administrative agent, as first-lien collateral agent and as second-lien collateral agent, Deutsche Bank Securities Inc., Wachovia Capital Markets, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley Senior Funding, Inc., as Arrangers for the First-Lien Credit Facilities, Wachovia Capital Markets, LLC, as syndication agent for the First-Lien Credit Facilities, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley Senior Funding, Inc., as documentation agents. Consistent with the requirements of the Credit Agreement and pursuant to and in accordance with Section 3.01(b) and Section 3.02(b) of the Security Agreement, the parties hereto agree as follows:
          Section 1. Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Security Agreement. The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Agreement.
          Section 2. Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the [First Lien] [Second Lien]1 Obligations (other than contingent obligations), each Grantor, pursuant to the Security Agreement, did and hereby does, to the extent required by the Security Agreement, grant to the [First Lien] [Second Lien] Collateral Agent, its permitted successors and assigns, for the benefit of the [First Lien] [Second Lien] Secured Parties, a security interest in, all of its right, title or interest in or to any and all of the following assets and properties (solely to the extent that they are part of the [First Lien] [Second Lien] Collateral and expressly excluding the Excluded Collateral) now owned or at any time hereafter acquired by such Grantor and wherever located or in which such Grantor now has

[1]	Proper terminology to be used as applicable.

Exhibit F-2

or at any time in the future may acquire any right, title or interest (collectively, the “Patent Collateral”):
     (a) all letters patent of the United States, all registrations and recordings thereof, and all applications for letters patent of the United States, including registrations, recordings and pending applications in the United States Patent and Trademark Office listed on Schedule I and II (the “Patents”);
     (b) all reissues, continuations, divisions, continuations in part, renewals or extensions thereof, and all inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein;
     (c) the right to sue third parties for past, present and future infringements of any Patent; and
     (d) all proceeds of and any right associated with the foregoing.
     Notwithstanding the foregoing, in no event shall any Capital Stock (as defined in the Existing Notes Documentation) of any Significant Subsidiary of the Company or the Borrower that is owned, directly or indirectly, by the Company or the Borrower or any of their subsidiaries, in each case, whether on the date hereof or thereafter acquired, or any interest therein or any income or profits therefrom (including, without limitation, dividends or distributions), or any proceeds, interest, income or profit (including, without limitation, dividends or distributions) obtained from any Capital Stock (as defined in the Existing Notes Documentation) of any Significant Subsidiary of the Company or the Borrower that is owned, directly or indirectly, by the Company or the Borrower or any of their subsidiaries, in each case, whether on the date hereof or thereafter acquired, or any interest therein or any income or profits therefrom (including, without limitation, distributions and dividends), constitute Patent Collateral for any purpose herein (including, without limitation the grant of any security interest or lien in favor of the [First Lien] [Second Lien] Collateral Agent, on behalf of the [First Lien] [Second Lien] Secured Parties).
          Section 3. Security Agreement. The security interests granted to the [First Lien] [Second Lien] Collateral Agent herein are granted solely in furtherance, and not in limitation or expansion, of the security interests granted to the [First Lien] [Second Lien] Collateral Agent pursuant to the Security Agreement. The [First Lien] [Second Lien] Collateral Agent and each Grantor hereby acknowledge and affirm that the rights and remedies of the other parties hereto with respect to the Patent Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein (including, without limitation, Sections 7.14 and 7.20 of the Security Agreement). In the event of any conflict between the terms of this Agreement and the Security Agreement, the terms of the Security Agreement shall govern.
          Section 4. Termination. At the request and expense of the Grantor upon or after the occurrence of the Termination Date (as defined in the Security Agreement) or permitted dispositions of the Patent Collateral, the [First Lien] [Second Lien] Collateral Agent shall

Exhibit F-2

execute, acknowledge, and deliver to the Grantor an instrument in writing releasing the security interest in the Patent Collateral acquired under this Agreement.
[Remainder of this page intentionally left blank]

Exhibit F-2

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[GRANTOR]
By:
Name:
Title:

DEUTSCHE BANK AG NEW YORK BRANCH, as [First-Lien][Second-Lien] Collateral Agent
By:
Name:
Title:

By:
Name:
Title:

Exhibit F-2

Schedule I
Patents

		Registration	Expiration
Registered Owner	Type	Number	Date

Schedule II
Patent Applications

		Registration	Date
Registered Owner	Type	Number	Filed

Exhibit F-3
to the Credit Agreement
FORM OF
COPYRIGHT SECURITY AGREEMENT
          COPYRIGHT SECURITY AGREEMENT, dated as of [            ], 2009 (this “Agreement”), among [GRANTOR] (“Grantor”) and DEUTSCHE BANK AG NEW YORK BRANCH, as [First Lien] [Second Lien] Collateral Agent (the “Collateral Agent”) for the Secured Parties.
          Reference is made to the Guarantee and Collateral Agreement dated as of November 13, 2007, and amended and restated as of July 28, 2009 (as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among Windy City Investments, Inc., a Delaware corporation, Nuveen Investments, Inc., a Delaware corporation, the First-Lien Collateral Agent and the Second-Lien Collateral Agent. The Lenders have extended credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement dated as of November 13, 2007, as amended on July 28, 2009 (as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”)among the Borrower (as defined therein), the lenders from time to time party thereto, Windy City Investments, Inc., Deutsche Bank AG New York Branch, as administrative agent, as first-lien collateral agent and as second-lien collateral agent, Deutsche Bank Securities Inc., Wachovia Capital Markets, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley Senior Funding, Inc., as Arrangers for the First-Lien Credit Facilities, Wachovia Capital Markets, LLC, as syndication agent for the First-Lien Credit Facilities, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley Senior Funding, Inc., as documentation agents. Consistent with the requirements of the Credit Agreement and pursuant to and in accordance with Section 3.01(b) and Section 3.02(b) of the Security Agreement, the parties hereto agree as follows:
          Section 1. Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Security Agreement. The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Agreement.
          Section 2. Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the [First Lien] [Second Lien]2 Obligations (other than contingent obligations), each Grantor, pursuant to the Security Agreement, did and hereby does, to the extent required by the Security Agreement, grant to the [First Lien] [Second Lien] Collateral Agent, its permitted successors and assigns, for the benefit of the [First Lien] [Second Lien] Secured Parties, a security interest in, all of its right, title or interest in or to any and all of the following assets and properties (solely to the extent that they are part of the [First Lien] [Second Lien] Collateral and expressly excluding the Excluded Collateral) now owned or at any time hereafter acquired by such Grantor and wherever located or in which such Grantor now has

[1]	Proper terminology to be used as applicable.

Exhibit F-3

or at any time in the future may acquire any right, title or interest (collectively, the “Copyright Collateral”):
     (a) all copyright rights in any work subject to the copyright laws of the United States whether as author, assignee, transferee or otherwise,
     (b) all registrations and applications for registration of any such copyright in the United States, including registrations and pending applications for registration in the United States Copyright Office listed on Schedule I and II (the “Copyrights”);
     (c) the right to sue third parties for past, present and future infringements of any copyright, and
     (d) all proceeds of and rights associated with the foregoing.
     Notwithstanding the foregoing, in no event shall any Capital Stock (as defined in the Existing Notes Documentation) of any Significant Subsidiary of the Company or the Borrower that is owned, directly or indirectly, by the Company or the Borrower or any of their subsidiaries, in each case, whether on the date hereof or thereafter acquired, or any interest therein or any income or profits therefrom (including, without limitation, dividends or distributions), or any proceeds, interest, income or profit (including, without limitation, dividends or distributions) obtained from any Capital Stock (as defined in the Existing Notes Documentation) of any Significant Subsidiary of the Company or the Borrower that is owned, directly or indirectly, by the Company or the Borrower or any of their subsidiaries, in each case, whether on the date hereof or thereafter acquired, or any interest therein or any income or profits therefrom (including, without limitation, distributions and dividends), constitute Copyright Collateral for any purpose herein (including, without limitation the grant of any security interest or lien in favor of the [First Lien] [Second Lien] Collateral Agent, on behalf of the [First Lien] [Second Lien] Secured Parties).
          Section 3. Security Agreement. The security interests granted to the [First Lien] [Second Lien] Collateral Agent herein are granted solely in furtherance, and not in limitation or expansion, of the security interests granted to the [First Lien] [Second Lien] Collateral Agent pursuant to the Security Agreement. The [First Lien] [Second Lien] Collateral Agent and each Grantor hereby acknowledge and affirm that the rights and remedies of the other parties hereto with respect to the Copyright Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein (including, without limitation, Sections 7.14 and 7.20 of the Security Agreement). In the event of any conflict between the terms of this Agreement and the Security Agreement, the terms of the Security Agreement shall govern.
          Section 4. Termination. At the request and expense of the Grantor upon or after the occurrence of the Termination Date (as defined in the Security Agreement) or permitted dispositions of the Copyright Collateral, the [First Lien] [Second Lien] Collateral Agent shall execute, acknowledge, and deliver to the Grantor an instrument in writing releasing the security interest in the Copyright Collateral acquired under this Agreement.

Exhibit F-3

[Remainder of this page intentionally left blank]

Exhibit F-3

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[GRANTOR]
By:
Name:
Title:

DEUTSCHE BANK AG NEW YORK BRANCH, as [First-Lien] [Second-Lien] Collateral Agent
By:
Name:
Title:

By:
Name:
Title:

Exhibit F-3

Schedule I
Copyrights

		Registration	Expiration
Registered Owner	Title	Number	Date

Schedule II
COPYRIGHT APPLICATIONS

		Registration	Date
Registered Owner	Title	Number	Filed

Exhibit G-2
[FORM OF]
FIRST-LIEN TERM NOTE

$[ ]	New York, New York [ ], 2009
          FOR VALUE RECEIVED, the undersigned, NUVEEN INVESTMENTS, INC., a Delaware corporation (the “Borrower”), hereby promises to pay to [ ] (the “Lender”) or its registered assigns, at the office of Deutsche Bank AG New York Branch (the “Agent”) at 60 Wall Street, New York, NY 10005, on the dates and in the amounts set forth in the Credit Agreement dated as of November 13, 2007, as amended on July 28, 2009 (as the same may be further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Windy City Investments, Inc., a Delaware corporation, the Borrower, the Lenders (as defined in Article I of the Credit Agreement), Windy City Investments, Inc., Deutsche Bank AG New York Branch, as Administrative Agent, and as first-lien collateral agent and second-lien collateral agent for the Lenders thereunder (in such capacities, the “Collateral Agent”) and the other parties thereto from time to time, in immediately available funds in US dollars, the aggregate unpaid principal amount of the First-Lien Term Loan made by the Lender to the Borrower pursuant to the Credit Agreement and to pay interest from the date of such First-Lien Term Loan on the principal amount thereof from time to time outstanding, in like funds, at said office, at the rate or rates per annum and payable on the dates provided in the Credit Agreement. Terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.
          The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from the due dates at a rate or rates provided in the Credit Agreement.
          Pursuant to the terms of the Credit Agreement, to the extent permitted by applicable law, the Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.
          All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedules attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrower under this Note.
          This Note is one of the Notes referred to in the Credit Agreement that, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement,

Exhibit G-2

all upon the terms and conditions therein specified. This Note is entitled to the benefit of the Credit Agreement and is guaranteed and secured as provided therein and in the other Loan Documents referred to in the Credit Agreement. THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

NUVEEN INVESTMENTS, INC.
By:
Name:
Title:

exhibit G-2

Schedule A to Note
LOANS, CONVERSIONS AND REPAYMENTS OF ABR LOANS

Amount of ABR
		Amount Converted to	Amount of Principal of	Converted to	Unpaid Principal	Notation Made
Date	Amount of ABR Loans	ABR Loans	ABR Loans Repaid	Eurodollar Loans	Balance of ABR Loans	By

Exhibit G-2

Schedule B to Note
LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS

				Amount of	Amount of
		Amount	Interest Period and	Principal of	Eurodollar Loans	Unpaid Principal
	Amount of	Converted to	Eurodollar with	Eurodollar Loans	Converted to ABR	Balance of	Notation Made
Date	Eurodollar Loans	Eurodollar Loans	Respect Thereto	Repaid	Loans	Eurodollar Loans	By

Annex III
Exhibit G-3 – Form of Second-Lien Note
[See Attached]

Exhibit G-3
[FORM OF]
SECOND-LIEN TERM NOTE

$[ ]	New York, New York [ ], 2009
          FOR VALUE RECEIVED, the undersigned, NUVEEN INVESTMENTS, INC., a Delaware corporation (the “Borrower”), hereby promises to pay to [ ] (the “Lender”) or its registered assigns, at the office of Deutsche Bank AG New York Branch (the “Agent”) at 60 Wall Street, New York, NY 10005, on the dates and in the amounts set forth in the Credit Agreement dated as of November 13, 2007, as amended on July 28, 2009 (as the same may be further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Windy City Investments, Inc., a Delaware corporation, the Borrower, the Lenders (as defined in Article I of the Credit Agreement), Windy City Investments, Inc., Deutsche Bank AG New York Branch, as Administrative Agent, and as first-lien collateral agent and second-lien collateral agent for the Lenders thereunder (in such capacities, the “Collateral Agent”) and the other parties thereto from time to time, in immediately available funds in US dollars, the aggregate unpaid principal amount of the Second-Lien Term Loan made by the Lender to the Borrower pursuant to the Credit Agreement and to pay interest from the date of such Second-Lien Term Loan on the principal amount thereof from time to time outstanding, in like funds, at said office, at the rate or rates per annum and payable on the dates provided in the Credit Agreement. Terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.
          The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from the due dates at a rate or rates provided in the Credit Agreement.
          Pursuant to the terms of the Credit Agreement, to the extent permitted by applicable law, the Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.
          All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrower under this Note.
          This Note is one of the Notes referred to in the Credit Agreement that, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement,

Exhibit G-3

all upon the terms and conditions therein specified. This Note is entitled to the benefit of the Credit Agreement and is guaranteed and secured as provided therein and in the other Loan Documents referred to in the Credit Agreement. THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

NUVEEN INVESTMENTS, INC.
By:
Name:
Title:

Exhibit G-3

Schedule A to Note
LOANS AND REPAYMENTS OF SECOND-LIEN TERM LOANS

Unpaid Principal
	Amount of Second-	Balance of Second-	Notation Made
Date	Lien Term Loans	Lien Term Loans	By

Annex IV
Form of Amended and Restated Guarantee and Collateral Agreement
[See Attached]

AMENDED AND RESTATED
GUARANTEE AND COLLATERAL AGREEMENT
dated as of
November 13, 2007
and amended and restated as of
July 28, 2009
among
WINDY CITY INVESTMENTS, INC.,
NUVEEN INVESTMENTS. INC.
(f/k/a WINDY CITY ACQUISITION CORP.),
the domestic Subsidiaries of NUVEEN INVESTMENTS. INC.
from time to time party hereto,
DEUTSCHE BANK AG NEW YORK BRANCH,
as First-Lien Collateral Agent and
DEUTSCHE BANK AG NEW YORK BRANCH,
as Second-Lien Collateral Agent

(i)

(continued)
SCHEDULES

Schedule I	—	Subsidiary Guarantors
Schedule II	—	Equity Interests; Pledged Debt Securities
Schedule III	—	Intellectual Property
Schedule IV	—	Offices for UCC Filings
Schedule V	—	UCC Information
Schedule VI	—	Deposit Accounts and Securities Accounts

EXHIBITS

Exhibit A	—	Form of Supplement

(ii)

     AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT dated as of November 13, 2007 and amended and restated as of July 28, 2009 (this “Agreement”), among WINDY CITY INVESTMENTS, INC., a Delaware corporation (“Holdings”), NUVEEN INVESTMENTS, INC. (f/k/a WINDY CITY ACQUISITION CORP.), a Delaware corporation (the “Company”), the subsidiaries of the Borrower (such term and each other capitalized term used but not defined in this introductory paragraph or the preliminary statement below having the meaning given or ascribed to it in Article I) from time to time party hereto and DEUTSCHE BANK AG NEW YORK BRANCH, as first-lien collateral agent (in such capacity and including permitted successors and assigns, the “First-Lien Collateral Agent”) and as second-lien collateral agent (in such capacity and including permitted successors and assigns, the “Second-Lien Collateral Agent”).
PRELIMINARY STATEMENT
     Reference is made to the Credit Agreement dated as of November 13, 2007 and amended as of the date hereof (as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Holdings, the Borrower, the lenders from time to time party thereto (the “Lenders”) and Deutsche Bank AG New York Branch, as administrative agent (in such capacity and including permitted successors and assigns, the “Administrative Agent”), as First-Lien Collateral Agent and as Second-Lien Collateral Agent.
     The Lenders and each Issuing Bank have agreed to extend credit to the Borrower, in each case pursuant to, and upon the terms and conditions specified in, the Credit Agreement. The Hedge Creditors have agreed (or may in the future agree) to enter into Hedging Obligations with one or more Loan Parties. The Cash Management Creditors have agreed (or may in the future agree) to enter into Cash Management Obligations with one or more Loan Parties. The obligations of the Lenders and each Issuing Bank to extend credit to the Borrower, the agreement of the Hedge Creditors to enter into and maintain Hedging Obligations with one or more Loan Parties and the agreement of the Cash Management Creditors to enter into and maintain Cash Management Obligations with one or more Loan Parties are, in each case, conditioned upon, among other things, the execution and delivery of this Agreement by each Borrower and each Guarantor. Each Guarantor is an affiliate of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and from the entering into and/or maintaining of such Hedging Obligations and/or maintaining of such Cash Management Obligations and is willing to execute and deliver this Agreement in order to induce the Lenders and the Issuing Banks to extend such credit, the Hedge Creditors to enter into and maintain such Hedging Obligations and the Cash Management Creditors to enter into and maintain such Cash Management Obligations. Accordingly, the parties hereto agree as follows:
ARTICLE I
Definitions
     Section 1.01. Credit Agreement. (a) Capitalized terms used in this Agreement and not otherwise defined herein have the meanings set forth in the Credit Agreement. All capitalized terms defined in the New York UCC (as such term is defined herein) and not defined in this Agreement have the meanings specified therein. All references to the Uniform Commercial Code shall mean the New York UCC unless the context requires otherwise; the term “Instrument” shall have the meaning specified in Article 9 of the New York UCC.
     (b) The rules of construction specified in Sections 1.02, 1.05, 1.06, 1.07 and 1.11 of the Credit Agreement also apply to this Agreement.
     Section 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
     “Account Debtor” shall mean any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.
     “Administrative Agent” shall have the meaning assigned to such term in the preliminary statement.
     “After-Acquired Intellectual Property” shall have the meaning assigned to such term in Section 3.06(e).
     “Agreement” shall have the meaning assigned to such term in the preamble.
     “Bankruptcy Default” shall mean an Event of Default of the type described in Sections 7.01(g) and (h) of the Credit Agreement.
     “Borrower” shall mean (a) prior to the consummation of the Merger, Merger Sub and (b) upon and after the consummation of the Merger, the Company.
     “Cash Collateral Account” shall mean a non-interest bearing cash collateral account maintained with, and in the sole dominion and control of, the Collateral Agents for the benefit of the Secured Parties into which shall be deposited cash collateral in respect of Letters of Credit.
     “Cash Management Creditor” shall mean (i) each First-Lien Lender or any affiliate thereof (even if the respective First-Lien Lender subsequently ceases to be a First-Lien Lender under the Credit Agreement for any reason) party to a Cash Management Agreement with any Loan Party and (ii) the respective successors and assigns of each such First-Lien Lender, affiliate or other financial institution referred to in clause (i) above; provided that any such obligations of any Loan Party owing to a First-Lien Lender or an affiliate thereof shall only constitute “Cash Management Obligations” hereunder at the option of the Borrower.
     “Cash Management Obligations” shall mean (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including, without limitation, indemnities, fees and interest thereon and all interest that accrues after the commencement of any Insolvency Proceeding at the rate provided for in the respective Cash Management Agreement, whether or not a claim for post-petition interest is allowed in any such Insolvency Proceeding) of each Loan Party owing to the Cash Management Creditors, now existing or hereafter incurred under, arising out of or in connection with each Cash Management Agreement (including all such obligations and indebtedness under any guarantee to which each Loan Party is a party) and (ii) the due performance and compliance by each Loan Party with the terms, conditions and agreements of each Cash Management Agreement; provided that any such obligations of any Loan Party owing to any First-Lien Lender or an affiliate of a First-Lien Lender shall only constitute “Cash Management Obligations” hereunder solely at the option of such Loan Party.
     “Claiming Guarantor” shall have the meaning assigned to such term in Section 5.02.
     “Client” of a Person shall mean any other Person to which such Person or any of its Affiliates provides investment management or investment advisory services, including any sub-advisory services, relating to securities or other financial instruments, commodities, real estate or any other type of asset, pursuant to an Investment Advisory Contract.
     “Collateral” shall mean the First-Lien Collateral and the Second-Lien Collateral.
     “Collateral Agents” shall mean the First-Lien Collateral Agent and the Second-Lien Collateral Agent.
     “Company” shall have the meaning assigned to such term in the preamble.
     “Contributing Guarantor” shall have the meaning assigned to such term in Section 5.02.
     “Controlling Collateral Agent” shall mean (i) at all times period prior to the Discharge of First-Lien Obligations, the First-Lien Collateral Agent and (ii) from and after the Discharge of First-Lien Obligations, the Second-Lien Collateral Agent.
     “Copyright License” shall mean any written agreement, now or hereafter in effect, granting any right to any third person (other than an agreement with any Person who is an affiliate or a subsidiary of the Borrower or such Grantor) under any Copyright now or hereafter owned by any Grantor or that such Grantor otherwise has the right to license, or granting any right to any Grantor under any copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.
     “Copyrights” shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all copyright rights in any work subject to the copyright laws of the United States, whether as author, assignee, transferee or otherwise, (b) all registrations and applications for registration of any such copyright in the United States, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office (or any successor office), including those copyrights listed on Schedule III, and (c) all causes of action arising prior to or after the date hereof for infringement of any Copyright or unfair competition regarding the same.
     “Credit Agreement” shall have the meaning assigned to such term in the preliminary statement.

     “Domain Names” shall mean all Internet domain names and associated URL addresses in or to which any Grantor now owns or hereafter acquires.
     “Excluded Accounts” shall mean (i) any Deposit Account or Securities Account used solely for funding payroll, pension contributions, segregating payroll taxes or employee benefits, (ii) fiduciary or trust Deposit Accounts or Securities Accounts, (iii) any petty cash Deposit Account or Securities Account that does not have a cash balance at any time exceeding $25,000 so long as the aggregate of all such petty cash Deposit Accounts or Securities Accounts that are not subject to a “control agreement” as provided in Section 3.04(e) hereof do not have cash balances at any time exceeding $225,000 and (iv) for the avoidance of doubt, Deposit Accounts and Securities Accounts used solely for holding Seed Capital Investments or which constitute Investment Vehicles.
     “Excluded Collateral” shall mean:
     (a) all motor vehicles and other assets the perfection of a security interest in which is excluded from the UCC in the relevant jurisdiction;
     (b) any General Intangible or other rights arising under contracts, Instruments, licenses, license agreements (including Licenses) or other documents, to the extent (and only to the extent) that (x) the grant of a security interest would (i) constitute a violation of a restriction in favor of a third party on such grant, unless and until any required consents shall have been obtained, (ii) give any other party the right to terminate its obligations thereunder, or (iii) violate any law, provided, however, that (1) any portion of any such General Intangible or other right shall cease to constitute Excluded Collateral pursuant to this clause (b) at the time and to the extent that the grant of a security interest therein does not result in any of the consequences specified above and (2) the limitation set forth in this clause (b) above shall not affect, limit, restrict or impair the grant by a Grantor of a security interest pursuant to this Agreement in any such General Intangible or other right, to the extent that an otherwise applicable prohibition or restriction on such grant is rendered ineffective by any applicable law, including the New York UCC and (y) constitutes an Investment Adviser Contract;
     (c) any Letter of Credit Rights;
     (d) as to which the Controlling Collateral Agent and the Borrower reasonably determine that the costs of obtaining a security interest in any specifically identified assets or category of assets (or perfecting the same) are excessive in relation to the benefit to the Secured Parties of the security afforded thereby;
     (e) Equipment owned by any Grantor on the date hereof or hereafter acquired that is subject to a Lien securing a purchase money obligation or Capitalized Lease Obligation permitted to be incurred pursuant to the Credit Agreement, for so long as the contract or other agreement in which such Lien is granted (or the documentation providing for such purchase money obligation or Capitalized Lease Obligation) validly prohibits the creation of any other Lien on such Equipment;
     (f) any interest in joint ventures and non-wholly owned subsidiaries which cannot be pledged without the consent of one or more third parties or such pledge is otherwise prohibited by such Person’s organizational documents or documents related thereto or other agreements permitted by the Loan Documents relating to such joint ventures and non-wholly owned subsidiaries;
     (g) applications filed in the United States Patent and Trademark Office to register trademarks or service marks on the basis of any Grantor’s “intent to use” such trademarks or service marks unless and until the filing of a “Statement of Use” or “Amendment to Allege Use” has been filed and accepted, whereupon such applications shall be automatically subject to the Lien granted herein and deemed included in the Collateral;
     (h) all assets subject to a certificate of title statute, Farm Products and As Extracted Collateral;
     (i) any property or assets to the extent that such grant of a security interest is prohibited by any Requirements of Law of a Governmental Authority, requires a consent not obtained of any Governmental Authority pursuant to such Requirement of Law or is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise or relating to such property or, in the case of any Investment Property or any Pledged Security, any applicable shareholder or similar agreement, except to the extent that such Requirement of Law or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law;
     (j) any Commercial Tort Claim;
     (k) any assets to the extent a security interest in such assets would result in adverse tax consequences as reasonably determined by the Borrower;
     (l) Equity Interests in Unrestricted Subsidiaries, Immaterial Subsidiaries, captive insurance companies, Broker-Dealer Subsidiaries;
     (m) any Capital Stock (as defined in the Existing Notes Documentation) of any Significant Subsidiary of the Company or the Borrower that is owned, directly or indirectly, by the Company or the Borrower or any of their subsidiaries, in each case whether owned on the date hereof or thereafter acquired, or any interest therein or any income or profits therefrom (including, without limitation, dividends or distributions);
     (n) any real property leasehold interests;
     (o) all tax, payroll, employee benefit, fiduciary and trust accounts;
     (p) any direct Proceeds (or, in the case of clause (m) above, any indirect or direct Proceeds, including, in any event, distributions and dividends in respect thereof), substitutions or replacements of any of the foregoing, but only to the extent such Proceeds, substitutions or replacements would otherwise constitute Excluded Collateral.

     Furthermore, any assets or property constituting “Excluded Collateral” are expressly excluded from each term used in the definition of Collateral (and any component definition thereof).
     “Federal Securities Laws” shall have the meaning assigned to such term in Section 4.05.
     “First-Lien Collateral” shall have the meaning assigned to such term in Section 3.01.
     “First-Lien Collateral Agent” shall have the meaning assigned to such term in the preamble.
     “First-Lien Loan Document Obligations” shall mean the First-Lien Obligations (as defined in the Credit Agreement).
     “First-Lien Obligations” shall mean (a) the First-Lien Loan Document Obligations, (b) the due and punctual payment of all Hedging Obligations of each Loan Party owing to a Hedge Creditor, and (c) the due and punctual payment of all Cash Management Obligations of each Loan Party owing to a Cash Management Creditor, in each case, whether outstanding on the date hereof or arising from time to time following the date of this Agreement.
     “First-Lien Secured Parties” shall mean (a) the First-Lien Lenders, (b) the Administrative Agent, (c) the First-Lien Collateral Agent, (d) the Issuing Banks, (e) each Hedge Creditor, (f) each Cash Management Creditor, (g) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document in connection with its First-Lien Obligations thereunder and (h) the permitted successors and assigns of each of the foregoing.
     “First-Lien Security Interest” shall have the meaning assigned to such term in Section 3.01.
     “Fraudulent Conveyance” shall have the meaning assigned to such term in Section 2.01.
     “Grantors” shall mean Holdings, the Borrower and the Guarantors.
     “Guarantor” shall mean any of the following: (a) the Subsidiaries identified on Schedule I hereto as Guarantors and (b) each other subsidiary that becomes a party to this Agreement as a Guarantor after the Closing Date, excluding (i) any Excluded Subsidiary and (ii) any Foreign Subsidiary.
     “Hedge Creditor” shall mean (i) each First-Lien Lender or any affiliate thereof (even if the respective First-Lien Lender subsequently ceases to be a First-Lien Lender under this Agreement for any reason) party to a Hedging Agreement with any Loan Party and (ii) the respective successors and assigns of each such First-Lien Lender, affiliate or other financial institution referred to in clause (i) above. .

     “Hedging Obligations” shall mean, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer of mitigation of interest rate, currency risks or commodity either generally or under specific contingencies.
     “Holdings” shall have the meaning assigned to such term in the preamble.
     “Intellectual Property” shall mean all intellectual and similar property of any Grantor of every kind and nature now owned or hereafter acquired by such Grantor, including all of the following that are owned or hereafter acquired by such Grantor (i) Patents, Copyrights, Licenses, Trademarks, (ii) trade secrets, confidential or proprietary technical and business information, know how and databases and all other proprietary information, (iii) Domain Names, and (iv) all improvements to any of the foregoing.
     “Investment Adviser Contract” shall mean any written contract, agreement, commitment, or other instrument or obligation, under which a Person acts as an investment adviser or sub-adviser to, or manages any investment or trading account of, any Client to the extent such contract, agreement, commitment, or other instrument or obligation is regulated by any Governmental Authority.
     “Investment Property” shall mean (a) all “investment property” as such term is defined in the New York UCC (other than Excluded Collateral) and (b) whether or not constituting “investment property” as so defined, all Pledged Debt Securities and Pledged Stock.
     “License” shall mean any Patent License, Trademark License, Copyright License or other license or sublicense agreement relating to Intellectual Property to which any Grantor is a party.
     “Loan Documents” shall mean the Credit Agreement, each Security Document and each other Loan Document that evidences or governs any Obligations.
     “Loans” shall mean all Loans under, and as defined in, the Credit Agreement.
     “Merger Sub” shall mean Windy City Acquisition Corp. (prior to the Merger).
     “New York UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.
     “Obligations” shall mean the First-Lien Obligations and the Second-Lien Obligations, in each case, whether outstanding on the date hereof or arising from time to time following the date of this Agreement.
     “Patent License” shall mean any written agreement, now or hereafter in effect, granting to any third person (other than an agreement with any Person who is an affiliate or a subsidiary of the Borrower or such Grantor) any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a patent, now or hereafter owned by any third person, is in existence, and all rights of any Grantor under any such agreement.
     “Patents” shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all letters patent of the United States, all registrations and recordings thereof, and all applications for letters patent of the United States, including registrations, recordings and pending applications in the United States Patent and Trademark Office (or any successor), including those listed on Schedule III, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.
     “Permitted Liens” shall mean with respect to the Obligations, all “Permitted Liens” as such term is defined in the Credit Agreement.
     “Pledged Collateral” shall mean (a) the Pledged Stock, (b) the Pledged Debt Securities, (c) subject to Section 3.05, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (a) and (b) above, (d) subject to Section 3.05, all rights of such Grantor with respect to the securities and other property referred to in clauses (a), (b) and (c) above and (e) all Proceeds of any of the foregoing.
     “Pledged Debt Securities” shall mean (a) the debt securities and promissory notes held by any Grantor on the date hereof (including all such debt securities and promissory notes listed opposite the name of such Grantor on Schedule II), (b) any debt securities or promissory notes in the future issued to such Grantor and (c) any other instruments evidencing the debt securities described above, if any.
     “Pledged Securities” shall mean any promissory notes, stock certificates or other securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.
     “Pledged Stock” shall mean (a) (i) the Equity Interests owned by any Grantor on the date hereof (including all such Equity Interests listed on Schedule II) and (ii) thereafter, any other Equity Interest obtained in the future by such Grantor, in the case of each of clauses (i) and (ii), to the extent that the same do not constitute Excluded Collateral, and (b) the certificates, if any, representing all such Equity Interests.
     “Requirement of Law” shall mean, as to any Person, the certificate of incorporation and by-laws or such other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
     “SEC” shall mean the United States Securities and Exchange Commission and any successor thereto.

     “Second-Lien Collateral” shall have the meaning assigned to such term in Section 3.01.
     “Second-Lien Collateral Agent” shall have the meaning assigned to such term in the preamble.
     “Second-Lien Obligations” shall mean the Second-Lien Obligations (as defined in the Credit Agreement).
     “Second-Lien Secured Parties” shall mean (a) the Second-Lien Term Loan Lenders, (b) the Administrative Agent, (c) the Second-Lien Collateral Agent, (d) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document in connection with its Second-Lien Obligations thereunder and (e) the permitted successors and assigns of each of the foregoing.
     “Second-Lien Security Interest” shall have the meaning assigned to such term in Section 3.01.
     “Secured Parties” shall mean the First-Lien Secured Parties and the Second-Lien Secured Parties.
     “Security Interest” shall mean the First-Lien Security Interest and the Second-Lien Security Interest.
     “Significant Subsidiary” shall mean each “significant subsidiary” as defined in the Existing Notes Documentation.
     “Termination Date” shall mean the date upon which all Commitments have terminated, no Letters of Credit are outstanding (or if Letters of Credit remain outstanding, as to which an L/C Backstop exists), and the Loans and L/C Exposure, together with all interest, Fees and other non-contingent Obligations, have been paid in full in cash.
     “Trademark License” shall mean any written agreement, now or hereafter in effect, granting to any third person (other than an agreement with any Person who is an affiliate or a subsidiary of the Borrower or such Grantor) any right to use any trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any trademark now or hereafter owned by any third person, and all rights of any Grantor under any such agreement.
     “Trademarks” shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office (or any successor office), and all extensions or renewals thereof, including those registrations and applications listed on Schedule III, (b) all goodwill associated therewith or symbolized thereby, (c) all other assets, rights and interests that uniquely reflect or embody such goodwill and (d) all causes of action arising prior to or after the date hereof for infringement of any trademark or unfair competition regarding the same.
     “ULC Shares” means Pledged Stock which consist of shares in the Equity Interests of any entity which is an unlimited company.
     “unlimited company” means an unlimited company incorporated or otherwise existing under the Companies Act (Nova Scotia).
ARTICLE II
Guarantee
     Section 2.01. Guarantee. Each Guarantor absolutely, irrevocably and unconditionally guarantees to the First-Lien Secured Parties, jointly with the other Guarantors (other than the Borrower) and severally, as a primary obligor and not merely as a surety, the due and punctual payment of the First-Lien Obligations. Each Guarantor absolutely, irrevocably and unconditionally guarantees to the Second-Lien Secured Parties, jointly with the other Guarantors (other than the Borrower) and severally, as a primary obligor and not merely as a surety, the due and punctual payment of the Second-Lien Obligations. Each Guarantor (other than the Borrower) further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation. Each Guarantor waives (to the extent permitted by applicable law) presentment to, demand of payment from and protest to the Borrower or any other Loan Party of any Obligation, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.
     Notwithstanding any provision of this Agreement to the contrary, it is intended that this Agreement, and any Liens granted hereunder by each Guarantor to secure the obligations and liabilities arising pursuant to this Agreement, not constitute a “Fraudulent Conveyance” (as defined below). Consequently, each Guarantor agrees that if this Agreement, or any Liens securing the obligations and liabilities arising pursuant to this Agreement, would, but for the application of this sentence, constitute a Fraudulent Conveyance, this Agreement and each such Lien shall be valid and enforceable only to the maximum extent that would not cause this Agreement or such Lien to constitute a Fraudulent Conveyance, and this Agreement shall automatically be deemed to have been amended accordingly at all relevant times. For purposes hereof, “Fraudulent Conveyance” means a fraudulent conveyance or fraudulent transfer under Section 548 of the Bankruptcy Code or a fraudulent conveyance or fraudulent transfer under the provisions of any applicable fraudulent conveyance or fraudulent transfer law or similar law of any state, nation or other governmental unit, as in effect from time to time.
     Section 2.02. Guarantee of Payment. Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due and payable and not of collection, and waives any right (except such as shall be required by applicable law and cannot be waived) to require that any resort be had by the Collateral Agents or any other Secured Party to any security held for the payment of the First-Lien Obligations or Second-Lien Obligations, as applicable, or to any balance of any Deposit Account, which shall in no event include tax, payroll, employee benefit, fiduciary or trust accounts, or credit on the books of the Collateral Agents or any other Secured Party in favor of the Borrower or any other Person.
     Section 2.03. No Limitations, Etc.
     (a) Except for termination of a Guarantor’s obligations hereunder as expressly provided in Section 7.14, to the extent permitted by applicable law, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the First-Lien Obligations or Second-Lien Obligations, as applicable, or otherwise (other than the defense of payment of the First-Lien Obligations, to the extent of such payment, or Second-Lien Obligations, as applicable). To the extent permitted by applicable law, without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of any Collateral Agent or any other Secured Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document (other than pursuant to the terms of a waiver, amendment, modification or release of this Agreement in accordance with the terms hereof) or any other agreement, including with respect to the release of any other Guarantor under this Agreement and so long as any such amendment, modification or waiver of any Loan Document is made in accordance with Section 9.08 of the Credit Agreement, (iii) the release of, or any impairment of or failure to perfect any Lien on or security interest in, any security held by any Collateral Agent or any other Secured Party for the First-Lien Obligations or Second-Lien Obligations, as applicable, or any of them, (iv) any default, failure or delay, willful or otherwise, in the performance of the Obligations, or (v) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the occurrence of the Termination Date or payment of the Obligations, to the extent of such payment). Each Guarantor expressly authorizes the Collateral Agents, in accordance with the Credit Agreement, the other Loan Documents and applicable law, to take and hold security for the payment and performance of the Obligations to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in its sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Obligations, all without affecting the obligations of any Guarantor hereunder.
     (b) To the fullest extent permitted by applicable law, each Guarantor waives any defense (other than the defense of payment of the First-Lien Obligations, or Second-Lien Obligations, as applicable, to the extent of such payment) based on or arising out of any defense of the Borrower or any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Loan Party, other than the occurrence of the Termination Date. The Collateral Agents and the other Secured Parties may, in accordance with the Credit Agreement and applicable law, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations make any other accommodation with the Borrower or any other Loan Party or exercise any other right or remedy available to them against the Borrower or any other Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Termination Date has occurred. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Loan Party, as the case may be, or any security.
     Section 2.04. Reinstatement. Each Guarantor agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof and solely to the extent of such payment, of any Obligation is rescinded or must otherwise be restored by any Collateral Agent or any other Secured Party upon the bankruptcy or reorganization of the Borrower, any other Loan Party or otherwise, notwithstanding the occurrence of the Termination Date.
     Section 2.05. Agreement To Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that any Collateral Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Obligation when and as the same shall become due and payable, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will promptly pay, or cause to be paid, to the Collateral Agents for distribution to the Secured Parties in cash the amount of such unpaid Obligation (in each case, other than payment of any contingent obligations) after written demand therefor. Upon payment by any Guarantor of any sums to the Collateral Agents as provided above, all rights of such Guarantor against the Borrower or any other Guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article VI.
     Section 2.06. Information. Each Guarantor assumes all responsibility for being and keeping itself reasonably informed of the Borrower’s and each other Loan Party’s financial condition and assets and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that neither any Collateral Agent nor any other Secured Party will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.
ARTICLE III
Security Interests in Personal Property
     Section 3.01. Security Interest.
     (a) (i) As security for the payment in full of the First-Lien Obligations (other than contingent obligations), each Grantor hereby pledges to the First-Lien Collateral Agent, its permitted successors and assigns, for the ratable benefit of the First-Lien Secured Parties, and hereby grants to the First-Lien Collateral Agent, its permitted successors and assigns, for the ratable benefit of the First-Lien Secured Parties, a first-priority security interest (the “First-Lien

Security Interest”) in all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (but excluding any Excluded Collateral, collectively, the “First-Lien Collateral”):
(i)	all Accounts;

(ii)	the Cash Collateral Account and all cash, securities, Instruments and other property deposited or required to be deposited therein;

(iii)	all Chattel Paper;

(iv)	all Documents;

(v)	all Equipment;

(vi)	all General Intangibles;

(vii)	all Goods;

(viii)	all Instruments;

(ix)	all Inventory;

(x)	all Investment Property;

(xi)	all Intellectual Property;

(xii)	all Pledged Collateral;

(xiii)	all books and records pertaining to the Collateral;

(xiv)	all Supporting Obligations;

(xv)	all cash and cash equivalents, Securities Accounts and Deposit Accounts (subject to the limitations set forth in this Section 3.01(a)); and

(xvi)	to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;
provided that no Grantor shall be required at any time to pledge hereunder (a) more than 65% of the total combined voting power of all classes of voting Equity Interests of any direct Foreign Subsidiary or (b) any Equity Interests in an indirect Foreign Subsidiary.
     Notwithstanding the foregoing, in no event shall (i) the Grantors be required to grant to the First-Lien Collateral Agent, for the benefit of the First-Lien Secured Parties, control (as defined in the New York UCC) (including, without limitation, obtaining any control agreements in respect thereof) with respect to any First-Lien Collateral except to the extent provided in Section 3.04(e) or (ii) any Capital Stock (as defined in the Existing Notes Documentation) of any Significant Subsidiary of the Company or the Borrower that is owned, directly or indirectly, by the Company or the Borrower or any of their subsidiaries, in each case, whether owned on the date hereof or thereafter acquired, or any interest therein or any income or profits therefrom (including, without limitation, dividends or distributions), or any proceeds, interest, income or profit (including, without limitation, dividends or distributions) obtained from any Capital Stock (as defined in the Existing Notes Documentation) of any Significant Subsidiary of the Company or the Borrower that is owned, directly or indirectly, by the Company or the Borrower or any of their subsidiaries, in each case, whether owned on the date hereof or thereafter acquired, or any interest therein or any income or profits therefrom (including, without limitation, distributions and dividends), constitute First-Lien Collateral for any purpose herein.
     (ii) As security for the payment in full of the Second-Lien Obligations (other than contingent obligations), each Grantor hereby pledges to the Second-Lien Collateral Agent, its permitted successors and assigns, for the ratable benefit of the Second-Lien Secured Parties, and hereby grants to the Second-Lien Collateral Agent, its permitted successors and assigns, for the ratable benefit of the Second-Lien Secured Parties, a second-priority security interest (the “Second-Lien Security Interest”) in all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (but excluding any Excluded Collateral, collectively, the “Second-Lien Collateral”):
(i)	all Accounts;

(ii)	the Cash Collateral Account and all cash, securities, Instruments and other property deposited or required to be deposited therein;

(iii)	all Chattel Paper;

(iv)	all Documents;

(v)	all Equipment;

(vi)	all General Intangibles;

(vii)	all Goods;

(viii)	all Instruments;

(ix)	all Inventory;

(x)	all Investment Property;

(xi)	all Intellectual Property;

(xii)	all Pledged Collateral;

(xiii)	all books and records pertaining to the Collateral;

(xiv)	all Supporting Obligations;

(xv)	all cash and cash equivalents, Securities Accounts and Deposit Accounts; (subject to the limitations set forth in this Section 3.01(a))and

(xvi)	to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;
provided that no Grantor shall be required at any time to pledge hereunder (a) more than 65% of the total combined voting power of all classes of voting Equity Interests of any direct Foreign Subsidiary or (b) any Equity Interests in an indirect Foreign Subsidiary.
     Notwithstanding the foregoing, in no event shall (i) the Grantors be required to grant to the Second-Lien Collateral Agent, for the benefit of the Second-Lien Secured Parties, control (as defined in the New York UCC) (including, without limitation, obtaining any control agreements in respect thereof) with respect to any Second-Lien Collateral except to the extent provided in Section 3.04(e) or (ii) any Capital Stock (as defined in the Existing Notes Documentation) of any Significant Subsidiary of the Company or the Borrower that is owned, directly or indirectly, by the Company or the Borrower or any of their subsidiaries, in each case, whether owned on the date hereof or thereafter acquired, or any interest therein or any income or profits therefrom (including, without limitation, dividends or distributions), or any proceeds, interest, income or profit (including, without limitation, dividends or distributions) obtained from any Capital Stock (as defined in the Existing Notes Documentation) of any Significant Subsidiary of the Company or the Borrower that is owned, directly or indirectly, by the Company or the Borrower or any of their subsidiaries, in each case, whether owned on the date hereof or thereafter acquired, or any interest therein or any income or profits therefrom (including, without limitation, distributions and dividends), constitute Second-Lien Collateral for any purpose herein.
     Notwithstanding anything herein to the contrary, the lien and security interest granted to the Second-Lien Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Second-Lien Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement, dated as of July 28, 2009 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Intercreditor Agreement”), by and among Deutsche Bank AG New York Branch, as First-Lien Collateral Agent, and Deutsche Bank AG New York Branch, as Second-Lien Collateral Agent and certain other Persons party or that may become party thereto from time to time. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement relating to priority of security interests, lien subordination or the application of proceeds of Collateral shall govern and control.
     Without limiting the foregoing, it is the intention of the parties hereto that (and to the maximum extent permitted by law the parties hereto agree that) the First-Lien Obligations (and the grants of security and Liens in favor of the First-Lien Collateral Agent for the benefit of the First-Lien Secured Parties) constitute a separate and distinct class (and separate and distinct claims) from the Second-Lien Obligations (and the grants of security and Liens in favor of the Second-Lien Collateral Agent for the benefit of the Second-Lien Secured Parties) solely with respect to lien priority.
     (b) Subject to the terms of the Intercreditor Agreement, each Grantor hereby authorizes the Collateral Agents at any time and from time to time to file in any relevant jurisdiction any financing statements (including fixture filings) with respect to the Collateral or any part thereof and amendments thereto that (i) reasonably identifies the Collateral intended to be included and (ii) contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (x) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor and (y) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Collateral relates. Each Grantor agrees to provide such information to the Collateral Agents promptly upon written request. Each Collateral Agent agrees, upon request by the Borrower and at its expense, to promptly furnish copies of such filings to the Borrower.
     (c) Subject to the terms of the Intercreditor Agreement, each Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office) such documents as may be necessary for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the applicable Collateral Agent as secured party. Each Collateral Agent agrees, upon request by the Borrower and at its expense, to promptly furnish copies of such filings to the Borrower.
     (d) The Security Interests are granted as security only and, except as otherwise required by applicable law, shall not subject any Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral. Nothing contained in this Agreement shall be construed to make any Collateral Agent or any other Secured Party liable as a member of any limited liability company or as a partner of any partnership, neither any Collateral Agent nor any other Secured Party by virtue of this Agreement or otherwise (except as referred to in the following sentence) shall have any of the duties, obligations or liabilities of a member of any limited liability company or as a partner in any partnership. The parties hereto expressly agree that, unless any Collateral Agent shall become the owner of Pledged Collateral consisting of a limited liability company interest or a partnership interest pursuant hereto, this Agreement shall not be construed as creating a partnership or joint venture among any Collateral Agent, any other Secured Party, any Grantor and/or any other Person.
     (e) Without limiting clause (d) of this Section 3.01 and notwithstanding any provisions to the contrary contained in this Agreement or any other document or agreement among all or some of the parties hereto, each Grantor who has granted a security interest hereunder in ULC shares from time to time is the sole registered and beneficial owner of all Pledged Stock which are ULC shares and will remain so until such time as such ULC Shares are effectively transferred into the name of the Controlling Collateral Agent, any other Secured Party or any other Person on the books and records of the issuer of such pledged ULC shares. Accordingly, such Grantor shall be entitled to receive and retain for its own account any dividends, property or other distributions, if any, in respect of such ULC shares (except insofar as the Grantor has granted a security interest in such dividends, property or other distributions, and any shares which are Stock shall be delivered to the Controlling Collateral Agent to hold as Pledged Collateral hereunder) and shall have the right to vote such ULC shares and to control the direction, management and policies of the issuer of such ULC Shares to the same extent as the Grantor would if such ULC shares were not pledged to the Controlling Collateral Agent pursuant hereto. Nothing in this Agreement or any other document or agreement among all or some of the parties hereto is intended to, and nothing in this Agreement, or any other document or agreement among all or some of the parties hereto shall constitute the Controlling Collateral Agent, any other Secured Party or any Person other than the Grantor a shareholder or member of an unlimited company for the purposes of the Companies Act (Nova Scotia) until such time as notice is given to the Grantor and further steps are taken thereunder so as to register the Controlling Collateral Agent, or any other Person as holder of Pledged Collateral which are ULC Shares. To the extent any provision hereof or of the Guaranty would have the effect of constituting the Controlling Collateral Agent, any other Secured Party, or any other Person as a shareholder or member of an unlimited company for the purposes of the Companies Act (Nova Scotia) prior to such time, such provision shall be severed herefrom or therefrom and ineffective with respect to the Pledged Collateral which is ULC shares without otherwise invalidating or rendering unenforceable this Agreement or such other agreement or invalidating or rendering unenforceable such provision insofar as it relates to Pledged Collateral which is not ULC shares. Subject to the terms of the Intercreditor Agreement, except upon the exercise of rights to sell or otherwise dispose of Pledged Collateral which is ULC shares following the occurrence and during the continuance of an Event of Default, the Grantor shall not cause or permit, or enable any unlimited company in which it holds ULC shares to cause or permit, the Controlling Collateral Agent or any other Secured Party to: (a) be registered as a shareholder or member of such unlimited company; (b) have any notation entered in its favour in the share register of such unlimited company; (c) be held out as a shareholder or member of such unlimited company; (d) receive, directly or indirectly, any dividends, property or other distributions from such unlimited company by reason of the Controlling Collateral Agent or any other Secured Party holding a security interest in such unlimited company; or (e) act as a shareholder or member of such unlimited company, or exercise any rights of a shareholder or member including the right to attend a meeting of, or to vote the shares of, such unlimited company.
     Section 3.02. Representations and Warranties. Each Grantor represents and warrants to the Collateral Agents and the Secured Parties that:
     (a) Each Grantor has good and valid rights in and/or title to the Collateral with respect to which it has purported to grant a Security Interest hereunder and has full corporate or other organizational power and authority (i) to grant to the First-Lien Collateral Agent, for the ratable benefit of the First-Lien Secured Parties, the First-Lien Security Interest in such First-Lien Collateral pursuant hereto, (ii) to grant to the Second-Lien Collateral Agent, for the ratable benefit of the Second-Lien Secured Parties, the Second-Lien Security Interest in such Second-Lien Collateral pursuant hereto and (iii) to execute, deliver and perform its obligations in accordance with the terms of this Agreement.

     (b) (i) Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Collateral have been prepared by the Collateral Agents based upon the information provided to the Collateral Agents and the Secured Parties by the Grantors for filing in each governmental, municipal or other office specified on Schedule IV hereof (or specified by notice from the Borrower to the Collateral Agents after the Closing Date in the case of filings, recordings or registrations required by Section 5.09 of the Credit Agreement (including supplements to the schedules) or required in respect of the Second-Lien Security Interest), which are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in the Collateral consisting of United States Patents, Trademarks and Copyrights) that are necessary as of the Closing Date (or after the Closing Date, (i) in the case of filings, recordings or registrations required by Section 5.09 of the Credit Agreement and (ii) in the case of filings, recordings or registrations in respect of the Second-Lien Security Interest) to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of (1) the First-Lien Collateral Agent (for the ratable benefit of the First-Lien Secured Parties) in respect of all First-Lien Collateral in which the First-Lien Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions and to the extent required by Section 5.09 of the Credit Agreement and (2) the Second-Lien Collateral Agent (for the ratable benefit of the Second-Lien Secured Parties) in respect of all Second-Lien Collateral in which the Second-Lien Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions and to the extent required by Section 5.09 of the Credit Agreement, and, in each case, no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except (x) as provided under applicable law with respect to the filing of continuation statements and (y) for any filing, refiling, recording, rerecording, registration or registration necessary in compliance with Sections 5.06 or 5.09 of the Credit Agreement. (ii) Notwithstanding the foregoing, each Grantor represents and warrants that a fully executed agreement in the form hereof or, alternatively, each applicable short form security agreement in the form attached to the Credit Agreement as Exhibits F-1, F-2 and F-3, and containing a description of all Collateral consisting of Intellectual Property that is material to the conduct of such Grantor’s business as of each date an Intellectual Property Security Agreement is executed in accordance with Section 3.06(d) below with respect to United States Patents and United States federally registered Trademarks (and Trademarks for which United States federal registration applications are pending) and United States federally registered Copyrights has been or will be delivered to each of the Collateral Agents for recording by the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable to protect the validity of and to establish legal, valid and perfected security interests in favor of each Collateral Agent in respect of all such Collateral in which a security interest may be perfected by filing, recording or registration in the United States, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than filings described in Section 3.02(b)(i), and other than such actions as are necessary to perfect the Security Interest with respect to any Collateral consisting of United States Patents, United States federally registered Trademarks and United States federally registered Copyrights (and applications therefor) that are material to the conduct of such Grantor’s business and that are acquired or developed after the date hereof).
     (c) (i) The First-Lien Security Interest constitutes (A) a legal and valid security interest in all First-Lien Collateral securing the payment of the First-Lien Obligations, (B) subject to the filings described in Section 3.02(b) (and payment of any related fees), a perfected security interest in all First-Lien Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any state thereof) pursuant to the Uniform Commercial Code and (C) subject to the filings described in Section 3.02(b) (and payment of any related fees), a security interest that shall be perfected in all First-Lien Collateral in which a security interest may be perfected upon the receipt and recording of this Agreement (or the applicable short form security agreement) with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, within the three (3) month period (commencing as of the date hereof) pursuant to 35 U.S.C. § 261 or 15 U.S.C. § 1060 or the one month period (commencing as of the date hereof) pursuant to 17 U.S.C. § 205. The First-Lien Security Interest is and shall be prior to any other Lien on any of the Collateral, other than the Permitted Liens.
          (ii) The Second-Lien Security Interest constitutes (A) a legal and valid security interest in all Second-Lien Collateral securing the payment of the Second-Lien Obligations, (B) subject to the filings described in Section 3.02(b) (and payment of any related fees), a perfected security interest in all Second-Lien Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any state thereof) pursuant to the Uniform Commercial Code and (C) subject to the filings described in Section 3.02(b) (and payment of any related fees), a security interest that shall be perfected in all Second-Lien Collateral in which a security interest may be perfected upon the receipt and recording of this Agreement (or the applicable short form security agreement) with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, within the three (3) month period (commencing as of the date hereof) pursuant to 35 U.S.C. § 261 or 15 U.S.C. § 1060 or the one month period (commencing as of the date hereof) pursuant to 17 U.S.C. § 205. The Second-Lien Security Interest is and shall be prior to any other Lien on any of the Collateral, other than the Permitted Liens and the Liens securing the First-Lien Security Interest.
     (d) Schedule II correctly sets forth as of the First Amendment Effective Date the issued and outstanding shares or units of each class of the Equity Interests of the issuer thereof represented by the Pledged Stock and includes all Pledged Debt Securities.
     (e) The Pledged Stock and Pledged Debt Securities have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Stock issued by a corporation, are fully paid and nonassessable (to the extent applicable and, without limitation, subject to the assessability of ULC Shares under the Companies Act (Nova Scotia)) and (ii) to the knowledge of the applicable Grantor, in the case of Pledged Debt Securities, are legal, valid and binding obligations of the issuers thereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other loss affecting creditors’ rights generally and general principles of equity or at law.

     (f) Schedule V correctly sets forth as of the First Amendment Effective Date (i) the exact legal name of each Grantor, as such name appears in its respective certificate or articles of incorporation or formation, (ii) the jurisdiction of organization of each Grantor, (iii) the mailing address of each Grantor, (iv) the organizational identification number, if any, issued by the jurisdiction of organization of each Grantor, (v) the identity or type of organization of each Grantor and (vi) the Federal Taxpayer Identification Number, if any, of each Grantor. The Borrower agrees to update the information required pursuant to the preceding sentence as provided in Section 5.06 of the Credit Agreement.
     (g) The Collateral is owned by the Grantors free and clear of any Lien, except for Permitted Liens.
     (h) Notwithstanding the foregoing or anything else in this Agreement to the contrary, no representation, warranty or covenant is made with respect to the creation or perfection of a security interest in (i) Collateral consisting of Intellectual Property that is not material to the conduct of the Grantor’s business, and (ii) Collateral to the extent such creation or perfection would require (A) any filing other than a filing in the United States or America, any state thereof and the District of Columbia, (B) other action under the laws of any jurisdiction other than the United States of America, any state thereof and the District of Columbia or (C) perfection through control (as defined in the New York UCC), including, without limitation, through control agreements.
     (i) Each Grantor represents and warrants that the Trademarks, Patents and Copyrights listed on Schedule III include all United States federal registrations and pending applications for Trademarks, Patents and Copyrights, all as in effect as of the date hereof, that such Grantor owns and that are material to the conduct of its business as of the date hereof.
     (j) Schedule VI hereto accurately sets forth, as of the First Amendment Effective Date, for Holdings and the Company, each Deposit Account and each Securities Account maintained by such Grantor (including a description thereof and the respective account number) and the name of the respective bank with which such Deposit Account or Securities Account is maintained.
     Section 3.03. Covenants. (a) Subject to Section 3.02(h), each Grantor shall, at its own expense, take all commercially reasonable actions necessary to defend title to the Collateral against all Persons and to defend the Security Interests of the Collateral Agents in the Collateral and the priority thereof against any Lien which does not constitute a Permitted Lien.
     (b) Subject to Section 3.02(h), subject to the terms of the Intercreditor Agreement, each Grantor agrees, promptly upon written request by any Collateral Agent and at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as any Collateral Agent may from time to time reasonably deem necessary to obtain, preserve, protect and perfect the Security Interest as required herein and the rights and remedies created hereby, including the payment of any fees and Taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing or continuation statements (including fixture filings) or other documents in connection herewith or therewith.

     (c) At its option, but only following 5 Business Days’ written notice to each Grantor of its intent to do so, subject to the terms of the Intercreditor Agreement, the Controlling Collateral Agent may discharge past due Taxes, assessments, charges, fees or Liens at any time levied or placed on the Collateral, which do not constitute a Permitted Lien, and may pay for the maintenance and preservation of the Collateral to the extent any Grantor fails to do so as required by the Credit Agreement, and each Grantor agrees to reimburse such Collateral Agent within 30 days after written demand for any reasonable out-of-pocket payment made or any reasonable out-of-pocket expense incurred by such Controlling Collateral Agent pursuant to the foregoing authorization; provided, however, that nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on any Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to Taxes, assessments, charges, fees or Liens and maintenance as set forth herein or in the other Loan Documents.
     (d) Except to the extent expressly assumed by any Collateral Agent, each Grantor shall remain liable to observe and perform all conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof.
     Section 3.04. Other Actions. In order to further ensure the attachment, perfection and priority of, and the ability of the Collateral Agents to enforce, the Security Interests in the Collateral, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Collateral:
     (a) Instruments. Upon the occurrence and during the continuation of an Event of Default, if any Grantor shall at any time hold or acquire any Instruments with a face value in excess of $3,000,000 individually (other than negotiable instruments or checks received in the ordinary course of business and promptly deposited into a Deposit Account or Securities Account), such Grantor shall promptly deliver the same to the Controlling Collateral Agent upon receipt, accompanied by such undated instruments of endorsement, transfer or assignment duly executed in blank as the Controlling Collateral Agent may from time to time reasonably specify.
     (b) Investment Property. Subject to the terms hereof, if any Grantor shall at any time hold or acquire any Certificated Securities, to the extent the same do not constitute Excluded Collateral, such Grantor shall promptly deliver the same to the Controlling Collateral Agent upon receipt, accompanied by such undated instruments of transfer or assignment duly executed in blank as the Controlling Collateral Agent may from time to time reasonably specify. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be attached hereto as Schedule II and made a part hereof and supplement any prior schedule so delivered; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities and shall not in and of itself result in any Default or Event of Default. Each certificate representing an interest in any limited liability company or limited partnership controlled by any Grantor and pledged under Section 3.01 shall be physically delivered to the Controlling Collateral Agent in accordance with the terms of the Credit Agreement and endorsed to the Controlling Collateral Agent or endorsed in blank.

     (c) Security Interests in Property of Account Debtors. If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other Person the value of which equals or exceeds $5,000,000 to secure payment and performance of an Account, such Grantor shall promptly assign such security interest to each of the Collateral Agents for the benefit of the First-Lien Secured Parties or Second-Lien Secured Parties, as applicable. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other Person granting the security interest.
     (d) Delivery Requirements. Notwithstanding anything to the contrary contained in this Section 3.04, in no event shall any Grantor be required to deliver any Certificated Securities or Instruments with respect to, or assign a security interest in, any Excluded Collateral.
     (e) Deposit Accounts. (i) For each Deposit Account and Securities Account owned by Holdings or the Company (other than (i) the Cash Collateral Account or any other Deposit Account or Securities Account maintained at the Controlling Collateral Agent and (ii) any Excluded Account), Holdings and the Company shall cause the bank with which the Deposit Account or Securities Account is maintained to execute and deliver to the Collateral Agent, within 60 days after the First Amendment Effective Date (or such later date as may be agreed by the Controlling Collateral Agent) or, if later, at the time of the within 30 days of the establishment of the respective Deposit Account or Securities Account (or such later date as may be agreed by the Controlling Collateral Agent), a “control agreement” in form and substance reasonably acceptable to the Collateral Agents, with such changes thereto as may be acceptable to the Collateral Agents; provided that any Deposit Account or Securities Account established after the First Amendment and Restatement Effective Date required to be subject to a “control agreement” by this Section 3.04(e) shall not have a balance exceeding $10,000,000 until the execution and delivery of such required “control agreement” in accordance with this Section 3.04(e). If any bank with which a Deposit Account or Securities Account is maintained refuses to, or does not, enter into such a “control agreement” to the extent required by this Section 3.04(e), then the respective Grantor shall promptly (and in any event within 60 days after the date of this Agreement (as amended and restated) or, if later, 30 days after the establishment of such Deposit Account or Securities Account (or such later date as may be agreed by the Controlling Collateral Agent) close the respective Deposit Account or Securities Account and transfer all balances therein to the Cash Collateral Account or another Deposit Account or Securities Account meeting the requirements of this Section 3.04(e). If any bank with which a Deposit Account or Securities Account is maintained refuses to subordinate all its claims with respect to such Deposit Account or Securities Account to the Collateral Agents’ security interest therein on terms satisfactory to each Collateral Agent, then any Collateral Agent, at its option, may (x) require that such Deposit Account or Securities Account be terminated in accordance with the immediately preceding sentence or (y) agree to a “control agreement” without such subordination.
          (ii) From and after the First Amendment Effective Date, each Grantor shall transfer funds to and from Deposit Accounts and Securities Accounts maintained by such Grantor (including, without limitation, sweeping funds from Deposit Accounts and Securities Accounts maintained by Grantors which are Subsidiary Guarantors to Deposit Accounts and

Securities Accounts maintained by the Company) in the ordinary course of business consistent with past practice.
     Notwithstanding anything to the contrary contained in this Section 3.04(e), in no event shall any Grantor be required to comply with this Section 3.04(e) to the extent any such Deposit Accounts or and Securities Accounts constitute Excluded Collateral.
     Section 3.05. Voting Rights; Dividends and Interest, Etc. This Section 3.05 does not apply to Pledged Collateral which is ULC shares for which shares, and for greater certainty, the Grantor has not by this Agreement limited its rights to vote such shares or receive distributions upon such ULC shares while such ULC shares remain registered in its name. Unless and until an Event of Default shall have occurred and be continuing and, except in the case of a Bankruptcy Default, the Controlling Collateral Agent shall have given the Grantors prior written notice of its intent to exercise its rights under this Agreement:
     (a) Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of the Pledged Collateral or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents and applicable law and no notice of any such voting or exercise of any consensual rights and powers need be given to the Collateral Agents.
     (b) The Collateral Agents shall promptly execute and deliver to each Grantor, or cause to be executed and delivered to each Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (a) above.
     (c) Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral to the extent and only to the extent that such dividends, interest, principal and other distributions are not prohibited by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable law; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Collateral shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall be held in trust for the benefit of the Collateral Agents and the Secured Parties and shall be delivered to the Controlling Collateral Agent in the same form as so received (with any necessary endorsement reasonably requested by the Controlling Collateral Agent) on or prior to the later to occur of (i) 30 days following the receipt thereof and (ii) the earlier of the date of the required delivery of the Pricing Certificate following the receipt of such items and the date which is 45 days after the end of the most recently ended fiscal quarter (or such longer period as to which the Controlling Collateral Agent may consent).
     (d) Notwithstanding anything to the contrary contained in this Section 3.05, in no event shall dividends, interest, principal and other distributions paid on or distributed or voting rights in respect of any Excluded Collateral be subject to the requirements set forth herein.

     Section 3.06. Additional Covenants Regarding Patent, Trademark and Copyright Collateral. (a) Except as could not reasonably be expected to have a Material Adverse Effect, each Grantor agrees that it will not do any act, or omit to do any act, whereby any Patent that is material to the conduct of such Grantor’s business may become invalidated or dedicated to the public, other than the expiration of such Patent at the end of its natural term, subject to such Grantor’s reasonable business judgment.
     (b) Except as could not reasonably be expected to have a Material Adverse Effect, each Grantor (either itself or through its licensees or its sublicensees) will, for each registered Trademark that is material to the conduct of such Grantor’s business, use commercially reasonable efforts to maintain such Trademark registration in full force free from any legally binding determination of abandonment or invalidity of such Trademark registration due to non-use, subject to such Grantor’s reasonable business judgment.
     (c) Except to the extent failure to act could not reasonably be expected to have a Material Adverse Effect, and subject to each Grantor’s reasonable business judgment, each Grantor will take all reasonable and necessary steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, and the United States Copyright Office, to maintain and pursue each material application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks and Copyrights that is material to the conduct of any Grantor’s business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancellation proceedings against third parties.
     (d) Each Grantor agrees that, should it obtain an ownership interest in any Intellectual Property (other than any Excluded Collateral) after the Closing Date, to the extent that such Intellectual Property would be a part of the Collateral under the terms of this Agreement had it been owned by such Grantor as of the Closing Date, (“After-Acquired Intellectual Property”), (i) the provisions of this Agreement shall automatically apply thereto, and (ii) any such After-Acquired Intellectual Property and, in the case of Trademarks, the goodwill symbolized thereby shall automatically become part of the Collateral, subject to the terms and conditions of this Agreement. Within 90 days after the end of each calendar year (or such longer period as to which the Controlling Collateral Agent may consent), the relevant Grantor shall sign and deliver to the Collateral Agents an appropriate Intellectual Property Security Agreement with respect to all applicable United States federally registered (or application for United States federally registered) After-Acquired Intellectual Property owned by it as of the last day of applicable fiscal quarter, to the extent that such Intellectual Property becomes part of the Collateral and to the extent that it is not covered by any previous Intellectual Property Security Agreement so signed and delivered by it.
     (e) Notwithstanding anything to the contrary contained in this Section 3.06, in no event shall any Grantor be required to comply with this Section 3.06 to the extent any such Copyrights, Trademarks, Patents or other Intellectual Property constitute Excluded Collateral.

ARTICLE IV
Remedies
     Section 4.01. Pledged Collateral. (a) Upon the occurrence and during the continuance of an Event of Default and with prior written notice to the Borrower, the Controlling Collateral Agent, on behalf of the Secured Parties, shall have the right (in their sole and absolute discretion), except in the case of ULC shares other than ULC shares which are being transferred following the giving of notice and in the course of realization upon such ULC shares hereunder, to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Controlling Collateral Agent. Upon the cure or waiver of any such Event of Default the Controlling Collateral Agent shall promptly reregister any Pledged Securities in the name as owned by the applicable Grantor. Upon the occurrence and during the continuance of an Event of Default and with prior written notice to the relevant Grantor, the Controlling Collateral Agent shall at all times have the right to exchange the certificates representing any Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.
     (b) This Section 4.01(b) does not apply to pledged ULC shares. Upon the occurrence and during the continuance of an Event of Default, after the Controlling Collateral Agent shall have notified the Borrower in writing of the suspension of their rights under paragraph (c) of Section 3.05, then all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (c) of Section 3.05 shall cease, and all such rights shall thereupon become vested in the Controlling Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of Section 3.05 shall be held in trust for the benefit of the Controlling Collateral Agent, shall be segregated from other property or funds of such Grantor and shall be promptly delivered to the Controlling Collateral Agent upon written demand in the same form as so received (with any necessary endorsement or instrument of assignment). Any and all money and other property paid over to or received by the Controlling Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Controlling Collateral Agent in an account to be established by the Controlling Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 4.03. After all Events of Default have been cured or waived, the Controlling Collateral Agent shall promptly repay to each applicable Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (c) of Section 3.05 and that remain in such account.
     (c) This Section 4.01(c) does not apply to pledged ULC shares. Upon the occurrence and during the continuance of an Event of Default and with prior written notice to the Borrower, all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a) of Section 3.05, and the obligations of the Controlling Collateral Agent under paragraph (b) of Section 3.05, shall cease, and all such rights shall thereupon become vested in the Controlling Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided, however, that, unless otherwise directed by the Required First-Lien Lenders, the Controlling Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default and the provision of the notice referred to above to permit the Grantors to exercise such rights. To the extent the notice referred to in the first sentence of this paragraph (c) has been given, after all Events of Default have been cured or waived, each Grantor shall automatically have the exclusive right to exercise the voting and/or consensual rights and powers that such Grantor would otherwise be entitled to exercise pursuant to the terms of paragraph (a) of Section 3.05, and the Controlling Collateral Agent shall again have the obligations under paragraph (b) of Section 3.05.
     (d) This Section 4.01(d) does not apply to pledged ULC shares. Notwithstanding anything to the contrary contained in this Section 4.01, if a Bankruptcy Default shall have occurred and be continuing, the Controlling Collateral Agent shall not be required to give any notice referred to in Section 3.05 or this Section 4.01 in order to exercise any of its rights described in said Sections, and the suspension of the rights of each of the Grantors under said Sections shall be automatic upon the occurrence of such Bankruptcy Default.
     Section 4.02. Uniform Commercial Code and Other Remedies. Subject to Section 3.01(e) and the terms of this section, upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral to the Controlling Collateral Agent on written demand, and it is agreed that the Controlling Collateral Agent shall have the right to take any of or all the following actions at the same or different times in accordance with the terms of the Credit Agreement: (a) with respect to any Collateral consisting of Intellectual Property, on written demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Collateral by the applicable Grantor to the Controlling Collateral Agent, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any such Collateral throughout the world on such terms and conditions and in such manner as the Controlling Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements), (b) to withdraw any and all cash or other Collateral from the Cash Collateral Account and to apply such cash and other Collateral to the payment of any and all Obligations in the manner provided in Section 4.03, (c) with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral without breach of the peace, and subject to the terms of any related lease agreement, to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral, and (d) generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Controlling Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange upon such commercially reasonable terms and conditions as it may deem necessary, for cash, upon credit or for future delivery as the Controlling Collateral Agent shall deem appropriate. The Controlling Collateral Agent shall be authorized at any such sale (if it deems it necessary to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Controlling Collateral

Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.
     The Controlling Collateral Agent shall give each applicable Grantor 10 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Controlling Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Controlling Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Controlling Collateral Agent may (in its sole and absolute discretion) determine. No Collateral Agent shall be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Controlling Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Controlling Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Controlling Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by applicable law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by applicable law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Controlling Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Controlling Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations (other than contingent obligations) paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Controlling Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court appointed receiver.

     Until the Termination Date, each Grantor irrevocably makes, constitutes and appoints the Controlling Collateral Agent (and all officers, employees or agents designated in writing by the Controlling Collateral Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, upon the occurrence and during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. Upon the occurrence and during the continuance of an Event of Default, in the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required under the Credit Agreement or to pay any premium in whole or part relating thereto, the Controlling Collateral Agent may upon prior written notice to such Grantor, without waiving or releasing any obligation or liability of any Grantor hereunder or any Default or Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Controlling Collateral Agent deems necessary. All sums disbursed by the Controlling Collateral Agent in connection with this paragraph, including attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon written demand as provided in Section 9.05 of the Credit Agreement, by the Grantors to the Controlling Collateral Agent and shall be additional First-Lien Obligations or Second-Lien Obligations, as applicable, secured hereby.
     All remedies (including the right to vote any equity interests) herein shall be undertaken in accordance with applicable law and the relevant organizational documents.
     Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, (i) no Collateral Agent shall have any right to pursue remedies or rights (including without limitation providing any notice of “sole control”) with respect to the Existing Notes due 2010 Account unless and until an Event of Default has occurred and is continuing under Section 7.01(b), (c), (d), (f), (g), (h) or (m) of the Credit Agreement and (ii) any amounts maintained in any Deposit Account or Securities Account subject to a control agreement or control of either Collateral Agent for payroll, taxes or repurchase of certain interests owned by Persons in non-wholly-owned subsidiaries shall not be subject to the Collateral Agents’ rights or remedies upon and during the continuance of any Default or Event of Default.
     Section 4.03. Application of Proceeds. If an Event of Default shall have occurred and be continuing the Collateral Agents shall apply the proceeds of any collection, sale, foreclosure or other realization upon any Collateral in accordance with Section 2.17 of the Credit Agreement. Upon any sale of Collateral by the Controlling Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Controlling Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Controlling Collateral Agent or such officer or be answerable in any way for the misapplication thereof.
     Section 4.04. Grant of License to Use Intellectual Property. For the purpose of enabling the Controlling Collateral Agent to exercise its rights and remedies in this Article IV at such time as the Controlling Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Controlling Collateral Agent (until the termination of this Agreement and subject to Section 7.14) an irrevocable nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors), subject in all respects to any Licenses to use, license or sublicense any of the Collateral consisting of know how, Patents, Copyrights and Trademarks, now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Controlling Collateral Agent may be exercised, at the option of the Controlling Collateral Agent, only upon the occurrence and during the continuation of an Event of Default; provided, however, that any license or sublicense entered into by the Controlling Collateral Agent with a third party in accordance with this Section 4.04 shall be binding upon each Grantor notwithstanding any subsequent cure of an Event of Default, except to the extent that such license or sublicense would invalidate or render unenforceable any such Grantor’s Intellectual Property.
     Section 4.05. Securities Act, Etc. In view of the position of the Grantors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the U.S. Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Controlling Collateral Agent if the Controlling Collateral Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Controlling Collateral Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable “blue sky” or other state securities laws or similar laws analogous in purpose or effect. Each Grantor recognizes that to the extent such restrictions and limitations apply to any proposed sale of Pledged Collateral, the Controlling Collateral Agent may, with respect to any sale of such Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that to the extent such restrictions and limitations apply to any proposed sale of Pledged Collateral, the Controlling Collateral Agent, in its sole and absolute discretion (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a limited number of potential purchasers (including a single potential purchaser) to effect such sale. Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Controlling Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Controlling Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a limited number of purchasers (or a single purchaser) were approached. The provisions of this Section 4.05 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Controlling Collateral Agent sells.
ARTICLE V
Indemnity, Subrogation and Subordination
     Section 5.01. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 5.03), the Borrower agrees that (a) in the event a payment shall be made by any Guarantor under this Agreement, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Guarantor shall be sold pursuant to this Agreement or any other Security Document to satisfy in whole or in part a claim of any Secured Party, the Borrower shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.
     Section 5.02. Contribution and Subrogation. Each Guarantor (a “Contributing Guarantor”) agrees (subject to Section 5.03) that, in the event a payment shall be made by any other Guarantor hereunder in respect of any Obligation or assets of any other Guarantor shall be sold pursuant to any Security Document to satisfy any Obligation owed to any Secured Party, and such other Guarantor (the “Claiming Guarantor”) shall not have been fully indemnified by the Borrower as provided in Section 5.01, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to (i) the amount of such payment or (ii) the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 7.16, the date of the supplement hereto executed and delivered by such Guarantor). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 5.02 shall be subrogated to the rights of such Claiming Guarantor under Section 5.01 to the extent of such payment.
     Section 5.03. Subordination. (i) Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 5.01 and 5.02 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the Loan Document Obligations until the Termination Date; provided, that if any amount shall be paid to such Grantor on account of such subrogation rights at any time prior to the Termination Date, such amount shall be held in trust for the benefit of the Secured Parties and shall promptly be paid to the Collateral Agents to be credited and applied against the Obligations whether matured or unmatured, in accordance with Section 4.03. To the extent permitted by applicable law, no failure on the part of the Borrower or any Guarantor to make the payments required by Sections 5.01 and 5.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of its obligations hereunder.

ARTICLE VI
[RESERVED]
ARTICLE VII
Miscellaneous
     Section 7.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein or in the Credit Agreement) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Guarantor shall be given to it in care of the Borrower as provided in Section 9.01 of the Credit Agreement.
     Section 7.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties herein or in any other Loan Document shall be considered to have been relied upon by the Lenders and the Issuing Banks and shall survive the making by the Lenders of any Loans and issuance of any Letters of Credit by each Issuing Bank, regardless of any investigation made by any Lender or Issuing Bank or on their behalf and notwithstanding that any Collateral Agent, any Issuing Bank or any Lender may have had notice or actual knowledge of any Default at the time of any Credit Event, and shall continue in full force and effect until (x) in the case of the First-Lien Lenders and the Issuing Banks, the Discharge of First-Lien Obligations and (y) in the case of the Second-Lien Lenders, the Discharge of Second Lien Obligations.
     Section 7.03. Binding Effect; Several Agreement. This Agreement shall become effective when it shall have been executed by the Loan Parties and the Collateral Agents and when the Collateral Agents shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto. This Agreement shall be construed as a separate agreement with respect to each Loan Party and may be amended, modified, supplemented, waived or released with respect to any Loan Party without the approval of any other Loan Party and without affecting the obligations of any other Loan Party hereunder.
     Section 7.04. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or any Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.
     Section 7.05. Collateral Agents’ Expenses; Indemnity. (a) The parties hereto agree that the Collateral Agents shall be entitled to reimbursement of their reasonable out-of-pocket expenses incurred hereunder as provided in Section 9.05 of the Credit Agreement.
     (b) Without limitation or duplication of its indemnification obligations under the other Loan Documents, each Grantor agrees to indemnify the Collateral Agents and the other Indemnitees as provided in Section 9.05 of the Credit Agreement.

     (c) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 7.05 shall survive the Termination Date.
     Section 7.06. Collateral Agent Appointed Attorney-in-Fact. Subject to the Intercreditor Agreement, until the Termination Date, each Grantor hereby appoints the Collateral Agents as the attorneys-in-fact of such Grantor for the purpose of, upon the occurrence and during the continuance of an Event of Default, carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agents may deem necessary to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Controlling Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in such Collateral Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof, (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral, (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral, (d) to send verifications of Accounts to any Account Debtor, (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral, (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral, (g) with one Business Day prior notice to the applicable Grantor, to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Controlling Collateral Agent or the Cash Collateral Account, and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement in accordance with its terms and applicable law, as fully and completely as though the Controlling Collateral Agent was the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agents to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agents, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agents and the Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for the gross negligence, bad faith, fraud or willful misconduct of such Person (or its Affiliates and the respective directors, officers, employees and agents of such Person and such Person’s Affiliates) (each a “related party” of such Indemnitee) or breach of its (or any of its related parties’) obligations hereunder or under any of the other Loan Documents or in connection with any transaction contemplated hereby or thereby. The foregoing powers of attorney being coupled with an interest, are irrevocable until the Security Interest shall have terminated in accordance with the terms hereof.
     Section 7.07. Applicable Law. THIS AGREEMENT (OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY

THE LAWS OF THE STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS MOST RECENTLY PUBLISHED AND IN EFFECT, ON THE DATE SUCH LETTER OF CREDIT WAS ISSUED, BY THE INTERNATIONAL CHAMBER OF COMMERCE (THE “UNIFORM CUSTOMS”) AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.
     Section 7.08. Waivers; Amendment. (a) No failure or delay by the Collateral Agents, the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver hereof or thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agents, the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of this Agreement or any other Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 7.08, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Collateral Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time. Except as otherwise provided herein, no notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.
     (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agents and the Loan Parties that are party thereto and are affected by such waiver, amendment or modification, subject to Section 9.08 of the Credit Agreement and the Intercreditor Agreement.
     Section 7.09. WAIVER OF JURY TRIAL. EACH PARTY HERETO (AND EACH OTHER SECURED PARTY BY ITS ACCEPTANCE OF THE BENEFITS HEREOF) HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.09.

     Section 7.10. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
     Section 7.11. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 7.03. Delivery of an executed signature page to this Agreement by facsimile, pdf or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.
     Section 7.12. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
     Section 7.13. Jurisdiction; Consent to Service of Process.
     (a) Each of the parties and the Secured Parties, by their acceptance of the benefits of this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America, sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto and the Secured Parties, by their acceptance of the benefits of this Agreement hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto and the Secured Parties, by their acceptance of the benefits of this Agreement agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agents, the Administrative Agent, the Issuing Banks or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Grantor or its properties in the courts of any jurisdiction.
     (b) Each of the parties hereto and the Secured Parties, by their acceptance of the benefits of this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto and the Secured Parties, by their acceptance of the benefits of this Agreement hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
     (c) Each party hereto and the Secured Parties, by their acceptance of the benefits of this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
     Section 7.14. Termination or Release.
     (a) This Agreement, the Guarantees made herein, the Security Interests, the pledge of the Pledged Collateral and all other security interests granted hereby (including, with-out limitation, the licenses granted by the Grantors and the Collateral Agents pursuant to Section 4.04) shall automatically terminate (i) with respect to the First-Lien Security Interests, upon the Discharge of First-Lien Obligations (other than to the extent any funds are on deposit in the Cash Collateral Account in respect of any L/C Backstop, in which case, the First-Lien Security Interest in such Cash Collateral Account shall continue until released by the relevant Issuing Bank) and (ii) with respect to the Second-Lien Security Interests, upon the Discharge of Second-Lien Obligations.
     (b) Any Guarantor shall automatically be released from its obligations here-under and the Security Interests created hereunder in the Collateral of such Guarantor shall be automatically released upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Guarantor ceases to be a Loan Party.
     (c) Upon (i) any sale or other transfer by any Grantor of any Collateral that is permitted under the Credit Agreement (including, without limitation, in connection with the Foreign Subsidiary Reorganization) to any Person that is not a Borrower or a Grantor, or (ii) the effectiveness of any written consent to the release of the Security Interest granted hereby in any Collateral pursuant to Section 9.08 of the Credit Agreement or (iii) any assets or property no longer constituting “Collateral” hereunder (including with respect to any direct or indirect subsidiary of the Borrower that becomes a Significant Subsidiary, any Capital Stock (as defined in the Existing Notes Documentation) of any such Significant Subsidiary that is owned, directly or indirectly, by the Company or the Borrower or any of their subsidiaries, in each case whether owned on the date hereof or thereafter acquired, or any interest therein or any income or profits therefrom (including dividends and distributions) or any proceeds, interest, income or profit obtained from any Capital Stock (as defined in the Existing Notes Documentation) of any Significant Subsidiary of the Company or the Borrower that is owned, directly or indirectly, by the Company or the Borrower or any of their subsidiaries, in each case whether owned on the date hereof or thereafter acquired, or any interest therein or any income or profits therefrom (including, without limitation, dividends and distributions), the Security Interest in such Collateral shall be automatically released, and the licenses granted by the Grantors and the Collateral Agents pursuant to Section 4.04 shall be automatically terminated, without any further action by any Grantor, the Collateral Agents or any Secured Party.
     (d) In connection with any termination or release pursuant to paragraph (a), (b) or (c) above, the Collateral Agents shall promptly execute and deliver to any Grantor, at such

Grantor’s expense, all Uniform Commercial Code termination statements and similar documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 7.14 shall be without recourse to or representation or warranty by the Collateral Agents (other than any representation and warranty that the Collateral Agents have the authority to execute and deliver such documents) or any Secured Party. Without limiting the provisions of Section 7.05, the Borrower shall reimburse the Collateral Agents promptly upon written demand for all reasonable out-of-pocket costs and expenses, including the fees, charges and expenses of counsel, incurred by it in connection with any action contemplated by this Section 7.14 to the extent and as provided in Section 9.05 of the Credit Agreement.
     (e) At any time that the respective Grantor desires that any Collateral Agent take any action described in preceding paragraph (d) above, it shall, upon the reasonable request of such Collateral Agent, deliver to such Collateral Agent an officer’s certificate certifying that the release of the respective Collateral is permitted pursuant to paragraph (a), (b) or (c). No Collateral Agent shall have any liability whatsoever to any Secured Party as the result of any release of Collateral by it as permitted (or which such Collateral Agent in good faith believes to be permitted) by this Section 7.14.
     Section 7.15. [RESERVED].
     Section 7.16. Additional Subsidiaries. Pursuant and subject to the terms of Section 5.09 of the Credit Agreement, each wholly-owned Restricted Subsidiary (other than a Foreign Subsidiary, an Excluded Subsidiary, or a Domestic Subsidiary that is a disregarded entity for United States federal income tax purposes owned by a non-disregarded non-United States entity) that was not in existence or not a subsidiary on the Closing Date is required to enter into this Agreement as a Subsidiary Guarantor and a Grantor upon becoming such a subsidiary. Upon execution and delivery by the Collateral Agents and such subsidiary of a supplement in the form of Exhibit A hereto, such subsidiary shall become a Subsidiary Guarantor and a Grantor hereunder with the same force and effect as if originally named as a Subsidiary Guarantor and a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any other Loan Party hereunder other than to the extent (if required) that such consent has already been obtained. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Loan Party as a party to this Agreement.
     Section 7.17. Security Interest and Obligations Absolute. Subject to Section 7.14 hereof, to the extent permitted by applicable law, all rights of the Collateral Agents hereunder, the Security Interests, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document, or any other agreement or instrument (so long as the same are made in accordance with the terms of Section 9.08 of the Credit Agreement), (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement (other than the defense of payment).
     Section 7.18. Effectiveness of Merger. Upon the consummation of the Merger, the Company shall automatically succeed to all the rights and obligations of Merger Sub under this Agreement, without any further action by any Person.
     Section 7.19. Limitation on Remedies.
     (a) Notwithstanding anything to the contrary contained in this Agreement, with respect to any pledge of a Security Interest in any equity interest in an investment adviser registered under the Investment Advisers Act of 1940, as amended (a “Registered Investment Adviser”), that may constitute Collateral as defined in this Agreement (any such pledged interest, “Investment Adviser Pledged Securities”), neither Collateral Agent, their successors and permitted assigns, or the Secured Parties may exercise any voting or other rights or powers (including without limitation any management rights) associated with any Investment Adviser Pledged Securities, hold any Investment Adviser Pledged Securities in its own name or the name of its nominee, have any Investment Adviser Pledged Securities endorsed or assigned or otherwise act to foreclose on any pledge of Investment Adviser Pledged Securities without first complying in full with all regulatory requirements in connection with a change in control of the applicable Registered Investment Adviser, including without limitation obtaining any required consents of the applicable Registered Investment Adviser’s Clients.
     (b) In connection with the foregoing provisions of this Section 7.19, it is acknowledged and agreed that no Collateral Agent, or Secured Party, shall have any liability to any Grantor for any non-compliance or failure to meet obligations as otherwise provided above in this Section 7.19, except to the extent of the gross negligence or willful misconduct of the respective Collateral Agent or the respective Secured Party (or its related parties) or breach by either the respective Collateral Agent or the respective Secured Party of its (or any of their related parties’) obligations hereunder or under any of the other Loan Documents or in connection with any transaction contemplated hereby or thereby.
     Section 7.20. Significant Subsidiaries. In no event shall (i) the term “Collateral” (nor any defined term used therein and any component definitions) include any Capital Stock (as defined in the Existing Notes Documentation) of any Significant Subsidiary of the Company or the Borrower that is owned, directly or indirectly, by the Company or the Borrower or any of their subsidiaries, in each case whether owned on the date hereof or thereafter acquired, or any interest therein or any income or profits therefrom (including, without limitation, dividends or distributions) or any proceeds, interest, income or profit (including, without limitation, dividends or distributions) obtained from any Capital Stock (as defined in the Existing Notes Documentation) of any Significant Subsidiary of the Company or the Borrower that is owned, directly or indirectly, by the Company or the Borrower or any of their subsidiaries, in each case whether owned on the date hereof or thereafter acquired, or any interest therein or any income or profits therefrom (including, without limitation, distributions and dividends) at any time while such Person constitutes a Significant Subsidiary and (ii) the Liens and Security Interests created hereunder in favor of the Collateral Agents, on behalf of the respective Secured Parties, attach to any Capital Stock (as defined in the Existing Notes Documentation) of any Significant Subsidiary of the Company or the Borrower that is owned, directly or indirectly, by the Company or the Borrower or any of their subsidiaries, in each case whether owned on the date hereof or thereafter acquired, or any interest therein or any income or profits therefrom (including, without limitation, dividends or distributions) or any proceeds, interest, income or profit (including, without limitation, dividends or distributions) obtained from any Capital Stock (as defined in the Existing Notes Documentation) of any Significant Subsidiary of the Company or the Borrower that is owned, directly or indirectly, by the Company or the Borrower or any of their subsidiaries, in each case whether owned on the date hereof or thereafter acquired, or any interest therein or any income or profits therefrom (including, without limitation, distributions and dividends) at any time while such Person constitutes a Significant Subsidiary. It is understood and agreed by the Grantors, the Collateral Agents and the Secured Parties, by their acceptance of the benefits hereof, that during the term of the Facilities, the Persons who constitute Significant Subsidiaries may change, but in no event shall any Capital Stock (as defined in the Existing Notes Documentation) of any Significant Subsidiary of the Company or the Borrower that is owned, directly or indirectly, by the Company or the Borrower or any of their subsidiaries, or any interest therein or any income or profits therefrom (including, without limitation, dividends and distributions) constitute Collateral securing the Obligations of the Loan Parties (including the Obligations under the Loan Documents) while such Persons constitute Significant Subsidiaries.
     Section 7.21. Amendment and Restatement. This Agreement shall amend and restate in its entirety the Guarantee and Collateral Agreement dated as of November 13, 2007 among the Holdings, the Company, Deutsche Bank AG New York Branch as collateral agent, and the subsidiaries of the Company party thereto as grantors and guarantors (the “Existing Agreement”), and all obligations of the grantors and guarantors thereunder shall be deemed replaced and extended as obligations under this Agreement and be governed without novation. In no event shall such amendment and restatement be construed as a termination of the obligations under the Existing Agreement.
[Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

WINDY CITY INVESTMENTS, INC.
By:
Name:
Title:

NUVEEN INVESTMENTS, INC.
By:
Name:
Title:

[SIGNATURE PAGE TO A&R GUARANTEE AND COLLATERAL AGREEMENT]

NUVEEN INVESTMENTS INSTITUTIONAL SERVICES GROUP LLC
By:
Name:
Title:

[SIGNATURE PAGE TO A&R GUARANTEE AND COLLATERAL AGREEMENT]

NUVEEN INVESTMENTS HOLDINGS, INC.
By:
Name:
Title:

[SIGNATURE PAGE TO A&R GUARANTEE AND COLLATERAL AGREEMENT]

NUVEEN ASSET MANAGEMENT
By:
Name:
Title:

[SIGNATURE PAGE TO A&R GUARANTEE AND COLLATERAL AGREEMENT]

NUVEEN INVESTMENTS ADVISERS INC.
By:
Name:
Title:

[SIGNATURE PAGE TO A&R GUARANTEE AND COLLATERAL AGREEMENT]

NUVEEN INVESTMENT SOLUTIONS, INC. (f/k/a RICHARDS & TIERNEY, INC.)
By:
Name:
Title:

[SIGNATURE PAGE TO A&R GUARANTEE AND COLLATERAL AGREEMENT]

NUVEEN HYDEPARK GROUP, LLC
By:
Name:
Title:

[SIGNATURE PAGE TO A&R GUARANTEE AND COLLATERAL AGREEMENT]

SYMPHONY ASSET MANAGEMENT LLC
By:
Name:
Title:

[SIGNATURE PAGE TO A&R GUARANTEE AND COLLATERAL AGREEMENT]

SANTA BARBARA ASSET MANAGEMENT, LLC
By:
Name:
Title:

[SIGNATURE PAGE TO A&R GUARANTEE AND COLLATERAL AGREEMENT]

RITTENHOUSE ASSET MANAGEMENT, INC.
By:
Name:
Title:

[SIGNATURE PAGE TO A&R GUARANTEE AND COLLATERAL AGREEMENT]

NWQ INVESTMENT MANAGEMENT COMPANY, LLC
By:
Name:
Title:

[SIGNATURE PAGE TO A&R GUARANTEE AND COLLATERAL AGREEMENT]

NWQ HOLDINGS, LLC
By:
Name:
Title:

[SIGNATURE PAGE TO A&R GUARANTEE AND COLLATERAL AGREEMENT]

TRADEWINDS GLOBAL INVESTORS, LLC
By:
Name:
Title:

[SIGNATURE PAGE TO A&R GUARANTEE AND COLLATERAL AGREEMENT]

WINSLOW CAPITAL MANAGEMENT, INC.
By:
Name:
Title:

[SIGNATURE PAGE TO A&R GUARANTEE AND COLLATERAL AGREEMENT]

DEUTSCHE BANK AG NEW YORK., as First-Lien Collateral Agent
By:
Name:
Title:

By:
Name:
Title:

[SIGNATURE PAGE TO A&R GUARANTEE AND COLLATERAL AGREEMENT]

DEUTSCHE BANK AG NEW YORK., as Second-Lien Collateral Agent
By:
Name:
Title:

By:
Name:
Title:

[signature page to a&r guarantee and collateral agreement]

Annex V
Form of Intercreditor Agreement
[See Attached]

INTERCREDITOR AGREEMENT
          This INTERCREDITOR AGREEMENT, dated as of July 28, 2009, and entered into by and among DEUTSCHE BANK AG NEW YORK BRANCH (“DBNY”), in its capacity as collateral agent under the First-Lien Credit Documents (as defined below) (together with its successors and assigns in such capacity from time to time, the “First-Lien Collateral Agent”) and in its capacity as collateral agent under the Second-Lien Credit Documents (as defined below) (together with its successors and assigns in such capacity from time to time, the “Second-Lien Collateral Agent”). Capitalized terms used herein but not otherwise defined herein have the meanings set forth in Section 1 below.
RECITALS
          WHEREAS, Holdings, the Borrower, the lenders party thereto and DBNY, as administrative agent, have entered into that certain Credit Agreement, dated as of November 13, 2007 and amended as of the date hereof (as further amended, restated, supplemented, modified and/or Refinanced from time to time, the “Credit Agreement”) providing for the making of term and revolving loans to the Borrower, and the issuance of, and participation in, letters of credit for the account of the Borrower as provided therein;
          WHEREAS, the obligations of Holdings, the Borrower, and the other Grantors under the First-Lien Credit Documents which constitute First-Lien Obligations, all Hedging Agreements with one or more Hedging Creditors and all Cash Management Agreements with one or more Cash Management Creditors will be secured by substantially all the assets of Holdings, the Borrower and the other Grantors, respectively, pursuant to the terms of the First-Lien Security Documents;
          WHEREAS, the obligations of Holdings, the Borrower, and the other Grantors under the Second-Lien Credit Documents which constitute Second-Lien Obligations will be secured by substantially all the assets of Holdings, the Borrower and the other Grantors, respectively, pursuant to the terms of the Second-Lien Security Documents;
          WHEREAS, the First-Lien Credit Documents and the Second-Lien Credit Documents provide, among other things, that the parties thereto shall set forth in this Agreement their respective rights and remedies with respect to the Collateral;
          WHEREAS, in order to induce the First-Lien Collateral Agent and the First-Lien Creditors to consent to the Grantors incurring the Second-Lien Obligations and to induce the First-Lien Creditors to continue extending credit and other financial accommodations and lend monies to or for the benefit of the Borrower or any other Grantor, the Second-Lien Collateral Agent on behalf of the Second-Lien Creditors (and each Second-Lien Creditor by its acceptance of the benefits of the Second-Lien Security Documents) has agreed to the subordination, intercreditor and other provisions set forth in this Agreement; and
          WHEREAS, Holdings, the Borrower and the other Grantors may, from time to time, incur additional secured debt which Holdings, the Borrower and the First-Lien Collateral

Agent may agree may share a first-priority security interest in the Collateral in accordance with the First-Lien Credit Documents in existence at the time of such incurrence;
          WHEREAS, Holdings, the Borrower and the other Grantors may, from time to time, incur additional secured debt which Holdings, the Borrower and the First-Lien Collateral Agent may agree may share a second-priority security interest in the Collateral in accordance with the Second-Lien Credit Documents in existence at the time of such incurrence;
          NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
          SECTION 1. Definitions.
          1.1 Defined Terms. As used in the Agreement, the following terms shall have the following meanings:
          “Agreement” means this Intercreditor Agreement, as amended, restated, amended and restated, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms hereof.
          “Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.
          “Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.
          “Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.
          “Cap Amount” means the aggregate of (w) $2,565,000,000 plus (x) the maximum principal amount of Indebtedness that could be incurred such that after giving effect thereto the Senior Secured Net Leverage Ratio of the Borrower would not exceed 5.0 to 1.0 minus (y) the aggregate principal amount of First-Lien Term Loans (as defined in the Credit Agreement) repaid with the proceeds of the Second-Lien Facilities (as defined in the Credit Agreement) pursuant to Section 2.13(i) of the Credit Agreement minus (z) the amount of all mandatory principal payments actually made by the Borrower thereunder with Net Cash Proceeds from Prepayment Asset Sales.
          “Cash Management Agreements” means any agreement or arrangement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.
          “Cash Management Creditors” means (i) each First-Lien Lender or any affiliate thereof (even if the respective First-Lien Lender subsequently ceases to be a First-Lien Lender under the Credit Agreement for any reason) party to a Cash Management Agreement with any Grantor and (ii) the respective successors and assigns of each such First-Lien Lender, affiliate or other financial institution referred to in clause (i) above: provided that any such obligations of any Grantor owing to a First-Lien Lender or an affiliate thereof shall only constitute “Cash Management Obligations” hereunder at the option of the Borrower.
          “Cash Management Obligations” means (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including, without limitation, indemnities, fees and interest thereon and all interest that accrues after the commencement of any Insolvency or Liquidation Proceeding at the rate provided for in the respective Cash Management Agreement, whether or not a claim for post-petition interest is allowed in any such Insolvency or Liquidation Proceeding) of each Grantor owing to the Cash Management Creditors, now existing or hereafter incurred under, arising out of or in connection with each Cash Management Agreement (including all such obligations and indebtedness under any guarantee to which each Grantor is a party) and (ii) the due performance and compliance by each Grantor with the terms, conditions and agreements of each Cash Management Agreement; provided that any such obligations of any Grantor owing to any First-Lien Creditor or an affiliate of a First-Lien Creditor shall only constitute “Cash Management Obligations” hereunder solely at the option of such Grantor.
          “Collateral” means all of the assets and property of any Grantor, constituting both First-Lien Collateral and Second-Lien Collateral.
          “Collateral Agent” means, as the context requires, collectively, the First-Lien Collateral Agent and the Second-Lien Collateral Agent.
          “Comparable Second-Lien Security Document” means, in relation to any Collateral subject to any Lien created under any First-Lien Security Document, that Second-Lien Security Document which creates a Lien on the same Collateral, granted by the same Grantor.
          “Creditors” means, collectively, the First-Lien Creditors and the Second-Lien Creditors.
          “Discharge of First-Lien Credit Agreement Obligations” means, except to the extent otherwise provided in Section 5.6 hereof (and subject to Section 6.5 hereof), (a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding at the rate provided for in the respective First-Lien Credit Documents, only to the extent that such interest would be allowed in such Insolvency or Liquidation Proceeding) and premium, if any, on all Indebtedness outstanding under the First-Lien Credit Documents, (b) payment in full in cash of all other First-Lien Obligations (other than Hedging Obligations and Cash Management Obligations) that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid, (c) termination (without any prior demand for payment thereunder having been made or, if made, with such demand having been fully reimbursed in cash) or cash collateralization (in accordance with the Credit Agreement or otherwise, in an amount and manner, and on terms, reasonably satisfactory to the First-Lien Collateral Agent) of all Letters of Credit issued by any First-Lien Creditor and (d) termination of all other commitments of the First-Lien Creditors under the First-Lien Credit Documents.

          “Discharge of First-Lien Obligations” means, except to the extent otherwise provided in Section 5.6 hereof, (a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding at the rate provided for in the respective First-Lien Credit Documents, only to the extent that such interest would be allowed in any such Insolvency or Liquidation Proceeding) and premium, if any, on all Indebtedness outstanding under the First-Lien Documents, (b) payment in full in cash of all other First-Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid, (c) termination (without any prior demand for payment thereunder having been made or, if made, with such demand having been fully reimbursed in cash) or cash collateralization (in accordance with the Credit Agreement or otherwise, in an amount and manner, and on terms, reasonably satisfactory to the First-Lien Collateral Agent) of all Letters of Credit, Hedging Agreements and Cash Management Agreements issued or entered into, as the case may be, by any First-Lien Creditor and (d) termination of all other commitments of the First-Lien Creditors under the First-Lien Credit Documents.
          “Discharge of Second-Lien Obligations” means (a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding at the rate provided for in the respective Second-Lien Credit Documents, only to the extent that such interest would be allowed in any such Insolvency or Liquidation Proceeding) and premium, if any, on all Indebtedness outstanding under the Second-Lien Documents, (b) payment in full in cash of all other Second-Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid, and (c) termination of all other commitments of the Second-Lien Creditors under the Second-Lien Credit Documents.
          “First-Lien Collateral” means all of the assets and property of any Grantor, with respect to which a Lien is granted (or purported to be granted) by any First-Lien Security Document.
          “First-Lien Collateral Agent” has the meaning provided in the first paragraph of this Agreement.
          “First-Lien Credit Documents” means the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement) other than any Loan Document securing only the Second-Lien Obligations and each of the other agreements, documents and instruments providing for or evidencing any other First-Lien Obligation and any other document or instrument executed or delivered at any time in connection with any First-Lien Obligation (including any intercreditor or joinder agreement among holders of First-Lien Obligations but excluding Hedging Agreements and Cash Management Agreements), to the extent such are effective at the relevant time, as each may be amended, modified, amended and restated, restated, renewed, extended, supplemented, replaced and/or Refinanced from time to time.
          “First-Lien Creditors” means, at any relevant time, the holders of First-Lien Obligations at such time, including, without limitation, the First-Lien Lenders, the Hedging Creditors, the Cash Management Creditors, the First-Lien Collateral Agent, the Administrative

Agent and the other agents and arrangers of the First-Lien Facilities under (and as defined in) the Credit Agreement.
          “First-Lien Documents” means and includes the First-Lien Credit Documents, the Hedging Agreements entered into with one or more Hedging Creditors and the Cash Management Agreements entered into with one or more Cash Management Creditors.
          “First-Lien Lenders” means the “First-Lien Lenders” under, and as defined in, the Credit Agreement; provided that the term “First-Lien Lender” shall in any event include each Issuing Bank and each Swingline Lender, in each case, as defined in the Credit Agreement.
          “First-Lien Obligations” means (i) all “First-Lien Obligations” under, and as defined in, the Credit Agreement, (ii) all Hedging Obligations and (iii) all Cash Management Obligations. “First-Lien Obligations” shall in any event include: (a) all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding (and the effect of provisions such as Section 502(b)(2) of the Bankruptcy Code), accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant First-Lien Document, only to the extent that the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding, (b) any and all fees and expenses (including attorneys’ and/or financial consultants’ fees and expenses) incurred by the First-Lien Collateral Agent, the Administrative Agent and the First-Lien Creditors after the commencement of an Insolvency or Liquidation Proceeding, only to the extent that the claim for fees and expenses is allowed under Section 506(b) of the Bankruptcy Code or any other provision of the Bankruptcy Code or Bankruptcy Law as a claim in such Insolvency or Liquidation Proceeding and is otherwise reimbursable pursuant to the First-Lien Credit Documents, and (c) all obligations and liabilities of each Grantor under each First-Lien Document to which it is a party which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due. The First-Lien Obligations shall not include (x) principal of Loans or stated amounts of Letters of Credit in excess of the Cap Amount as in effect at the time incurred or (y) any amount in clauses (a) through (c) of the preceding sentence incurred in connection with the enforcement of the excess amounts referred to in preceding clause (x) (excluding, in either case, any such excess amounts representing the capitalization of interest or fees or resulting from fluctuations in currency values, which excess amounts shall be First-Lien Obligations).
          “First-Lien Security Documents” means the Security Documents (as defined in the Credit Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted (or purported to be granted) securing any First-Lien Obligations or under which rights or remedies with respect to such Liens are governed, as the same may be amended, supplemented, restated, modified and/or Refinanced from time to time.
          “Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          “Guarantee and Collateral Agreement” means the Amended and Restated Guarantee and Collateral Agreement, dated as of November 13, 2007 and amended and restated as of the date hereof, among the Grantors party thereto, the First-Lien Collateral Agent and the Second-Lien Collateral Agent, as the same may be amended, supplemented, amended and restated, restated, renewed, replaced or extended or modified from time to time.
          “Grantors” means Holdings, the Borrower and each of the Subsidiary Guarantors that have executed and delivered, or may from time to time hereafter execute and deliver, a Security Document.
          “Hedging Agreements” means and includes each Interest Rate Protection Agreement and each Other Hedging Agreement.
          “Hedging Creditor” means (i) each First-Lien Lender or any affiliate thereof (even if the respective First-Lien Lender subsequently ceases to be a First-Lien Lender under the Credit Agreement for any reason) party to a Hedging Agreement with any Grantor and (ii) the respective successors and assigns of each such First-Lien Lender, affiliate or other financial institution referred to in clause (i) above.
          “Hedging Obligations” means with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer of mitigation of interest rate, currency risks or commodity either generally or under specific contingencies.
          “Indebtedness” means and includes all Obligations that constitute “Indebtedness” within the meaning of the Credit Agreement.
          “Insolvency or Liquidation Proceeding” means (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Grantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to a material portion of its respective assets, (c) any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.
          “Interest Rate Protection Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement.
          “Letters of Credit” means “Letters of Credit” under, and as defined in, the Credit Agreement.
          “Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof and any other agreement to give a security interest in such asset; provided that in no event shall an operating lease be deemed to constitute a Lien.
          “Loans” means “Loans” under, and as defined in, the Credit Agreement.
          “Net Cash Proceeds” means “Net Cash Proceeds” under, and as defined in, the Credit Agreement as in effect on the date hereof, with all additional defined terms contained in such definition being incorporated herein.
          “Obligations” means the unpaid principal of and interest on the Loans and all other obligations and liabilities of the Borrower or any other Loan Party (as defined in the Credit Agreement) to the Administrative Agent or any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document (as defined in the Credit Agreement) and the Letters of Credit and whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or any Lender that are required to be paid pursuant hereto or any other Loan Document and including interest accruing after the maturity of the Loans and L/C Disbursements (as defined in the Credit Agreement) and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to a Loan Party (as defined in the Credit Agreement), whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) or otherwise.
          “Other Hedging Agreement” means any foreign exchange contract, currency swap agreement, commodity agreement or other similar arrangement designed to protect against fluctuations in currency values or commodity prices.
          “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
          “Pledged Collateral” means (a) the “Collateral” under, and as defined in Guarantee and Collateral Agreement and (b) any other Collateral in the possession of the First-Lien Collateral Agent (or its agents or bailees), to the extent that possession thereof is taken to perfect a Lien thereon under the Uniform Commercial Code.
          “Prepayment Asset Sales” means “Prepayment Asset Sales” under, and as defined in, the Credit Agreement.
          “Recovery” has the meaning set forth in Section 6.5 hereof.
          “Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other indebtedness, in exchange or replacement for, such indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

          “Required First-Lien Creditors” means (i) at all times prior to the occurrence of the Discharge of First-Lien Credit Agreement Obligations, the Required First-Lien Lenders (or, to the extent required by the Credit Agreement, each of the First-Lien Lenders), and (ii) at all times after the occurrence of the Discharge of First-Lien Credit Agreement Obligations, the holders of at least the majority of the then outstanding Hedging Obligations and Cash Management Obligations (determined by the First-Lien Collateral Agent in such reasonable manner as is reasonably acceptable to it).
          “Required First-Lien Lenders” means the “Required First-Lien Lenders” under, and as defined in, the Credit Agreement.
          “Required Second-Lien Creditors” means the “Required Second-Lien Lenders” under, and as defined in, the Credit Agreement.
          “Second-Lien Collateral” means all of the assets and property of any Grantor, with respect to which a Lien is granted (or purported to be granted) by any Second-Lien Security Document.
          “Second-Lien Collateral Agent” has the meaning set forth in the preamble hereof.
          “Second-Lien Credit Documents” means the Credit Agreement and the Loan Documents (as defined in the Credit Agreement) and each of the other agreements, documents and instruments providing for or evidencing any other Second-Lien Obligation, and any other document or instrument executed or delivered at any time in connection with any Second-Lien Obligation, as the same may be amended, modified or otherwise supplemented from time to time in accordance with the terms hereof and thereof; provided that any such modification does not increase the aggregate principal amount thereof beyond the limit set forth in the Credit Agreement and is otherwise in accordance with the provisions of the Credit Agreement.
          “Second-Lien Creditors” means, at any relevant time, the holders of Second-Lien Obligations at such time, including without limitation the Second-Lien Lenders, the Second-Lien Collateral Agent, the Administrative Agent and the other agents and arrangers of the Second-Lien Facility under (and as defined in) the Credit Agreement.
          “Second-Lien Lenders” means the “Second-Lien Term Loan Lenders” under, and as defined in, the Credit Agreement.
          “Second-Lien Obligations” means all “Second-Lien Obligations” under, and as defined in, the Credit Agreement. “Second-Lien Obligations” shall in any event include: (a) all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding (and the effect of provisions such as Section 502(b)(2) of the Bankruptcy Code), accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant Second-Lien Credit Document only to the extent that the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding, (b) any and all fees and expenses (including attorneys’ and/or financial consultants’ fees and expenses) incurred by the Second-Lien Collateral Agent, the Administrative Agent and the Second-Lien Creditors after the commencement of an Insolvency or Liquidation Proceeding, only to the extent that the claim for fees and expenses is allowed under Section 506(b) of the

Bankruptcy Code or any other provision of the Bankruptcy Code or Bankruptcy Law as a claim in such Insolvency or Liquidation Proceeding and is otherwise reimbursable pursuant to the Second-Lien Credit Documents, and (c) all obligations and liabilities of each Grantor under each Second-Lien Credit Document to which it is a party which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due.
          “Second-Lien Security Documents” means the Security Documents (as defined in the Credit Agreement) and any other agreement, document, mortgage or instrument pursuant to which a Lien is granted (or purported to be granted) securing any Second-Lien Obligations or under which rights or remedies with respect to such Liens are governed, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof and thereof.
          “Security Documents” means, collectively, the First-Lien Security Documents and the Second-Lien Security Documents.
          “Senior Secured Net Leverage Ratio” means the “Senior Secured Net Leverage Ratio” under, and as defined in, the Credit Agreement as in effect on the date hereof, with all additional defined terms contained in such definition being incorporated herein.
          “Subsidiary” means with respect to any Person (herein referred to as the “parent”), any corporation, partnership, limited liability company, association or other business entity of which securities or other ownership interests representing more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned or held by the parent, one or more subsidiaries of the parent or a combination thereof; provided that, in all cases, the term “Subsidiary” shall not include any Investment Vehicle (as defined in the Credit Agreement) even if any such entity would be consolidated with the Borrower under GAAP. Unless otherwise specified, “Subsidiary” shall mean any Subsidiary of the Borrower.
          “Subsidiary Guarantors” means each Subsidiary of Holdings which enters into a guaranty of any First-Lien Obligations or Second-Lien Obligations.
          “Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect in any applicable jurisdiction from time to time.
          1.2 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Exhibits or Sections shall be construed to refer to Exhibits or Sections of this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (f) terms defined in the UCC but not otherwise defined herein shall have the same meanings herein as are assigned thereto in the UCC, (g) reference to any law means such law as amended, modified, codified, replaced or re-enacted, in whole or in part, and in effect on the date hereof, including rules, regulations, enforcement procedures and any interpretations promulgated thereunder, and (h) references to Sections or clauses shall refer to those portions of this Agreement, and any references to a clause shall, unless otherwise identified, refer to the appropriate clause within the same Section in which such reference occurs.
          SECTION 2. Priority of Liens.
          2.1 Lien Subordination; Etc. Notwithstanding the date, manner or order of grant, attachment or perfection of any Liens securing the Second-Lien Obligations granted on the Collateral or of any Liens securing the First-Lien Obligations granted on the Collateral and notwithstanding any provision of the UCC, or any applicable law or the Second-Lien Credit Documents or any other circumstance whatsoever (including any non-perfection of any Lien purporting to secure the First-Lien Obligations and/or Second-Lien Obligations), the Second-Lien Collateral Agent, on behalf of itself and the other Second-Lien Creditors, and each other Second-Lien Creditor (by its acceptance of the benefits of the Second-Lien Credit Documents) hereby agrees that: (a) any Lien on the Collateral securing any First-Lien Obligations now or hereafter held by or on behalf of the First-Lien Collateral Agent or any First-Lien Creditors or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Collateral securing any of the Second-Lien Obligations; and (b) any Lien on the Collateral now or hereafter held by or on behalf of the Second-Lien Collateral Agent, any Second-Lien Creditors or any agent or trustee therefor regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Collateral securing any First-Lien Obligations. All Liens on the Collateral securing any First-Lien Obligations shall be and remain senior in all respects and prior to all Liens on the Collateral securing any Second-Lien Obligations for all purposes, whether or not such Liens securing any First-Lien Obligations are subordinated to any Lien securing any other obligation of Holdings, the Borrower, any other Grantor or any other Person. The parties hereto acknowledge and agree that it is their intent that the First-Lien Obligations (and the security therefor) constitute a separate and distinct class (and separate and distinct claims) from the Second-Lien Obligations (and the security therefor) for the purposes of lien priority and any Insolvency or Liquidation Proceeding.
          2.2 Prohibition on Contesting Liens. Each of the Second-Lien Collateral Agent, for itself and on behalf of each Second-Lien Creditor, and the First-Lien Collateral Agent, for itself and on behalf of each First-Lien Creditor, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), (i) the validity or enforceability of any Security Document, (ii) the validity, perfection, priority or enforceability of the Liens, mortgages, assignments and security interests granted pursuant to the Security Documents with respect to the First-Lien Obligations or (iii) the relative rights and duties of the holders of the First-Lien Obligations and the Second-Lien Obligations granted and/or established in this Agreement or any other Security Document with respect to such Liens, mortgages, assignments, and security interests; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the First-Lien Collateral Agent or any First-Lien Creditor to enforce this Agreement, including the priority of the Liens securing the First-Lien Obligations as provided in Section 3.1 hereof.
          2.3 No New Liens. So long as the Discharge of First-Lien Obligations has not occurred, the parties hereto agree that the effectiveness of any additional Liens, or the taking of any action to perfect any additional Liens, on any asset or property to secure any Second-Lien Obligation shall be deemed not to have occurred until after a Lien on such asset or property to secure the First-Lien Obligations has been granted and all actions to perfect such Liens in favor of the First-Lien Creditors have been taken.
          2.4 Similar Liens and Agreements. The parties hereto agree that it is their intention that the Second-Lien Collateral not be more expansive than the First-Lien Collateral. In furtherance of the foregoing and of Section 8.9 hereof, the Second-Lien Collateral Agent and the other Second-Lien Creditors agree, subject to the other provisions of this Agreement:
          (i) upon request by the First-Lien Collateral Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the Second-Lien Collateral and the steps taken to perfect the Liens thereon and the identity of the respective parties obligated under the Second-Lien Credit Documents; and
          (ii) that the guarantees for the First-Lien Obligations and the Second-Lien Obligations shall be substantially in the same form.
          SECTION 3. Enforcement.
          3.1 Exercise of Remedies. (a) So long as the Discharge of First-Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against Holdings, the Borrower or any other Grantor: (i) the Second-Lien Collateral Agent and the other Second-Lien Creditors will not exercise or seek to exercise any rights or remedies (including setoff) with respect to any Collateral (including, without limitation, the exercise of any right under any lockbox agreement, control account agreement, landlord waiver or bailee’s letter or similar agreement or arrangement, if any, to which the Second-Lien Collateral Agent or any Second-Lien Creditor is a party) or institute or commence, or join with any Person in commencing, any action or proceeding with respect to such rights or remedies (including any action of foreclosure, enforcement, collection or execution and any Insolvency or Liquidation Proceeding), and will not contest, protest or object to any foreclosure proceeding or action brought by the First-Lien Collateral Agent or any other First-Lien Creditor or any other exercise by the First-Lien Collateral Agent or any other First-Lien Creditor, of any rights and remedies relating to the Collateral under the First-Lien Credit Documents or otherwise, or object to the forbearance by the First-Lien Collateral Agent or the other First-Lien Creditors from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Collateral; and (ii) the First-Lien Collateral Agent shall have the exclusive right, and the Required other First-Lien Creditors shall have the exclusive right to instruct the First-Lien Collateral Agent, to enforce rights, exercise remedies (including set-off and the right to credit bid their debt) and make determinations regarding the release, disposition, or restrictions with respect to the Collateral without any consultation with or the consent of the Second-Lien Collateral Agent or any other Second-Lien Creditor, all as though the Liens of the Second-Lien Collateral Agent under the Second-Lien Documents did not exist; provided, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Borrower or any other Grantor, the Second-Lien Collateral Agent may file a claim or statement of interest with respect to the Second-Lien Obligations, (B) the Second-Lien Collateral Agent may take any action (not adverse to the prior Liens on the Collateral securing the First-Lien Obligations, or the rights of the First-Lien Collateral Agent or the other First-Lien Creditors to exercise remedies in respect thereof) in order to preserve or protect its Lien on the Collateral in accordance with the terms of this Agreement and (C) the Second-Lien Creditors shall be entitled to file any necessary responsive or defensive pleading in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Second-Lien Creditors, including any claim secured by the Collateral, if any, in each case in accordance with the terms of this Agreement. In exercising rights and remedies with respect to the Collateral, the First-Lien Collateral Agent and the other First-Lien Creditors may enforce the provisions of the First-Lien Credit Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.
     (b) The Second-Lien Collateral Agent, on behalf of itself and the Second-Lien Creditors, and each other Second-Lien Creditor (by its acceptance of the benefits of the Second-Lien Credit Documents), agrees that it will not take or receive any Collateral or any proceeds of Collateral in connection with the exercise of any right or remedy (including setoff) with respect to any Collateral, unless and until the Discharge of First-Lien Obligations has occurred. Without limiting the generality of the foregoing, unless and until the Discharge of First-Lien Obligations has occurred, the sole right of the Second-Lien Collateral Agent and the other Second-Lien Creditors with respect to the Collateral is to hold a Lien on the Collateral pursuant to the Second-Lien Security Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of the First-Lien Obligations has occurred in accordance with the terms of the Second-Lien Credit Documents and applicable law.
     (c) The Second-Lien Collateral Agent, for itself and on behalf of the Second-Lien Creditors, and each other Second-Lien Creditor (by its acceptance of the benefits of the Second-Lien Credit Documents), (i) agrees that the Second-Lien Collateral Agent and the other Second-Lien Creditors will not take any action that would hinder, delay, limit or prohibit any exercise of remedies with respect to the Collateral under the First-Lien Credit Documents, including any collection, sale, lease, exchange, transfer or other disposition of the Collateral, whether by foreclosure or otherwise, or that would limit, invalidate, avoid or set aside any Lien or Security Document or subordinate the priority of the First-Lien Obligations to the Second-

Lien Obligations or grant the Liens securing the Second-Lien Obligations equal ranking to the Liens securing the First-Lien Obligations and (ii) hereby waives any and all rights it or the Second-Lien Creditors may have as a junior lien creditor or otherwise (whether arising under the UCC or under any other law) to object to the manner in which the First-Lien Collateral Agent or the other First-Lien Creditors seek to enforce or collect on the Liens granted in any of the First-Lien Collateral, regardless of whether any action or failure to act by or on behalf of the First-Lien Collateral Agent or First-Lien Creditors is adverse to the interest of the Second-Lien Creditors.
          (d) The Second-Lien Collateral Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in the Second-Lien Security Documents or any other Second-Lien Credit Document shall be deemed to restrict in any way the rights and remedies of the First-Lien Collateral Agent or the other First-Lien Creditors with respect to the Collateral as set forth in this Agreement and the First-Lien Credit Documents.
          SECTION 4. Payments.
          4.1 Application of Proceeds. So long as the Discharge of First-Lien Obligations has not occurred, any proceeds of any Collateral pursuant to the enforcement of any Security Document or the exercise of any remedial provision thereunder, together with all other proceeds received by any Creditor (including all funds received in respect of post-petition interest or fees and expenses) as a result of any such enforcement or the exercise of any such remedial provision or as a result of any distribution of or in respect of any Collateral (whether or not expressly characterized as such) upon or in any Insolvency or Liquidation Proceeding with respect to any Grantor, or the application of any Collateral (or proceeds thereof) to the payment thereof or any distribution of Collateral (or proceeds thereof) upon the liquidation or dissolution of any Grantor, shall be applied by the First-Lien Collateral Agent to the First-Lien Obligations in such order as specified in the relevant First-Lien Security Document. Upon the Discharge of the First-Lien Obligations, the First-Lien Collateral Agent shall deliver to the Second-Lien Collateral Agent any proceeds of Collateral held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct, to be applied by the Second-Lien Collateral Agent to the Second-Lien Obligations in such order as specified in the Second-Lien Security Documents.
          4.2 Payments Over. Until such time as the Discharge of First-Lien Obligations has occurred, any Collateral or proceeds thereof (together with assets or proceeds subject to Liens referred to in Section 2.3 hereof) (or any distribution in respect of the Collateral, whether or not expressly characterized as such) received by the Second-Lien Collateral Agent or any other Second-Lien Creditors in connection with the exercise of any right or remedy (including set-off) relating to the Collateral or otherwise that is inconsistent with this Agreement shall be segregated and held in trust and forthwith paid over to the First-Lien Collateral Agent for the benefit of the First-Lien Creditors in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The First-Lien Collateral Agent is hereby authorized to make any such endorsements as agent for the Second-Lien Collateral Agent or any such other Second-Lien Creditors. This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms.

          SECTION 5. Other Agreements.
          5.1 Releases. (a) If, in connection with:
               (i) the exercise of the First-Lien Collateral Agent’s remedies in respect of the Collateral provided for in Section 3.1 hereof, including any sale, lease, exchange, transfer or other disposition of any such Collateral (any of the foregoing, a “Remedial Action”);
               (ii) any sale, lease, exchange, transfer, conveyance or other disposition (any of the foregoing, a “Disposition”) of any Collateral permitted under the terms of the First-Lien Credit Documents (whether or not an “event of default” thereunder or under any Second-Lien Credit Document has occurred and is continuing); or
               (iii) any agreement (not contravening the First-Lien Credit Documents) between the First-Lien Collateral Agent and the Borrower or any other Grantor (x) to release the First-Lien Collateral Agent’s Lien on any portion of the Collateral (other than in connection with, or in anticipation of, a Discharge of First-Lien Credit Agreement Obligations or a Discharge of First-Lien Obligations) or (y) to release any Grantor from its obligations under the First-Lien Obligations (other than in connection with, or in anticipation of, a Discharge of First-Lien Credit Agreement Obligations or a Discharge of First-Lien Obligations);
there occurs the release by the First-Lien Collateral Agent, acting on its own or at the direction of the Required First-Lien Creditors, of any of its Liens on any part of the Collateral, or of any Grantor from its obligations under the First-Lien Obligations, then the Liens, if any, of the Second-Lien Collateral Agent, for itself and for the benefit of the Second-Lien Creditors, on such Collateral, and the obligations of such Grantor under the Second-Lien Obligations, shall be automatically, unconditionally and simultaneously released, and the Second-Lien Collateral Agent, for itself or on behalf of any such Second-Lien Creditors, promptly shall execute and deliver to the First-Lien Collateral Agent or such Grantor such termination statements, releases and other documents as the First-Lien Collateral Agent or such Grantor may request to effectively confirm such release; provided however that if an “event of default” then exists under the Credit Agreement and the Discharge of First-Lien Obligations occurs concurrently with any such release, the Second-Lien Collateral Agent (on behalf of the Second-Lien Creditors) shall be entitled to receive the residual cash or cash equivalents (if any) constituting Collateral or proceeds thereof remaining after giving effect to such release and the Discharge of the First-Lien Obligations.
          (b) Until the Discharge of First-Lien Obligations occurs, the Second-Lien Collateral Agent, for itself and on behalf of the Second-Lien Creditors, hereby irrevocably constitutes and appoints the First-Lien Collateral Agent and any officer or agent of the First-Lien Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Second-Lien Collateral Agent or such other Second-Lien Creditor or in the First-Lien Collateral Agent’s own name, from time to time in the First-Lien Collateral Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release.
          (c) If, prior to the Discharge of First-Lien Obligations, a subordination of the First-Lien Collateral Agent’s Lien on any Collateral is permitted (or in good faith believed by the First-Lien Collateral Agent to be permitted) under the Credit Agreement to another Lien permitted under the Credit Agreement (a “Priority Lien”), then the First-Lien Collateral Agent is authorized to execute and deliver a subordination agreement with respect thereto in form and substance satisfactory to it, and the Second-Lien Collateral Agent, for itself and on behalf of the Second-Lien Creditors, shall promptly execute and deliver to the First-Lien Collateral Agent or the relevant Grantor an identical subordination agreement subordinating the Liens of the Second-Lien Collateral Agent for the benefit of the Second-Lien Creditors to such Priority Lien.
          5.2 Insurance. Unless and until the Discharge of First-Lien Obligations has occurred, the First-Lien Collateral Agent (acting at the direction of the Required First-Lien Creditors) shall have the sole and exclusive right, subject to the rights of the Grantors under the First-Lien Credit Documents, to adjust settlement for any insurance policy covering the Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral. Unless and until the Discharge of First-Lien Obligations has occurred, and subject to the rights of the Grantors under the First-Lien Security Documents, all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) in respect to the Collateral shall be paid to the First-Lien Collateral Agent for the benefit of the First-Lien Creditors pursuant to the terms of the First-Lien Credit Documents (including, without limitation, for purposes of cash collateralization of commitments, letters of credit, Hedging Agreements and Cash Management Agreements) and, after the Discharge of First-Lien Obligations has occurred, to the Second-Lien Collateral Agent for the benefit of the Second-Lien Creditors to the extent required under the Second-Lien Security Documents and then, to the extent no Second-Lien Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If the Second-Lien Collateral Agent or any other Second-Lien Creditors shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall pay such proceeds over to the First-Lien Collateral Agent in accordance with the terms of Section 4.2 of this Agreement.
          5.3 Amendments to Second-Lien Security Documents.
          (a) Without the prior written consent of the First-Lien Collateral Agent (acting at the direction of the Required First-Lien Creditors), no Second-Lien Security Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, amendment and restatement, restatement, supplement or modification, or the terms of any new Second-Lien Security Document, would contravene the provisions of this Agreement or any First-Lien Credit Document. Each Second-Lien Security Document shall include the following language (or language to similar effect approved by the First-Lien Collateral Agent):
“Notwithstanding anything herein to the contrary, the lien and security interest granted to the Second-Lien Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Second-Lien Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement, dated as of July 28, 2009 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Intercreditor Agreement”), by and among Deutsche Bank AG New York Branch, as First-Lien Collateral Agent, and Deutsche Bank AG New York Branch, as Second-Lien Collateral Agent and certain other Persons party or that may become party thereto from time to time. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement relating to priority of security interests, lien subordination or application of proceeds of Collateral, the terms of the Intercreditor Agreement shall govern and control.”
In addition, each mortgage (if any) covering any Collateral securing the Second-Lien Obligations shall contain such other language as the First-Lien Collateral Agent may reasonably request to reflect the lien subordination of such mortgage to the First-Lien Security Document covering such Collateral.
          (b) In the event the First-Lien Collateral Agent or the other First-Lien Creditors and the relevant Grantor(s) enter into any amendment, restatement, modification, supplement, waiver or consent in respect of any of the First-Lien Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First-Lien Security Document or changing in any manner the rights of the First-Lien Collateral Agent, the other First-Lien Creditors, the Borrower or any other Grantor thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Comparable Second-Lien Security Document without the consent of the Second-Lien Collateral Agent or the other Second-Lien Creditors and without any action by the Second-Lien Collateral Agent, the Borrower or any other Grantor, provided, that (A) no such amendment, restatement, modification, supplement, waiver or consent shall have the effect of (i) removing assets subject to the Lien of the Second-Lien Security Documents, except to the extent that a release of such Lien is permitted by Section 5.1 of this Agreement, (ii) imposing additional duties on the Second-Lien Collateral Agent without its consent, or (iii) permitting other Liens on the Collateral not permitted under the terms of the Second-Lien Credit Documents or Section 6 hereof and (B) notice of such amendment, waiver or consent shall have been given to the Second-Lien Collateral Agent (although the failure to give any such notice shall in no way affect the effectiveness of any such amendment, waiver or consent).
          5.4 Rights As Unsecured Creditors. The Second-Lien Collateral Agent and the other Second-Lien Creditors may exercise rights and remedies as unsecured creditors against Holdings, the Borrower or any other Grantor that has guaranteed the Second-Lien Obligations in accordance with the terms of the Second-Lien Credit Documents and applicable law. Nothing in this Agreement shall prohibit the receipt by the Second-Lien Collateral Agent or any other Second-Lien Creditors of the required payments of interest and principal on the Second-Lien Obligations so long as such receipt is not the direct or indirect result of the exercise by the Second-Lien Collateral Agent or any other Second-Lien Creditor of rights or remedies as a secured creditor (including set-off) or enforcement in contravention of this Agreement of any Lien held by any of them. In the event the Second-Lien Collateral Agent or any other Second-Lien Creditor becomes a judgment lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment Lien, insofar as such judgment Lien attaches to the Collateral, shall be subordinated to the Liens securing First-Lien Obligations on the same basis as the other Liens securing the Second-Lien Obligations are so subordinated to such First-Lien Obligations under this Agreement. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the First-Lien Collateral Agent or the other First-Lien Creditors may have with respect to the First-Lien Collateral.
          5.5 Bailee for Perfection.
          (a) The First-Lien Collateral Agent agrees to acquire and acknowledges it holds the Pledged Collateral or other Collateral in its possession or control (or in the possession or control of its agents or bailees) on behalf of itself and the Second-Lien Collateral Agent and any assignee solely for the purpose of perfecting the security interest granted under the First-Lien Credit Documents and the Second-Lien Credit Documents, subject to the terms and conditions of this Section 5.5.
          (b) Until the Discharge of First-Lien Obligations has occurred, the First-Lien Collateral Agent shall be entitled to deal with the Pledged Collateral in accordance with the terms of the First-Lien Credit Documents as if the Liens of the Second-Lien Collateral Agent under the Second-Lien Security Documents did not exist. The rights of the Second-Lien Collateral Agent shall at all times be subject to the terms of this Agreement and to the First-Lien Collateral Agent’s rights under the First-Lien Credit Documents.
          (c) The First-Lien Collateral Agent shall have no obligation whatsoever to the First-Lien Creditors and the Second-Lien Collateral Agent or any Second-Lien Creditor to assure that the Pledged Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.5. The duties or responsibilities of the First-Lien Collateral Agent under this Section 5.5 shall be limited solely to holding the Pledged Collateral as bailee in accordance with this Section 5.5.
          (d) The First-Lien Collateral Agent acting pursuant to this Section 5.5 shall not have by reason of the First-Lien Security Documents, the Second-Lien Security Documents, this Agreement or any other document a fiduciary relationship in respect of the First-Lien Creditors, the Second-Lien Collateral Agent or any other Second-Lien Creditor.
          (e) Upon the Discharge of the First-Lien Obligations, the First-Lien Collateral Agent shall deliver the remaining Pledged Collateral (if any) (or proceeds thereof) together with any necessary endorsements, first, to the Second-Lien Collateral Agent, if any Second-Lien Obligations remain outstanding, and second, to the Borrower or the relevant Grantor if no First-Lien Obligations or Second-Lien Obligations remain outstanding (in each case, so as to allow such Person to obtain control of such Pledged Collateral). The First-Lien Collateral Agent further agrees to take all other action reasonably requested by such Person in connection with such Person’s obtaining control of such Pledged Collateral or as a court of competent jurisdiction may otherwise direct.
          5.6 When Discharge of First-Lien Obligations Deemed to Not Have Occurred. If at any time after the Discharge of First-Lien Obligations has occurred, the Borrower within 60 days thereafter enters into any Refinancing of any First-Lien Credit Document evidencing a First-Lien Obligation which Refinancing is permitted hereby, then such Discharge of First-Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement, and the obligations under such Refinancing First-Lien Credit Document shall automatically be treated as First-Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the first-lien collateral agent under such First-Lien Credit Documents shall be the First-Lien Collateral Agent for all purposes of this Agreement. Upon receipt of a notice stating that the Borrower has entered into a new First-Lien Credit Document (which notice shall include the identity of the new agent, such agent, the “New Agent”), the Second-Lien Collateral Agent shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as the Borrower or such New Agent may reasonably request in order to provide to the New Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement.
          5.7 Voting Arrangements. The First-Lien Collateral Agent and the Second-Lien Collateral Agent hereby agree on behalf of the First-Lien Lenders and the Second-Lien Lenders, respectively, that, without the prior written consent of the Required Second-Lien Creditors, they will not agree to any amendment, modification, waiver or variance: (a) to Section 2.13(h) of the Credit Agreement or the definition of “Change of Control” as used in such Section 2.13(h) to the extent used therein; (b) to Sections 2.13(b) and 2.13(g) of the Credit Agreement to the extent such amendment, modification or variance would result in an Offer to Repay Term Loans for a lesser principal amount of Second-Lien Term Loans from the proceeds of Prepayment Asset Sales; (c) making covenants or events of default less burdensome for the Borrower made in contemplation of the Discharge of First-Lien Obligations; (d) to any “Security Document” as defined in the Credit Agreement affecting the rights and benefits of the Second-Lien Lenders (and not the First-Lien Lenders in a like manner); (e) any provision of the Credit Agreement (other than provisions relating to economic terms relating to the First-Lien Facilities, Section 6.07 or any other financial maintenance covenant), in each case disproportionately affecting the interests, rights or obligations of the Second-Lien Lenders (it being understood that an amendment, modification or variance shall not be deemed to disproportionately affect adversely the interests, rights or obligations of the Second-Lien Lenders solely because (i) of the Second-Lien Lenders’ junior priority position or (ii) such amendment, modification or variance may result in a lesser recovery for Second-Lien Lenders due to the second priority status of the Liens securing the Second Lien Obligations); or (f) to increase the amount of “Secured Indebtedness” permitted under Sections 6.01 and 6.02 of the Credit Agreement (and any Refinancing incurred in respect thereof) including, without limitation, $500,000,000 in Second-Lien Facilities, other than as permitted pursuant to Sections 6.01 and 6.02 of the Credit Agreement as in effect on the date hereof; provided that any amendment, modification or variance in any material respect of the Borrower’s obligation to make and consummate a Change of Control Offer in respect of a Change of Control that has occurred or to make and consummate an Offer to Repay Term Loans in respect of Second-Lien Term Loans in respect of a Prepayment Asset Sale that has been consummated after a requirement to make an Offer to Repay Term Loans in respect thereof has arisen will require the consent of each Second-Lien Lender adversely affected thereby.
          SECTION 6. Insolvency or Liquidation Proceedings.

          6.1 Finance and Sale Issues. (a) If the Borrower or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the First-Lien Collateral Agent (acting at the direction of the Required First-Lien Creditors) shall desire to permit the use of Cash Collateral (as defined in Section 363(a) of the Bankruptcy Code) on which the First-Lien Collateral Agent or any other creditor of the Borrower or any other Grantor has a Lien or to permit the Borrower or any other Grantor to obtain financing (including on a priming basis), whether from the First-Lien Creditors or any other third party under Section 362, 363 or 364 of the Bankruptcy Code or any other Bankruptcy Law (each, a “Post-Petition Financing”), then the Second-Lien Collateral Agent, on behalf of itself and the Second-Lien Creditors, and each other Second-Lien Creditor (by its acceptance of the benefits of the Second-Lien Credit Documents), agrees that it will not oppose or raise any objection to or contest (or join with or support any third party opposing, objecting to or contesting), such use of Cash Collateral or Post-Petition Financing and will not request adequate protection or any other relief in connection therewith (except as expressly agreed in writing by the First-Lien Collateral Agent or to the extent permitted by Section 6.3 hereof) and, to the extent the Liens securing the First-Lien Obligations are subordinated to or pari passu with such Post-Petition Financing, its Liens on the Collateral shall be deemed to be subordinated, without any further action on the part of any Person or entity, to the Liens securing such Post-Petition Financing (and all Obligations relating thereto), and the Liens securing the Second-Lien Obligations shall have the same priority with respect to the Collateral relative to the Liens securing the First-Lien Obligations as if such Post-Petition Financing had not occurred; provided that the aggregate principal amount of Post-Petition Financing when added to the aggregate principal amount of First-Lien Obligations (other than Hedging Obligations and Cash Management Obligations) outstanding on the date of filing of any such Insolvency or Liquidation Proceeding shall not exceed the sum of the Cap Amount and $150,000,000.
          (b) The Second-Lien Collateral Agent, on behalf of itself and the other Second-Lien Creditors, and each other Second-Lien Creditor (by its acceptance of the benefits of the Second-Lien Credit Documents), agrees that it will raise no objection to, oppose or contest (or join with or support any third party opposing, objecting to or contesting), a sale or other disposition of any Collateral free and clear of its Liens or other claims under Section 363 of the Bankruptcy Code if the First-Lien Creditors have consented to such sale or disposition of such assets.
          6.2 Relief from the Automatic Stay. Until the Discharge of First-Lien Obligations has occurred, the Second-Lien Collateral Agent, on behalf of itself and the other Second-Lien Creditors, and each other Second-Lien Creditor (by its acceptance of the benefits of the Second-Lien Credit Documents), agrees that none of them shall seek relief, pursuant to Section 362(d) of the Bankruptcy Code or otherwise, from the automatic stay of Section 362(a) of the Bankruptcy Code or from any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral, without the prior written consent of the First-Lien Collateral Agent.
          6.3 Adequate Protection. The Second-Lien Collateral Agent, on behalf of itself and the other Second-Lien Creditors, and each other Second-Lien Creditor (by its acceptance of the benefits of the Second-Lien Credit Documents), agrees that none of them shall (i) oppose, object to or contest (or join with or support any third party opposing, objecting to or contesting) (a) any request by the First-Lien Collateral Agent or the other First-Lien Creditors for

“adequate protection” (within the meaning of the Bankruptcy Code) in any Insolvency or Liquidation Proceeding (or any granting of such request) or (b) any objection by the First-Lien Collateral Agent or the other First-Lien Creditors to any motion, relief, action or proceeding based on the First-Lien Collateral Agent or the other First-Lien Creditors claiming a lack of adequate protection or (ii) seek or accept any form of adequate protection under any of Sections 362, 363 and/or 364 of the Bankruptcy Code, or other relief based upon a lack of adequate protection, with respect to the Collateral. Notwithstanding the immediately preceding sentence, if the First-Lien Creditors are granted adequate protection in the form of a Lien on additional Collateral, the Second-Lien Collateral Agent, for itself and the other Second-Lien Creditors, may seek or accept adequate protection in the form of a replacement Lien on such additional Collateral, which Lien will be subordinated to the Liens securing the First-Lien Obligations (including any replacement Liens granted in respect of the First-Lien Obligations) and any Post-Petition Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Second-Lien Obligations are so subordinated to the First-Lien Obligations under this Agreement.
          6.4 No Waiver; Voting Rights. Nothing contained herein shall prohibit or in any way limit the First-Lien Collateral Agent or any First-Lien Creditor from objecting on any basis in any Insolvency or Liquidation Proceeding or otherwise to any action taken by the Second-Lien Collateral Agent or any other Second-Lien Creditor in respect of the Collateral, including the seeking by the Second-Lien Collateral Agent or any other Second-Lien Creditor of adequate protection or the assertion by the Second-Lien Collateral Agent or any other Second-Lien Creditors of any of its rights and remedies in regard to the Collateral under the Second-Lien Credit Documents or otherwise. In any Insolvency or Liquidation Proceeding, neither the Second-Lien Collateral Agent nor any other Second-Lien Creditor shall (i) oppose, object to, or vote against any plan of reorganization or disclosure statement, or join with or support any third party in doing so, to the extent the terms of such plan or disclosure statement comply with the following clause (ii) and are otherwise consistent with the rights of the First-Lien Creditors under this Agreement or (ii) support or vote for any plan of reorganization or disclosure statement of any Grantor unless (x) such plan provides for the payment in full in cash, to the extent of the Collateral, of all First-Lien Obligations (including all post-petition interest, fees and expenses as provided in Section 6.6 hereof) on the effective date of such plan of reorganization, or (y) such plan provides on account of the First-Lien Obligations for the retention by the First-Lien Collateral Agent, for the benefit of the First-Lien Creditors, of the Liens on the Collateral securing the First-Lien Obligations, and on all proceeds thereof, and such plan also provides that any Liens retained by, or granted to, the Second-Lien Collateral Agent are only on assets or property securing the First-Lien Obligations and shall have the same relative priority with respect to the Collateral or other assets or property, respectively, as provided in this Agreement with respect to the Collateral, and to the extent such plan provides for deferred cash payments, or for the distribution of any other property of any kind or nature, in each case, in respect of Collateral or proceeds thereof, on account of the First-Lien Obligations or the Second-Lien Obligations, such plan provides that any such deferred cash payments or other distributions in respect of the Second-Lien Obligations shall be delivered to the First-Lien Collateral Agent and distributed in accordance with the priorities provided in Section 4.1(a) hereof, it being understood that, in the event that any plan is proposed by any debtor, creditor, or other party in interest in any such Insolvency or Liquidation Proceeding that is inconsistent with or purports to alter the provisions of this Agreement (including the provisions of Section 4.1(a) hereof and the priority of application of the proceeds of Collateral set forth therein), the First-Lien Collateral Agent shall be deemed to have been granted, as of the date hereof, an irrevocable power of attorney to vote the claims of the Second-Lien Creditors against any such plan, with such appointment being coupled with an interest, and the First-Lien Collateral Agent shall be deemed the “holder” of such claims within the meaning of Section 1126(a) of the Bankruptcy Code. Except as provided in this Section 6, the Second-Lien Creditors shall remain entitled to vote their claims in any such Insolvency or Liquidation Proceeding.
          6.5 Preference Issues. If any First-Lien Creditor is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Borrower or any other Grantor any amount received from Collateral (a “Recovery"), then the First-Lien Obligations shall be reinstated to the extent of such Recovery and the First-Lien Creditors shall be entitled to a reinstatement of First-Lien Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement. Any amounts received by the Second-Lien Collateral Agent or any Second-Lien Creditor in respect of Collateral on account of the Second-Lien Obligations after the termination of this Agreement shall, in the event of a reinstatement of this Agreement pursuant to this Section 6.5, be held in trust for and paid over to the First-Lien Collateral Agent for the benefit of the First-Lien Creditors, for application to the reinstated First-Lien Obligations. This Section 6.5 shall survive termination of this Agreement.
          6.6 Post-Petition Interest.
          (a) Neither the Second-Lien Collateral Agent nor any other Second-Lien Creditor shall oppose or seek to challenge any claim by the other First-Lien Collateral Agent or any First-Lien Creditor for allowance in any Insolvency or Liquidation Proceeding of First-Lien Obligations consisting of post-petition interest, fees or expenses.
          (b) Without limiting the foregoing, it is the intention of the parties hereto that (and to the maximum extent permitted by law the parties hereto agree that) the First-Lien Obligations (and the security therefor) constitute a separate and distinct class (and separate and distinct claims) from the Second-Lien Obligations (and the security therefor) for the purposes of lien priority and any Insolvency or Liquidation Proceeding.
          6.7 Waiver. The Second-Lien Collateral Agent, for itself and on behalf of the other Second-Lien Creditors, waives any claim it may hereafter have against any First-Lien Creditor arising out of the election by any First-Lien Creditor of the application to the claims of any First-Lien Creditor of Section 1111(b)(2) of the Bankruptcy Code, and/or out of any Cash Collateral or Post-Petition Financing arrangement or out of any grant of a security interest in connection with the Collateral in any Insolvency or Liquidation Proceeding.
          6.8 Limitations. So long as the Discharge of First-Lien Obligations has not occurred, without the express written consent of the First-Lien Collateral Agent, none of the Second-Lien Creditors shall (or shall join with or support any third party making, opposing, objecting or contesting, as the case may be), in any Insolvency or Liquidation Proceeding involving any Grantor, (i) make an election for application to its claims of Section 1111(b)(2) of the Bankruptcy Code, (ii) oppose, object to or contest the determination of the extent of any Liens held by any of the First-Lien Creditors or the value of any claims of First-Lien Creditors under Section 506(a) of the Bankruptcy Code or (iii) oppose, object to or contest the payment to the First-Lien Creditors of interest, fees or expenses under Section 506(b) of the Bankruptcy Code.
          SECTION 7. Reliance; Waivers; Etc.
          7.1 Reliance. Other than any reliance on the terms of this Agreement, the First-Lien Collateral Agent, on behalf of itself and the First-Lien Creditors under the First-Lien Credit Documents, acknowledges that it and the other First-Lien Creditors have, independently and without reliance on the Second-Lien Collateral Agent or any other Second-Lien Creditors, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into such First-Lien Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under any First-Lien Document or this Agreement. The Second-Lien Collateral Agent, on behalf of itself and the other Second-Lien Creditors, acknowledges that it and the Second-Lien Creditors have, independently and without reliance on the First-Lien Collateral Agent or any First-Lien Creditor, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Second-Lien Credit Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Second-Lien Credit Documents or this Agreement.
          7.2 No Warranties or Liability. The First-Lien Collateral Agent, on behalf of itself and the First-Lien Creditors under the First-Lien Documents, acknowledges and agrees that each of the Second-Lien Collateral Agent and the other Second-Lien Creditors have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Second-Lien Credit Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The Second-Lien Creditors will be entitled to manage and supervise their respective loans and extensions of credit under the Second-Lien Credit Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Second-Lien Collateral Agent, on behalf of itself and the Second-Lien Creditors, acknowledges and agrees that each of the First-Lien Collateral Agent and the First-Lien Creditors have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the First-Lien Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The First-Lien Creditors will be entitled to manage and supervise their respective loans and extensions of credit under their respective First-Lien Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Second-Lien Collateral Agent and the other Second-Lien Creditors shall have no duty to the First-Lien Collateral Agent or any of the other First-Lien Creditors, and the First-Lien Collateral Agent and the other First-Lien Creditors shall have no duty to the Second-Lien Collateral Agent or any of the other Second-Lien Creditors, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with Holdings, the Borrower or any other

Grantor (including under the First-Lien Documents and the Second-Lien Credit Documents), regardless of any knowledge thereof which they may have or be charged with.
          7.3 No Waiver of Lien Priorities.
          (a) No right of the First-Lien Creditors, the First-Lien Collateral Agent or any of them to enforce any provision of this Agreement or any First-Lien Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of Holdings, the Borrower or any other Grantor or by any act or failure to act by any First-Lien Creditor or the First-Lien Collateral Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the First-Lien Documents or any of the Second-Lien Credit Documents, regardless of any knowledge thereof which the First-Lien Collateral Agent or the First-Lien Creditors, or any of them, may have or be otherwise charged with.
          (b) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Borrower and the other Grantors under the First-Lien Documents), the First-Lien Creditors, the First-Lien Collateral Agent and any of them may, at any time and from time to time in accordance with the First-Lien Documents and/or applicable law, without the consent of, or notice to, the Second-Lien Collateral Agent or any other Second-Lien Creditor, without incurring any liabilities to the Second-Lien Collateral Agent or any other Second-Lien Creditor and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Second-Lien Collateral Agent or any Second-Lien Creditors is affected, impaired or extinguished thereby) do any one or more of the following:
          (i) make loans and advances to any Grantor or issue, guaranty or obtain letters of credit for account of any Grantor or otherwise extend credit to any Grantor, in any amount and on any terms, whether pursuant to a commitment or as a discretionary advance and whether or not any default or event of default or failure of condition is then continuing;
          (ii) change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the First-Lien Obligations or any Lien on any First-Lien Collateral or guaranty thereof or any liability of the Borrower or any other Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the First-Lien Obligations, without any restriction as to the amount, tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the First-Lien Collateral Agent or any of the First-Lien Creditors, the First-Lien Obligations or any of the First-Lien Documents;
          (iii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the First-Lien Collateral or any liability of the Borrower or any other Grantor to the First-Lien Creditors or the First-Lien Collateral Agent, or any liability incurred directly or indirectly in respect thereof;

          (iv) settle or compromise any First-Lien Obligation or any other liability of the Borrower or any other Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the First-Lien Obligations) in any manner or order;
          (v) exercise or delay in or refrain from exercising any right or remedy against the Borrower or any other Grantor or any other Person or with respect to any security, elect any remedy and otherwise deal freely with the Borrower, any other Grantor or any First-Lien Collateral and any security and any guarantor or any liability of the Borrower or any other Grantor to the First-Lien Creditors or any liability incurred directly or indirectly in respect thereof; and
          (vi) release or discharge any First-Lien Obligation or any guaranty thereof or any agreement or obligation of any Grantor or any other Person or entity with respect thereto.
          (c) The Second-Lien Collateral Agent, on behalf of itself and the Second-Lien Creditors, and each other Second-Lien Creditor (by its acceptance of the benefits of the Second-Lien Credit Documents), agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Collateral or any other similar rights a junior secured creditor may have under applicable law.
          7.4 Waiver of Liability; Indemnity.
          (a) The Second-Lien Collateral Agent, on behalf of itself and the Second-Lien Creditors, also agrees that the First-Lien Creditors and the First-Lien Collateral Agent shall have no liability to the Second-Lien Collateral Agent or any other Second-Lien Creditors, and the Second-Lien Collateral Agent, on behalf of itself and the Second-Lien Creditors, hereby waives any claim against any First-Lien Creditor or the First-Lien Collateral Agent, arising out of any and all actions which the First-Lien Creditors or the First-Lien Collateral Agent may take or permit or omit to take with respect to: (i) the First-Lien Documents (including, without limitation, any failure to perfect or obtain perfected security interests in the First-Lien Collateral), (ii) the collection of the First-Lien Obligations or (iii) the foreclosure upon, or sale, liquidation or other disposition of, any First-Lien Collateral. The Second-Lien Collateral Agent, on behalf of itself and the Second-Lien Creditors, agrees that the First-Lien Creditors and the First-Lien Collateral Agent have no duty, express or implied, fiduciary or otherwise, to them in respect of the maintenance or preservation of the First-Lien Collateral, the First-Lien Obligations or otherwise. Neither the First-Lien Collateral Agent nor any other First-Lien Creditor nor any of their respective directors, officers, employees or agents will be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so, or will be under any obligation to sell or otherwise dispose of any Collateral upon the request of the or any other Grantor or upon the request of the Second-Lien Collateral Agent, any other holder of Second-Lien Obligations or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. Without limiting the foregoing, each Second-Lien Creditor by accepting the benefits of the Second-Lien Security Documents agrees that neither the First-Lien Collateral Agent nor any other First-Lien Creditor (in directing the Collateral Agent to take any action with respect to the Collateral) shall have any duty or obligation to realize first upon any type of Collateral or to sell, dispose of or otherwise liquidate all or any portion of the Collateral in any manner, including as a result of the application of the principles of marshaling or otherwise, that would maximize the return to any class of Creditors holding Obligations of any type (whether First-Lien Obligations or Second-Lien Obligations), notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by such class of Creditors from such realization, sale, disposition or liquidation.
          (b) With respect to its share of the Obligations, Deutsche Bank AG New York Branch (“DBNY”) shall have and may exercise the same rights and powers hereunder as, and shall be subject to the same obligations and liabilities as and to the extent set forth herein for, any other Creditor, all as if DBNY were not the First-Lien Collateral Agent or the Second-Lien Collateral Agent. The term “Creditors” or any similar term shall, unless the context clearly otherwise indicates, include DBNY in its individual capacity as a Creditor. DBNY and its affiliates may lend money to, and generally engage in any kind of business with, the Grantors or any of their Affiliates as if DBNY were not acting as the First-Lien Collateral Agent or Second- Lien Collateral Agent and without any duty to account therefor to any other Creditor.
          7.5 Obligations Unconditional. All rights, interests, agreements and obligations of the First-Lien Collateral Agent and the other First-Lien Creditors and the Second-Lien Collateral Agent and the other Second-Lien Creditors, respectively, hereunder (including the Lien priorities established hereby) shall remain in full force and effect irrespective of:
          (a) any lack of validity or enforceability of any First-Lien Credit Document or any Second-Lien Document;
          (b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the First-Lien Obligations or Second-Lien Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any First-Lien Document or any Second-Lien Document;
          (c) any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First-Lien Obligations or Second-Lien Obligations or any guarantee thereof;
          (d) the commencement of any Insolvency or Liquidation Proceeding in respect of the Borrower or any other Grantor; or
          (e) any other circumstances which otherwise might constitute a defense (other than the defense of payment in full) available to, or a discharge of, the Borrower or any other Grantor in respect of the First-Lien Obligations, or of the Second-Lien Collateral Agent or any Second-Lien Creditor in respect of this Agreement.
          SECTION 8. Miscellaneous.
          8.1 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of the First-Lien Documents or the Second-Lien Credit Documents relating to priority of security interests, lien subordination or the application of proceeds of Collateral, the provisions of this Agreement shall govern and control.
          8.2 Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement of lien subordination and the First-Lien Creditors may continue, at any time and without notice to the Second-Lien Collateral Agent or any other Second-Lien Creditor, to extend credit and other financial accommodations and lend monies to or for the benefit of the Borrower or any other Grantor constituting First-Lien Obligations in reliance hereon. The Second-Lien Collateral Agent, on behalf of itself and the Second-Lien Creditors, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Without limiting the generality of the foregoing, this Agreement is intended to constitute and shall be deemed to constitute a “subordination agreement” with respect to Collateral within the meaning of Section 510(a) of the Bankruptcy Code and is intended to be and shall be interpreted to be enforceable to the maximum extent permitted pursuant to applicable nonbankruptcy law. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to the Borrower or any other Grantor shall include the Borrower or such Grantor as debtor and debtor-in-possession and any receiver or trustee for the Borrower or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect, (i) with respect to the Second-Lien Collateral Agent, the other Second-Lien Creditors and the Second-Lien Obligations, upon the date of the Discharge of Second-Lien Obligations and (ii) with respect to the First-Lien Collateral Agent, the other First-Lien Creditors and the First-Lien Obligations, the date of the Discharge of First-Lien Obligations, subject to the rights of the First-Lien Creditors under Section 6.5.
          8.3 Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement by the Second-Lien Collateral Agent or the First-Lien Collateral Agent shall be made unless the same shall be in writing signed on behalf of each party hereto; provided that (x) the First-Lien Collateral Agent (at the direction of the Required First-Lien Creditors) may, without the written consent of any other Creditor, agree to modifications of this Agreement for the purpose of securing additional extensions of credit (including pursuant to the Credit Agreement or any Refinancing or extension thereof) and adding new creditors as “First-Lien Creditors” and “Creditors” hereunder, so long as such extensions (and resulting additions) do not otherwise give rise to a violation of the express terms of the Credit Agreement or this Agreement and (y) additional Grantors may execute and deliver acknowledgements of the terms hereof in accordance with the provisions of Section 8.18 of this Agreement. Each waiver of the terms of this Agreement, if any, shall be a waiver only with respect to the specific instance involved and shall not impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, no Grantor shall have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent its rights, interests, liabilities or privileges are directly affected.
          8.4 Information Concerning Financial Condition of Holdings and its Subsidiaries. The First-Lien Collateral Agent and the First-Lien Creditors, on the one hand, and the Second-Lien Collateral Agent and the other Second-Lien Creditors, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of Holdings and its Subsidiaries and all endorsers and/or guarantors of the First-Lien Obligations or the Second-Lien Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the First-Lien Obligations or the Second-Lien Obligations. The First-Lien Collateral Agent and the other First-Lien Creditors shall have no duty to advise the Second-Lien Collateral Agent or any other Second-Lien Creditor of information known to it or them regarding such condition or any such circumstances or otherwise. In the event the First-Lien Collateral Agent or any of the other First-Lien Creditors, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the Second-Lien Collateral Agent or any other Second-Lien Creditor, it or they shall be under no obligation (w) to make, and the First-Lien Collateral Agent and the other First-Lien Creditors shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.
          8.5 Subrogation. Subject to the Discharge of First-Lien Obligations, with respect to the value of any payments or distributions in cash, property or other assets that the Second-Lien Creditors or Second-Lien Collateral Agent pay over to the First-Lien Collateral Agent or any of the other First-Lien Creditors under the terms of this Agreement, the Second-Lien Creditors and the Second-Lien Collateral Agent shall be subrogated to the rights of the First-Lien Collateral Agent and such other First-Lien Creditors; provided that, the Second-Lien Collateral Agent, on behalf of itself and the Second-Lien Creditors, hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of First-Lien Obligations has occurred. Each of Holdings, the Borrower and each other Grantor acknowledges that, the value of any payments or distributions in cash, property or other assets received by the Second-Lien Collateral Agent or the other Second-Lien Creditors and paid over to the First-Lien Collateral Agent or the other First-Lien Creditors pursuant to, and applied in accordance with, this Agreement, shall not relieve or reduce any of the Obligations owed by the Borrower or any other Grantor under the Second-Lien Credit Documents.
          8.6 Application of Payments. All payments constituting proceeds of Collateral received by the First-Lien Collateral Agent or the other First-Lien Creditors may be applied, reversed and reapplied, in whole or in part, to such part of the First-Lien Obligations as the First-Lien Creditors, in their sole discretion, deem appropriate.

          8.7 SUBMISSION TO JURISDICTION; WAIVERS. (a) THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES OF AMERICA SITTING IN THE CITY OF NEW YORK AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.
          (b) THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH EACH MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN SECTION 8.7(a) HEREOF. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
          (c) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE FIRST-LIEN DOCUMENTS AND THE SECOND-LIEN CREDIT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
          8.8 Notices. All notices to the Second-Lien Creditors and the First-Lien Creditors permitted or required under this Agreement may be sent to the Second-Lien Collateral Agent and the First-Lien Collateral Agent, respectively. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service, upon receipt of electronic mail or sent by fax or on the date four Business Days after dispatch by certified or registered mail if mailed, in each case, delivered, sent or mailed (properly addressed) to such party. For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.
          8.9 Further Assurances. Each of the First-Lien Collateral Agent, on behalf of itself and the First-Lien Creditors under the First-Lien Documents, the Second-Lien Collateral Agent, on behalf of itself and the Second-Lien Creditors, Holdings, the Borrower and each Grantor, agrees that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the First-Lien Collateral Agent or the Second-Lien Collateral Agent may reasonably request to effectuate the lien priorities contemplated by this Agreement. Each Second-Lien Creditor, by its acceptance of the benefits of the Second-Lien Credit Documents, agrees to be bound by the agreements herein made by it and the Second-Lien Collateral Agent, on its behalf.
          8.10 APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICTS OF LAW PRINCIPLES.
          8.11 Binding on Successors and Assigns. This Agreement shall be binding upon First-Lien Collateral Agent, the other First-Lien Creditors, the Second-Lien Collateral Agent, the other Second-Lien Creditors and their respective successors and assigns.
          8.12 Specific Performance. Each of the First-Lien Collateral Agent and the Second-Lien Collateral Agent may demand specific performance of this Agreement. Each of the First-Lien Collateral Agent, on behalf of itself and the First-Lien Creditors under the First-Lien Documents, and the Second-Lien Collateral Agent, on behalf of itself and the Second-Lien Creditors, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the First-Lien Collateral Agent or the Second-Lien Collateral Agent, as the case may be.
          8.13 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.
          8.14 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy or by electronic mail (by .pdf or .tif file) shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.
          8.15 Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. Each Second-Lien Creditor, by its acceptance of the benefits of the Second-Lien Credit Documents, agrees to be bound by the agreements made herein.
          8.16 No Third Party Beneficiaries; Effect of Agreement. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of each of the First-Lien Creditors and the Second-Lien Creditors. No other Person shall have or be entitled to assert rights or benefits hereunder. Nothing in this Agreement shall impair, as between each of the Grantors and the First-Lien Collateral Agent and the First-Lien Creditors, on the one hand, and each of the Grantors and the Second-Lien Collateral and the Second-Lien Creditors, on the other hand, the obligations of each Grantor to pay principal, interest, fees and other amounts as provided in the First-Lien Documents and the Second-Lien Credit Documents, respectively.
          8.17 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First-Lien Creditors on the one hand and the Second-Lien Creditors on the other hand. None of the Borrower, any other Grantor or any other creditor thereof shall have any rights hereunder. Nothing in this Agreement is intended to or shall impair the obligations of the Borrower or any other Grantor, which are absolute and unconditional, to pay the First-Lien Obligations and the Second-Lien Obligations as and when the same shall become due and payable in accordance with their terms. This Agreement is one of lien subordination only; and not of payment subordination.
          8.18 Grantors; Additional Grantors. Each Grantor executing an acknowledgement to this Agreement hereby covenants and agrees to cause each Subsidiary of Holdings which becomes a Subsidiary Guarantor after the date hereof to contemporaneously execute and deliver to the First-Lien Collateral Agent an acknowledgement of the provisions of Sections 2.1, 2.3, 2.4, 5.3(a), 8.5, 8.9, 8.17 and this Section 8.18, in form and substance reasonably satisfactory to the First-Lien Collateral Agent. The parties hereto further agree that, notwithstanding any failure to take the actions required by the immediately preceding sentence, each Person which becomes a Subsidiary Guarantor at any time (and any security granted by any such Person) shall be subject to the provisions of Sections 2.1, 2.3, 2.4, 5.3(a), 8.5, 8.9, 8.17 and this Section 8.18, as fully as if the same had complied with the requirements of the immediately preceding sentence.

          IN WITNESS WHEREOF, the parties hereto have executed this Intercreditor Agreement as of the date first written above.

First-Lien Collateral Agent

Notice Address:	DEUTSCHE BANK AG NEW YORK
BRANCH,
60 Wall Street New York, NY 10005	in its capacity as First-Lien Collateral Agent
Telephone: (212) 250-6133	By:
Telecopier: (212) 797-5690	Name:
Attention: Paul O’Leary	Title:

By:

Name:
Title:
Second-Lien Collateral Agent

Notice Address:	DEUTSCHE BANK AG NEW YORK BRANCH,
60 Wall Street	in its capacity as Second-Lien Collateral
New York, NY 10005	Agent
Telephone: (212) 250-6133
Telecopier: (212) 797-5690	By:

Attention: Paul O’Leary	Name:
Title:

By:

Name:
Title:

Solely for the purposes of acknowledging the agreements of the Agents set forth in Sections 2.1, 2.3, 2.4, 5.3(a), 8.5, 8.9, 8.17 and 8.18 of this Agreement:

WINDY CITY INVESTMENTS, INC.

Notice Address:	By:
Name:
333 W. Wacker Drive		Title:
Chicago, IL 60606
Attention: General Counsel & Principal Financial Officer
Telephone: (312) 917-7700
Telecopier: (312) 917-7952
Electronic Mail:
John.MacCarthy@nuveen.com,
Glenn.Richter@nuveen.com
NUVEEN INVESTMENTS, INC. f/k/a WINDY CITY ACQUISITION CORP.

Notice Address:
333 W. Wacker Drive
Chicago, IL 60606
Attention: General Counsel & Principal
Financial Officer
Telephone: (312) 917-7700
Telecopier: (312) 917-7952
Electronic Mail:
John.MacCarthy@nuveen.com,
Glenn.Richter@nuveen.com
	By:	Name: Title: